SECOND AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                  By and Among

                          AETNA LIFE INSURANCE COMPANY

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY


                                       and


                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK



                           --------------------------

                            Dated as of May 21, 1998
                           --------------------------

                                TABLE OF CONTENTS

ARTICLE I
  DEFINITIONS..................................................................2
  Section 1.01. Definitions....................................................2

ARTICLE II
  TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES............................19
  Section 2.01. Consideration.................................................19
  Section 2.02. Acquisition of Transferred Assets and Assumption
                of Assumed Liabilities........................................19
  Section 2.03. Place and Date of Closing; Balance Sheets; Cash Transfers
                at Closing....................................................20
  Section 2.04. Post-Closing Adjustments......................................22
  Section 2.05. Closing Items.................................................22

ARTICLE III
  REPRESENTATIONS AND WARRANTIES OF SELLERS...................................23
  Section 3.01. Organization, Standing and Authority of Seller................23
  Section 3.02. Authorization.................................................24
  Section 3.03. Actions and Proceedings.......................................24
  Section 3.04. No Conflict or Violation......................................24
  Section 3.05. Consents and Approvals........................................25
  Section 3.06. Computer Software and Intellectual Property...................25
  Section 3.07. Brokerage and Financial Advisers..............................26
  Section 3.08. Compliance with Laws..........................................26
  Section 3.09. Licenses and Franchises.......................................26
  Section 3.10. Policies......................................................26
  Section 3.11. Regulatory Filings............................................27
  Section 3.12. Producers and Employees.......................................27
  Section 3.13. Reinsurance...................................................28
  Section 3.14. Conduct of Business...........................................28
  Section 3.15. Sellers' Separate Accounts and Underlying Funds...............28
  Section 3.16. Contracts.....................................................29
  Section 3.17. Transferred Contracts.........................................29
  Section 3.18. Transferred Assets............................................29
  Section 3.19. GAAP Financial Statements.....................................30
  Section 3.20. Statutory Statements..........................................30
  Section 3.21. Other Statements.  ...........................................30
  Section 3.22. Tax Matters...................................................31
  Section 3.23. Risk Based Capital............................................32
  Section 3.24. Year 2000 Matters. ...........................................32

ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF PURCHASER AND LLANY.......................32
  Section 4.01. Organization, Standing and Authority..........................32

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  Section 4.02. Authorization.................................................33
  Section 4.03. Actions and Proceedings.......................................33
  Section 4.04. No Conflict or Violation......................................34
  Section 4.05. Consents and Approvals........................................34
  Section 4.06. Brokerage and Financial Advisers..............................34
  Section 4.07. Compliance with Laws..........................................35
  Section 4.08. Licenses and Franchises.......................................35
  Section 4.09. Financial Statements..........................................35
  Section 4.10. Absence of Certain Changes....................................36
  Section 4.11. Risk Based Capital............................................36
  Section 4.12. Sufficient Funds..............................................36
  Section 4.13. Resources.....................................................36
  Section 4.14. Year 2000 Matters.............................................36

ARTICLE V
  COVENANTS...................................................................37
  Section 5.01. Conduct of Business...........................................37
  Section 5.02. Investigations; Pre-Closing Access............................39
  Section 5.03. Post-Closing Access...........................................40
  Section 5.04. HSR Act Filings...............................................41
  Section 5.05. Consents and Reasonable Efforts...............................41
  Section 5.06. Representations and Warranties................................43
  Section 5.07. Updating Schedules............................................43
  Section 5.08. Further Assurances............................................44
  Section 5.09. Expenses......................................................44
  Section 5.10. Coinsurance Agreements........................................45
  Section 5.11. Administrative Services Agreements............................45
  Section 5.12. Bill of Sale..................................................45
  Section 5.13. Transition Services Agreement.................................45
  Section 5.14. Certain Agreements............................................45
  Section 5.15. DAC Tax.......................................................46
  Section 5.16. Bank Accounts and Lockboxes...................................46
  Section 5.17. Intentionally Deleted.........................................46
  Section 5.18. Confidentiality...............................................46
  Section 5.19. Employment Obligations........................................48
  Section 5.20. Provision of Transitional Services............................53
  Section 5.21. Separate Account Reserves Modified Coinsurance................55
  Section 5.22. Use of Sellers' Names, Logos or Service Marks.................55
  Section 5.23. Communications with Policyholders.............................55
  Section 5.24. Non-Solicitation of Business..................................56
  Section 5.25. Intentionally Deleted.........................................56
  Section 5.26. Purchaser Year 2000 Matters...................................57
  Section 5.27. IT Services/Sellers Year 2000 Matters.........................57
  Section 5.28. Certain Product Tax Matters...................................63
  Section 5.29. Sellers' Non-Compete..........................................64
  Section 5.30. Sponsored Business............................................66
  Section 5.31. Distribution Arrangements.....................................67

  Section 5.32.   Reinsurance Treaties........................................67
  Section 5.33.   Post-Closing Policies.......................................67
  Section 5.34.   Resources...................................................68

ARTICLE VI
  CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER TO CLOSE................69
  Section 6.01.   Representations, Warranties and Covenants...................69
  Section 6.02.   Other Agreements............................................69
  Section 6.03.   Governmental and Regulatory Consents and Approvals..........69
  Section 6.04.   Possession of Assets; Instruments of Conveyance.............70
  Section 6.05.   Injunction..................................................70
  Section 6.06.   Other Documents.............................................70

ARTICLE VII
  CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS TO CLOSE..................70
  Section 7.01.   Representations, Warranties and Covenants...................70
  Section 7.02.   Other Agreements............................................71
  Section 7.03.   Governmental and Regulatory Consents and Approvals..........71
  Section 7.04.   Injunction..................................................71
  Section 7.05.   Certain Changes.............................................71
  Section 7.06.   Other Documents.............................................71

ARTICLE VIII
  SURVIVAL....................................................................72
  Section 8.01.   Survival of Representations, Warranties,
                  Covenants and Certain Indemnities...........................72

ARTICLE IX
  INDEMNIFICATION AND OTHER RIGHTS............................................72
  Section 9.01.   Obligation to Indemnify.....................................73
  Section 9.02.   Claims Notice...............................................74
  Section 9.03.   Procedures for Direct Claims................................76
  Section 9.04.   Indemnification Payments....................................76
  Section 9.05.   Limitations on Indemnification Obligations..................76
  Section 9.06.   Exclusivity.................................................79
  Section 9.07.   Security Trust Account and Recapture Rights.................79

ARTICLE X
  TERMINATION PRIOR TO CLOSING................................................87
  Section 10.01.  Termination of Agreement....................................87
  Section 10.02.  Survival....................................................88

ARTICLE XI
  MISCELLANEOUS...............................................................88
  Section 11.01.  Publicity...................................................88
  Section 11.02.  Confidentiality.............................................88
  Section 11.03.  Notices.....................................................89

  Section 11.04.  Entire Agreement............................................90
  Section 11.05.  Waivers and Amendments; Non-Contractual Remedies;
                  Preservation of Remedies....................................90
  Section 11.06.  Governing Law...............................................91
  Section 11.07.  Venue and Jurisdiction......................................91
  Section 11.08.  Binding Effect; Assignment..................................91
  Section 11.09.  Interpretation..............................................91
  Section 11.10.  No Third Party Beneficiaries................................91
  Section 11.11.  Counterparts................................................92
  Section 11.12.  Headings....................................................92
  Section 11.13.  Dollar References...........................................92
  Section 11.14.  Performance Following Closing...............................92
  Section 11.15.  No Prejudice................................................92

                               INDEX OF SCHEDULES



Schedule 1.01(A)  Other Assets
Schedule 1.01(B)  Policy Forms
Schedule 1.01(C)  Sellers' Separate Accounts
Schedule 1.01(D)  Separate Account Assets
Schedule 3.03     Actions and Proceedings
Schedule 3.04     No Conflict or Violation
Schedule 3.05     Sellers' Consents and Approvals
Schedule 3.06(A)  Owned Software/Licensed Software
Schedule 3.06(B)  Sellers' Logos, Trademarks, Service Marks and Copyrights
Schedule 3.08     Sellers' Compliance with Laws
Schedule 3.09     Sellers' Licenses and Franchises
Schedule 3.10     Policies
Schedule 3.11     Regulatory Filings
Schedule 3.12(B)  Certain Agreements with Producers
Schedule 3.13     Reinsurance
Schedule 3.14     Conduct of Business
Schedule 3.16     Contracts
Schedule 3.17     Transferred Contracts
Schedule 3.18     Transferred Assets
Schedule 3.21     Other Statements
Schedule 4.03     Actions and Proceedings
Schedule 4.05     Purchaser's Consents and Approvals
Schedule 4.07     Purchaser's Compliance with Laws
Schedule 4.08     Purchaser's Licenses and Franchises
Schedule 5.01(A)  Certain Exceptions
Schedule 5.14     Certain Agreements
Schedule 5.19(A)  Certain Employee Matters
Schedule 5.19(D)  Hiring Conditions
Schedule 5.19(E)  Severance Costs
Schedule 5.19(F)  Vacation Policy
Schedule 5.27(B)  IT Services
Schedule 5.32     Certain Third Party Reinsurance Agreements

                              INDEX OF EXHIBITS



Exhibit A         Administrative Services Agreement
Exhibit B         ALIAC Coinsurance Agreement
Exhibit C         ALIAC (NY) Coinsurance Agreement
Exhibit D         ALIC Coinsurance Agreement
Exhibit E         ALIC (NY) Coinsurance Agreement
Exhibit F         Bill of Sale and Assumption Agreement
Exhibit G         Closing Balance Sheet
Exhibit H         Closing Date Liabilities Methodology
Exhibit I         NY Administrative Services Agreement
Exhibit J         Recapture Fee Formula
Exhibit K         Calculation of Security Trust Required Balance
Exhibit L         Security Trust Agreement
Exhibit M         Calculation of Separate Account Revenues
Exhibit N         Transition Services Agreement
Exhibit O         Pro Forma Statements
Exhibit P         Modified Coinsurance Agreement
Exhibit Q         NY Modified Coinsurance Agreement

                           SECOND AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT


         This SECOND AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of May 21, 1998, is entered into by and among Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut ("ALIC"), Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut ("ALIAC") (ALIC and ALIAC are sometimes collectively referred to herein as "Sellers"), The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of the State of Indiana ("Purchaser"), and Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York and a wholly owned subsidiary of Purchaser ("LLANY").

                                    RECITALS:

         WHEREAS, Sellers are engaged in, among other things, the marketing, issuance and administration of certain sponsored life, individual life insurance and corporate owned life insurance policies;

         WHEREAS, subject to the terms, conditions and limitations set forth in this Agreement, Sellers desire to cede to Purchaser and LLANY and Purchaser and LLANY desire to reinsure on a 100% indemnity basis certain liabilities of Sellers arising under the Sellers' sponsored life, individual life insurance and corporate owned life insurance policies, as defined herein, pursuant to the provisions of the Coinsurance Agreements (as defined herein);

         WHEREAS, subject to the terms, conditions and limitations contained in this Agreement, the parties desire to provide for the administration of Sellers' sponsored life, individual life insurance and corporate owned life insurance policies pursuant to the provisions of the Administrative Services Agreement and NY Administrative Services Agreement (as defined herein);

         WHEREAS, Sellers, Purchaser and LLANY entered into that certain Asset Purchase Agreement dated as of May 21, 1998 (the "Original Agreement"); and

         WHEREAS, subsequent to executing the Original Agreement, Sellers, Purchaser and LLANY entered into that certain Amended and Restated Asset Purchase Agreement dated as of May 21, 1998 (the "Second Agreement"); and


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

         WHEREAS, the parties wish to amend and restate the Second Agreement in its entirety to clarify and/or revise certain provisions of the Second Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in reliance upon the representations, warranties, conditions and covenants contained herein, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

         "Administrative Services Agreement" means the Administrative Services Agreement among Sellers and Purchaser in the form of Exhibit A hereto.

         "Administrative Services Agreements" means, collectively, the Administrative Services Agreement and the NY Administrative Services Agreement.

         "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. "Control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, the holding of policyholders' proxies by contract other than a commercial contract for goods or non-management services, or otherwise, unless the power is the result of an official position with or corporate office held by the Person. Except as provided otherwise in this Agreement, control is presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing 25% or more of the voting securities of any other Person, or holds or controls sufficient policyholders' proxies, or is entitled by contract or otherwise, to nominate, appoint or elect the majority of the board of directors or comparable governing body of any other Person.

         "ALIAC" means Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "ALIAC Coinsurance Agreement" means the Coinsurance Agreement between ALIAC and Purchaser in the form of Exhibit B hereto.


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

         "ALIAC GAAP Statements" shall have the meaning set forth in Section
3.19 hereof.

         "ALIAC (NY) Coinsurance Agreement" means the Coinsurance Agreement between ALIAC and LLANY in the form of Exhibit C hereto, which Exhibit C will be substantially in the form of the ALIAC Coinsurance Agreement (except for such changes as may be required under New York law), and will be mutually agreed to by the parties and attached hereto within 14 days of the Contract Date.

         "ALIC" means Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "ALIC Coinsurance Agreement" means the Coinsurance Agreement between ALIC and Purchaser in the form of Exhibit D hereto.

         "ALIC (NY) Coinsurance Agreement" means the Coinsurance Agreement between ALIC and LLANY in the form of Exhibit E hereto which Exhibit E will be substantially in the form of the ALIC Coinsurance Agreement (except for such changes as may be required under New York law), and will be mutually agreed to by the parties and attached hereto within 14 days of the Contract Date.

         "Allocated Employees" means employees who spend a substantial portion (i.e., more than 15%) of their time performing services for Sellers or any of their Affiliates in each case with respect to the Business, and other than (i) Dedicated Employees and (ii) lawyers who are not in the Aetna Retirement Services reporting segment.

         "Ancillary Agreements" mean collectively (a) the Coinsurance Agreements, (b) the Administrative Services Agreements, (c) the Bill of Sale and Assumption Agreement, (d) the Security Trust Agreement(s), and (e) the Transition Services Agreement.

         "Annual Statement" means the convention form statutory annual statement of ALIC or ALIAC, as the case may be, together with all required schedules and supplements thereto, as filed with the Insurance Department of the State of Connecticut.

         "Antitrust Division" means the Antitrust Division of the United States Department of Justice.

         "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

         "Assumed Employment Liabilities" means any liabilities arising out of the employment of the Transition Employees that are assumed by Purchaser pursuant to Section 5.19 hereof.

         "Assumed Liabilities" means: (a) all Liabilities; (b) all Purchaser Extra Contractual Obligations; (c) all Assumed Employment Liabilities; and (d) all other liabilities, obligations or indemnities expressly assumed by Purchaser or LLANY under the terms of this Agreement or any Ancillary Agreement.

         "Bill of Sale and Assumption Agreement" means the Bill of Sale and Assumption Agreement in the form of Exhibit F hereto.

         "Blackout Period" shall have the meaning set forth in Section 5.29(a)(i) hereof.

         "Books and Records" means the originals or copies of all customer lists, policy information, policy forms and rating plans, disclosure and other documents and filings, including statutory filings, required under all Applicable Laws, administrative records, reinsurance records, claim records, sales records, underwriting records, financial records, Tax records and compliance records in the possession or control of Sellers and relating principally to the operation of the Business, including, without limitation, any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process, but excluding: (a) Sellers' original certificates of incorporation, bylaws, corporate seals, licenses to do business, minute books and other corporate records relating to corporate organization or capitalization; (b) original Tax and corporate accounting records relating to the Business; (c) any original books and records relating to the Retained Liabilities; (d) any records that are subject to the attorney-client privilege; and (e) the Retained Contracts and any records relating thereto.

         "Business" means marketing, issuing and administering the Policies in the United States and the other business activities reasonably related thereto, in each case as currently conducted by ALIC or ALIAC, as the case may be, or, where so specified herein, as to be conducted by Purchaser or LLANY following the Closing Date.

         "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of Connecticut are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

         "Ceding Commissions" means the ceding commissions allowed to Sellers under the terms of the Coinsurance Agreements, which shall consist of a total of $778,491,000 for the ALIAC Coinsurance Agreement and the ALIAC (NY) Coinsurance Agreement (such amount to be allocated between such agreements prior to their execution), a total of $89,034,000 for the Modified Coinsurance Agreement and NY Modified Coinsurance Agreement (such amount to be allocated between such agreements prior to their execution), and a total of $33,500,000 for the ALIC Coinsurance Agreement and the ALIC (NY) Coinsurance Agreement (such amount to be allocated between such agreements prior to their execution).

         "Claims Notice" shall have the meaning set forth in Section 9.02 hereof.

         "Closing" means the closing of the transactions contemplated by this Agreement.

         "Closing Balance Sheet" means the pro forma balance sheet of the Business as of the last day of the second month preceding the month in which the Closing shall occur, which shall be prepared and delivered by Sellers to Purchaser not later than the fifth day prior to the Closing Date in the format set forth in Exhibit G hereto.

         "Closing Date" means the Effective Date; provided, however, that if such date is not a Business Day, the Closing Date shall be the immediately succeeding Business Day, and provided further, that the Closing may occur on such other date as the parties may agree to in writing.

         "Closing Date Liabilities" means, as of any date, the General Account Reserves and other statutory liabilities relating to the Business, which shall be (a) estimated and reflected in the Closing Balance Sheet as of the last day of the second month preceding the month in which the Closing shall occur; and
(b) subsequently adjusted and reflected in the Revised Closing Balance Sheet and Final Closing Balance Sheet as of 11:59 p.m. Eastern Time on the last day of the month immediately preceding the month in which the Closing Date falls. The Closing Date Liabilities shall be determined and reported in accordance with the methodology described on Exhibit H hereto.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Coinsurance Agreements" mean collectively the ALIC Coinsurance Agreement, ALIC (NY) Coinsurance Agreement, ALIAC Coinsurance Agreement, ALIAC
(NY) Coinsurance Agreement, Modified Coinsurance Agreement and NY Modified Coinsurance Agreement.

         "Commission" means the United States Securities and Exchange
Commission.

         "Commissions" mean all commissions, expense allowances, benefit credits and other fees and compensation payable to Producers.

         "Complete" shall have the meaning set forth in Section 5.27(c) hereof.

         "Connecticut SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Connecticut.

         "Confidential Information" shall have the meaning set forth in Section 5.18(b) hereof.

         "Confidentiality Agreement" means the confidentiality agreement dated February 4, 1998 by and among Sellers and Purchaser.

         "Contract Date" means May 21, 1998.

         "Critical Shared Systems" mean the following applications identified on Schedule 3.06(A): CSW, PAIS, ARS Valuation, Life VRU, Prospectuses and Semi-Annual Mailing.

         "Dedicated Employees" shall have the meaning set forth in Section 3.12 hereof.

         "Direct Systems" mean those systems which, as of the Closing, Sellers are executing in a production or test environment (as opposed to a development environment) and which support the Business exclusively. The inventory of Direct Systems is identified on Schedule 3.06(A).

         "Distribution Agreements" mean the agreements between either or both Sellers, on the one hand, and Producers, on the other hand, with respect to the Policies in effect as of April 13, 1998.

         "Effective Date" means 12:01 a.m. Eastern Time on: (a) the first day of the month immediately following the month in which the last of the conditions to Closing set forth in this Agreement is satisfied or waived in writing, if the last of such conditions was so satisfied or waived on or prior to the 15th day of such prior month; or (b) the first day of the second month immediately following the month in which the last of such conditions is so satisfied or waived, if the last of such conditions was so satisfied or waived after the 15th day of such prior month; provided, however, that the parties may agree that the last of such conditions shall be deemed, for purposes of determining the Effective Date, to have been so satisfied or waived as of any given date.

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

         "Effective Date of Employment" shall have the meaning set forth in
Section 5.19(a) hereof.

         "Effective Date of Offer" shall have the meaning set forth in Section 5.20(c) hereof.

         "Election Notice" means the written notice given by either Seller to Purchaser with respect to such Seller's election of recapture or Security Trust remedies pursuant to Section 9.07 hereof or Articles IX of the Coinsurance Agreements.

         "Employee List" shall have the meaning set forth in Section 5.19(a) hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all final and temporary regulations and interpretive Bulletins and other rulings of general applicability thereunder.

         "Event of Default" means any event described in Section 9.07(a) hereof or Articles IX of the Coinsurance Agreements which gives rise to Recapture Rights or other remedy.

         "Extra Contractual Obligations" means all liabilities or obligations arising under the Policies and Post-Closing Policies, exclusive of liabilities or obligations arising under the express terms and conditions of the Policies and Post-Closing Policies and the other Liabilities, but including, without limitation, any liability for fines, penalties, forfeitures, punitive, special, exemplary or other form of extra-contractual damages, which liabilities or obligations arise from any act, error or omission, whether or not intentional, negligent, in bad faith or otherwise relating to: (a) the marketing, sale, underwriting, production, issuance, cancellation or administration of the Policies or Post-Closing Policies; (b) the investigation, defense, trial, settlement or handling of claims, benefits, dividends or payments under the Policies or Post-Closing Policies; or (c) the failure to pay, the delay in payment, or errors in calculating or administering the payment of benefits, dividends, claims or any other amounts due or alleged to be due under or in connection with the Policies or Post-Closing Policies.

         "Final and Binding" shall have the meaning set forth in Section 2.03(d) hereof.

         "Final Closing Balance Sheet" means the final pro forma balance sheet of the Business as of the Closing Date prepared and delivered in accordance with
Section 2.03(d) hereof.

         "FTC" means the Federal Trade Commission.


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

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "General Account Reserves" means the general account reserves of Sellers before reduction for accrued for expense allowances recognized in Separate Account Reserves (without regard to the transactions contemplated by the Coinsurance Agreements) with respect to the Policies or Post-Closing Policies, as applicable, determined in accordance with Connecticut SAP.

         "Governmental Authority" means any court, administrative or regulatory agency or commission, or other federal, state or local governmental authority or instrumentality, or the National Association of Securities Dealers or national securities exchanges having jurisdiction over any party hereto.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "Indemnified Party" shall have the meaning set forth in Section 9.02 hereof.

         "Indemnifying Party" shall have the meaning set forth in Section 9.02 hereof.

         "Indiana SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Indiana.

         "Internally Managed Funds" mean the funds supporting the Sellers' Separate Accounts that are managed by an Affiliate of Sellers.

         "IRS" means the United States Internal Revenue Service.

         "IT Services" mean the information technology, computing, distributed computing and telecommunications services (which includes services for Y2K Obligations, Shared Systems Y2K Obligations and other services for Direct Systems and Shared Systems) to be provided by Sellers to Purchaser and LLANY after the Closing.

         "IT Transition Plan" shall have the meaning set forth in Section 5.27(b)(ii) hereof.

         "Knowledge of Purchaser" means the actual knowledge, after reasonable investigation, of those persons previously identified in a writing specifically referring to this definition in the Agreement.

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

         "Knowledge of Sellers" means the actual knowledge, after reasonable investigation, of those persons previously identified in a writing specifically referring to this definition in the Agreement.

         "Liabilities" means all gross liabilities and obligations arising out of or relating to the Policies and Post-Closing Policies, other than the Retained Liabilities and Extra Contractual Obligations. The Liabilities shall include, without limitation: (a) the General Account Reserves; (b) all liabilities for incurred but not reported claims, benefits, interest on death claims or other payments arising under or relating to the Policies and Post-Closing Policies, whether or not (i) included within the General Account Reserves, or (ii) incurred before or after the Effective Date; (c) all liabilities arising out of any changes to the terms and conditions of the Policies and Post-Closing Policies mandated by Applicable Law whether or not incurred before or after the Effective Date; (d) premium taxes due in respect of Premiums paid on or after the Effective Date (without giving effect to any credits due to Sellers for any guaranty fund assessments paid by Sellers prior to Closing), and all other Tax liabilities arising out of or relating to the Business or Post-Closing Policies for periods commencing on or after the Effective Date (except for income Taxes imposed on Sellers under Subtitle A of the Code); (e) assessments and similar charges in connection with participation by Sellers, Purchaser or LLANY, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of direct Premiums paid on or after the Effective Date; (f) Commissions payable with respect to the Policies and Post-Closing Policies to or for the benefit of the Producers who marketed or produced the Policies, in any case payable on or after the Effective Date; (g) any liability arising under the Transferred Contracts; (h) premiums, payments, fees or other consideration or amounts due on or after the Effective Date under any Third-Party Reinsurance Agreements which are included with the Transferred Contracts; (i) all liabilities for amounts payable on or after the Effective Date for returns or refunds of Premiums; (j) dividends payable on or after the Effective Date on Par Policies (whether or not such dividends are declared before or after the Effective Date); (k) all liabilities which relate to (i) amounts transferred from the Sellers' Separate Accounts to one of the Sellers' general accounts pending distribution to owners of the Variable Policies, and (ii) amounts held in a general account of one of the Sellers pending transfer to the Sellers' Separate Accounts, and (iii) any insurance liabilities or obligations arising under the Variable Policies (including any Variable Policies included within the Post-Closing Policies) that are not payable out of the assets of the relevant Seller's Separate Account; and (l) all unclaimed property liabilities arising under or relating to the Policies and Post-Closing Policies.

         "LBMs" means the life brokerage managers and associates employed by Sellers in connection with the Policies as of April 13, 1998.

         "LIBOR" means a rate per annum equal to the three month London Interbank Offered Rate as published in The Wall Street Journal, Eastern Edition, in effect on the Closing Date.

         "Licensed Software" shall have the meaning set forth in Section 3.06(a) hereof.

         "LLANY" means Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York.

         "LLANY GAAP Statements" shall have the meaning set forth in Section
4.09 hereof.

         "Look-back Employee" shall have the meaning set forth in Section 5.19(a) hereof.

         "Loss" and "Losses" shall have the meanings set forth in Section 9.01(a) hereof.

         "Market Value" means the market value of the assets held in a Security Trust, determined pursuant to Section 4.01 of the Security Trust Agreement.

         "Material Adverse Effect" means any matter which would reasonably be considered materially adverse by an acquiror of the Business in the context of the particular provision in which such phrase appears.

         "Material Adverse Effect on the Business" means a material adverse effect on the liabilities, results of operations or financial condition of the Business considered as a whole.

         "MGAs" means master or managing general agents with which the Sellers have entered into a Distribution Agreement as of April 13, 1998.

         "Modified Coinsurance Agreement" means the Modified Coinsurance Agreement between ALIAC and Purchaser in the form of Exhibit P hereto.

         "NAIC" means the National Association of Insurance Commissioners.

         "New York Policies" means the individual universal life, individual corporate owned life, individual traditional life, sponsored life and individual participating life insurance policies and participating annuities and related documents included within the definition of Policies that are coinsured by LLANY under the ALIAC (NY) Coinsurance Agreement and ALIC (NY) Coinsurance Agreement.

         "New York SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of New York.

         "Non-Guaranteed Elements" mean cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates and variable paid-up amounts, as applicable, under the Policies and Post-Closing Policies.

         "NY Administrative Services Agreement" means the NY Administrative Services Agreement among Sellers and LLANY in the form of Exhibit I hereto, which Exhibit I will be substantially in the form of the Administrative Services Agreement (except for such changes as may be required by New York law) and attached hereto within 14 days of the Contract Date.

         "NY Modified Coinsurance Agreement" means the Modified Coinsurance Agreement between ALIAC and LLANY in the form of Exhibit Q hereto.

         "1940 Act" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         "Other Assets" mean the specific assets of Sellers listed in Schedule 1.01(A) and such other fixed assets as may be mutually agreed among the parties.

         "Other Employees" shall have the meaning set forth in Section 5.19(a) hereof.

         "Owned Software" shall have the meaning set forth in Section 3.06 hereof.

         "Par Policies" mean the individual participating life insurance policies and participating annuities issued by ALIC which are included within the Policies.

         "Par Surplus" means the amount of dedicated statutory surplus relating solely to the Par Policies, plus the Asset Valuation Reserve (AVR) and Interest Maintenance Reserve (IMR) relating thereto, as determined in accordance with Connecticut SAP.

         "Permits" mean all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with all Governmental Authorities and under all Applicable Laws required in order for Sellers, Purchaser and LLANY to consummate the transactions contemplated by this Agreement, the Ancillary Agreements and each of the other agreements contemplated hereby and thereby.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Policies" mean all of the individual universal life, individual corporate owned life, individual traditional life, sponsored life and individual participating life insurance policies and participating annuities, together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and agreements in connection therewith) which have been issued or reinsured by ALIC or ALIAC, as the case may be, in connection with the Business (in accordance with, and as determined by reference to, each Seller's historical practices) which policies shall include, but not be limited to (a) all policies issued on the policy forms included in the list of base codes set forth on Schedule 1.01(B) and which: (i) are effected, bound or issued on or prior to the Effective Date; and (ii) are in force as of the Effective Date; or (iii) are subject to being renewed or reinstated in accordance with their terms on the Effective Date; and (b) all individual life policies which are required to be issued by the Sellers prior to or after the Effective Date following the exercise of conversion rights in accordance with the terms of the individual life policies coinsured by the Purchaser or LLANY under the Coinsurance Agreements.

         "Policyholders" means policyholders, insureds and assignees under the Policies and Post-Closing Policies.

         "Post-Closing Policies" means the policies issued by ALIC or ALIAC, as applicable, after the Closing Date pursuant to Sections 5.29 and 5.33 hereof.

         "Post-Closing Records" mean all books and records relating to the administration of the Business by Purchaser after the Closing Date.

         "Premiums" mean premiums, considerations, deposits and similar receipts with respect to the Policies or Post-Closing Policies.

         "Producers" mean all LBMs, MGAs, brokers, agents, general agents, COLI speciality brokers, re-enrollers under Sellers' sponsored life products, broker-dealers, producers or other Persons who market or produce the Policies and who (a) have been appointed by Sellers, and (b) are entitled to receive Commissions from Sellers.

         "Product Guide" means the catalog of IT Services, attached hereto as
Schedule 5.27(B).

         "Pro Forma Statements" shall have the meaning set forth in Section 3.21 hereof.

         "Purchase Price" means One Billion U.S. Dollars ($1,000,000,000).

         "Purchaser" means The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of the State of Indiana.

         "Purchaser 401(k) Plan" shall have the meaning set forth in Section 5.19(f)(2) hereof.

         "Purchaser Extra Contractual Obligations" means: (a) all Extra Contractual Obligations to the extent such obligations arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time on or after the Effective Date by either the Purchaser or LLANY or their respective directors, officers, employees, Affiliates, agents, representatives, successors and assigns; (b) all Sellers' Extra Contractual Obligations, except to the extent otherwise provided in Articles VIII and IX hereof; and (c) all liabilities or obligations (exclusive of obligations arising under the express terms and conditions of the Policies and Post-Closing Policies and the other Liabilities) to the extent such liabilities or obligations arise out of or relate to the Sellers' administration of claims, Non-Guaranteed Elements, dividends and other aspects of or relating to the Policies or Post-Closing Policies on and after the Effective Date pursuant to recommendations from Purchaser or LLANY pursuant to the Coinsurance Agreements, Administrative Services Agreements or Transition Services Agreement.

         "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 9.01(a) hereof.

         "Purchaser Material Adverse Effect" means a material adverse effect on the business, properties, assets, operations or financial condition of the Purchaser or LLANY, considered in the context of the particular provision in which such phrase appears.

         "Purchaser SAP Statements" shall have the meaning set forth in Section
4.09 hereof.

         "Purchaser's Defined Benefit Plan" shall have the meaning set forth in
Section 5.19(f)(4) hereof.

         "Purchaser Y2K Plan" shall have the meaning set forth in Section 4.14 hereof.

         "RBC" shall have the meaning set forth in Section 3.23 hereof.

         "Recapture Fee" means the amount determined in accordance with the formula set forth on Exhibit J hereto, which is payable by Purchaser to a Seller that elects to recapture the Policies and Post-Closing Policies pursuant to Section 9.07(d) hereof or Articles IX of the Coinsurance Agreements.

         "Recapture Event" shall have the meaning set forth in Section 9.07(b).

         "Recapture Rights" mean the right of either Seller to recapture the Policies and Post-Closing Policies pursuant to Section 9.07 hereof or Articles IX of the Coinsurance Agreements.

         "Reinsured Liabilities" means the Liabilities reinsured pursuant to the Coinsurance Agreements.

         "Required Balance" means one hundred percent (100%) of the amount equal to (a) the Reserves on the Policies and Post-Closing Policies issued or reinsured by ALIC or ALIAC, as the case may be, plus (b) other liabilities relating to the Policies and Post-Closing Policies, which shall be calculated in accordance with the methodology set forth on Exhibit K hereto, plus (c) solely with respect to ALIC, the Par Surplus, minus (d) the amount of outstanding loans under the Policies and Post-Closing Policies (to the extent such loans constitute admitted assets under Connecticut SAP).

         "Reserves" means the sum of all reserves and liabilities required to be maintained by ALIC or ALIAC, as the case may be, for the Policies and Post-Closing Policies issued or reinsured by it, calculated consistent with (a) the reserve requirements, statutory accounting rules and actuarial principles applicable to Sellers under the law of each state in which the Policies and Post-Closing Policies were issued or delivered, and (b) otherwise in accordance with the methodologies used by Sellers to calculate the reserves and liabilities for the Policies and Post-Closing Policies in accordance with Connecticut SAP and sound actuarial principles and any valuation bases and methods of determining reserves as provided in the forms of Policy and Post-Closing Policies, as applicable; provided, however, the term "Reserves" shall not include the Separate Account Reserves.

         "Retained Contracts" means all contracts, agreements, leases, software licenses, rights, obligations or other commitments of Sellers that (a) arise out of or are related exclusively to any business or operation of Sellers other than the Business, or (b) arise out of or are related in any way to the Business, and which, in the case of both clauses (a) and (b) herein, are not Transferred Contracts.

         "Retained Liabilities" means the liabilities of Sellers arising solely from any of the following: (a) premium taxes due in respect of Premiums paid prior to the Effective Date; (b) amounts payable prior to the Effective Date for returns or refunds of Premiums;

(c) Commissions payable with respect to the Policies to or for the benefit of Producers, in any case payable prior to the Effective Date; (d) assessments and similar charges in connection with participation by Sellers, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of direct Premiums paid prior to the Effective Date; (e) the Retained Contracts; (f) premiums, payments, fees or other consideration or amounts due prior to the Effective Date under the Third-Party Reinsurance Agreements; (g) dividends payable prior to the Effective Date on Par Policies; (h) death claims under the Policies which are reported prior to the Closing Date; (i) the pending litigation described on Schedule 3.03; (j) interest stabilization reserve relating to the Policies; (k) liabilities or obligations relating to the Business to the extent such liabilities or obligations have been accrued for on Sellers' books and records as of 11:59 p.m. Eastern Time on the day immediately preceding the Effective Date in accordance with Connecticut SAP but are not reflected on the Final Closing Balance Sheet; and (l) all other liabilities, obligations or indemnities expressly assumed by Sellers under the terms of this Agreement or any Ancillary Agreement.

         "Revised Closing Balance Sheet" means the pro forma balance sheet of the Business as of the Closing Date prepared and delivered by Sellers to Purchaser pursuant to Section 2.03(d) hereof.

         "SAP Statements" shall have the meaning set forth in Section 3.20 hereof.

         "Secured Policies" means Policies and Post-Closing Policies under which the related Reinsured Liabilities are secured by a Security Trust.

         "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations thereunder.

         "Security Trust" means a trust account established with a United States financial institution reasonably acceptable to the parties hereto for the purpose of securing the Purchaser's or LLANY's obligations to such Seller in accordance with Section 9.07 hereof or Article IX of the Coinsurance Agreements.

         "Security Trust Agreement" means the trust agreement governing the Security Trust, which shall be substantially in the form of Exhibit L hereto.

         "Sellers' Extra Contractual Obligations" means all Extra Contractual Obligations to the extent such obligations arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time prior to the Effective Date by Sellers or their respective directors, officers, employees, Affiliates, agents or representatives.

         "Sellers' Fully Loaded Costs"shall have the meaning ascribed to it in the Transition Services Agreement.

         "Sellers' Indemnified Parties" shall have the meaning set forth in
Section 9.01(b) hereof.

         "Sellers" means collectively ALIC and ALIAC.

         "Sellers' Separate Accounts" means the specific separate accounts of Sellers identified on Schedule 1.01(C) hereto.

         "Sellers' Y2K Plan" shall have the meaning set forth in Section 3.24 hereof.

         "Separate Account Assets" means the assets described on Schedule 1.01(D) hereto which constitute the Sellers' Separate Accounts.

         "Separate Account Reserves" means the reserves associated with the Variable Policies which are held in Sellers' Separate Accounts, determined in accordance with Connecticut SAP.

         "Separate Account Revenues" means the revenues described on Exhibit M hereto.

         "Shared Systems" mean those systems which, as of the Closing, Sellers are executing in a production environment (as opposed to a test or development environment) and which support both the Business and other of Sellers' businesses. The inventory of Shared Systems is identified on Schedule 3.06(A).

         "Shared Systems Y2K Obligations" shall have the meaning set forth in
Section 5.27(c) hereof.

         "Subsidiary" means, with respect to any Person on a given date (a) any other Person of which at least 25% of the voting power of the equity securities or equity interests is owned directly or indirectly by such Person; and (b) any other Person the accounts of which, by virtue of an ownership interest in it by such Person would be consolidated, in accordance with GAAP, with those of such Person in its financial statements as of the applicable date.

         "Suitable Employment" shall have the meaning set forth in Section 5.19(d)(2) hereof.

         "Tax Costs" shall have the meaning set forth in Section 5.28(b) hereof.

         "Taxes" (or "Tax" as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), including, without limitation, any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premiums, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto.

         "Third Party Claim" shall have the meaning set forth in Section 9.02(a) hereof.

         "Third Party Consultant" shall have the meaning set forth in Section 2.03(d) hereof.

         "Third-Party Reinsurance Agreements" mean the reinsurance agreements identified by Purchaser on Schedule 5.32 hereto under which Sellers have ceded liabilities to non-Affiliated reinsurers with respect to the Policies, which
Schedule 5.32 may be supplemented by Purchaser, without any requirement for consent by Sellers, within thirty (30) calendar days of the Contract Date.

         "Transferred Assets" means: (a) cash or cash equivalents equal to the amount as of the Closing Date of (A) Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent such loans constitute admitted assets under Connecticut SAP), minus (D) the aggregate amounts ascribed to the Other Assets in the Closing Balance Sheet, Revised Closing Balance Sheet or Final Closing Balance Sheet, as applicable (which Other Assets may include, with respect to the Par Policies, investment securities identified by the parties hereto), and minus (F) the Purchase Price;
(b) as between the parties hereto, all of Sellers' rights and interests under the Policies to receive principal and interest paid on policy loans on or after the Effective Date; (c) the Other Assets; (d) the Books and Records; (e) the Transferred Contracts; (f) the Separate Account Revenues; and (g) as between the parties hereto, all of Sellers' rights and interests to premiums due or to become due, premiums deferred and uncollected, premium adjustments and any and all amounts, payments or consideration which are or were held, received or collected by Sellers on or after the Effective Date, or which are now due or will become due from any source under or in connection with the Policies except, however, to the extent that any such premiums, adjustments, amounts, payments or consideration are included within clause (a) herein.

         "Transferred Contracts" means: (a) the contracts, agreements, leases, software licenses, rights, obligations or other commitments of Sellers (to the extent freely assignable) used exclusively by Sellers in the Business (but excluding the Policies and the Distribution Agreements); and (b) contracts, agreements, leases, software licenses, rights, obligations or other commitments relating to the Business (but excluding the Policies and the Distribution Agreements) identified by Purchaser and (i) listed on Schedule 3.17 hereto, or
(ii) listed on the supplement to Schedule 3.17 delivered to Sellers within thirty (30) calendar days of the Contract Date.

         "Transferred Employee" shall have the meaning set forth in Section 5.19(f) hereof.

         "Transition Employees" shall have the meaning set forth in Section 5.19(a) hereof.

         "Transition Period" shall have the meaning set forth in Section 5.27(b) hereof.

         "Transition Services Agreement" means the Transition Services Agreement among Sellers, Purchaser and LLANY in the form of Exhibit N hereto.

         "Trustee" means a bank or trust company reasonably acceptable to the parties to this Agreement, which acts as trustee of a Security Trust pursuant to the terms and conditions of a Security Trust Agreement; provided, however, that such bank or trust company shall (a) possess assets of at least $10 billion, and
(b) be rated at least A1 by each of Moody's Investors Services, Inc. and A+ by Standard & Poor's Corporation.

         "TSA Employees" shall have the meaning set forth in Section 5.19(a) hereof.

         "Variable Policies" means the individual variable life insurance policies issued by ALIAC which are funded, in whole or in part, by the Sellers' Separate Accounts.

         "Y2K Obligations" shall have the meaning set forth in Section 5.27(b)(iii) hereof.

                                   ARTICLE II
                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

         Section 2.01. Consideration. Upon the terms and subject to the conditions of this Agreement, Purchaser and LLANY shall pay to Sellers on the Closing Date an aggregate amount equal to the Purchase Price. The Purchase Price shall be credited to Sellers as a reduction in the amount of cash or cash equivalents included within the Transferred Assets to be transferred by Sellers to Purchaser and LLANY at Closing in accordance with the provisions of Sections
2.02 and 2.03 hereof.

         Section 2.02. Acquisition of Transferred Assets and Assumption of Assumed Liabilities. (a) Upon the terms and subject to the conditions of this Agreement and the payment of the Purchase Price, on the Closing Date Sellers shall (i) deliver to Purchaser the Books and Records, and (ii) sell, transfer or assign to Purchaser or LLANY, as applicable, all of Sellers' right, title and interest in the other Transferred Assets; provided, however, that the amount of cash or cash equivalents included within the Transferred Assets to be transferred to Purchaser or LLANY shall be determined in accordance with Section
2.03 and adjusted pursuant to Section 2.04 hereof. All sales, assignments and transfers of the Transferred Assets, other than cash or cash equivalents, shall be effected by the Bill of Sale and Assumption Agreement. Notwithstanding anything in this Agreement to the contrary, but subject to the provisions of
Section 5.03 hereof, Sellers shall retain title to and ownership of the Books and Records and shall be entitled to keep and maintain copies of all Books and Records and Post-Closing Records from and after the Closing, and to have access to the originals of the Books and Records and Post-Closing Records in accordance with the terms hereof.

               (b) Upon the terms and subject to the conditions of this Agreement, on the Closing Date: (i) Sellers shall cede and assign to Purchaser or LLANY, as applicable, their respective Liabilities, and Purchaser and LLANY shall reinsure and assume 100% of such Liabilities pursuant to the Coinsurance Agreements; (ii) Purchaser or LLANY, as applicable, shall assume 100% of the Purchaser Extra Contractual Obligations pursuant to the Coinsurance Agreements; and (iii) Sellers shall transfer to Purchaser or LLANY, as applicable, and Purchaser and LLANY shall assume from Sellers, pursuant to the Bill of Sale and Assumption Agreement, the Assumed Employment Liabilities and all other Assumed Liabilities.

         Section 2.03. Place and Date of Closing; Balance Sheets; Cash Transfers at Closing.

                    (a) The Closing shall take place at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Suite 3600, Chicago, Illinois, at 9:00 a.m. Central Standard Time on the Closing Date or such other time or place as the parties may mutually agree.

                    (b) Not later than the fifth day prior to the Closing Date, Sellers will deliver to Purchaser a pro forma statement of the Business in the same format as Exhibit G hereto (the "Closing Balance Sheet"), together with a certification of Sellers' chief financial officers (or other officers acceptable to Purchaser) that the Closing Date Liabilities and all other items appearing on the Closing Balance Sheet were: (i) estimated in good faith by Sellers as of the last day of the second month preceding the month in which the Closing shall occur; (ii) based upon the books and records of Sellers; and (iii) calculated in a manner consistent with Connecticut SAP and with the methodologies utilized in preparing the Pro Forma Statements and the 1997 Annual Statements. The Closing Balance Sheet shall reflect, among other things, the assets and liabilities that will be transferred to, and assumed by, LLANY with respect to New York Policies pursuant to the ALIAC(NY) Coinsurance Agreement and ALIC(NY) Coinsurance Agreement.

                    (c) On the Closing Date, Sellers will transfer cash or cash equivalents to Purchaser and LLANY, as applicable, in an aggregate amount equal to the sum of: (A) the Closing Date Liabilities, plus (B) the Par Surplus, minus
(C) the amount of outstanding loans under the Policies (to the extent such loans constitute admitted assets under Connecticut SAP), minus (D) the aggregate amounts ascribed to the Other Assets (which Other Assets may, with respect to the Par Policies, include investment securities identified by the parties hereto), and minus (E) the Purchase Price, all as reflected on the Closing Balance Sheet. In no event shall Sellers transfer to Purchaser or LLANY any Separate Account Assets or Separate Account Reserves. All cash will be transferred by wire transfer of immediately available funds in U.S. Dollars to the bank account or accounts designated to Sellers in writing by Purchaser at least five (5) Business Days prior to the Closing Date. In the event that Sellers transfer any cash equivalents, the form of such cash equivalents and the process for transfer will be mutually agreed to by the parties. The composition of investment securities to be transferred with respect to the Par Policies, and the process for transfer, shall be as mutually agreed to by the parties. All such securities shall be valued at book value, determined in conformity with Connecticut SAP, which value shall be reflected on the Closing Balance Sheet, Revised Closing Balance Sheet and Final Closing Balance Sheet.

                    (d) Sellers shall, on or before the date that is forty-five
(45) calendar days after the Closing Date, deliver to Purchaser: (i) a pro forma statement of the Business as of 11:59 p.m. Eastern Time on the day immediately preceding the Effective Date (the "Revised Closing Balance Sheet"), in the same format as the Closing Balance Sheet; and (ii) a certification of the chief financial officers of Sellers to the same effect with respect to the Revised Closing Balance Sheet as the certification delivered with respect to the Closing Balance Sheet. Purchaser shall have the right to review the Revised Closing Balance Sheet and comment thereon for a period of forty-five (45) calendar days after receipt thereof. Any changes in the Revised Closing Balance Sheet that are agreed to by Purchaser and Sellers within such 45-day period shall be incorporated into a final balance sheet of the Business as of 11:59 p.m. Eastern Time on the day immediately preceding the Effective Date (the "Final Closing Balance Sheet"). In the event that Purchaser and Sellers are unable to agree on the manner in which any item or items should be treated in the Final Closing Balance Sheet within such 45-day period, each of Sellers, on the one hand, and Purchaser, on the other, shall prepare separate written reports of such item or items and refer such reports to a qualified third party accountant or actuary, as appropriate, mutually acceptable to Purchaser and Sellers (the "Third Party Consultant") within ten (10) Business Days after the expiration of such 45-day period. The Third Party Consultant shall determine within ten (10) Business Days the manner in which such item or items shall be treated in the Final Closing Balance Sheet; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by Sellers on the one hand, and Purchaser on the other hand. The determinations by the Third Party Consultant as to the items in dispute shall be in writing and shall be Final and Binding on the parties and shall be so reflected in the Final Closing Balance Sheet. For purposes of this Agreement, "Final and Binding" shall mean that the aforesaid determinations shall have the same preclusive effect for all purposes as if such determinations had been embodied in a final judgment, no longer subject to appeal, entered by a court of competent jurisdiction, and either party may petition a court having jurisdiction over the parties and subject matter to reduce the arbitrator's decision to judgment. The fees, costs and expenses of retaining the Third Party Consultant shall be allocated by the Third Party Consultant between Sellers, on the one hand, and Purchaser, on the other, in accordance with the Third Party Consultant's judgment as to the relative merits of the parties' proposals in respect of the disputed items. Following the resolution of all disputed items (or, if there is no dispute, promptly after the parties reach agreement on the Final Closing Balance Sheet), Sellers shall prepare the Final Closing Balance Sheet and shall deliver copies thereof to Purchaser.

         Section 2.04.  Post-Closing Adjustments.

                    (a) In the event that the aggregate amount of cash or cash equivalents transferred by Sellers to Purchaser and LLANY on the Closing Date is less than the amount of (A) the Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent that such loans constitute admitted assets under Connecticut SAP), minus
(D) the aggregate amounts ascribed to the Other Assets, and minus (E) the Purchase Price, all as reflected on the Final Closing Balance Sheet, Sellers shall transfer to Purchaser or LLANY, as applicable, additional cash or cash equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to, but not including the date of, such transfer computed at LIBOR.

                    (b) In the event that the aggregate amount of cash or cash equivalents transferred to Purchaser and LLANY on the Closing Date is greater than the amount of (A) the Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent that such loans constitute admitted assets under Connecticut SAP), minus (D) the aggregate amounts ascribed to the Other Assets, and minus (E) the Purchase Price, all as reflected on the Final Closing Balance Sheet, Purchaser or LLANY, as applicable, shall transfer to Sellers cash or cash equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to, but not including the date of, such transfer computed at LIBOR.

         Section 2.05.  Closing Items.

                    (a) In addition to the transfers described in Sections 2.02 and 2.03 hereof, at the Closing one or both Sellers (as and if appropriate) shall execute and deliver to Purchaser and LLANY, as applicable, the following:

                        (i)    the Coinsurance Agreements;

                        (ii)   the Administrative Services Agreements;

                        (iii)  the Transition Services Agreement;

                        (iv)   the Bill of Sale and Assumption Agreement;

                        (v) evidence of the receipt of the consents and approvals identified on Schedule 3.05 hereto; and

                        (vi) any other deliveries contemplated by Article VI or other provisions hereof.

                    (b) In addition to the payment of the Purchase Price described in Section 2.01 hereof, at the Closing the Purchaser and LLANY (as and if appropriate) shall execute and deliver to Sellers, as applicable, the following:

                         (i)    the Coinsurance Agreements;

                         (ii)   the Administrative Services Agreements;

                         (iii)  the Transition Services Agreement;

                         (iv)   the Bill of Sale and Assumption Agreement;

                         (v) evidence of the receipt of the consents and approvals identified on Schedule 4.05; and

                         (vi) any other deliveries contemplated by Article VII or other provisions hereof.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby represent and warrant, severally and not jointly, to Purchaser as of the Contract Date and as of the Closing Date (but as of no other dates unless expressly so stated), it being understood that each Seller hereby makes only those representations and warranties that specifically relate to it or to its portion of the Business:

         Section 3.01. Organization, Standing and Authority of Seller. Each Seller is duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite power and authority to carry on its operations as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, have a Material Adverse Effect. Each Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.02. Authorization. Each Seller has all requisite corporate power and authority to execute and deliver, and to perform its respective obligations under, this Agreement and under each of the Ancillary Agreements to be executed by it on or after the Closing Date. The execution and delivery by each Seller of this Agreement and the Ancillary Agreements to be executed by it, and the performance by each Seller of its respective obligations under such agreements, have been duly authorized by the Sellers' respective boards of directors and by all other necessary corporate action on the part of such Seller. This Agreement has been duly executed and delivered by each Seller, and on the Closing Date the Ancillary Agreements to be executed by such Seller on the Closing Date will be duly executed and delivered by such Seller, and, subject to the due execution and delivery by the other parties to such agreements, this Agreement and the Ancillary Agreements executed by each Seller on or after the Closing Date will, upon due execution and delivery, be valid and binding obligations of such Seller, as the case may be, enforceable against such Seller in accordance with their respective terms, subject to: (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors of insurance companies or creditors' rights generally; and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity). Notwithstanding the foregoing, the obligation of each Seller to execute any Ancillary Agreement shall be subject to the fulfillment or waiver of the terms and conditions of this Agreement.

         Section 3.03. Actions and Proceedings. Except as set forth on Schedule
3.03 hereto, and except with respect to matters not relating to the Business, there are no: (a) outstanding orders, decrees or judgments by or with any Governmental Authority applicable to Sellers or their respective properties or assets that, individually or in the aggregate, would have a Material Adverse Effect; or (b) actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the Knowledge of Sellers, threatened against either Seller, at law or in equity, or before or by any Governmental Authority or before any arbitrator of any kind which would, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.04. No Conflict or Violation. Except as set forth on Schedule
3.04 hereto, the execution, delivery and performance by each Seller of this Agreement and the Ancillary Agreements to which either of them may become a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof will not: (a) violate any provision of the certificate of incorporation or bylaws of either Seller; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any Transferred Contract specified on Schedule 3.17 hereto as of the Contract Date; (c) violate any order, judgment, injunction, award or decree of any arbitrator or

Governmental Authority, or any agreement with, or condition imposed by, any arbitrator or Governmental Authority binding upon either Seller in connection with the Business; (d) subject to obtaining the Permits referred to in Section
3.05 hereof, violate any Applicable Law; or (e) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or revocation of, any license or authorization related to the Business, except in the case of clauses (b), (c), (d) and (e) of this
Section 3.04, for such breaches, conflicts, modifications, terminations, violations, defaults, impairments or revocations that would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.05. Consents and Approvals. Except for the HSR Act or as set forth on Schedule 3.05 hereto, the execution, delivery and performance by each Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof do not require such Seller to obtain any Permit or any consent, approval or action of, make any filing with, or give any notice to, any Person, except for such Permits, consents, approvals, actions, filings or notices the failure of which to obtain, make or give, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.06.  Computer Software and Intellectual Property.

                    (a) Sellers have set forth on Schedule 3.06(A) hereto a true and complete listing of all computer software programs which are owned or licensed by Sellers and are reasonably material to the conduct of the Business.
Schedule 3.06(A) hereto also sets forth whether each such computer software program is: (i) owned by Sellers (the "Owned Software"); or (ii) licensed by Sellers from a third party (the "Licensed Software"). Except as set forth on
Schedule 3.06(A), Sellers have: (i) the right to use all Owned Software, free and clear of any royalty or other similar payment obligations, claims of infringement or alleged infringement or other lien, charge, claim or other encumbrance of any kind, except for any such claims, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) the right to use the Licensed Software, which right, to the Knowledge of Sellers, is free and clear of claims of infringement or alleged infringement or other lien, charge, claim or other encumbrance of any kind, except for (x) any such claims, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect, or (y) such costs, charges, fees or other payments required under the terms of the licenses, contracts or agreements governing the Licensed Software.

                    (b) Except as set forth on Schedule 3.06(B) hereto (i) the logos, trademarks, service marks and copyrights that are used in the Business are the property of Sellers, and (ii) Sellers have the right to grant to Purchaser and LLANY a limited license to use the logos, trademarks, service marks and copyrights referred to above in this Section 3.06 subject to the terms, conditions and limitations contained in this Agreement or any Ancillary Agreement; provided, however, that the representations and warranties in subparagraphs (i) and (ii) above are limited to the Knowledge of Sellers with respect to all common law intellectual property issues.

         Section 3.07. Brokerage and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Sellers or its Affiliates in connection with this Agreement or the transactions contemplated hereby, except Goldman, Sachs & Co., whose fees for services rendered in connection therewith will be paid by Sellers.

         Section 3.08. Compliance with Laws. Except (i) as set forth on Schedule 3.08, or (ii) with respect to those violations, if any, that either have been cured prior to the Contract Date or which would not, individually or in the aggregate, have a Material Adverse Effect on the Business, since January 1, 1997 neither Seller has (x) received any written notice of any alleged violation of Applicable Law, nor (y) violated any Applicable Law, in either case relating to the Business.

         Section 3.09. Licenses and Franchises. Schedule 3.09 hereto lists (a) all jurisdictions in which Sellers are licensed to issue the Policies; and (b) the lines of business which Sellers are authorized to transact in each such jurisdiction. Except as set forth on Schedule 3.09 hereto, each Seller (a) has been duly authorized by the relevant state insurance regulatory authorities to issue the Policies that it is currently writing, and was duly authorized to issue the Policies that it is not currently writing at the time such Policies were issued, in the respective states in which it conducts the Business, except for authorizations the failure of which to have would not, individually or in the aggregate, have a Material Adverse Effect, and (b) has all other authorizations necessary to conduct the Business in the manner and in the areas in which the Business is presently being conducted and all such authorizations are valid and in full force and effect, except where the failure to have such authorization would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.10. Policies. The forms of Policies available for issuance, and the states in which such forms are authorized for issuance, are described by reference to the base codes listed on Schedule 1.01(B) hereto. Except as set forth on Schedule 3.10 hereto, Policies as now in force are in all respects, to the extent required under Applicable Law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the Applicable Laws, except where the failure to have obtained such approval or non-objection or the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.11. Regulatory Filings. Except as set forth on Schedule 3.11 hereto, each Seller has filed all reports, statements, documents, registrations, filings or submissions required to be filed by such Seller with any Governmental Authority to the extent they relate to the Business, except where the failure to make such filings would not, individually or in the aggregate, have a Material Adverse Effect. All such registrations, filings and submissions were in compliance in all material respects with Applicable Law when filed or as amended or supplemented, and no material deficiencies have been asserted in writing by any Governmental Authority with respect to such registrations, filings or submissions that have not been satisfied.

         Section 3.12. Producers and Employees.

                    (a) Sellers have provided Purchaser with: (i) a list identifying all LBMs employed by Sellers with respect to the Policies as of April 13, 1998 and specifying the revenues for new sales generated for the Sellers by each such LBM with respect to the Business for calendar years 1996 and 1997; (ii) a list identifying all MGAs with which Sellers have entered into a Distribution Agreement and specifying the revenues for new sales generated for the Sellers by each such MGA with respect to the Business for calendar years 1996 and 1997; and (iii) a list identifying, by name, functional area, position and title, all employees of the Sellers or any of their Affiliates who spend approximately two-thirds of their time performing services for Sellers or any of their Affiliates with respect to the Business ("Dedicated Employees").

                    (b) Except as set forth on Schedule 3.12(B), Sellers have provided or made available to Purchaser: (i) copies of all Distribution Agreements with LBMs and MGAs; and (ii) a summary of the compensation arrangements (including employee benefit plans) in effect on the Contract Date and applicable to each of the employees described in Section 3.12(a)(iii) above who have a current base salary equal to $75,000 or more (but excluding LBMs). Within thirty (30) calendar days of the Contract Date, Sellers will provide or make available to Purchaser (x) a summary of the compensation arrangements for all other employees described in Section 3.12(a)(iii) hereof, (y) a list (which may be in electronic form) of all Producers which earned first-year or renewal commissions during calendar year 1997, and (z) a list identifying, by name, functional area, position and title, all Allocated Employees. Except as set forth in the Distribution Agreements or as set forth on Schedule 3.12(B) hereto, there are no other written agreements providing for the compensation or indemnification of LBMs or MGAs in connection with the Business or the provision of financing (whether in form of contract loans or otherwise). Except as set forth on Schedule 3.12(B), each Distribution Agreement between Sellers and the

LBMs or MGAs is valid, binding and in full force and effect in accordance with its terms, except to the extent that any failure of any such agreement to be valid, binding and in full force and effect would not have a Material Adverse Effect. Except as set forth on Schedule 3.12(B) hereto, neither Sellers nor, to the Knowledge of Sellers, any LBM or MGA, is in default in any material respect with respect to any such Distribution Agreement.

         Section 3.13. Reinsurance. Except as set forth on Schedule 3.13 hereto, there are no reinsurance agreements, written or oral, relating to any portion of the Business under which there remains any outstanding risk or obligation.

         Section 3.14. Conduct of Business. Except as expressly contemplated or required by this Agreement or as set forth in Schedule 3.14 hereto, since December 31, 1997: (a) Sellers have generally conducted the Business only in the ordinary course consistent with their past practices and there has not been any material change in the underwriting, pricing, actuarial, reserving, sales, marketing or agency practices or policies relating to the Business; and (b) there has not been any event, occurrence or condition of any character that has had, or which might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business, other than: (i) any event, occurrence, development or state of circumstances or facts (including legislative, regulatory or judicial actions) affecting the life insurance industry generally; (ii) the effect of or changes to general market or economic conditions (including, but not limited to, changes in interest rates); or (iii) with respect to matters disclosed on any other Schedule to this Agreement.
Schedule 3.14 lists the aggregate dollar amount of all surrenders (which dollar amount includes partial surrenders) and policy loans effected by Policyholders under Policies (or contracts that would constitute Policies if they were in effect or subject to reinstatement on the Effective Date) from and after December 31, 1997 through March 31, 1998.

         Section 3.15. Sellers' Separate Accounts and Underlying Funds. Except as set forth on Schedule 3.15, each of the Sellers' Separate Accounts is duly and validly established, maintained and operated in all material respects under the laws of the State of Connecticut, and the underlying Variable Policies provide that the assets of the Sellers' Separate Accounts are not chargeable with liabilities arising out of any other business that the applicable Seller may conduct. Each of the Sellers' Separate Accounts and the funds supporting the Seller Separate Accounts that are managed by ALIAC or an Affiliate of ALIAC (the "Internally Managed Funds") is duly registered as an investment company under the 1940 Act (or exempt from such registration); each of the Sellers' Separate Accounts and the Internally Managed Funds is and has been operated in compliance with all applicable requirements of the 1940 Act in all material respects, and Sellers have filed all reports and amendments of their respective registration statements required to be filed, and have been granted all exemptive relief necessary for the operations of the Sellers' Separate Accounts and the Internally Managed Funds. Each Internally Managed Fund is duly incorporated and in good standing under the laws of the state of its incorporation or is a validly existing business trust under the laws of the jurisdiction in which it was formed and is qualified as a foreign corporation or business trust in each jurisdiction in which such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Variable Policies are duly and validly issued and were sold pursuant to an effective registration statement under the Securities Act and any applicable state securities laws and each such registration statement is currently in effect to the extent necessary to allow Sellers to receive contributions under such Variable Policies. Sellers have filed each prospectus and statement of additional information, as amended or supplemented, relating to the Sellers' Separate Accounts and Internally Managed Funds that are required to be filed, and each such prospectus and statement of additional information, as of its respective mailing date or date of use, complied in all material respects with applicable securities laws.

         Section 3.16. Contracts. Schedule 3.16 lists and briefly describes each written contract, agreement or license and, to the Knowledge of Sellers, each unwritten arrangement to which either Seller is a party or which is binding upon such Seller that is reasonably material to the Business considered as a whole except for: (i) those disclosed in any other Schedule to this Agreement; (ii) the Policies; (iii) any lease to which either Seller is a party; and (iv) Distribution Agreements. Without limiting the generality of the foregoing, for purposes of this Section 3.16, a contract, agreement or license is deemed "material to the Business considered as a whole" if it is entered into in connection with the Business and provides for annual payments by either Seller of $250,000 or more.

         Section 3.17. Transferred Contracts. Schedule 3.17 hereto lists certain of the Transferred Contracts. Except as set forth on Schedule 3.17, each Transferred Contract so listed: is valid, binding and in full force and effect according to its terms as against either or both Sellers, as applicable, and, to the Knowledge of Sellers, the other party or parties thereto. Except as set forth on Schedule 3.17, neither Seller nor, to the Knowledge of Sellers, any other party to such contract is in violation, breach or default of any such contract or, with or without notice or lapse of time or both, would be in violation, breach or default of any such contract, except for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.18. Transferred Assets. Except as set forth on Schedule 3.18, Sellers have good and marketable title to all assets included within the Transferred Assets (other than cash or cash equivalents, the Transferred Contracts, the Books and Records and the Other Assets), free of any lien, encumbrance, restriction, claim, charge, or defect of title, except for any liens, encumbrances, restrictions, claims, charges or defaults of title (a) whose effect on the value of the relevant Transferred Asset will be collectively reflected in the current value thereof on the Final Closing Balance Sheet, (b) identified on Schedule 3.18 hereto, or (c) with respect to assets other than cash or cash equivalents, that would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.19. GAAP Financial Statements. ALIAC has previously delivered to Purchaser true, complete and correct copies of: (a) the audited balance sheet of ALIAC for the years ended December 31, 1997 and 1996, together with the related audited statements of income for the years then ended; and (b) the unaudited balance sheet of ALIAC for the calendar quarter ended March 31, 1998, together with the related unaudited statement of income for the quarter then ended (collectively, the "ALIAC GAAP Statements"). Except as set forth therein or in the notes thereto, the ALIAC GAAP Statements present fairly, in all material respects, the financial position, results of operations and cash flows of ALIAC as of the respective dates and for the respective periods covered thereby in accordance with GAAP, applied on a consistent basis throughout the periods indicated, except as otherwise specifically noted therein.

         Section 3.20. Statutory Statements. Sellers have previously delivered to Purchaser true, complete and correct copies of: (a) the Annual Statements of Sellers as filed with the Insurance Department of the State of Connecticut for the years ended December 31, 1997 and 1996, together with all exhibits and schedules thereto; and (b) the quarterly statutory statements of Sellers as filed with the Insurance Department of the State of Connecticut for the calendar quarter ended March 31, 1998 (collectively, the "SAP Statements"). Sellers also have provided Purchaser with a copy of the portions of the actuarial opinions applicable to the Business for such years and supporting actuarial memoranda. The SAP Statements present fairly, in all material respects, the statutory financial condition of the Sellers at the respective dates thereof, and the statutory results of operations for the periods then ended in accordance with Connecticut SAP, applied on a consistent basis throughout the periods indicated, except as otherwise specifically noted therein. All statutory reserves reflected in the SAP Statements relating to the Policies were determined, in all material respects, in accordance with Connecticut SAP and generally accepted actuarial assumptions and meet the requirements of the insurance laws of the State of Connecticut. There are no agreements or understandings between either Seller and the Insurance Department of the State of Connecticut affecting the interpretation or application of Connecticut SAP with respect to the 1997 Annual Statements.

         Section 3.21. Other Statements. (a) Sellers have previously delivered to Purchaser certain consolidated balance sheets and consolidated income statements relating to the Business, excluding the Par Policies, in the form attached as Exhibit O hereto (collectively, the "Pro Forma Statements").
Except as set forth on Schedule 3.21 hereto, the Pro Forma Statements present fairly, in all material respects, the financial position and results of operations of the Business (other than the Par Policies) as of December 31, 1997 and for the year then ended in accordance with Connecticut SAP and in a manner consistent with the methodologies utilized in preparing the 1997 Annual Statements, except for items that were treated differently for presentation purposes and except as otherwise described on Schedule 3.21 hereto. As of December 31, 1997 there were no debts, liabilities or obligations of the Business, whether accrued, absolute or contingent and whether due or to become due, which would have been required to be disclosed in accordance with Connecticut SAP, other than (i) as set forth on Schedule 3.21 hereto or on any Schedule hereto, or (ii) as reserved against or otherwise reflected in the Pro Forma Statements, or (iii) such debts, liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Business. Notwithstanding the foregoing, the Sellers make no representation or warranty as to any other date or data reflected in the Pro Forma Statements including, without limitation, any historical data for accounting periods ending prior to December 31, 1997 and any projected data for periods ending after December 31, 1997.

                    (b) The data reflected in the Pro Forma Statements or furnished to Tillinghast-Towers Perrin in the preparation of its actuarial analysis reports (a copy of which was delivered to Purchaser with the confidential memorandum of Goldman, Sachs & Co. dated January, 1998) (i) was obtained from the books and records of Sellers, (ii) was generated from the same underlying sources and systems that were utilized by Sellers to prepare the Sellers' 1997 Annual Statement, and (iii) was based on the statutory liabilities relating to the Policies, subject in each case to any limitations and qualifications contained in such actuarial analysis reports.

                    (c) Neither Seller has any SAS-70 Reports. Sellers have previously delivered to Purchaser true, complete and correct copies of external reports prepared by auditors concerning Sellers' internal controls and procedures relating to the Business for calendar year 1996, and no such reports have been issued for calendar year 1997.

         Section 3.22. Tax Matters. Except as previously identified to Purchaser in writing:

                    (a) The assets of the Sellers' Separate Accounts are and have been adequately diversified at all times within the meaning of Section 817(h) of the Code.

                    (b) To the Knowledge of Sellers, there are no "hold harmless" tax sharing or indemnification arrangements pursuant to which Sellers have assumed an obligation to any Person regarding the Tax qualification or treatment of any Policy.

                    (c) To the Knowledge of Sellers: (i) each Policy identified as a life insurance policy for purposes of this Agreement that was issued after December 31, 1984 complies with the requirements of Section 7702 of the Code;
(ii) each Policy identified as a life insurance policy for purposes of this Agreement that was issued before January 1, 1985 (x) complies with the requirements of Section 7702 of the Code to the extent applicable to such Policy, or (y) to the extent Section 7702 of the Code is inapplicable to such Policy and such Policy is a flexible premium contract within the meaning of
Section 101(f) of the Code, complies with the requirements of such Section 101(f) to the extent applicable to such Policy; (iii) the holders of any Policy that constitutes a "modified endowment contract" under Section 7702A of the Code have been notified of the status and federal tax consequences of such Policy; and (iv) Sellers have complied, in all material respects, with all applicable reporting, backup withholding and disclosure requirements under the Code, including, but not limited to, those regarding distributions with respect to the Policies and have reported the distributions under such Policies in accordance with Sections 72, 7702 and 7702A of the Code, except, in the case of clauses
(i), (ii), (iii) and (iv) herein for failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect on the Business.

         Section 3.23. Risk Based Capital. The Total Adjusted Capital of each Seller exceeds its Company Action Level Risk Based Capital ("RBC") (as those terms are defined by Applicable Law in the State of Connecticut).

         Section 3.24. Year 2000 Matters. Sellers have developed and are actively executing a plan and implementation strategy that, to the Knowledge of Sellers, adequately addresses the Year 2000 with respect to Sellers' software and hardware operations relating to the Business ("Sellers' Y2K Plan"), and Sellers are proceeding in all material respects in accordance with the implementation schedule under the Sellers' Y2K Plan. A copy of Sellers' Y2K Plan has previously been provided to Purchaser.


                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND LLANY

         Purchaser and LLANY hereby represent and warrant, severally and not jointly, to Sellers as of the Contract Date and as of the Closing Date (but as of no other dates unless so expressly stated), it being understood that each of Purchaser and LLANY hereby makes only those representations and warranties that specifically relate to it:

         Section 4.01. Organization, Standing and Authority. Purchaser is a corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. LLANY is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of the business as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. Each of Purchaser and LLANY is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

         Section 4.02. Authorization. Each of Purchaser and LLANY has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and under each of the Ancillary Agreements to be executed by it on or after the Closing Date. The execution and delivery by Purchaser and LLANY of this Agreement and the execution and delivery of the Ancillary Agreements to be executed by Purchaser and LLANY, and the performance by Purchaser and LLANY of their obligations under such agreements, have been duly authorized by Purchaser's and LLANY's board of directors and by all other necessary corporate action on the part of the Purchaser and LLANY. This Agreement has been duly executed and delivered by Purchaser and LLANY, and on the Closing Date the Ancillary Agreements to be executed by Purchaser and LLANY on the Closing Date, will be duly executed and delivered by Purchaser and LLANY and, subject to the due execution and delivery by the other parties to such agreements, this Agreement is, and the Ancillary Agreements executed by Purchaser and LLANY on or after the Closing Date will, upon due execution and delivery, be valid and binding obligations of Purchaser and LLANY, enforceable against Purchaser and LLANY in accordance with their respective terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors of insurance companies or creditors' rights generally; and
(b) general principles of equity (regardless of whether considered in a proceeding at law or in equity). Notwithstanding the foregoing, the obligation of Purchaser and LLANY to execute any Ancillary Agreement shall be subject to the fulfillment or waiver of the terms and conditions of this Agreement.

         Section 4.03. Actions and Proceedings. Except as disclosed on Schedule
4.03 hereto, there are no outstanding orders, decrees or judgments by or with any Governmental Authority applicable to Purchaser or LLANY or their respective properties or assets that, individually or in the aggregate, have a Purchaser Material Adverse Effect. Except as disclosed on Schedule 4.03 hereto, there are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser or LLANY, at law or in equity, or before or by any Governmental Authority or before any arbitrator of any kind which would, individually or in the aggregate, have a Purchaser Material Adverse Effect.

         Section 4.04. No Conflict or Violation. The execution, delivery and performance by Purchaser and LLANY of this Agreement and the execution, delivery and performance by each of Purchaser and LLANY of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof will not: (a) violate any provision of the charter, bylaws or other organizational document of Purchaser or LLANY; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract to which either Purchaser or LLANY is a party or by or to which either of its properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority, or any agreement with, or condition imposed by, any arbitrator or Governmental Authority, binding upon, Purchaser or LLANY; (d) subject to obtaining the Permits referred to in Section 4.05 hereof, violate any Applicable Law; or (e) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any license or authorization related to Purchaser's or LLANY's business or necessary to enable Purchaser or LLANY to conduct the Business, except in the case of clauses
(b), (c), (d) and (e) of this Section 4.04, for such breaches, conflicts, modifications, terminations, violations, conflicts, breaches or defaults that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

         Section 4.05. Consents and Approvals. Except for the HSR Act or as set forth on Schedule 4.05 hereto, the execution, delivery and performance by Purchaser and LLANY of this Agreement, and the execution, delivery and performance by each of Purchaser and LLANY of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof, do not require Purchaser or LLANY to obtain any Permit or any consent, approval or action of, make any filing with or give any notice to, any Person, except for such Permits, consents, approvals, actions, filings or notices the failure of which to obtain, make or give, as the case may be, would not individually or in the aggregate have a Purchaser Material Adverse Effect.

         Section 4.06. Brokerage and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Purchaser or LLANY in connection with this Agreement or the transactions contemplated hereby, except Merrill Lynch & Co., whose fees for services rendered in connection therewith will be paid by Purchaser.

         Section 4.07. Compliance with Laws. Except (i) as set forth on Schedule 4.07, or (ii) with respect to those violations, if any, that have either been cured by Purchaser or LLANY prior to the Contract Date or which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect, neither Purchaser nor LLANY is in violation of any Applicable Law nor has Purchaser or LLANY received any written notice of any such alleged violation.

         Section 4.08. Licenses and Franchises. Purchaser and LLANY are duly authorized by the relevant state insurance regulatory authorities to transact each of the lines of insurance business in each of the jurisdictions set forth for each company on Schedule 4.08 hereto. Except as listed on Schedule 4.08 hereto, Purchaser and LLANY have all licenses and authorizations necessary to:
(a) conduct the Business in the manner and in the areas in which the Business is presently being conducted; and (b) perform their respective obligations under this Agreement and each Ancillary Agreement. All such licenses and authorizations are valid and in full force and effect, and neither Purchaser nor LLANY is operating under any formal or informal agreement or understanding with any Governmental Authority which restricts its authority to do business or requires Purchaser or LLANY to take, or refrain from taking, any action. Except as listed on Schedule 4.08 hereto, no material violations exist in respect of any such license or authorization and no investigation or proceeding is pending or, to the Knowledge of Purchaser, threatened, that would be reasonably likely to result in the suspension, revocation or material limitation or restriction of any such license or authorization and, to the Knowledge of Purchaser, there is no reasonable basis for the assertion of any such violation or the institution of any such proceeding or investigation.

         Section 4.09. Financial Statements. (a) Neither Purchaser nor LLANY has prepared financial statements (whether or not audited) in accordance with GAAP since 1995.

                    (b) Purchaser has previously delivered to Sellers true, complete and correct copies of (i) the annual statements of Purchaser and LLANY as filed with the Insurance Departments of the State of Indiana (with respect to Purchaser) and the State of New York (with respect to LLANY) for the years ended December 31, 1997 and 1996, together with all exhibits and schedules thereto; and (ii) the quarterly statutory statements of Purchaser and LLANY as filed with the applicable Insurance Department for the calendar quarter ended March 31, 1998 (collectively, the "Purchaser SAP Statements"). The Purchaser SAP Statements present fairly, in all material respects, the statutory financial condition of Purchaser and LLANY, as applicable, at the respective dates thereof, and their statutory results of operations for the periods then ended in accordance with Indiana SAP or New York SAP, as applicable, applied on a consistent basis throughout the periods indicated and consistent with each other, except as otherwise specifically noted therein. Purchaser has previously disclosed to Sellers any agreements or understandings between Purchaser and the Insurance Department of the State of Indiana and any agreements or understandings between LLANY and the Insurance Department of New York, in each case affecting the interpretation or application of the statutory accounting principles and practices prescribed or permitted by the Insurance Departments of the States of Indiana and New York, respectively, with respect to the Purchaser SAP Statements.

                    (c) Purchaser and LLANY have previously delivered to Sellers true, complete and correct copies of all SAS-70 Reports concerning Purchaser's and LLANY's internal controls and procedures relating to calendar years 1997, 1996 and 1995.

         Section 4.10. Absence of Certain Changes. Since December 31, 1997 there has not been any change, event, occurrence, circumstance, fact or other matter that (i) has had or is likely to have a material adverse effect on the liabilities, results of operations or financial condition of Purchaser or LLANY, in each case considered as a whole, or (ii) would constitute an Event of Default or Recapture Event were such change, event, occurrence, circumstance, fact or other matter to arise after Closing.

         Section 4.11. Risk Based Capital. The Total Adjusted Capital of each of Purchaser and LLANY exceeds its Company Action Level Risk Based Capital ("RBC") (as those terms are defined by Applicable Law in the states of Indiana (with respect to Purchaser) and New York (with respect to LLANY)).

         Section 4.12. Sufficient Funds. Purchaser and LLANY have or will have at Closing sufficient surplus and funds available (through existing credit arrangements or otherwise) to pay the Purchase Price and assume the Assumed Liabilities, as applicable to Purchaser and LLANY, and to pay all fees and expenses related to the transactions contemplated by this Agreement.

         Section 4.13. Resources. Purchaser and LLANY have sufficient expertise, trained personnel, resources, systems, controls and procedures (financial, legal, accounting, administrative or otherwise) as may be necessary or appropriate to discharge its obligations after Closing under the terms of this Agreement, the Coinsurance Agreements, Administrative Services Agreements or any other Ancillary Agreement. Notwithstanding anything to the contrary contained in this Agreement, this representation and warranty shall not terminate or expire until all Assumed Liabilities have been discharged or terminated in full.

         Section 4.14. Year 2000 Matters. The Purchaser has developed and is actively executing a plan and implementation strategy (the "Purchaser Y2K Plan") that, to the

Knowledge of Purchaser, adequately addresses the year 2000 with respect to the obligations of Purchaser and LLANY under this Agreement and the Ancillary Agreements, and Purchaser and LLANY are proceeding in all material respects in accordance with the implementation schedule under the Purchaser Y2K Plan.


                                    ARTICLE V
                                    COVENANTS

         Section 5.01. Conduct of Business. (a) Prior to the Closing, Sellers shall: (i) in all material respects operate the Business as presently operated and only in the ordinary course and consistent with past practice; (ii) use commercially reasonable efforts to preserve the value of the Business; and (iii) use commercially reasonable efforts to preserve their relationships with and goodwill of their Producers, customers, suppliers, employees and other Persons having business dealings with Sellers in connection with the Business.

                    (b) Without limiting the generality of Section 5.01(a), and except as otherwise expressly provided in this Agreement, and except as set forth on Schedule 5.01(A) hereto, Sellers will not, without the prior written consent of Purchaser:

                             (i) enter into a material contract with respect to the Business that would require annual payments by either Seller of $150,000 or more, other than in the ordinary course of business consistent with past practice;

                             (ii) acquire or dispose of any asset that would constitute a Transferred Asset if owned by either Seller at Closing, other than acquisitions or dispositions in the ordinary course of business consistent with past practice;

                             (iii) make material changes to any of the accounting principles, practices, methods or policies (including but not limited to any reserving methods, practices or policies) employed with respect to the Business, except as may be required as a result of a change in Applicable Law, GAAP, Connecticut SAP or guidelines issued by the Commission or its accounting staff;

                             (iv) terminate the services of any Allocated
         Employee or of any of the Persons identified in Section 3.12(a) or materially change the duties of any such Person in a manner that adversely affects the Business, or materially reduce the amount of time such Person spends providing such services to the Business; provided that Purchaser shall not unnecessarily withhold its consent to any termination or change in duties described in this Section 5.01(b)(iv);

                             (v) pay, discharge, compromise or satisfy any material claims, liabilities or obligations associated with the Business other than the payment, discharge compromise or satisfaction of claims, liabilities or obligations in the ordinary course of business consistent with past practice;

                             (vi) enter into or terminate any reinsurance agreement relating to the Business;

                             (vii) take or cause to be taken any action that would cause Sellers' Separate Accounts to be managed other than in the ordinary course of business consistent with past practice;

                             (viii) increase the Commissions, salary, wages or benefits of any of the Persons identified pursuant to Section 3.12 except, in any case (x) as may be required under the terms of Sellers' employment or contractual relationships with such Persons, (y) in the ordinary course of business consistent with past practice, or (z) as may be provided under the terms of any retention agreement, stay bonus or similar arrangement as may be necessary or appropriate to encourage the retention of certain Transition Employees, which agreements, bonuses or arrangements shall be at Sellers' expense;

                             (ix) agree in writing or otherwise to take any of the actions described above in this Section 5.01(b); or

                             (x) directly or indirectly solicit or initiate any negotiations or discussions with, or provide any information to, or otherwise cooperate in any other manner with any Person or group of Persons (other than Purchaser, LLANY and their Affiliates) concerning any direct sale or other direct disposition of the Business.

                    (c) Prior to Closing, Seller shall notify Purchaser as promptly as reasonably practicable of any event or occurrence which might reasonably be expected to have a Material Adverse Effect on the Business, other than (i) any event, occurrence, development or state of circumstances or facts (including legislative, regulatory or judicial actions) affecting the life industry generally, or (ii) the effect of or changes to general market or economic conditions (including, but not limited to, changes in interest rates).

         Section 5.02.  Investigations; Pre-Closing Access.

                    (a) During the period between the Contract Date and the Closing Date, Purchaser shall be entitled, through its employees and representatives and at Purchaser's expense, to make such investigation of the assets, liabilities, business and operations of the Business, and such examination of the Books and Records relating to the Business, as Purchaser may reasonably request. Any investigation, examination or interview by Purchaser of Sellers' employees and agents or access pursuant to any of the provisions of this Section 5.02(a) or 5.02(b) shall be conducted or occur at reasonable times during normal business hours and upon reasonable prior notice to Sellers; provided, however, that such actions by Purchaser shall not unreasonably interfere with either Seller's normal business operations. The parties hereto and their respective officers, employees, agents and representatives, including, without limitation, counsel, investment bankers, actuarial consultants and independent public accountants, shall cooperate with each other in connection with such review and examination.

                    (b) Without limiting the generality of the foregoing, during the period between the Contract Date and the Closing Date, Sellers shall, in accordance with mutually acceptable guidelines and procedures: (i) provide to Purchaser and its Affiliates access to the Persons identified pursuant to
Section 3.12 and to service providers of Sellers; (ii) reasonably designate certain Persons to serve as members of a Sellers/Purchaser transition team and cause such Persons to devote reasonable time to transition matters; (iii) devote reasonable resources to transition matters (such resources to include, without limitation, office accommodations and related facilities for a substantial and continuing presence of Purchaser's transition team members on Sellers' premises); (iv) reasonably cooperate with Purchaser and LLANY to assist Purchaser and LLANY in filing policy and contract forms to enable Purchaser and LLANY to issue policies and contracts in their names substantially similar to the Policies included in the Business; (v) consult with Purchaser regarding Sellers' development work pertaining to systems, products, distribution and customer and producer services; and (vi) reasonably cooperate with Purchaser in its development work pertaining to systems, products, distribution and customer and producer services (including but not limited to assisting Purchaser in the training of LBMs and MGAs on Purchaser's and LLANY's products) in order to facilitate implementation of the transition plan at the earliest feasible date. The facilities, services and cooperation to be provided by Sellers pursuant to this Section 5.02(b) shall be provided to Purchaser as part of the consideration for the payment of the Purchase Price and without any additional charge therefor.

                    (c) Prior to the Closing Date, Sellers shall be entitled, through their respective employees and representatives and at Sellers' expense, to make such investigation of the assets, liabilities, business and operations of Purchaser and LLANY as Sellers may reasonably request. Any such investigation or examination shall be conducted at reasonable times during normal business hours and upon reasonable prior written notice to Purchaser and LLANY; provided, however, that such actions by Sellers shall not unreasonably interfere with Purchaser's and LLANY's normal business operations. The parties hereto and their respective employees and representatives, including, without limitation, counsel, investment bankers, actuarial consultants and independent public accountants, shall cooperate with each other in connection with such review and examination.

                    (d) Notwithstanding any other provisions of this Section 5.02, Purchaser, LLANY and Sellers shall cooperate in implementing the provisions of this Section 5.02 so as not to prevent or interfere with Sellers' compliance with Section 5.01 hereof.

         Section 5.03.  Post-Closing Access.

                    (a) Following the Closing Date, Sellers shall: (i) allow Purchaser, upon reasonable prior notice and during normal business hours, through its employees and representatives, the right, at Purchaser's expense, to examine and make copies of any records retained by Sellers for any reasonable business purpose, including, without limitation, the preparation or examination of Purchaser's or LLANY's Tax returns, regulatory filings and financial statements, but only to the extent that such records of Sellers would otherwise constitute Books and Records or Post-Closing Records and relate to the Business or the conduct of the Business prior to the termination of the Transition Services Agreement; (ii) allow Purchaser to interview the Sellers' employees for any reasonable purpose relating to the Business, including, without limitation, the preparation or examination of Tax returns, regulatory and statutory filings and financial statements and the conduct of any litigation relating to the Liabilities or otherwise, or the conduct of any regulatory, contract holder, participant or other dispute resolution whether pending or threatened; and (iii) maintain such records for Purchaser's examination and copying until at least the third anniversary of the Closing Date, after which the Sellers may destroy such records in their discretion. Access to such records shall not unreasonably interfere with each Seller's or any successor company's business operations.

                    (b) Following the Closing Date, Purchaser and LLANY shall:
(i) allow Sellers, upon reasonable prior notice and during normal business hours, through their employees and representatives, the right to (x) examine and make copies, at Sellers' expense, of the Books and Records transferred to Purchaser or LLANY at the Closing and the books and records relating to the Business created and maintained by Purchaser or LLANY after the Closing Date (the "Post-Closing Records"), and (y) interview the Purchaser's and LLANY's employees (including the Transition Employees), in the case of either clause
(i)(x) or (i)(y), for any reasonable purpose relating to the Business, including, without limitation, the preparation or examination of Tax returns, regulatory and statutory filings and financial statements and the conduct of any litigation relating to the Retained Liabilities or otherwise, or the conduct of any regulatory, contract holder, participant or other dispute resolution whether pending or threatened; and (ii) maintain such Books and Records and Post-Closing Records for Sellers' examination and copying. Purchaser and LLANY shall maintain and make available to Sellers the Books and Records and Post-Closing Records until such time as Sellers give written permission for their destruction, which with respect to a particular Policy or Post-Closing Policy, shall not be unreasonably withheld if:
(A) the Policy or Post-Closing Policy to which such Books and Records and Post-Closing Books and Records relate has been (i) expired for longer than three years with respect to Policies or Post-Closing Policies coinsured by Purchaser, or (ii) maintained in accordance with New York Insurance Department Regulation 152 with respect to Policies or Post-Closing Policies coinsured by LLANY, and
(B) in addition to compliance with such Regulation 152, if applicable, the applicable statute of limitations under all applicable Tax laws has expired with respect to Books and Records relating to Taxes. Access to such Books and Records shall not unreasonably interfere with Purchaser's or LLANY's business operations.

         Section 5.04. HSR Act Filings. Sellers, Purchaser and LLANY shall, as promptly as practicable, cause Notification and Report Forms to be filed under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby. Sellers, Purchaser and LLANY shall use their respective commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date.

         Section 5.05. Consents and Reasonable Efforts. (a) Sellers, Purchaser and LLANY shall cooperate and use their commercially reasonable efforts to promptly obtain all consents, approvals and agreements of, and to promptly give and make all notices and filings with, any Governmental Authorities, necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby, including, without limitation, the Permits described in Sections 6.03 and 7.03. Sellers shall use their commercially reasonable efforts to promptly obtain, and Purchaser and LLANY will cooperate with Sellers in promptly obtaining, all other approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements, including the matters set forth on Schedule 3.05 hereto and the consents of third parties under contracts to be assigned. Purchaser and LLANY shall use their commercially reasonable efforts to promptly obtain, and Sellers will cooperate with Purchaser and LLANY in promptly obtaining, all approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements as set forth on
Schedule 4.05 hereto. Sellers, Purchaser and LLANY will each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any Governmental Authority including, without limitation, filings under the provisions of the HSR Act.

                    (b) The parties hereto agree that they will consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The form of any filings, registrations or notifications required to be made by any party shall be subject to the prior approval of the other party or parties hereto, which approval shall not be unreasonably withheld or delayed, except that no party shall be obligated to share confidential or proprietary information with the other parties in connection with such filings. The party responsible for a filing as set forth above shall promptly deliver to the other party evidence of the filing of all filings, registrations and notifications relating thereto and any supplement, amendment or item of additional information in connection therewith. The party responsible for a filing shall also promptly deliver to the other party a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Authority in respect of any such filings. In exercising the foregoing rights and obligations, Sellers, Purchaser and LLANY shall act reasonably and as promptly as practicable. Sellers, Purchaser and LLANY shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement or the Ancillary Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

                    (c) With respect to the Variable Policies, ALIAC and Purchaser shall cooperate and use commercially reasonable efforts to obtain any necessary approvals by ALIAC regarding the substitution of a mutual fund including, but not limited to, a mutual fund managed by Purchaser or an Affiliate of Purchaser, for any and all mutual funds, including but not limited to any Internally Managed Fund, that support the Sellers' Separate Accounts, to obtain any required approvals from the Commission in connection therewith and to enter into a participation agreement to effect such substitution (which participation agreement shall be reasonably satisfactory to Purchaser and ALIAC in all material respects) and to obtain all other consents, approvals and agreements of, and to give and make all notices and filings with, any other Governmental Authorities necessary to authorize, approve or permit the consummation of the substitution referred to herein. ALIAC and Purchaser, as the case may be, shall use commercially reasonable efforts to obtain, and each such party will cooperate with the other parties in obtaining, all other approvals and consents to the substitution described in the immediately preceding sentence. Notwithstanding anything to the contrary contained in this Section 5.05(c): (i) with respect to all Policies designated "Aetna Vest I Policies," Purchaser shall not take any action that would cause the sum of mortality and expense charges and mutual fund advisory fees to exceed the maximum charges permitted (which charges have been disclosed to Purchaser) with respect to any investment option offered to the owners of such Policies; and (ii) Purchaser shall reimburse ALIAC for any and all costs, whether direct or indirect, incurred by ALIAC in connection with the mutual fund substitutions contemplated herein.

         Section 5.06. Representations and Warranties. From the date hereof through the Closing Date: (a) Sellers shall use their commercially reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true, complete and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except for representations and warranties that are expressly stated to be made as of an earlier date; (b) Purchaser and LLANY shall use their commercially reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties as to Purchaser and LLANY contained in Article IV shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date except for representations and warranties that are expressly stated to be made as of an earlier date; (c) Sellers shall notify Purchaser promptly of any event, condition or circumstance, to the Knowledge of Sellers, occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Sellers, Purchaser or LLANY; and (d) Purchaser shall notify Sellers promptly of any event, condition or circumstance, to the Knowledge of Purchaser, occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Purchaser, LLANY or Sellers.

         Section 5.07. Updating Schedules. In connection with the Closing, Sellers, Purchaser and LLANY will promptly supplement or amend the various Schedules to this Agreement to reflect any matter which, if existing, occurring or known on the Contract Date should have been so disclosed, or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby; provided, however, that for purposes of determining the rights and obligations of the parties under this Agreement, any such supplemental or amended disclosure by any party shall not be deemed to have been disclosed as of the Contract Date, to constitute a part of, or an amendment or supplement to, such party's Schedules, or to cure any breach or inaccuracy of a representation or warranty unless so agreed to in writing by the other party, which agreement shall not be unreasonably withheld if such supplemental or amended disclosure is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Business or a material adverse effect on the liabilities, results of operations or financial condition of Purchaser considered as a whole, as the case may be.

         Section 5.08. Further Assurances.

                    (a) Upon the terms and subject to the conditions herein provided, on and prior to the Closing Date each of Sellers, Purchaser and LLANY shall use commercially reasonable efforts to take, or cause to be taken, all action or do, or cause to be done, all things or execute any documents necessary, proper or advisable under Applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby.

                    (b) On and after the Closing Date, Sellers, Purchaser and LLANY shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions hereof, including, without limitation, putting Purchaser and LLANY in full possession and operating control of the Transferred Assets and the Business and giving effect to the assumption of the Assumed Liabilities by Purchaser and LLANY as contemplated hereby and thereby.

         Section 5.09. Expenses. Except as otherwise specifically provided in this Agreement or the Ancillary Agreements, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby including, without limitation, all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants; provided, however, that (a) Purchaser shall pay the cost of the filing fees in connection with the filings by any of the parties hereto with the FTC and the Antitrust Division under the HSR Act with respect to the transactions contemplated hereby; and (b) Purchaser shall bear the cost of obtaining required Permits, insurance regulatory approvals, consents and orders for the implementation of the Coinsurance Agreements and Administrative Services Agreements in any state or jurisdiction the laws of which require Purchaser or LLANY to obtain such approval, consent or order; and (c) Sellers shall bear the cost of obtaining required approvals, consents and orders for the implementation of the Coinsurance Agreements and Administrative Services Agreements from Connecticut, New York and any other state or jurisdiction the laws of which require Sellers to obtain such approval, consent or order.

         Section 5.10. Coinsurance Agreements. At the Closing (a) ALIAC and Purchaser shall execute and deliver to each other the ALIAC Coinsurance Agreement; (b) ALIAC and LLANY shall execute and deliver to each other the ALIAC
(NY) Coinsurance Agreement; (c) ALIC and Purchaser shall execute and deliver to each other the ALIC Coinsurance Agreement; (d) ALIC and LLANY shall execute and deliver to each other the ALIC (NY) Coinsurance Agreement; (e) subject to
Section 5.21 hereof, ALIAC and Purchaser shall execute and deliver to each other the Modified Coinsurance Agreement; and (f) subject to Section 5.21 hereof, ALIAC and LLANY shall execute and deliver to each other the NY Modified Coinsurance Agreement. Each of the Coinsurance Agreements shall be effective as of the Effective Date.

         Section 5.11. Administrative Services Agreements. At the Closing, (a) Sellers and Purchaser shall execute and deliver to each other the Administrative Services Agreement, and (b) Sellers and LLANY shall execute and deliver to each other the NY Administrative Services Agreement. Each of the Administrative Services Agreement and NY Administrative Services Agreement shall be effective as of the Effective Date. Not later than sixty (60) calendar days after the Contract Date, Purchaser, LLANY and Sellers will use their respective commercially reasonable efforts to identify any additional services to be rendered by Purchaser and LLANY, as applicable, under the terms of the Administrative Services Agreement, which services shall be listed on Schedule
2.01 thereto, and be consistent with current practices.

         Section 5.12. Bill of Sale. At the Closing, Sellers, Purchaser and LLANY shall execute and deliver to each other the Bill of Sale and Assumption Agreement, which shall be effective as of the Effective Date.

         Section 5.13. Transition Services Agreement. At the Closing, Sellers, Purchaser and LLANY shall execute and deliver to each other the Transition Services Agreement, which shall be effective as of the Effective Date.

         Section 5.14. Certain Agreements. Prior to Closing: (a) each Seller agrees to use its commercially reasonable efforts to assign to Purchaser or LLANY, as applicable, all of its rights and obligations under the Transferred Contracts to the extent such rights and obligations relate to the Business, provided, however, that Purchaser shall pay or reimburse Sellers for 50% of any payments, fees, costs or expenses required to be paid by Sellers to the counterparty to any Transferred Contract in connection with obtaining any such assignments; provided further that if Sellers are not able to obtain any required consent to the assignment of a Transferred Contract,

Sellers shall provide or cause to be provided to Purchaser the services called for by such Transferred Contract on substantially the same price (which shall be paid by Purchaser) and terms as are set forth in such Transferred Contract; and
(b) the reinsurance agreements or arrangements relating to the Business between ALIC and ALIAC, as described and set forth on Schedule 5.14 hereto shall be continued, terminated or modified, as the case may be, in the manner described on Schedule 5.14 effective as of the Effective Date, in either case on terms and conditions reasonably satisfactory to Sellers and Purchaser.

         Section 5.15. DAC Tax. The Sellers, Purchaser and LLANY agree to make the election contemplated by Section 848 of the Code in accordance with the terms, conditions and procedures contained in Article VIII of the Coinsurance Agreements.

         Section 5.16. Bank Accounts and Lockboxes. Pursuant to the Bill of Sale and Assumption Agreement, Sellers shall transfer to Purchaser or LLANY, as applicable, the bank accounts and lock-boxes of Sellers to the extent used solely in the operation of the Business. Sellers shall execute such additional agreements and instruments as may be reasonably required by a particular bank to effectuate the transfer to Purchaser of such bank accounts and lock-boxes.

         Section 5.17. Intentionally Deleted.

         Section 5.18. Confidentiality. (a) Each party hereto (with both Sellers, on the one hand, and Purchaser and LLANY, on the other hand, considered to be one party for purposes of this Section 5.18) will hold, and will cause their respective directors, officers, shareholders, employees, Affiliates, agents, representatives, advisors and consultants (including, without limitation, attorneys, investment bankers, actuarial consultants and independent public accounts) to hold, in strict confidence the Confidential Information (as defined herein) from any other Person unless:

                             (i) a party is compelled to disclose the Confidential Information by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the Ancillary Agreements and transactions contemplated hereby and thereby by Governmental Authorities) or by other requirements of Applicable Law; provided, however, that if, in the course of any legal or administrative proceedings or as otherwise required by Applicable Law or a Governmental Authority, either party is requested or required to disclose Confidential Information, such party will, prior to any disclosure and within five (5) Business Days, notify the other party in writing and provide the other party with copies of any such written request or demand so that the other party may seek a protective order or other appropriate remedy or waive in writing the provisions of this Section
         5.18 to the extent necessary (provided that one or the other be done). The parties shall cooperate with each other to obtain a protective order or other reliable assurance that confidential treatment will be afforded to designated portions of the Confidential Information. If no protective order or other remedy is obtained and the other party has not waived compliance with this Section 5.18, and if either party is, based upon the written advice of its counsel (which counsel shall be reasonably acceptable to the other party), legally required to disclose Confidential Information under Applicable Law, then such party may do so without liability to the other party, except that disclosure of Confidential Information shall be limited to the information actually required to be disclosed pursuant to Applicable Law; or

                             (ii) the Confidential Information is disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder.

                    (b) For purposes of this Agreement, "Confidential Information" is defined as all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except that Confidential Information shall not include documents or information that can be shown to have (i) been already in the possession of the party, provided that such information is not known by such party to be subject to another confidentiality agreement with or other obligation of secrecy to the other party or another party, or (ii) become generally available to the public other than as a result of a disclosure by the party or become available to the party on a non-confidential basis from a source other than the other party or its directors, officers, shareholders, employees, Affiliates, agents, representatives, advisors or consultants, provided that such source is not known, after due inquiry, to be bound by a confidentiality agreement with or other obligation of secrecy to the other party or another party; provided, however, that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business furnished by Sellers hereunder including, without limitation, Purchaser's disclosure to prospective purchasers of the sponsored Business from Purchaser of such documents and information relating to the sponsored Business. Notwithstanding the foregoing, in the event the transactions contemplated hereby are not consummated and this Agreement is terminated, the parties' obligations to maintain the confidentiality of such documents and information shall be governed by the Confidentiality Agreement.

         Section 5.19. Employment Obligations. In furtherance of the transactions contemplated by this Agreement and the Ancillary Agreements, Sellers and Purchaser agree as follows:

                    (a)      Identification of Employees.

                             (i) In accordance with Section 3.12, Sellers have provided or shall provide Purchaser with a list of the Allocated Employees and the Dedicated Employees (jointly referred to herein as the "Employee List"). No later than 60 days after the Contract Date, Purchaser will identify from the Employee List those Dedicated and Allocated Employees whose services Purchaser or its Affiliates wish to engage after the Closing Date and who will be offered Suitable Employment (as defined below) (Persons being offered Suitable Employment by Purchaser or its Affiliates are referred to herein as the "Transition Employees"); provided, however, that notwithstanding anything to the contrary herein, Sellers shall be required to give Purchaser access to no less than one Allocated Employee for each full time equivalent allocated to the Business. Persons appearing on the Employee List who are not Transition Employees but who will provide services in accordance with the Transition Services Agreement are referred to herein as "TSA Employees." Persons appearing on the Employee List who are neither Transition Employees nor TSA Employees are referred to herein as "Other Employees." All such offers of Suitable Employment shall be made to the identified employees no later than sixty (60) days after the Contract Date and shall be effective as of January 1, 1999 (the "Effective Date of Employment"). Purchaser will make offers of Suitable Employment as set forth on Schedule 5.19(A) hereto.

                             (ii) In the event that within 60 days of the Contract Date, it is determined that there are specific employees of Sellers or any of their Affiliates who, for any significant period ending between October 15, 1997 and April 15, 1998, spent at least two-thirds of their time performing services at a professional, technical, supervisory or higher level for Sellers or any of their Affiliates with respect to the Business and who do not appear on the Employee List (the "Look-back Employees"), Purchaser may have access to such Look-back Employees (in accordance with Section 5.02 hereof) and may within 60 days of the Contract Date make offers of Suitable Employment (consistent with the nature of such employee's position when performing services for the Business) to such Look-back Employees. Notwithstanding anything in this Agreement to the contrary, Sellers shall not be required to terminate the employment relationship of any such Look-back Employee who does not accept an offer of Suitable Employment. Any such Look-back Employee who receives an offer of Suitable Employment shall be deemed a Transition Employee for purposes of Section 5.19(d)(1) of this Agreement.

         Any such Look-back Employee who accepts an offer of Suitable Employment shall be deemed a Transferred Employee under this Agreement as of the Effective Date of Employment.

                    (b)      Transition Employees.

         In the event that any Transition Employee's employment terminates prior to the Effective Date of Employment (as defined above), Sellers, after consulting with Purchaser, shall use commercially reasonable efforts to replace such Transition Employee in order to maintain staffing levels that are appropriate with respect to the Business. Any such replacement employee shall be deemed to be a Transition Employee for purposes of this Agreement. During the period between the Closing Date and the Effective Date of Employment, the Transition Employees shall remain employees of Sellers or their Affiliates. During such period, Sellers will provide the administrative services requested by Purchaser that are reasonably necessary to service and administer the Business in accordance with the Transition Services Agreement. Up to the Effective Date of Employment, the Transition Employees shall perform the activities requested by Purchaser but shall remain under the direction and control of Sellers and Sellers shall retain the right to terminate such Transition Employees. In the event that Sellers terminate a Transition Employee without Purchaser's consent (which consent shall not be unreasonably withheld), Sellers shall be responsible for payment of related severance costs, if any. Purchaser will pay or reimburse Sellers for all costs for providing the services of the Transition Employees, including but not limited to Sellers' Fully Loaded Costs. Other than increases in salary or wages in the ordinary course of business and any changes in benefits disclosed in Schedule 5.01(A), Purchaser shall not be responsible for reimbursement for increases in the compensation and benefits of Transition Employees during the period between the Closing Date and the Effective Date of Employment without the prior written approval of Purchaser. In the event that the bonus and/or benefits paid to or provided on behalf of any Transition Employee during or for such period include amounts attributable to an entire year or any portion of a year greater than the period of time during which the Transition Employee was providing services under this
Section 5.19(b), then Purchaser shall reimburse to Sellers only the pro rata portion of such bonus and/or benefits based on the period of time during which the Transition Employee provided services under this Section 5.19(b).

                    (c) Transition Services Management Team. Purchaser and Sellers will establish a Transition Services Management Team, which will consist of one manager from each of Purchaser and Sellers, each of whom are familiar with the Business. The purpose of the Transition Services Management Team will be to coordinate transition activities during the period of time between the Contract Date and the Closing Date and thereafter consistent with Purchaser's business objectives.

                    (d)      Prohibition on Hiring; Suitable Employment.

                             (1) The employment or other relationship with
Sellers or any of their Affiliates of any Transition Employee who (i) is an Allocated Employee who as of the Closing Date has accepted an offer of Suitable Employment with Purchaser or its Affiliates, (ii) is a Dedicated Employee, or
(iii) is a Look-back Employee who as of the Closing Date has accepted an offer of Suitable Employment with Purchaser or its Affiliates, shall be terminated as of the Effective Date of Employment. Aetna Retirement Services, Inc. and/or its wholly-owned Subsidiaries shall be prohibited from hiring such Transition Employee for 24 months following the Closing Date, and Aetna Inc. and/or its Affiliates (other than Aetna Retirement Services, Inc. or its wholly-owned Subsidiaries) shall be prohibited from hiring such Transition Employee for 12 months following the Closing Date; provided, however, that such prohibitions shall not apply to a Transition Employee who has accepted an offer of Suitable Employment in the event that (i) Purchaser sells the Business (or any portion of the Business in which such Transition Employee spends substantially all of his or her time) to an acquiror that does not give such Transition Employee an offer of Suitable Employment, or (ii) Purchaser or any subsequent acquiror of all or any portion of the Business terminates the employment of such Transition Employee. Following the twelfth month after the Closing Date and until the end of the twenty-fourth month after the Closing Date, Aetna Inc. and/or its Affiliates (other than Aetna Retirement Services, Inc. or its wholly-owned Subsidiaries) may hire any such Transition Employee subject to the conditions described on Schedule 5.19(D) hereto; provided that such conditions shall not apply to the hiring of any Transition Employee in the circumstances described in the proviso of the immediately preceding sentence.

                             (2) As used herein, "Suitable Employment" shall
mean, with respect to an employee, a position: (i) that is consistent with the nature of such employee's position with Sellers or their Affiliates or Purchaser or its Affiliates, as applicable; (ii) that is within 20 miles of the geographic location at which such employee was performing his or her services for Sellers or their Affiliates or Purchaser or its Affiliates, as applicable; and (iii) with a salary at least at the level the employee was receiving from Sellers or their Affiliates immediately prior to the Closing Date, or, in the case of a sale of the Business or any portion of the Business by Purchaser, with a salary at least at the level the employee was receiving from Purchaser or its Affiliates immediately prior to the closing date of such sale.

                    (e)      Severance.

                             (1) Sellers shall be responsible for any Severance
Costs (as defined on Schedule 5.19(E) hereto) incurred with respect to any Other Employee who is terminated by Sellers; provided however, that if Purchaser or any of its Affiliates hires any Other Employee within the period ending 12 months after the Closing Date, Purchaser shall reimburse Sellers for all Severance Costs paid by Sellers to such employee.

                              (2) Purchaser shall reimburse Sellers for
Severance Costs incurred with respect to any TSA Employee who is a Dedicated Employee, who does not receive an offer of Suitable Employment from Purchaser and who is terminated by Sellers within 90 days following the date on which the services performed by such TSA Employee are no longer provided by Sellers to Purchaser under the Transition Services Agreement; provided however, that if Sellers or any of their Affiliates rehire any such TSA Employee who is a Dedicated Employee within the period ending 12 months after the Closing Date, Sellers shall reimburse Purchaser for all Severance Costs so paid by Purchaser to Sellers with respect to such employee; provided further, that notwithstanding the foregoing, Sellers shall not be required to reimburse Purchaser for any Severance Costs in connection with the rehiring of any employee in the event Purchaser sells the Business (or any portion of the Business in which such employee spends substantially all of his or her time) to an acquiror that does not give such employee an offer of Suitable Employment, and such rehiring takes place after the date which is 6 months following the Closing Date.

                    (f) Employee Benefits. Except as otherwise specifically provided herein, Purchaser shall provide benefits to each Transition Employee who accepts employment with Purchaser ("Transferred Employee") under the employee benefit plans, programs and arrangements (including but not limited to severance arrangements) of Purchaser and its Affiliates on the same terms and conditions as such benefits are provided to similarly situated employees of Purchaser. Purchaser and its Affiliates shall waive or cause to be waived, except to the extent that such waiver is prohibited by applicable law, any waiting period, probationary period, pre-existing condition exclusion, evidence of insurability requirement, or similar condition with respect to initial participation under any plan, program, or arrangement established, maintained, or contributed to by Purchaser or any of its Affiliates to provide health, life insurance, or disability benefits with respect to each Transferred Employee who has satisfied the comparable eligibility, insurability or other requirements being waived under Sellers' comparable plans immediately prior to the Effective Date of Employment. Each Transferred Employee shall be credited with the service and compensation of such Transferred Employee with Sellers or their Affiliates up to the Effective Date of Employment to the same extent as if such service had been performed for Purchaser or any of its Affiliates and such compensation had been paid by Purchaser or any of its Affiliates for all purposes (other than with respect to any "nonqualified deferred compensation plan" maintained by Purchaser or any of its Affiliates) in connection with determining such Transferred Employee's eligibility for, and vesting, benefit accrual and entitlements under, all employee benefit plans, programs and arrangements, including but not limited to vacation and sick days, severance, defined benefit pension plan,

401(k) plan and retiree medical benefits. Without limiting the generality of the foregoing, as of the Effective Date of Employment, Purchaser shall provide the following benefits to Transferred Employees:

                             (1) Severance. For the period beginning on the Effective Date of Employment and ending on December 31, 1999, Purchaser shall provide Transferred Employees with severance benefits that are no less favorable than the severance benefits that would have been provided by Sellers to such Transferred Employees immediately prior to the Closing Date.

                             (2) 401(k) Plan. Each Transferred Employee who is eligible to participate in the Aetna Services, Inc. Incentive Savings Plan immediately before the Effective Date of Employment shall be eligible to participate in the Lincoln National Corporation Employees' Savings and Profit Sharing Plan ("Purchaser 401(k) Plan"), as of the Effective Date of Employment.

                             (3) Health, Dental, Disability and Vision
         Insurance. Purchaser shall provide Transferred Employees with health, dental, disability and vision insurance on the same terms and conditions as such benefits are provided to similarly situated employees of Purchaser.

                             (4) Defined Benefit Pension Plan. Each Transferred Employee shall be eligible to participate in the Lincoln National Corporation Employees' Retirement Plan ("Purchaser's Defined Benefit Plan") in accordance with the applicable provisions of such plan as amended from time to time. Sellers shall retain all liabilities and obligations with respect to benefits accrued by Transferred Employees under the Retirement Plan for Employees of Aetna Services, Inc. Purchaser shall be permitted to reduce the aggregate of the accrued benefits under Purchaser's Defined Benefit Plan of each Transferred Employee who commences participation thereunder by the amount of such Transferred Employee's benefits payable under the Sellers' Defined Benefit Pension Plan, but not below the amount the Transferred Employee would have received had the Transferred Employee been treated by Purchaser as a new hire as of the Effective Date of Employment. The calculation of the amounts to be offset shall be determined in accordance with the guidelines, which shall be mutually determined by the parties within 60 days of the Contract Date. Such guidelines will provide that the calculation will be made as of normal retirement date or current age (if older) and Sellers' plan benefit will be calculated using Sellers' plan formula in effect as of the Contract Date. On the date which is the later of March 31, 1999 or 3 months from the Effective Date of Employment for a Transferred Employee, Sellers shall provide to Purchaser a schedule containing compensation and other relevant data required to determine for purposes of calculating pension benefits under Purchaser's Defined Benefit Plan.

                             (5) Retiree Medical Insurance. For the period beginning on the Effective Date of Employment and ending on December 31, 1999, Purchaser shall provide each Transferred Employee access to retiree medical insurance coverage with eligibility and terms and conditions no less favorable than those provided by Purchaser to similarly situated employees immediately prior to the Effective Date of Employment.

                             (6) Vacation and Sick Pay. Purchaser will provide vacation and sick pay benefits to all Transferred Employees on the same terms and conditions as such benefits are provided to similarly situated employees of Purchaser; provided however, that each Transferred Employee shall be credited as of the Effective Date of Employment with at least the number of vacation days calculated under Sellers' vacation policy effective immediately prior to the Closing Date as generally described on Schedule 5.19(F) hereto.

                    (g) Employment Obligations. Except as otherwise specifically provided in this Section 5.19, (i) Sellers shall retain liability for all salary, commissions and other compensation and benefits of any kind due any Person appearing on the Employee List on account of employment by Sellers before the Effective Date of Employment, and (ii) Purchaser shall assume liability for all salary, commissions and other compensation and benefits of any kind earned on and after the Effective Date of Employment by any Transferred Employee.

                    (h) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Sellers, Purchaser and LLANY and their respective successors and permitted assigns.

         Section 5.20.  Provision of Transitional Services.

                    (a) Transition Services Agreement. For a period of six (6) months after the Closing Date, but subject to a longer period for certain services as specified in the Transition Services Agreement, Sellers agree to provide, through TSA Employees, through Transition Employees (until January 1,
1999) and/or other employees, or, with Purchaser's consent (not to be unreasonably withheld), cause a third party to provide, such services requested by Purchaser that are reasonably necessary to service and administer the Business in accordance with the Transition Services Agreement; provided however, that in no event shall Purchaser's consent be required in connection with the use or engagement by either Seller (or any of Sellers' Affiliates) of any third party to provide information technology, data processing or other related services.

The terms and duration of such interim servicing relationships shall be governed by the Transition Services Agreement. Sellers and Purchaser shall use their respective commercially reasonable efforts to agree to the terms of the Transition Services Agreement not later than (90) calendar days after the Contract Date. Not later than ninety (90) days after the Contract Date, Purchaser will provide Sellers with a detailed description of the types and duration of interim transition services it will request to be provided under the Transition Services Agreement. Subject to the particular terms of the Transition Services Agreement, Purchaser shall reimburse Sellers for all of Sellers' Fully Loaded Costs in rendering such interim services.

                    (b) TSA Employees. During the term of the Transition Services Agreement, the TSA Employees shall remain under the direction and control of Sellers and Sellers shall retain the right to terminate TSA Employees. In the event that Sellers terminate a TSA Employee during the term of the Transition Services Agreement without Purchaser's consent, Sellers, and not Purchaser, shall be responsible for payment of related severance costs, if any. In the event that any TSA Employee's employment terminates prior to the expiration of the Transition Services Agreement, Sellers, after consulting with Purchaser, shall have the right to replace such TSA Employee in order to maintain staffing levels that Sellers believe are appropriate in order to fulfill their obligations under the Transition Services Agreement. If, in the opinion of Sellers, it is necessary or advisable to hire additional persons to perform the requested services under the Transition Services Agreement, Sellers, after consulting with Purchaser, shall have the right to hire such persons as TSA Employees.

                    (c) Prohibitions on Hiring. Upon the expiration of the Transition Services Agreement, at the option of Sellers, each TSA Employee's employment with Sellers or their Affiliates may be terminated as of the expiration of the Transition Services Agreement. If Purchaser or any of its Affiliates makes an offer of Suitable Employment to a TSA Employee no later than 60 days prior to the expiration of the Transition Services Agreement, and such TSA Employee then accepts such offer, Aetna Retirement Services, Inc. or its wholly-owned Subsidiaries shall be prohibited from hiring such TSA Employee for a period beginning 60 days following receipt by the TSA Employee of such offer of Suitable Employment ("Effective Date of Offer") and ending 12 months after the Effective Date of Offer; provided however, that such prohibitions shall not apply to a TSA Employee who has accepted an offer of Suitable Employment in the event that (i) Purchaser sells the Business (or any portion of the Business in which such TSA Employee spends substantially all of his or her time) to an acquiror that does not give such TSA Employee an offer of Suitable Employment, or (ii) Purchaser or any subsequent acquiror of all or any portion of the Business terminates the employment of such TSA Employee. Any TSA Employee who accepts an offer of Suitable Employment shall be deemed a Transferred Employee as of the date the TSA Employee becomes an employee of Purchaser or any of its Affiliates, and notwithstanding any provision of this Agreement to the contrary, such date shall be such TSA Employee's "Effective Date of Employment" for purposes of this Agreement.

         Section 5.21. Separate Account Reserves Modified Coinsurance. (a) At the Closing (i) ALIAC and Purchaser shall execute and deliver to each other the Modified Coinsurance Agreement; and (ii) ALIAC and LLANY shall execute and deliver to each other the NY Modified Coinsurance Agreement; provided, however, that if any required regulatory approval of the Modified Coinsurance Agreement or NY Modified Coinsurance Agreement, as applicable, has not been obtained as of the Closing Date, the parties thereto will not execute and deliver the relevant agreement unless and until such approval has been obtained. Each of the Modified Coinsurance Agreement and NY Modified Coinsurance Agreement shall be effective as of the Effective Date.

                    (b) If the Modified Coinsurance Agreement or NY Modified Coinsurance Agreement is not executed and delivered on the Closing Date (i) commencing with the month after the month in which the Closing occurs, ALIAC shall pay to Purchaser or LLANY, or Purchaser or LLANY shall pay to ALIAC, if negative, on a monthly basis, an amount equal to 100% of the Separate Account Revenues, as determined under Exhibit M; provided, however, that unless otherwise agreed by the parties, the amount so to be paid shall be settled in accordance with the accounting procedures contained in the ALIAC Coinsurance Agreement or ALIAC (NY) Coinsurance Agreement, as applicable; and (ii) upon execution and delivery of the Modified Coinsurance Agreement and NY Modified Coinsurance Agreement, the Modified Coinsurance Agreement and NY Modified Coinsurance Agreement shall be effective as of the Effective Date, and ALIAC and LLANY, as applicable, shall be allowed a credit for amounts paid pursuant to the preceding subparagraph (i) toward the amounts due under the Modified Coinsurance Agreement or NY Modified Coinsurance Agreement.

         Section 5.22. Use of Sellers' Names, Logos or Service Marks. Except as provided in the Administrative Services Agreements, and subject in any case to the terms thereof, neither Purchaser nor LLANY shall use the names, trademarks, logos or service marks of Sellers or any of their Affiliates in any way or manner not specifically authorized in writing by Sellers.

         Section 5.23. Communications with Policyholders. All communications with Policyholders by Sellers, Purchaser or LLANY in connection with the reinsurance of the Policies under the Coinsurance Agreements or the servicing of the Policies and Post-Closing Policies under the Administrative Services Agreements or any other transaction contemplated thereby shall be in such form as shall be mutually agreed upon by the parties hereto prior to any release thereof which agreement shall not be unreasonably withheld, except for communications with Policyholders as may be required to enable Sellers, Purchaser or LLANY, as applicable, to service the Policies and Post-Closing Policies in the ordinary course of business and in accordance with the applicable provisions of the Coinsurance Agreements, Administrative Services Agreements and Transition Services Agreement. Sellers, Purchaser and LLANY agree to cooperate with each other regarding the preparation and distribution of any such communications to Policyholders.

         Section 5.24.  Non-Solicitation of Business.

                    (a) In the event the transactions contemplated hereby are not consummated and this Agreement is terminated, all restrictions on Purchaser and LLANY contained in the Confidentiality Agreement concerning (i) the solicitation of officers and employees of Sellers and their Affiliates (which restrictions shall apply for two years from the date on which the Agreement is terminated notwithstanding anything to the contrary contained in the Confidentiality Agreement); and (ii) the solicitation, diversion or replacement of the Business, any other business, customer or Policyholder of the Sellers or their Affiliates, and any Person contained on the Lists (as defined in the Confidentiality Agreement) shall continue to apply to Purchaser and LLANY in accordance with the terms of the Confidentiality Agreement except as otherwise provided herein.

                    (b) Sellers recognize that the provisions of Sections 5.18, 5.19(d) and 5.20(c) are reasonable and necessary for Purchaser's protection. Purchaser and LLANY recognize that the provisions of Sections 5.18, 5.24(a) and 5.24(b) are reasonable and necessary for Sellers' protection, and Sellers, Purchaser and LLANY acknowledge that any breach of Sections 5.18 5.19(d), 5.20(c), 5.24(a) or 5.24(b) will cause irreparable injury to Sellers, Purchaser or LLANY, as the case may be, which injury will not be reasonable measurable or compensable by money damages. Accordingly, each of the parties hereto agrees that it shall be entitled without posting any bond to an injunction or injunctions to prevent breaches of the provisions of Sections 5.18, 5.19(d), 5.20(c), 5.24(a) or 5.24(b) and to enforce specifically the terms and provisions hereof in any action instituted in accordance with Section 11.07 hereof in addition to any other remedy to which such party may be entitled at law or equity.

                    (c) If any provision of Section 5.19(d) or 5.20(c) or of this Section 5.24 is held unenforceable because of the scope or duration of its applicability, the court making such determinations shall have the power to modify such scope or duration and such provisions shall then be applicable in such modified form.

         Section 5.25.  Intentionally Deleted.

         Section 5.26. Purchaser Year 2000 Matters. (a) Purchaser shall use commercially reasonable efforts to achieve the implementation objectives in the Purchaser Y2K Plan to the extent that such implementation materially affects Purchaser's ability to perform its obligations under this Agreement or any Ancillary Agreement.

                    (b) From the date Purchaser assumes responsibility for year 2000 remediation for the Direct Systems, and until such time as the Purchaser Y2K Plan has been fully implemented, Purchaser shall provide to Sellers in writing each month a report setting forth in reasonable detail the status of Purchaser's activities in connection with its implementation objectives in the Purchaser Y2K Plan to the extent that such implementation materially affects Purchaser's ability to perform its obligations under this Agreement or any Ancillary Agreement.

                    (c) Without limiting any other right or remedy of Sellers under this Agreement or any Ancillary Agreement, upon Purchaser's failure to achieve the implementation objectives regarding year 2000 remediation for the Direct Systems in the manner required to enable Purchaser to discharge its obligations and perform the services required under this Agreement and the Ancillary Agreements, then notwithstanding any other provision of the Agreement or the Ancillary Agreements, Sellers may, in their sole discretion (i) require Purchaser to increase the resources allocated to their Year 2000 remediation efforts with respect to the Direct Systems by an amount that Sellers, in their reasonable opinion, believe will rectify the deficient progress or (ii) after July 1, 1999, elect to (x) recapture and run the Direct Systems or (y) appoint a third party vendor to implement the Purchaser Y2K Plan with respect to the Direct Systems to Sellers' reasonable satisfaction. Purchaser shall pay all costs associated with the Sellers taking action pursuant to this Section 5.26(c).

         Section 5.27.  IT Services/Sellers Year 2000 Matters.

                    (a) IT Services. During the Transition Period, as defined below, Sellers will make available to Purchaser and LLANY, at Purchaser's and LLANY's expense, the IT Services set forth in the Product Guide and as provided in this Section 5.27. Sellers are making such IT Services available to Purchaser and LLANY as an accommodation and, in no event, will Sellers' liability for any damages whatsoever arising from Sellers' delivery of, or failure to deliver, the IT Services exceed the total price actually paid by Purchaser and LLANY for the IT Services.

                    (b)      Transition Matters.

                             (i)  Except as set forth in Section 5.27(b)(iii),
Sellers will provide the IT Services for a period of not more than twenty-four
(24) months (the "Transition Period"), commencing upon Closing.

                             (ii) Within sixty (60) days after the Contract
Date, Purchaser, LLANY and Sellers will use their respective commercially reasonable efforts to jointly develop a detailed plan (the "IT Transition Plan") which shall identify the IT Services that Purchaser and LLANY wish to buy from the Product Guide during the Transition Period; provided that applications support services labor will be limited to production support for Shared Systems, Y2K Obligations and Shared Y2K Obligations, and reasonable efforts for migrating the Direct Systems and the Shared Systems to Purchaser. Upon sixty (60) days written notice to Sellers, Purchaser and LLANY may add to the IT Services that they wish to buy or terminate any one or more of such IT Services. The IT Transition Plan shall include, among other items, a specific implementation plan for the Y2K Obligations (as defined below) to be provided by Sellers. The implementation plan will identify the information technology Dedicated Employees who shall be available to Sellers to perform services reasonably required by Sellers to comply with the Y2K Obligations. During the period from January 1, 1999 through March 31, 1999, any information technology Dedicated Employee who is a Transferred Employee and who is reasonably required by Sellers to comply with the Y2K Obligations pursuant to the implementation plan referred to in the immediately preceding sentence shall remain under the immediate supervision and direction of the Sellers' information technology managers responsible for the implementation of the Y2K Obligations.

                             (iii) From Closing through March 31, 1999, Sellers
shall retain responsibility for Year 2000 remediating for the Direct Systems as described in Section 5.27(c) ("Y2K Obligations"); provided however, that except as set forth in Section 5.27(c), there shall be no Y2K Obligations for the following applications which are described on Schedule 3.06(A): ACS/PRODUCER PAYROLL, ACS COMMISSION SYSTEM BRIDGES, FASTFORMS, INSGIFT, INSMARK, KETLEY BACKROOM TECHNICIAN, VITAL SIGNS, FINA-EASE, NUMBER CRUNCHER, INTEFLEX/WINF LEX, ESTATE TAX CONCEPTS, 1998 TAX FACTS, FIELD GUIDE and CRESCENDO. After March 31, 1999 and until the end of the Transition Period, Sellers shall provide only computing, distributed computing and telecommunications services for the Direct Systems.

                             (iv) Sellers shall have control of all aspects of
the Shared Systems prior to and after Closing. Sellers will maintain such systems in accordance with their own business objectives and, in no event, will Sellers upgrade, modify or change the Shared Systems

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

to accommodate Purchaser's or LLANY's business needs. Sellers will, however, offer ongoing production support and transition-related services in connection with the Shared Systems.

                             (v) Purchaser and LLANY will comply with Sellers'
IT security, code asset management, and other environmental standards of which they have been given reasonably sufficient notice. Such standards include, without limitation, upgrading Direct Systems so as to remain compatible with Sellers' operating environment. Notwithstanding the foregoing, Purchaser may elect not to participate in upgrades provided that Purchaser pays all costs associated with such election not to upgrade.

                    (c) Year 2000 Matters. Sellers' implementation goals with respect to Year 2000 compliance in connection with the following Direct Systems, together with the final completion date for each of the four listed categories, are set forth below:

Product/Policy Administration Systems - Final Completion Date:  March 31, 1999

         Complete LIAS Renewal and Year 2000 no later than March 31, 1999 Complete (Vantage One) V1-UL Renewal and Year 2000 no later than January 31, 1999 Complete Vantage ISWL Renewal and Year 2000 no later than October 31, 1998 Complete Vantage Traditional Renewal and Year 2000 no later than October 31, 1998 Complete Index Renewal and Year 2000 no later than January 31, 1999

New Business Systems - Final Completion Date:  March 31, 1999

         Finish LCNB Renewal Assessment and Remediation no later than March 31, 1999 Finish Suite, TUMS, MIB and EP Renewal Assessment and Remediation no later than March 31, 1999 Finish Renewal Assessment and Remediation Commission Rate Table no later than March 31, 1999 Finish Renewal Assessment and Remediation for any other New Business system by March 31, 1999

         Within 30 days after the Contract Date, Sellers and Purchaser will review options for eliminating and/or reducing the need for Renewal and Year 2000 for the New Business Systems and will implement any mutually agreeable option, thereby increasing the ability to redirect resources to other Direct Systems.

Sponsored Systems - Final Completion Date:  January 31, 1999

         Complete NBU for Renewal and Year 2000 no later than October 31, 1998 Complete PC Enroller Renewal and Year 2000 no later than January 31, 1999 Complete PDS Renewal and Year 2000 no later than January 31, 1999

Sales Support - Final Completion Date:  December 31, 1998

         Complete validation of Year 2000 compliance for FIPSCO Illustration Systems and FIPSCO feeds for Renewal and Year 2000 by December 31, 1998 Complete inventory, Year 2000 assessment of work to be done, and plan for other Sales Support Software thirty (30) days after the Contract Date.

         COLI - 90 days after the Contract Date, Sellers will develop a plan to Y2K Test Andessa and BTI interfaces with a target completion not later than February 28, 1999.

         "Complete" is defined to mean remediation of computer program code, testing computer program code, testing computer programs, implementing into production, and running under Sellers' "Year 2000 approval process" (in Year 2000+ environment).

         During such time as Sellers shall retain Y2K Obligations, Sellers shall provide to Purchaser each month a report setting forth in reasonable detail the status of the Sellers' activities in connection with their Y2K Obligations with regard to the four categories of Direct Systems (i.e., the Product/Policy Administration Systems, New Business Systems, Sponsored Systems and Sales Support System). In the event Purchaser, in its reasonable judgment, determines that Sellers are not making sufficient progress in meeting their Y2K Obligations with regard to any category such that Purchaser reasonably believes that the implementation goals will not be met on schedule, it shall have the option to assume Sellers' Y2K Obligations through the use of third party consultants at its cost. In the event Purchaser assumes Sellers' Y2K Obligations, Sellers shall be relieved of any further liability for Y2K implementation with respect to any category of Direct Systems.

         Sellers and Purchaser agree that it would be impossible to determine with any reasonable accuracy the amount of prospective damages with respect to a failure to meet Sellers' Y2K Obligations described herein. In the event Sellers retain responsibility for Y2K Obligations for any category of the Direct Systems and Sellers deviate from the implementation timetable in any material respect, Sellers shall pay Purchaser as follows: if the material deviation occurs with respect to the final completion date for Product/Policy Administration, the payment shall be $3 million; with respect to the final completion date for New Business Systems, $.5 million; with respect to the final completion date for Sponsored Systems, $1 million and with respect to the final completion date for Sales Support Systems, $.5 million. Sellers and Purchaser agree that the damages set forth above are reasonable and not a penalty, based upon the facts and circumstances of the parties at the time of entering into this Agreement, with due regard to future expectations. The foregoing shall be the Purchaser's sole and exclusive remedy for any losses it may suffer in connection with Sellers' undertaking the Y2K Obligations.

         Sellers' implementation goals with respect to Year 2000 compliance for Critical Shared Systems are set forth in the Sellers' Y2K Plan ("Shared Systems Y2K Obligations"). After the Contract Date, Sellers shall provide to Purchaser each month a report setting forth in reasonable detail the status of Sellers' activities in connection with their Shared Systems Y2K Obligations with regard to the Critical Shared Systems. In the event Purchaser, in its reasonable judgment, determines that Sellers are not making sufficient progress in meeting their Y2K Obligations with regard to the Critical Shared Systems such that Purchaser is likely to suffer materially therefrom, Purchaser may require Sellers to increase the resources allocated to meeting their Y2K Obligations with regard to the Critical Shared Systems by an amount that Purchaser, in its reasonable opinion, believes will rectify the deficient progress. Such additional resources shall be paid for by Sellers only to the extent necessary to rectify the deficient progress, provided however, that notwithstanding the foregoing, in no event will Sellers pay for resources after the Closing. With respect to Year 2000 compliance issues for the Shared Systems, Sellers shall reasonably treat the Business in a manner similar in all material respects to the other businesses of Sellers that such Shared Systems support.

                    (d) Fees for IT Services. The fees charged by Sellers for the IT Services will not exceed the Sellers' Fully Loaded Costs.

                    (e) Volume of Services. The IT Services will accommodate volumes consistent with Sellers' historical provision of services to the Business, as well as reasonable volume changes consistent with the ordinary course of operations of the Business. The IT Services will also accommodate a reasonable volume of transition services.

                    (f) Service Levels. Sellers, Purchaser and LLANY will agree upon service level standards for the IT Services, which shall be no lower than the historical service levels provided by Sellers to the Business.

                    (g) Access to Purchaser's and LLANY's Applications. Sellers will provide reasonable scheduling capacity to Purchaser and LLANY, consistent with Sellers' other operations, for purposes of applying changes (consistent with subsection (b)(iv) above) to the Direct Systems and Shared Systems running in Sellers' computing environments.

                    (h) Security. Sellers will provide physical and data security procedures for the Business running in Sellers' data center at levels consistent with Sellers' historical level of physical and data security procedures provided to the Business.

                    (i)      Intentionally Omitted.

                    (j) Orderly Transfer. Sellers will use their commercially reasonable efforts to assist and cooperate with Purchaser and LLANY in the orderly transfer of the Business, including without limitation, the Direct Systems and Shared Systems. Sellers will provide Purchaser and LLANY a reasonable level of access to Sellers' personnel skilled in delivering the IT Services for purposes of general consultation and knowledge transfer related to the Business. All costs of such transfer, including all applicable taxes, will be borne by Purchaser and LLANY.

                    (k) Proprietary Software Versions. Sellers will provide to Purchaser and LLANY a non-exclusive license to use the Shared Systems and an exclusive license (which Purchaser may sublicense in connection with the sale of part or all of the Business) to use the Direct Systems, and transfer to Purchaser and LLANY (i) the then current version, in source code form and including all available documentation, of the Direct Systems on Closing, and
(ii) the then current version, in source code form and including all available documentation, of each Shared System as of termination of the IT Services associated with each such Shared System. Notwithstanding the foregoing, prior to transfer of the Shared Systems pursuant to the IT Transition Plan, any upgrades, modifications or improvements to the Shared Systems that Sellers may have made between the Closing and the termination of the IT Services must be purchased by Purchaser or LLANY at Sellers' Fully Loaded Cost or each such upgrade, modification and improvement not so purchased may be removed at the sole discretion of Sellers. The version so transferred shall be AS IS, without warranty of any kind, and may only be used by Purchaser and LLANY in support of the Business and, in no event, may the licensed software be used by Purchaser and LLANY in support of any business that competes with Aetna Inc. or any of its Affiliates.

                    (l) License Fees. Prior to delivery of the Direct Systems or Shared Systems to Purchaser or LLANY, Sellers shall arrange for and Purchaser and LLANY, on the one hand, and Sellers, on the other hand, shall share equally any license fees associated with the re-licensing, transfer or assignment of third party software license agreements from Sellers to Purchaser or LLANY.

                    (m) Data. Sellers will archive all data related to the Business consistent with its current practices. Purchaser may review Sellers' archiving practices for a period of 75 days following the Contract Date. Sellers will accommodate reasonable requests for modification of such practices, provided that Purchaser shall pay all expenses associated therewith.

         Section 5.28. Certain Product Tax Matters. (a) ALIAC or ALIC, as applicable, shall, after the Closing, at Purchaser's written request given prior to the date which is 18 months after the Closing Date, use commercially reasonable efforts to obtain such relief as Purchaser shall reasonably require (including obtaining a waiver from, or entering into a settlement or closing agreement with, the IRS or the affected Policyholder) to the extent such relief relates to non-compliance by ALIAC or ALIC prior to the Effective Date with any product tax requirement or limitation contained in Sections 101(f), 817(h), 7702 and 7702A of the Code regarding any Policy identified in such request; provided, however, that Purchaser shall not require such relief if the holders of any Policy that constitutes a "modified endowment contract" under Section 7702A of the Code have been notified of the status and federal tax consequences of such Policy; and provided further that, in identifying Policies for which such relief is required, Purchaser and LLANY, in good faith, shall (i) use the same standards applicable to their own businesses in determining whether non-compliance with such Code provisions has occurred, and (ii) not request such relief (including obtaining a waiver from, or entering into a settlement or closing agreement with, the IRS or the affected Policyholder) if Purchaser or LLANY would not reasonably request such relief with respect to their own businesses. ALIAC, ALIC and Purchaser shall cooperate with each other in good faith in resolving matters subject to this Section 5.28 and any disputes relating thereto, such cooperation to include, but not be limited to, (A) participating in discussions, negotiations, settlements and communications with, and agreeing to the form and content of agreements, documents and other written submissions to, the IRS and any affected Policyholder, and (B) evaluating appropriate alternative remedies and relief in light of all relevant legal and business factors.

                    (b) Any request by Purchaser pursuant to Section 5.28(a) shall be treated as a Claims Notice under Section 9.01(a)(i) hereof. Prior to the time that the $30 million deductible provided for in Section 9.05(a)(i) hereof has been exhausted, Purchaser shall bear all costs, expenses, liabilities and obligations incurred by ALIC, ALIAC or Purchaser in connection with obtaining such relief (including any toll charge or penalty levied by a Taxing Authority and payments of Taxes or payments to Policyholders made as a result of non-compliance but excluding any internal costs and expenses incurred by ALIAC or ALIC) (collectively, "Tax Costs") and shall, promptly upon ALIAC's or ALIC's request therefor, reimburse ALIAC or ALIC, as applicable, for all Tax Costs in complying with this Section 5.28. Any Tax Costs incurred by Purchaser hereunder, including reimbursement payments to ALIAC and ALIC, shall be applied against the deductible in Section 9.05(a) hereof; provided, however, that (i) any internal costs or expenses incurred by Purchaser or LLANY, and (ii) any internal or external costs incurred by Purchaser or LLANY in identifying Policies subject to this
Section 5.28 shall not be applied against the deductible or included within Sellers' indemnification obligation. To the extent that such deductible has been exhausted: (x) Purchaser shall not make further reimbursement payments to ALIAC or ALIC for their Tax Costs incurred in complying with this Section 5.28; and
(y) any Tax Costs incurred by Purchaser hereunder in excess of the deductible shall be treated as payments for which Purchaser is entitled to indemnification under this Agreement, subject to the limitation contained in Section 9.05(a)(ii) hereof.

                    (c) Purchaser or LLANY, as applicable, hereby assumes any and all costs, expenses, toll charges, penalties and other liabilities and obligations to the extent that such liabilities and obligations arise from Purchaser's or LLANY's non-compliance with any product tax requirement or limitation contained in Sections 101(f), 817(h), 7702 and 7702A of the Code regarding any Policy and Post-Closing Policy, provided that such non-compliance first arises after the Effective Date. Seller, Purchaser and LLANY agree that all of such costs, expenses, toll charges, liabilities and obligations constitute matters for which Sellers are entitled to indemnification under this Agreement.

                    (d) Notwithstanding anything to the contrary in this Agreement, this Section 5.28 sets forth the sole and exclusive remedies of Purchaser and LLANY for any and all Tax matters.

         Section 5.29.  Sellers' Non-Compete.

                    (a) (i) Except as otherwise set forth in this Agreement, from the Closing Date through the third anniversary of the Closing Date (the "Blackout Period"), neither Sellers nor any of their Affiliates will manufacture, issue, distribute or sell, in the United States, individual life insurance products or corporate owned life insurance.

                    (ii) In any state in which any Seller is issuing Post-Closing Policies (as defined in Section 5.33 hereof), and during the period such Seller is issuing such Post-Closing Policies, Sellers may continue to issue, sell or distribute individual life insurance products in Sellers' names and in substantially the same manner as prior to the Closing Date. For purposes of this Agreement, all such products issued, sold or distributed during such period will be deemed to be included within the definition of "Post-Closing Policies" and will be subject to the Coinsurance Agreements, Transition Services Agreement and Administrative Services Agreements, as applicable.

                    (iii) The restrictions in subparagraph (i) above do not
                          apply to:

                         (a) group life insurance;

                         (b) group life conversions to individual life
                             insurance;

                         (c) international life insurance business (including
                             conversions and exchanges to individual U.S. life policies);

                         (d) investments in the ordinary course of business in
                             which the Sellers and their Affiliates do not obtain Control of another life insurance company;

                         (e) reinsurance; or

                         (f) individual life insurance issued in the United
                             States by another insurance company acquired after the Closing Date by any Seller or any of its Affiliates; provided, however, that during the Blackout Period: (x) none of the individual life insurance products sold by such acquired company will contain the name "Aetna"; (y) neither Sellers nor any of their Affiliates will change the name of the acquired company to include the name "Aetna," provided that Sellers and their Affiliates may use the Aetna name and associated logos and marks as permitted or required by applicable insurance advertising laws to identify the acquired company as an affiliate of Aetna Inc. or any of its Affiliates; and (z) the aggregate amount of new premiums for individual life insurance products sold through the acquired company's master or managing general agents will not increase, in any calendar year during the Blackout Period, by more than 15% over the aggregate amount of new premiums for individual life insurance products sold by the acquired company through such master or managing general agents during the immediately preceding calendar year.

                    (iv) Notwithstanding anything to the contrary in this
         Section 5.29, Sellers and their Affiliates may endorse, distribute and actively market individual life insurance products (none of which products will contain the name "Aetna") issued by insurance companies other than Sellers and their Affiliates to banks, broker-dealers, national wirehouses (e.g., Smith Barney Inc. and PaineWebber Group Inc.) and Sellers' career annuity agents. Nothing in this Section 5.29 shall preclude Sellers and their

         Affiliates from obtaining individual life insurance products (and sales support services) from any intermediaries, or directly from insurance companies other than Sellers and their Affiliates, in order to fulfill client requirements in the ordinary course of business. For purposes of this subparagraph, the definition of "Affiliates" shall not include insurance companies acquired after the Closing Date as described in subparagraph (iii)(f) above.

                    (b) Sellers and Purchaser acknowledge that any damage caused to Purchaser by reason of the breach by either Seller or any of their respective successors in interest of this Section 5.29 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that in addition to any other remedies, at law or otherwise, Purchaser shall be entitled to specific performance of this Section 5.29 or an injunction to be issued by a court of competent jurisdiction (subject to Section 11.07 hereof) restraining and enjoining any violation of this Section 5.29.

                    (c) It is the intent and desire of the parties to this Agreement that the provisions of this Section 5.29 shall be enforced to the fullest extent permissible under applicable law. Accordingly, if any particular portion of this Section 5.29 shall be adjudicated to be invalid or unenforceable, this Section 5.29 shall be amended to delete therefrom the portion thus adjudicated to be invalid and unenforceable under such law.

         Section 5.30. Sponsored Business. In the event that Purchaser elects to sell the sponsored life business to a third party, and if such third party wishes to reinsure the sponsored life business on an assumption basis, ALIAC shall negotiate in good faith with Purchaser and such third party to enter into assumption reinsurance agreements and to effectuate such reinsurance; provided, however, that: (a) the identity of such third party and the terms of such reinsurance shall be approved by ALIAC, which approval shall not be unreasonably withheld; (b) Purchaser shall reimburse ALIAC for any and all direct and indirect costs incurred by ALIAC (including reasonable costs and fees of counsel including the allocated cost of internal legal service) in connection with the negotiation, execution and delivery of such agreements (including, but not limited to, obtaining any required regulatory approvals relating thereto); (c) Sellers shall have determined that such transaction will not result in adverse Tax consequences or otherwise materially adversely affect Sellers' ability to preserve the financial statement reporting benefits of the transactions contemplated by this Agreement. Notwithstanding any such determination by Sellers, Purchaser shall indemnify and hold Sellers harmless against any such Tax or other obligations and liabilities. Nothing contained in this Section 5.30 is intended or shall be construed to authorize Purchaser or LLANY to delegate, assign or transfer to any third party any servicing or other right or obligation relating to the sponsored life business or other aspects of the Business without Sellers' prior written consent, which consent will not be unreasonably withheld.

         Section 5.31. Distribution Arrangements. Prior to the Closing, and during the period Sellers are issuing Post-Closing Policies (as defined in Section 5.33), Sellers shall use commercially reasonable efforts to keep in place all contractual arrangements and maintain all regulatory approvals necessary to permit Producers to (i) sell Sellers' products during the time periods specified in Section 5.33, and (ii) receive any trailing commissions payable on Sellers' products previously sold by the Producers; provided, however, that nothing in this sentence shall relieve Purchaser, LLANY or any affiliate of Purchaser or LLANY of any obligation under the Administrative Services Agreements. Prior to the Closing Date, Sellers shall provide to Purchaser a list (which may be in electronic form) of all licensed Producers as of April 13, 1998.

         Section 5.32. Reinsurance Treaties. Prior to Closing, each Seller agrees to use commercially reasonable efforts to assign all of its rights and obligations under the reinsurance treaties listed on Schedule 5.32 hereto to which it is a party and to obtain any endorsements from the reinsurers thereunder to the extent necessary to ensure that Purchaser and LLANY are entitled to enforce such treaties against the reinsurers in their own names, with respect to the Policies; provided, however, that Sellers shall be under no obligation to make payments or incur other liabilities to any Person in connection with such assignments and endorsements. If Sellers are unable to obtain such assignments or endorsements notwithstanding such efforts, Sellers shall place Purchaser and LLANY in the same net economic position as if such assignments or endorsements had been obtained (which actions may consist of Sellers continuing to use commercially reasonable efforts to enforce their rights under such treaties and ensuring that all benefits thereunder received, directly or indirectly, by Sellers flow to Purchaser and LLANY, as applicable).

         Section 5.33.  Post-Closing Policies.

                    (a) Commencing on the Closing Date and for a period of six months thereafter, as requested in writing by Purchaser or LLANY, as applicable, and subject to Sections 5.33(b) and (c) hereof, Sellers shall issue policies of the type that would be included in the Policies in effect on the Closing Date (the "Post-Closing Policies"), provided that Sellers shall not be required to issue Post-Closing Policies pursuant to this Section 5.33 in any state if Purchaser or LLANY, as the case may be, has obtained insurance department approval of its own forms corresponding to the Policies in such state; provided however, that Sellers acknowledge that following such approval in any state Sellers will continue to accept new applications for a reasonable period (not to exceed two (2) weeks) and for as much additional time as is necessary to issue policies based upon applications received prior to the end of such two (2) week period, in order to permit Purchaser to complete an orderly transition to its policy forms. Purchaser shall use its commercially reasonable efforts to obtain the policy form approvals referred to in the previous sentence as soon as practicable after the date hereof.

                    (b) (i) Commencing on the Closing Date and for a period of 12 months thereafter, as requested in writing by Purchaser or LLANY, as applicable, Sellers shall issue Post-Closing Policies in New Jersey and New York; and (ii) commencing on the Closing Date and for a period of 24 months thereafter, as requested in writing by Purchaser or LLANY, as applicable, Sellers shall issue Post-Closing Policies which constitute corporate owned life insurance policies and, in the case of either clause (i) or (ii) herein, for which Purchaser or LLANY, as applicable, has not obtained the policy form approvals referred to in Section 5.33(a) notwithstanding their commercially reasonable efforts to do so. Sellers' obligation to issue Post-Closing Policies under this Section 5.33(b) shall terminate on the same basis as such obligations terminate under Section 5.33(a). As consideration for Sellers' agreement to issue such corporate owned life insurance policies, Purchaser or LLANY, as applicable, shall pay to Sellers a 1% override commission on the gross Premium generated by all such policies issued by Sellers pursuant to clause (ii) of this
Section 5.33(b) during the period commencing on the first anniversary of the Closing Date and terminating on the second anniversary of the Closing Date.

                    (c) Notwithstanding any time limitation contained in this
Section 5.33 or any restriction contained in Section 5.29 hereof, Sellers shall continue to issue individual life insurance coverage following the exercise of conversion rights or similar coverage options by Policyholders in accordance with the terms and conditions of the Policies or Post-Closing Policies giving rise to such rights. Any coverage issued by Sellers pursuant to such conversion rights or coverage options shall be deemed a Post-Closing Policy for purposes of this Agreement and the applicable Ancillary Agreements. Sellers, Purchaser and LLANY shall cooperate with each other in good faith to facilitate the issuance of converted Post-Closing Policies in accordance with mutually acceptable procedures.

                    (d) Any Post-Closing Policy issued by Sellers pursuant to
Section 5.33(a), (b) or (c) will be reinsured by Purchaser or LLANY, as applicable, and administered by Sellers, Purchaser or LLANY, as applicable, in accordance with the Coinsurance Agreements, Transition Services Agreement and Administrative Services Agreements. Except to the extent required by Applicable Law, Sellers shall not withdraw or terminate any form of Policy or Post-Closing Policy on file with any Governmental Authority without Purchaser's prior written consent, which consent shall not be unreasonably withheld.

         Section 5.34. Resources. Purchaser and LLANY will continue to have and maintain during the term of the Coinsurance Agreements and Administrative Services Agreements

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sufficient expertise, trained personnel, resources, systems, controls and procedures (financial, legal, accounting, administrative or otherwise) as may be necessary or appropriate to discharge their respective obligations after Closing under the terms of this Agreement, the Coinsurance Agreements, Administrative Services Agreements or any other Ancillary Agreement. Notwithstanding anything to the contrary contained in this Agreement, this covenant shall not terminate or expire until all Assumed Liabilities have been discharged or terminated in full.

                                  ARTICLE VI
           CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER TO CLOSE

         The obligations of Purchaser under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by it to the extent permitted by law:

         Section 6.01. Representations, Warranties and Covenants. (a) Sellers shall have performed in all material respects all of their obligations under this Agreement required to be performed by them on or prior to the Closing Date;
(b) any breaches of the representations and warranties of Sellers contained in this Agreement shall not, in the aggregate, have had, nor could they reasonably be expected to have, a Material Adverse Effect on the Business (ignoring, for this purpose, any materiality qualifier in any such representation or warranty); and (c) Purchaser shall have received a certificate signed by the Chief Financial Officer of ALIAC and Vice President of ALIC to the effect that the foregoing conditions have been satisfied.

         Section 6.02. Other Agreements. The Ancillary Agreements which are to be executed and delivered on the Closing Date and each of the other agreements and instruments contemplated hereby and thereby to which either or both of Sellers are parties, shall have been duly executed and delivered by such Seller(s) on the Closing Date and each of such agreements, documents and instruments shall be in full force and effect with respect to such Seller(s) on the Closing Date.

         Section 6.03.  Governmental and Regulatory Consents and Approvals.

                    (a) All Permits listed on Schedules 3.05 and 4.05 hereto shall have been obtained on terms and conditions which would not, in the reasonable business judgment of Purchaser, result in a material adverse effect on the Business considered as a whole. Such Permits shall be in full force and effect and Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such Permits.


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                    (b) The waiting period prescribed by the HSR Act shall have expired or early termination thereof shall have been granted.

         Section 6.04. Possession of Assets; Instruments of Conveyance. Sellers shall have delivered to Purchaser or LLANY, as applicable, possession of the Transferred Assets to be transferred on the Closing Date and shall have transferred to Purchaser or LLANY all of the right, title and interest of Sellers in and to such assets as provided in this Agreement and the Ancillary Agreements.

         Section 6.05. Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.

         Section 6.06. Other Documents. Sellers shall have delivered to Purchaser (a) a copy of the resolutions (in form and substance reasonably satisfactory to Purchaser) duly adopted by the board of directors of each Seller authorizing the execution, delivery and performance of the Agreement and Ancillary Agreements by Sellers, certified (in form and substance reasonably satisfactory to Purchaser) by the Secretary or an Assistant Secretary of each Seller; (b) certificates (in form and substance reasonably satisfactory to Purchaser) of the Secretary or an Assistant Secretary as to the incumbency and signatures of the officers of Sellers executing the Agreement and the Ancillary Agreements to be executed and delivered on the Closing Date; and (c) such other documents, certificates or records as Purchaser or its counsel may reasonably request.

                                   ARTICLE VII
              CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS TO CLOSE

         The obligations of each Seller under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by it to the extent permitted by law:

         Section 7.01. Representations, Warranties and Covenants. (a) Purchaser and LLANY shall have performed in all material respects all of their respective obligations under this Agreement required to be performed by them at or prior to the Closing Date; (b) any breaches of the representations and warranties of Purchaser or LLANY contained in this Agreement shall not, in the aggregate, have had a material adverse effect on the liabilities, results of operations or financial condition of Purchaser taken as a whole (ignoring, for this purpose, any materiality qualifier in any such representation or warranty); and (c) Sellers shall

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have received a certificate signed by the Chief Financial Officers of Purchaser and LLANY to the effect that the foregoing conditions have been satisfied.

         Section 7.02. Other Agreements. The Ancillary Agreements which are to be executed and delivered on the Closing Date and each of the other agreements and instruments contemplated hereby and thereby to which Purchaser or LLANY is a party shall have been duly executed and delivered by Purchaser and LLANY on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to Purchaser on the Closing Date.

         Section 7.03. Governmental and Regulatory Consents and Approvals. (a) All Permits listed on Schedules 3.05 and 4.05 hereto shall have been obtained on terms and conditions which are reasonably acceptable to Sellers and which would not, in the reasonable business judgment of Sellers, result in the imposition on Sellers or any Affiliate or any of their respective businesses of any material cost, liability or restriction not consented to by Sellers or such Affiliate. Such permits shall be in full force and effect, and Sellers shall have been furnished with appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such Permits.

                 (b) The waiting period prescribed by the HSR Act shall have expired or early termination thereof shall have been granted.

         Section 7.04. Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.

         Section 7.05. Certain Changes. No event, occurrence, fact, condition or matter shall have occurred and be continuing which, if such event, occurrence, fact, condition or matter were to occur after Closing, would constitute an Event of Default or Recapture Event pursuant to Section 9.07 hereof.

         Section 7.06. Other Documents. Purchaser shall have delivered to
Sellers: (a) a copy of the resolutions or resolutions (in form and substance reasonably satisfactory to Sellers) duly adopted by the boards of directors of the Purchaser and LLANY authorizing the execution, delivery and performance of the Agreement and Ancillary Agreements by Purchaser and LLANY, certified (in form and substance reasonably satisfactory to Sellers) by the Secretary or an Assistant Secretary of the Purchaser and LLANY; (b) certificates (in form and substance reasonably satisfactory to Sellers) of the Secretary or an Assistant Secretary as to the incumbency and signatures of the officers of Purchaser and LLANY executing the Agreement

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and the Ancillary Agreements to be executed and delivered on the Closing Date;
and (c) such other documents, certificates or records as Sellers or their counsel may reasonably request.

                                  ARTICLE VIII
                                    SURVIVAL

         Section 8.01. Survival of Representations, Warranties, Covenants and Certain Indemnities.

                    (a) All representations and warranties of the parties hereto contained in this Agreement and all covenants, undertakings and agreements contained in this Agreement to be performed or complied with at or prior to the Closing Date shall survive the execution and delivery hereof; provided, however, that all such representations, warranties, covenants, undertakings and agreements shall terminate and expire on the date that is 18 months after the Closing Date, except: (i) that the representations and warranties contained in Sections 3.07, 4.06, 4.13 and 4.14 hereof shall survive indefinitely; and (ii) with respect to matters as to which a Claims Notice shall have been given conforming to the requirements of Section 9.02 or 9.03 by a party hereto prior to such expiration date.

                    (b) The covenants, undertakings and agreements of the parties contained in this Agreement, any Ancillary Agreement and in any document, agreement, obligation or instrument contemplated hereby or thereby to be performed or complied with after the Closing (including, without limitation, Section 5.34 hereof), shall survive without limitation as to time except as may otherwise be provided under the terms of this Agreement, any Ancillary Agreement or such related documents, agreements, obligations or instruments.

                    (c) Sellers' obligation to indemnify Purchaser Indemnified Parties (as defined in Section 9.01 hereof) against Sellers' Extra Contractual Obligations under Article IX and any Ancillary Agreement shall terminate and expire on the date that is 54 months after the Closing Date with respect to all claims for Sellers' Extra Contractual Obligations, other than such claims for which a Claims Notice conforming to the requirements of Section 9.02 shall have been given to Sellers by Purchaser or LLANY prior to such expiration date.


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                                   ARTICLE IX
                        INDEMNIFICATION AND OTHER RIGHTS

         Section 9.01.  Obligation to Indemnify.

                    (a) Subject to the limitations on survivability set forth in
Article VIII and to the limitations set forth in this Article IX, each Seller, severally and not jointly, agrees to indemnify, defend and hold harmless Purchaser and LLANY and their respective directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Purchaser Indemnified Parties") from and against all Losses (as hereinafter defined) asserted against, imposed upon or incurred by any Purchaser Indemnified Party arising from: (i) any breach of or inaccuracy in the representations and warranties made by such Seller contained in Article III hereof for such period of survival as provided in Section 8.01(a) hereof; (ii) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of such Seller contained in this Agreement or in any Ancillary Agreement; (iii) the Retained Liabilities of such Seller; (iv) Sellers' Extra Contractual Obligations for such period of survival as provided in Section 8.01(c) hereof; (v) any other matter for which such Seller has agreed to indemnify Purchaser under the Coinsurance Agreements, Administrative Services Agreements or other Ancillary Agreement; and (vi) any enforcement of this indemnity.

         As used in this Article IX and this Agreement, "Loss" and/or "Losses" shall mean actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties.

                    (b) Subject to the limitations on survivability set forth in
Article VIII and to the limitations set forth in this Article IX, Purchaser and LLANY, severally and not jointly, agree to indemnify, defend and hold harmless Sellers and their respective directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Sellers' Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Sellers' Indemnified Party arising from: (i) any breach of or inaccuracy in the representations and warranties made by Purchaser or LLANY contained in Article IV hereof for such period of survival as provided in Section 8.01(a) hereof; (ii) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of Purchaser or LLANY contained in this Agreement or in any Ancillary Agreement; (iii) the Assumed Liabilities (including, but not limited to, all claims that constitute Sellers' Extra Contractual Obligations but for which Sellers' indemnification obligation has expired pursuant to Section 8.01(c) hereof); (iv) any other matter for which Purchaser or LLANY has agreed to

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

indemnify Sellers under the Coinsurance Agreements, Administrative Services Agreements or other Ancillary Agreements; and (v) any enforcement of this indemnity.

         Section 9.02. Claims Notice. (a) In the event that either Purchaser or LLANY or one of the Sellers wishes to assert a claim for indemnification hereunder (including, but not limited to, claims arising from a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement that may result in a Loss for which indemnification is claimed under this Article IX (a "Third Party Claim")), such party seeking indemnification (the "Indemnified Party") shall give written notice (a "Claims Notice") to the other party (the "Indemnifying Party"). Such Claims Notice shall be delivered to the Indemnifying Party as promptly as practicable, specifying in detail the facts constituting the basis for, and the amount of, the claim asserted. The failure by any Indemnified Party to notify the Indemnifying Party as promptly as practicable shall relieve any Indemnifying Party from its indemnification obligations only to the extent such failure or other actions taken by the Indemnified Party in response to such claim shall actually prejudice an Indemnifying Party; provided however, that notwithstanding the foregoing, an Indemnifying Party shall have no obligations to indemnify an Indemnified Party if a Claims Notice containing the information specified above is not received by the Indemnifying Party prior to the termination of the applicable periods described in Sections 8.01(a) and 8.01(c).

                    (b) Subject to the provisions of Section 9.02(c), upon receipt of a Claims Notice the Indemnifying Party shall have the right to assume the defense and control of Third Party Claims. In the event the Indemnifying Party exercises such rights to assume the defense and control of a Third Party Claim, the Indemnified Party shall have the right but not the obligation reasonably to participate in (but not control) the defense of Third Party Claims with its own counsel and at its own expense. Any election by an Indemnifying Party whether to assume the defense of a Third Party Claim must be received by the Indemnified Party within a reasonable time period after receipt of the Indemnified Party's Claims Notice, and failure to send such notice within a reasonable time shall be deemed an election not to defend. If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Party; shall take all steps necessary in the defense or settlement of such Third Party Claims; and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Party shall, and shall cause each of its directors, officers, employees, agents, representatives, Affiliates and permitted assigns to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim defended by the Indemnifying Party, which cooperation shall include, without limitation, designating a liaison counsel to whom the Indemnifying Party may direct notices and other communications,

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using reasonable efforts to make witnesses available, and providing records and documents to the extent such witnesses, records and documents are relevant to the Third Party Claim.

                    (c) The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the Indemnifying Party has assumed the defense in accordance with the terms of Section 9.02(b), without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment (i) provides solely for the payment of money, and (ii) provides a complete release of, or dismissal with prejudice of claims against, any Indemnified Party potentially affected by such Third Party Claim from all matters that were or could have been asserted in connection with such claims. In the event that either Seller is the Indemnifying Party, the amounts of any settlement or judgment paid by such Seller in connection with Third Party Claims arising out of Sellers' Extra Contractual Obligations or misrepresentations and breaches of warranty referred to in Section 9.01(a)(i) shall be applied against the applicable deductibles set forth in Section 9.05(a)(i) hereof. Further, Purchaser shall pay, or shall reimburse Sellers for, the amount of such settlement or judgment to the extent that the applicable deductibles as described in Section 9.05(a)(i) have not been exhausted. In the event that Purchaser or LLANY is the Indemnifying Party, the amounts of any settlement or judgment paid by Purchaser or LLANY in connection with Third Party Claims arising out of misrepresentations and breaches of warranty referred to in Section 9.01(b)(i) shall be applied against the deductible amount set forth in Section 9.05(a)(ix) hereof. Further, the relevant Seller shall pay, or shall reimburse Purchaser or LLANY for, the amount of such settlement or entry of judgment to the extent that the deductible as described in Section 9.05(a)(ix) has not been exhausted. Except as provided above, settlement or consent to entry of judgment shall require the prior approval of the Indemnified Party, such approval not to be unreasonably withheld. If requested by the Indemnifying Party, the Indemnified Party will cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim or cross-complaint against any Person (other than the Indemnified Party or its directors, officers, employees, agents, representatives, Affiliates, successors and permitted assigns). In the event that either Seller is the Indemnifying Party and such Seller declines to assume the defense of a Third Party Claim arising out of Sellers' Extra Contractual Obligations or misrepresentations and breaches of warranty referred to in Section 9.01(a)(i), any costs or expenses incurred by Purchaser in connection with such Third Party Claims and Sellers' Extra Contractual Obligations shall be applied against the applicable deductible set forth in Section 9.05(a)(i) hereof. Further, Purchaser also shall pay, or shall reimburse Sellers for, the amount of such settlement or judgment to the extent that the applicable deductibles as described in Section 9.05(a)(i) have not been exhausted. In the event that Purchaser or LLANY is the Indemnifying Party and declines to assume the defense of a Third Party Claim arising out of misrepresentations and breaches of warranty referred to in
Section 9.01(b)(i), any costs or

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

expenses incurred by the relevant Seller in connection with such Third Party Claims shall be applied against the deductible amount set forth in Section 9.05(a)(ix) hereof. Further, the relevant Seller also shall pay, or shall reimburse Purchaser or LLANY for, any amounts paid or to be paid by Purchaser or LLANY in connection with any such settlement or entry of judgment to the extent that the deductible as described in Section 9.05(a)(ix) has not been exhausted. Unless and until the Indemnifying Party elects to defend the Third Party Claim, the Indemnified Party shall have the right, at its option and at the Indemnified Party's expense to do so in such manner as it reasonably deems appropriate; provided, however, that Indemnified Party shall not settle or compromise any Third Party Claim for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld).

         Section 9.03. Procedures for Direct Claims. In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver written notice of such claim with reasonable promptness to the Indemnifying Party specifying in detail the facts constituting the basis for, and the amount of, the claim asserted. Provided that notice is delivered prior to any applicable expiration date, the failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any Loss that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 9.03, it being understood that notices for claims in respect of a breach of a representation, warranty, covenant, undertaking or agreement must be delivered prior to the expiration of the survival period applicable thereto.

         Section 9.04. Indemnification Payments. Any payment arising under this
Article IX shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing; provided that, such payments shall be made, without duplication or double-counting, only to Purchaser or Sellers, respectively. In no event shall ALIC or ALIAC, as the case may be, be responsible for paying any indemnification obligation incurred by the other to Purchaser or LLANY.

         Section 9.05.  Limitations on Indemnification Obligations.

                    (a) In addition to any other limitations contained in Articles VIII and IX hereof, the obligations of Sellers, Purchaser and LLANY to indemnify any Purchaser Indemnified Party or Sellers' Indemnified Party, as the case may be, are subject to, and limited by, the following:

                             (i) Sellers shall be obligated to provide indemnification under this Article IX or under any Ancillary Agreement on account of any misrepresentation or

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         breach of warranty only to the extent that the aggregate dollar amount of Losses with respect to all misrepresentations and breaches of warranty referred to in Section 9.01(a)(i) exceeds $30 million, but only for the amount in excess of $30 million. Sellers further shall be obligated to provide indemnification under this Article IX or under any Ancillary Agreement on account of Sellers' Extra Contractual Obligations only to the extent that the aggregate dollar amount of Losses incurred by Purchaser or LLANY, as applicable, with respect to such Sellers' Extra Contractual Obligations exceeds $10 million, but only for the amount in excess of $10 million. Losses incurred by Purchaser, or LLANY, if any, with respect to Sellers' Extra Contractual Obligations shall be applied against the $30 million deductible provided for above, except to the extent that such Losses exceed $10 million and are indemnified by Sellers.

                             (ii) The maximum aggregate liability of Sellers for indemnification for all Losses subject to indemnification under this
         Article IX including, without limitation, any amount paid pursuant to
         Section 9.05(a)(i) shall be $500 million.

                             (iii) Each Indemnified Party shall be obligated to use its commercially reasonable efforts to mitigate to the extent reasonably practicable the amount of any Losses for which it is entitled to seek indemnification hereunder.

                             (iv) Upon making any indemnification payment, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Loss to which the payment relates; provided, however, that until the Indemnified Party recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of said payment are hereby made expressly subordinated and subjected in right of payment to the Indemnified Party's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

                             (v) The amount of any Losses sustained by an Indemnified Party and owed by an Indemnifying Party shall be reduced by any amount received by such Indemnified Party with respect thereto under any insurance or reinsurance coverage or from any other party alleged to be responsible therefor. The Indemnified Party shall use reasonable efforts to collect any amounts available under such insurance or reinsurance coverage and from such other party alleged to have responsibility. If the Indemnified Party receives an amount under insurance or reinsurance coverage or from such other party with respect to Losses sustained at any time subsequent to any indemnification

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         actually paid pursuant to this Article IX, then, subject to the immediately preceding sentence, such Indemnified Party shall promptly reimburse the applicable Indemnifying Party for any such indemnification payment actually made by such Indemnifying Party up to the actual amount of insurance actually received.

                             (vi) Any indemnification payments recoverable by an Indemnified Party pursuant to this Article IX shall be net of any Federal or state income tax benefits to such Indemnified Party as a result of the Loss as to which the payment is made, provided that if the payment so recoverable will result in an increase in the income taxable for Federal or state income tax purposes by the Indemnified Party, the amount of the payment will be increased so that the Indemnified Party will receive on an after tax basis the full amount of the indemnification contemplated by this Article IX.

                             (vii) Purchaser acknowledges and agrees that, notwithstanding anything to the contrary contained in Article III of this Agreement, Sellers make no representation, warranty, guaranty or covenant regarding, and shall have no obligation to indemnify the Purchaser Indemnified Parties with respect to, the ultimate adequacy or sufficiency of any reserves reflected, or the ultimate collectibility of any reinsurance recoverable reported as an asset or contra-liability in any financial statement, book, record or account of the Sellers including, but not limited to, the Statutory Statements, ALIAC GAAP Statements, the Pro Forma Statements, the Closing Balance Sheet, Revised Closing Balance Sheet and Final Closing Balance Sheet.

                             (viii) During the periods set forth in Sections 8.01(a) and 8.01(c) during which Sellers have certain obligations to indemnify Purchaser, and Purchaser has certain obligations to indemnify Sellers, Purchaser, on the one hand, and Sellers, on the other hand, shall, no less than annually, provide the other party with a written statement summarizing any Claims Notices provided to such other party to date, and setting forth the Losses incurred by such party for which such party is claiming indemnification against the other party in accordance with this Article IX.

                             (ix) Purchaser and LLANY shall be obligated to provide indemnification under this Article IX or under any Ancillary Agreement on account of any misrepresentation or breach of warranty only to the extent that the aggregate dollar amount of Losses with respect to all misrepresentations and breaches of warranty referred to in Section 9.01(b)(i) exceeds $10 million, but only for the amount in excess of $10 million.

                    (b)      Intentionally Omitted.

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         Section 9.06. Exclusivity. If the Closing occurs, and further subject in any case to (i) the right to enforce the indemnities provided for in this
Article IX, and (ii) to any rights and remedies provided under Section 9.07 hereof or in any Ancillary Agreement, and to the extent permitted by Applicable Law, the indemnities provided for in this Article IX shall be the exclusive remedies of the parties hereto and their respective officers, directors, employees, agents and Affiliates for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date), and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof (including, without limitation, any common law rights of contribution), all of which the parties hereto hereby waive.

         Section 9.07.  Security Trust Account and Recapture Rights.

                    (a) Events of Default. From and after the Closing Date, any of the following occurrences shall constitute an event that entitles either Seller to require Purchaser or LLANY, as applicable, to deposit and maintain assets in a Security Trust in accordance with the terms and conditions of this
Section 9.07 and Articles IX of the Coinsurance Agreements (individually or collectively, as the context indicates, an "Event of Default"):

                             (i) Purchaser or LLANY ceases to maintain any of
         (A) an A.M. Best Company rating of at least B++, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BBB-, and (C) a Moody's Investors Services, Inc. claims-paying ability rating of at least Baa3; or

                             (ii) Purchaser or LLANY fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) of at least 185 percent, or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio (calculated in accordance with the rules and procedures in effect on the Contract
         Date) of at least 115 percent; or

                             (iii) (A) Purchaser or LLANY ceases to be licensed as a life insurer or ceases to qualify as an accredited reinsurer in a particular jurisdiction under circumstances that would cause one or both Sellers to be denied credit for reinsurance ceded under the Coinsurance Agreements on the financial statements filed by such Seller in said jurisdiction, or (B) either Seller is denied credit for reinsurance ceded under the Coinsurance Agreements on the financial statements filed by such Seller in any jurisdiction; or

                             (iv) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against Purchaser or LLANY or its statutory representative in any jurisdiction; or

                             (v) any Person other than one of the Affiliates of Purchaser or LLANY in existence on the Closing Date acquires or assumes
         (A) Control of Purchaser or LLANY, whether by merger, consolidation, stock acquisition or otherwise (including, without limitation, the acquisition or assumption of the power to direct Purchaser's or LLANY's management and policies by means of a management or services agreement or other contractual arrangement) or (B) all or substantially all of the assets or liabilities of Purchaser or LLANY by reinsurance (whether indemnity or assumption) or otherwise; or

                             (vi) any Coinsurance Agreement is terminated in accordance with its terms; or

                             (vii) Purchaser or LLANY, as applicable, fails to transfer from its general account to a segregated capital account for the Par Policies (which segregated account is contemplated by Section
         2.8 of the ALIC Coinsurance Agreement and Section 2.8 of the ALIC (NY) Coinsurance Agreement) assets of a type, quality and value necessary to maintain the Par Surplus at the level contemplated by Section 2.8 of the ALIC Coinsurance Agreement and Section 2.8 of the ALIC (NY) Coinsurance Agreement, and Purchaser or LLANY, as applicable, fails to remedy such default within thirty (30) days after the date on which Purchaser or LLANY receives notice of such default from either Seller or any Governmental Authority.

The occurrence of any Event of Default shall entitle either Seller to elect to require Purchaser or LLANY, as applicable, to establish a Security Trust whether or not such an occurrence constitutes a Recapture Event, provided, that such Seller has not delivered an Election Notice electing recapture.

                    (b) Recapture Events. From and after the Closing Date, and whether or not an Event of Default has occurred or Security Trust has been established pursuant to Section 9.07(a) hereto, any of the following occurrences shall constitute an event that entitles either Seller to exercise the recapture remedy set forth in this Section 9.07 and Articles IX of the

Coinsurance Agreements (individually or collectively, as the context indicates, a "Recapture Event"):

                             (i) Purchaser or LLANY ceases to maintain any of
         (A) an A.M. Best Company rating of at least B+, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BB+, and (C) a Moody's Investors Services, Inc. claims-paying ability rating of at least Ba1; or

                             (ii) Purchaser or LLANY fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) of at least 160 percent; or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio (calculated in accordance with the rules and procedures in effect on the Contract
         Date) of at least 100 percent; or

                             (iii) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against Purchaser or LLANY or their statutory representatives in any jurisdiction; or

                             (iv) within thirty (30) calendar days of its receipt of a demand therefor delivered pursuant to Section 9.07(d), Purchaser or LLANY fail to execute the Security Trust Agreement or deposit and maintain assets in trust on the terms provided in Section 9.07(f) and in the Security Trust Agreement(s), provided, however, that the Seller which makes the demand therefor executes such Security Trust Agreement contemporaneously with the delivery of the demand; or

                             (v) any Coinsurance Agreement is terminated in accordance with its terms; or

                             (vi) within thirty (30) calendar days of the termination of any Administrative Services Agreement in accordance with its terms, (A) Purchaser or LLANY does not take all steps necessary to arrange for a third-party administrator acceptable to Sellers in their sole discretion, reasonably exercised, to provide all administrative services to be provided pursuant to the terminated Administrative Services Agreement(s) at the cost of Purchaser or LLANY or (B) such third-party administrator fails to enter into administrative service agreement(s) with Sellers, satisfactory in form and substance to Sellers in their sole discretion, reasonably exercised; or

                             (vii) A judgment or order is entered by a court of competent jurisdiction declaring the invalidity of the Security Trust or finding that the assets held in a Security Trust are general assets of Purchaser or LLANY or otherwise do not constitute a "secured claim" within the meaning of the laws of Purchaser's or LLANY's domiciliary state; or

                             (viii) the Seller for whose benefit a Security Trust is established pursuant to Section 9.07(a)(iii) is denied credit on its financial statements filed in any jurisdiction with respect to the reinsurance provided by Purchaser or LLANY, and Purchaser or LLANY does not take all steps necessary to enable such Seller to obtain credit on its financial statements within thirty (30) calendar days of Purchaser's or LLANY's receipt of written notice from such Seller as to the occurrence described herein; or

                             (ix) Purchaser or LLANY, as applicable, fails to transfer from its general account to a segregated capital account for the Par Policies (which segregated account is contemplated by Section
         2.8 of the ALIC Coinsurance Agreement and Section 2.8 of the ALIC (NY) Coinsurance Agreement) assets of a type, quality and value necessary to maintain the Par Surplus at the level contemplated by Section 2.8 of the ALIC Coinsurance Agreement and Section 2.8 of the ALIC (NY) Coinsurance Agreement, and Purchaser or LLANY, as applicable, fails to remedy such default within thirty (30) days after the date on which Purchaser or LLANY receives notice of such default from either Seller or any Governmental Authority.

The occurrence of any Recapture Event shall entitle either Seller to elect recapture remedies hereunder regardless of whether (1) such an occurrence also constitutes an Event of Default, (2) Purchaser has previously established a Security Trust or (3) either Seller has previously delivered an Election Notice requiring Purchaser to establish a Security Trust.

                    (c) Notice to Sellers. Purchaser and LLANY shall provide Sellers with:

                             (i) written notice of any downgrade in Purchaser's or LLANY's A.M. Best Company rating or Standard & Poor's Corporation or Moody's Investors Services, Inc. insurer financial strength or claims-paying ability rating within three (3) Business Days after Purchaser's or LLANY's receipt of notice of such adjustment;

                             (ii) a written report of the calculation of Purchaser's and LLANY's Total Adjusted Capital and Authorized Control Level RBC (based on the Risk-Based Capital (RBC) Model Act and/or the rules and procedures in effect as of December 31, 1997) and Standard & Poor's Corporation's capital adequacy ratio (based on the rules and procedures in effect on the Contract Date) as of the end of each calendar quarter within fifteen (15) Business Days after the end of such quarter;

                             (iii) written notice of the occurrence of any Event of Default or Recapture Event within two (2) Business Days after its occurrence; and

                             (iv) not less than annually, a written report, in form reasonably satisfactory to the Sellers, from Purchaser and LLANY certifying that no Event of Default or Recapture Event has occurred during the period covered by such report or is continuing as of the last day of such period, together with the appropriate calculations and backup reasonably necessary to substantiate the bases of Purchaser's and LLANY's certification.

Sellers may, at their own expense, review Purchaser's and LLANY's books and records to confirm the risk-based capital calculations provided by Purchaser and LLANY pursuant to Section 9.07(c)(ii). In addition, Purchaser and LLANY shall
(A) cooperate fully with Sellers and promptly respond to Sellers' inquiries form time to time concerning the Purchaser's and LLANY's financial condition, operating results and any events, occurrences or other matters which arise on and after the Effective Date and which reasonably relate to the Business or Purchaser's and LLANY's ability to perform and discharge their respective obligations under this Agreement or the Ancillary Agreements; and (B) provide to Sellers such financial statements, reports, internal control letters and reports prepared by auditors and other third parties, SAS-70 Reports and other documents of Purchaser and LLANY as Sellers may reasonably request from time to time.

                    (d) Election of Remedies. Upon the occurrence of any Event of Default, each Seller may elect to require Purchaser or LLANY, as applicable, to maintain assets in a Security Trust for the purpose of securing the Reinsured Liabilities under the Policies and Post-Closing Policies ceded by it to Purchaser and LLANY pursuant to the Coinsurance Agreements. Upon the occurrence of any Recapture Event, each Seller may elect to recapture, subject to the terms and conditions set forth below and in the Coinsurance Agreements all, but not less than all, of the Policies and Post-Closing Policies ceded by it to Purchaser and LLANY pursuant to the Coinsurance Agreements. Notwithstanding the foregoing, in the event such Event of Default or Recapture Event relates solely to LLANY, the remedies provided herein shall apply only to the Policies and Post-Closing Policies coinsured pursuant to the ALIAC (NY) Coinsurance

Agreement, ALIC (NY) Coinsurance Agreement and NY Modified Coinsurance Agreement. Each Seller electing either or both of these remedies shall give Purchaser or LLANY, as applicable, written notice of its election (the "Election Notice") specifying (x) the grounds for the exercise of its remedies pursuant to this Section 9.07 and either (y) if it elects to recapture the Policies and Post-Closing Policies, the fact of recapture and the effective date of recapture or (z) if it elects a Security Trust, the fact that Purchaser or LLANY, as applicable, is obligated to execute the Security Trust Agreement and to deposit and maintain assets in such Security Trust for the purpose of securing such Reinsured Liabilities (the "Secured Policies"). The Purchaser may unwind and terminate a Security Trust if, prior to the second anniversary of the date on which the Event of Default which originally gave rise to the establishment of such Security Trust occurred, both (A) the original Event of Default has been cured or remediated, and (B) no new Event of Default or Recapture Event has occurred; provided, that (i) prior to such second anniversary date, neither Seller has properly provided an Election Notice to recapture the Policies and Post-Closing Policies ceded by it; and (ii) the termination of the Security Trust shall not prejudice or be deemed a waiver of Sellers' right to demand the establishment of a new Security Trust or elect recapture upon the occurrence of any other or new Event of Default or Recapture Event.

                    (e) Recapture. Any recapture by Sellers shall not be deemed to have been consummated until (i) the Seller electing recapture has given Purchaser an Election Notice pursuant to Section 9.07(d); and (ii) such Seller has received payment of the entire Recapture Fee as determined in accordance with Exhibit J hereto. If the Reinsured Liabilities under the Policies and Post-Closing Policies to be recaptured are secured pursuant to a Security Trust established pursuant to Section 9.07(f), the Seller electing recapture may, in its sole discretion, withdraw assets from the Security Trust having an aggregate Market Value (determined pursuant to the Security Trust Agreement governing such Security Trust) not to exceed the amount of the Recapture Fee. Purchaser shall promptly pay such Seller the full amount of the Recapture Fee, reduced by the amount, if any, withdrawn from the Security Trust. Following the consummation of the recapture of Policies and Post-Closing Policies pursuant to this Section 9.07(e), no additional premiums, deposits or other amounts payable under such Policies and Post-Closing Policies shall be ceded to Purchaser pursuant to the Coinsurance Agreements.

                    (f)  Security Trust.

                             (i)  Establishment of the Security Trust.
Within thirty (30) calendar days of any Seller's delivery to Purchaser or LLANY of an Election Notice requiring that Purchaser or LLANY secure the Reinsured Liabilities ceded by such Seller with a Security Trust, the Purchaser or LLANY, as applicable, shall execute the Security Trust Agreement and deposit into an account with the Trustee (the "Security Trust"), naming the Seller as the sole beneficiary thereof, assets having a market value in an amount no less than the Required Balance for the purpose of securing the Reinsured Liabilities. The Security Trust Agreement shall be substantially in the form of Exhibit L hereto.

                             (ii)  Trust Assets.  At the direction of Purchaser
or LLANY, as applicable, the assets held in any Security Trust shall be held in the form of (A) cash and cash-equivalents, (B) certificates of deposit, (C) obligations of the United States Government or its agencies, (D) investment grade bonds, (E) whole (not participations) investment grade (as determined in accordance with Purchaser's internal rating systems) commercial mortgages; provided that the aggregate market value of such commercial mortgages held in the Security Trust shall not exceed 15% of the aggregate market value of the assets held in the Security Trust; and (F) straight Ginnie Mae, Freddie Mac and Fannie Mae 30-year mortgage-backed securities rated AA+ and above; provided that the aggregate market value of such mortgage-backed securities held in the Security Trust shall not exceed 15% of the aggregate market value of the assets held in the Security Trust; and provided, further, that in the event a Security Trust is established pursuant to Section 9.07(a)(v), the assets held in the Security Trust may be invested in accordance with Purchaser's internal investment policies for its individual life insurance business, a copy of which has been provided to Sellers. The aggregate Market Value of the assets held in such Security Trust shall at all times be at least equal to the Required Balance. As long as the Security Trust Agreement remains in force, the Purchaser or LLANY, as applicable, shall calculate the Required Balance as of the last day of each calendar month and report the amount of the Required Balance to the Sellers and Trustee within ten (10) Business Days after the end of such month. In connection with such calculation, Sellers shall direct the Trustee to make the payment to Purchaser of any amounts in the Security Trust which exceed the Required Balance, and Purchaser or LLANY, as applicable, shall promptly deposit in the Security Trust such additional permitted assets as may be necessary to increase the Market Value of the Security Trust assets to the Required Balance. The form and duration of assets to be held in the Security Trust shall be appropriate in light of the Reinsured Liabilities under the Secured Policies. Prior to delivering any assets for deposit in the Security Trust, Purchaser and LLANY shall execute assignments or endorsements in blank of all of Purchaser's and LLANY's right, title and interest in such assets (according to procedures set forth in the Security Trust Agreement), so that the Seller named as beneficiary of such Security Trust, or the Trustee upon Seller's direction, may whenever necessary negotiate title to any such assets without consent or signature from Purchaser, LLANY or any other entity.

                             (iii)  Permitted Withdrawals.  The Seller named as
beneficiary of a Security Trust may withdraw assets from such Security Trust at any time and from time to time, notwithstanding any other provisions of this Agreement or the Ancillary Agreements, and such assets may be utilized and applied by such Seller, or any successor by operation of law of such

Seller, including, without limitation, any liquidator, rehabilitator, receiver or conservator of such Seller, without diminution because of insolvency on the part of such Seller, Purchaser or LLANY; provided, however, that Sellers may only withdraw such assets for one or more of the following purposes:

                             (A) to reimburse Seller for any Reinsured Liabilities under the Secured Policies paid by Seller to the extent not paid by Purchaser or LLANY when due;
                             (B) to make payment to Purchaser or LLANY of any amounts that exceed the Required Balance;
                             (C) to pay all or any portion of any Recapture Fee due in connection with the recapture of the Secured Policies; or
                             (D) to pay any other amounts that are due to Sellers under this Agreement or any of the Ancillary Agreements to the extent not paid directly to Sellers by Purchaser or LLANY when due.

                    (g) Resort to Collateral. Notwithstanding the remedies contemplated by this Section 9.07 and the Ancillary Agreements, Sellers may, in their sole discretion, require direct payment by Purchaser or LLANY of any sum in default under this Agreement or the Ancillary Agreements in lieu of exercising the remedies in this Section 9.07, and it shall be no defense to any such claim that Sellers might have had recourse to a Security Trust or recapture remedy.

                    (h) Certain Remedies. Sellers, Purchaser and LLANY acknowledge that any damage caused to Sellers by reason of the breach by Purchaser or LLANY or any of their respective successors in interest of this
Section 9.07 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies at law or otherwise, Sellers shall be entitled to specific performance of this Section
9.07 or an injunction to be issued by a court of competent jurisdiction pursuant to Section 11.07 hereof restraining and enjoining any violation of this Section 9.07, in addition to such other equitable or legal remedies as such court may determine. Purchaser and LLANY hereby release, waive and discharge any and all claims and causes of action asserting in any way that: (a) any Security Trust is not valid, binding or enforceable; and (b) any remedy of either Seller including, without limitation, Seller's recapture and Security Trust remedies hereunder and under Articles IX of the Coinsurance Agreements are not valid, binding or enforceable. Purchaser and LLANY are forever estopped and barred from making any such assertion in any context or forum whatsoever.

                                    ARTICLE X
                          TERMINATION PRIOR TO CLOSING

         Section 10.01. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                    (a) by Sellers or Purchaser in writing, if there shall be any order, writ, injunction or decree of any Governmental Authorities binding on Purchaser or Sellers, which prohibits or restrains Purchaser or Sellers from consummating the transactions contemplated hereby; provided, that Purchaser or Sellers, as the case may be, shall have used their commercially reasonable efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted by November 2, 1998;

                    (b) by either of Sellers or Purchaser in writing, if the Closing has not occurred on or prior to November 2, 1998 unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to materially perform each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date; provided, however, that if the Closing hereunder has not occurred due solely to the failure of a party to receive a required approval from a Governmental Authority, the parties agree to extend the November 2, 1998 termination date to December 31, 1998, and to use their respective commercially reasonable efforts to obtain such approval.

                    (c) by Purchaser: (i) if there has been a misrepresentation on the part of Sellers in any representation or warranty of Sellers contained herein or in any certificate or other instrument delivered or furnished to Purchaser pursuant hereto, and such misrepresentation has had or would reasonably be expected to have a Material Adverse Effect on the Business (ignoring, for this purpose, any materiality qualifier in such representation or warranty), or (ii) if there has been any failure on the part of Sellers to comply with or perform any of their agreements, covenants or obligations hereunder and such failure has had or could reasonably be expected to have a Material Adverse Effect on the Business and such noncompliance or nonperformance shall not have been (x) cured or eliminated by Sellers within ten (10) business days following receipt by Sellers of written notice thereof from Purchaser; or
(y) waived by Purchaser on or before the Closing Date;

                    (d) by either Seller: (i) if there has been a misrepresentation on the part of Purchaser or LLANY in any representation or warranty of Purchaser or LLANY contained herein or in any certificate or other instrument delivered or furnished to Sellers pursuant hereto and such misrepresentation has had or would reasonably be expected to have a material adverse affect on the liabilities, results of operations or financial condition of Purchaser taken as a whole

(ignoring, for this purpose, any materiality qualifier in such representation or warranty), or (ii) if there has been any failure on the part of Purchaser or LLANY to comply with or perform any of their respective agreements, covenants or obligations hereunder and such failure has had or could reasonably be expected to have a material adverse effect on the liabilities, results of operations or financial condition of Purchaser taken as a whole, and such noncompliance or nonperformance shall not have been (x) cured or eliminated by Purchaser or LLANY within ten (10) business days following receipt by Purchaser or LLANY of written notice thereof from Sellers; or (y) waived by Sellers on or before the Closing Date;

                    (e) at any time on or prior to the Closing Date, by mutual written consent of Sellers and Purchaser.

         Section 10.02. Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect, except that, in the event of such a termination because of any breach (a) the breaching party shall be liable to the other party for all actual damages arising directly from such breach, including but not limited to, reasonable consultant fees and expenses; and (b) the obligations arising under Sections 5.24, 11.01, 11.06 and
11.07 shall remain in full force and effect. In no event shall any party be entitled to consequential damages including, but not limited to, damages for lost profits, following a termination of this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.01. Publicity. Except as may otherwise be required by Applicable Law, no release or announcement concerning this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby shall be made without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed. The parties hereto shall cooperate with each other in making any release or announcement.

         Section 11.02. Confidentiality. In addition and subject to the covenants and limitations contained in Section 5.18 hereof, the parties agree that, other than as agreed or as required to implement the transactions contemplated hereby, the parties will keep confidential the terms and conditions of this Agreement and the Ancillary Agreements, including, without limitation, the Schedules hereto and thereto, except as otherwise required by Applicable Law or court or judicial process (including, without limitation, pursuant to any federal or state securities laws or the rules of any stock exchange or self-regulatory organization or pursuant to any legal, regulatory or legislative proceedings).

         Section 11.03. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail or other nationally recognized overnight or same-day delivery service. Any such notice shall be deemed given when so delivered personally or by such delivery service, telegraphed or, if mailed, three days after the date of deposit in the United States mails, as follows:

                    (a)      if to Sellers:

                             Aetna Life Insurance Company
                             151 Farmington Avenue
                             Hartford, Connecticut   06156
                             Attention:  Chief Financial Officer

                             Aetna Life Insurance and Annuity Company
                             151 Farmington Avenue
                             Hartford, CT   06156
                             Attention:  Chief Financial Officer

                    with copies (which shall not constitute notice) to:

                             Aetna Retirement Services, Inc.
                             151 Farmington Avenue
                             Hartford, Connecticut   06156
                             Attention:  General Counsel

                             Lord, Bissell & Brook
                             115 South LaSalle Street
                             Chicago, Illinois   60603
                             Attention:  James R. Dwyer

                     (b)     if to Purchaser or LLANY:

                             The Lincoln National Life Insurance Company
                             1300 South Clinton Street
                             P.O. Box 1110
                             Fort Wayne, IN  46801
                             Attention: Carl Baker
                             if to LLANY:

                             Lincoln Life & Annuity Company of New York
                             120 Madison Street, Suite 1700
                             Syracuse, NY  13202
                             Attention:  Philip L. Holstein

                    with a copy (which shall not constitute notice) to:

                             Sutherland, Asbill & Brennan LLP
                             1275 Pennsylvania Avenue, N.W.
                             Washington, D.C.   20004
                             Attention:  David A. Massey

Any party may, by notice given in accordance with this Section 11.03 to the other parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

         Section 11.04. Entire Agreement. This Agreement (including the Ancillary Agreements, the other agreements contemplated hereby and thereby, and the Exhibits and Schedules hereto and thereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, except that the terms of the Confidentiality Agreement shall continue to bind the parties hereto in the event this Agreement is terminated pursuant to Section 10.01 hereof. Without limiting the generality of the foregoing sentence, the only representations and warranties made by the parties hereto with respect to the subject matter hereof are the representations and warranties contained in this Agreement and the Schedules and Exhibits hereto. The inclusion of any item in the Schedules is not evidence of the materiality of such item for the purposes of this Agreement or evidence that such item was required to be disclosed therein.

         Section 11.05. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement and the Ancillary Agreements may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, or shall any waiver on the part of any party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and, unless provided otherwise in this Agreement or in the Ancillary Agreements, are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         Section 11.06. Governing Law. THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         Section 11.07. Venue and Jurisdiction. Sellers and Purchaser hereby irrevocably submit to the exclusive jurisdiction of any state or federal court of general and competent jurisdiction located within the City or County of Hartford, State of Connecticut, with respect to any legal action or proceeding arising out of or connected with this Agreement or the Ancillary Agreements.

         Section 11.08. Binding Effect; Assignment. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Unless otherwise provided herein or in the Ancillary Agreements, neither this Agreement nor any Ancillary Agreement, or any right or obligation hereunder and thereunder (including, but not limited to, any servicing obligation under the Administrative Services Agreements), may be assigned by any party (in whole or in part) without the prior written consent of the other parties hereto.

         Section 11.09. Interpretation.

                    (a) The parties intend that the terms of the Agreement shall, to the fullest extent possible, be interpreted and applied consistently with the terms of the Ancillary Agreements.

                    (b) The parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of the Agreement.

                    (c) For purposes of the Agreement and the Ancillary Agreements, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

         Section 11.10. No Third Party Beneficiaries. Nothing in this Agreement or the Ancillary Agreements is intended or shall be construed to give any Person (including, but not limited to, the Policyholders, Producers, the Transition Employees or other employees of Sellers), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Ancillary Agreements or any provision contained herein or therein.

         Section 11.11. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         Section 11.12. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         Section 11.13. Dollar References. All dollar references in this Agreement are to the currency of the United States.

         Section 11.14. Performance Following Closing. Nothing in this Agreement shall be construed to limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing including, but not limited to, any covenant or agreement contained in the Ancillary Agreements.

         Section 11.15. No Prejudice. The parties agree that this Agreement and the Ancillary Agreements have been jointly negotiated and drafted by the parties hereto and that the terms hereof and thereof shall not be construed in favor of or against any party on account of its participation in such negotiations and drafting.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            AETNA LIFE INSURANCE AND ANNUITY
                                            COMPANY

                                            By:
                                            Name:
                                            Title:


                                            AETNA LIFE INSURANCE COMPANY

                                            By:
                                            Name:
                                            Title:


                                            THE LINCOLN NATIONAL LIFE INSURANCE
                                            COMPANY

                                            By:
                                            Name:
                                            Title:


                                            LINCOLN LIFE & ANNUITY COMPANY
                                            OF NEW YORK

                                            By:
                                            Name:
                                            Title:

                                    EXHIBIT A




                        ADMINISTRATIVE SERVICES AGREEMENT


                                  by and among


                          AETNA LIFE INSURANCE COMPANY

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY


                                       and


                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY





                           Dated as of October 1, 1998

                               INDEX OF SCHEDULES



Schedule 1.01 (A)          Policy Forms
Schedule 1.01(B)           Separate Accounts
Schedule 2.01              Certain Administrative Services
Schedule 2.08(A)           Licensed Names and Marks
Schedule 2.08(B)           Other Names and Marks

                                INDEX OF EXHIBITS



Exhibit A                  Administration of Separate Accounts

                                TABLE OF CONTENTS


ARTICLE I
         DEFINITIONS...........................................................2
         Section 1.01.     Definitions.........................................2

ARTICLE II
         ADMINISTRATIVE SERVICES...............................................7
         Section 2.01.     Appointment and Acceptance of Appointment...........7
         Section 2.02.     Notification of Policyholders.......................8
         Section 2.03.     Administrative Services.............................8
         Section 2.04.     Claims Review and Litigation.......................11
         Section 2.05.     Legally Required Company Actions...................13
         Section 2.06.     Compensation.......................................14
         Section 2.07.     Standards..........................................14
         Section 2.08.     Agreements Regarding Use of the Company's Name.....15

ARTICLE III
         BOOKS AND RECORDS; REPORTS...........................................18
         Section 3.01.     Maintenance of Books and Records...................18
         Section 3.02.     Monthly Accounting.................................19

ARTICLE IV
         INABILITY TO PERFORM SERVICES; ERRORS................................20
         Section 4.01.     Capacity...........................................20
         Section 4.02.     Inability to Perform Services......................20
         Section 4.03.     Errors.............................................20

ARTICLE V
         REGULATORY MATTERS...................................................20
         Section 5.01.     Responsibilities of the Administrator..............20

ARTICLE VI
         INDEMNIFICATION......................................................21
         Section 6.01.     Indemnification by the Company.....................21
         Section 6.02.     Indemnification by the Administrator...............21
         Section 6.03.     Certain Definitions and Procedures.................21

ARTICLE VII
         DURATION; TERMINATION................................................22
         Section 7.01.     Duration...........................................22
         Section 7.02.     Termination........................................22

ARTICLE VIII
         INSURANCE............................................................23
         Section 8.01.     Liability Insurance................................23
         Section 8.02.     Fidelity Bond......................................23
         Section 8.03.     Qualifying Insurers................................24

ARTICLE IX
         MISCELLANEOUS........................................................24
         Section 9.01.     Headings, Schedules and Exhibits...................24
         Section 9.02.     Notices............................................24
         Section 9.03.     Confidentiality....................................25
         Section 9.04.     Entire Agreement...................................25
         Section 9.05.     Waiver and Amendments..............................26
         Section 9.06.     Execution in Counterpart...........................26
         Section 9.07.     Limited Authority..................................26
         Section 9.08.     Assignment.........................................26
         Section 9.09.     No Third Party Beneficiaries.......................26
         Section 9.10.     Subcontracting.....................................26
         Section 9.11.     Change in Status...................................26
         Section 9.12.     Survival...........................................27
         Section 9.13.     Severability.......................................27
         Section 9.14.     Governing Law......................................27
         Section 9.15      Expenses...........................................27

                        ADMINISTRATIVE SERVICES AGREEMENT


     This ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement"), dated as of October 1, 1998, is made by and among Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut ("ALIC"), Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut (ALIC and ALIAC are sometimes collectively referred to herein as the "Company"), and The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of the State of Indiana (the "Administrator").

     WHEREAS, ALIC, ALIAC, the Administrator and Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York ("LLANY"), have entered into a Second Amended and Restated Asset Purchase Agreement, dated as of May 21, 1998 (the "Asset Purchase Agreement"), pursuant to which the Administrator has agreed to assume certain liabilities of ALIC and ALIAC; and

     WHEREAS, in accordance with the terms and conditions of the Asset Purchase Agreement, ALIC and the Administrator have entered into a certain Coinsurance Agreement of even date herewith pursuant to which ALIC, as ceding company, has ceded and transferred certain liabilities arising under the Policies (as defined below) and the Post-Closing Policies (as defined below) to the Administrator, as reinsurer, and the Administrator has reinsured such liabilities; and

     WHEREAS, in accordance with the terms and conditions of the Asset Purchase Agreement, ALIAC and the Administrator have entered into a certain Coinsurance Agreement of even date herewith pursuant to which ALIAC, as ceding company, has ceded and transferred certain liabilities arising under the Policies (as defined below) and the Post-Closing Policies (as defined below) to the Administrator, as reinsurer, and the Administrator has reinsured such liabilities; and

     WHEREAS, the parties hereto have agreed, on the terms and conditions set forth herein, that the Administrator will perform certain administrative functions on behalf of ALIC and ALIAC with respect to the Policies and Post-Closing Policies; and

     WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and upon the terms and conditions set forth herein, the parties to this Agreement agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01. Definitions. The following terms shall have the respective meanings set forth below throughout the Agreement:

     "Administrative Services" means the administrative functions with respect to the Policies and Post-Closing Policies described in Sections 2.01 and 2.03 hereof.

     "Administrator" means The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of the State of Indiana.

     "Administrator Indemnified Parties" shall have the meaning set forth in
Section 6.01 hereof.

     "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. "Control" (including the terms "controlling, " "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, the holding of policyholders' proxies by contract other than a commercial contract for goods or non-management services, or otherwise, unless the power is the result of an official position with or corporate office held by the Person. Except as provided otherwise in this Agreement, control is presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing 25% or more of the voting securities of any other Person, or holds or controls sufficient Policyholders' proxies, or is entitled by contract or otherwise, to nominate, appoint or elect the majority of the board of directors or comparable governing body of any other Person.

     "ALIAC" means Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut.

     "ALIAC Coinsurance Agreement" means the Coinsurance Agreement between ALIAC, as ceding company, and the Administrator, as reinsurer, of even date herewith.

     "ALIC" means Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut.

     "ALIC Coinsurance Agreement" means the Coinsurance Agreement between ALIC, as ceding company, and the Administrator, as reinsurer, of even date herewith.

     "Ancillary Agreements" mean collectively (a) the ALIC Coinsurance Agreement;(b) the coinsurance agreement between ALIC, as ceding company, and LLANY, as reinsurer, of even date herewith; (c) the ALIAC Coinsurance Agreement; (d) the coinsurance agreement between ALIAC, as ceding company, and LLANY, as reinsurer, of even date herewith; (e) the Bill of Sale and Assumption Agreement by and between ALIAC, ALIC, Administrator and LLANY of even date herewith; (f) the Security Trust Agreement(s); (g) the Transition Services Agreement; (h) the administrative services agreement among ALIC, ALIAC and LLANY of even date herewith; (i) the Modified Coinsurance Agreement; (j) the modified coinsurance agreement between ALIAC, as ceding company, and LLANY, as reinsurer, in the form of Exhibit Q to the Asset Purchase Agreement; and (k) this Agreement.

      "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

     "Asset Purchase Agreement" means the Second Amended and Restated Asset Purchase Agreement dated as of May 21, 1998 by and among ALIAC, ALIC, the Administrator and LLANY.

     "Business" means marketing, issuing and administering the Policies in the United States and the other business activities reasonably related thereto, in each case as currently conducted by ALIC or ALIAC, as the case may be, or, where so specified herein, as to be conducted by Administrator or LLANY following the Closing Date.

     "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of Connecticut are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

     "Claims" means any and all claims, requests, demands or notices made by or on behalf of Policyholders for the payment of death benefits, annuity benefits, partial withdrawals, surrenders, dividends, loans, returns of Premiums or any other payments or benefits alleged to be due under or in connection with the Policies and Post-Closing Policies including, without limitation, interest payable thereon in accordance with Applicable Law.

     "Closing" means the closing of the transactions contemplated by the Asset Purchase Agreement.

     "Closing Date" means the closing date of the Asset Purchase Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

      "Commissions" mean all commissions, expense allowances, benefit credits and other fees and compensation payable to Producers.

       "Company" shall mean ALIC and ALIAC, collectively.

     "Company Indemnified Parties" shall have the meaning set forth in Section
6.02 hereof.

     "Connecticut SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Connecticut.

     "Effective Date" means 12:01 a.m. Eastern Time on October 1, 1998.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Governmental Authority" means any court, administrative or regulatory agency or commission, or other federal, state or local governmental authority or instrumentality, or the National Association of Securities Dealers or national securities exchanges having jurisdiction over any party hereto.

     "LBMs" means the life brokerage managers and associates employed by ALIC and ALIAC in connection with the Policies as of April 13, 1998.

     "Legally Required Company Actions" means any actions the Company is required by Applicable Law or Governmental Authorities to take without the Administrator acting on its behalf.

     "Licensed Names and Marks" shall have the meaning set forth in Section 2.08 hereof.

     "LLANY" means Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York.

     "Loss" shall have the meaning set forth in Section 6.03 hereof.

      "MGAs" means master or managing general agents with which ALIC and LIAC have entered into a Distribution Agreement as of April 13, 1998.

      "Modified Coinsurance Agreement" means the Modified Coinsurance Agreement between ALIAC and the Administrator, as reinsurer, in the form of Exhibit P to the Asset Purchase Agreement.

      "Monthly Accounting" shall mean a monthly accounting prepared in accordance with each of Connecticut SAP and GAAP and delivered by the Administrator to the Company in accordance with Section 3.02 hereof.

      "Non-Guaranteed Elements" mean cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates and variable paid-up amounts, as applicable, under the Policies and Post-Closing Policies.

      "Outward Reinsurance Agreements" means (a) all reinsurance agreements with third-party reinsurers, which are assigned to the Administrator by the Company pursuant to the terms and conditions of the Asset Purchase Agreement and
(b) any reinsurance agreements under which the Administrator retrocedes liabilities with respect to the Policies and Post-Closing Policies to reinsurers (whether or not affiliated with the Administrator) from and after the Effective Date.

       "Par Policies" mean the individual participating life insurance policies and participating annuities issued by ALIC which are included within the Policies.

       "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

       "Policies" mean all of the individual universal life, individual corporate owned life, individual traditional life, sponsored life and individual participating life insurance policies and participating annuities, together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and ancillary agreements in connection therewith) which have been issued or reinsured by ALIC or ALIAC, as the case may be, in connection with the Business (in accordance with, and as determined by reference to, ALIC's and ALIAC's historical practices) which policies shall include, but not be limited to (a) all policies issued on the policy forms included in the list of base codes set forth on Schedule 1.01(A) and which: (i) are effected, bound or issued on or prior to the Effective Date; and (ii) are in force as of the Effective Date; or (iii) are subject to being renewed or reinstated in accordance with their terms on the Effective Date; and
(b) all individual life policies which are required to be issued by ALIC or ALIAC prior to or after the Effective Date following the exercise of conversion rights in accordance with the terms of the individual life policies coinsured by the Administrator under the ALIAC Coinsurance Agreement, ALIC Coinsurance Agreement and Modified Coinsurance Agreement; provided, however, that Policies shall not include any policies that are coinsured or administered by LLANY pursuant to the applicable Ancillary Agreements.

      "Policyholders" means policyholders, insureds and assignees under the Policies and Post-Closing Policies.

      "Post-Closing Policies" means the contracts and policies issued by ALIC or ALIAC, as applicable, after the Effective Date pursuant to the Asset Purchase Agreement.

      "Premiums" means premiums, considerations, deposits and similar receipts with respect to the Policies or Post-Closing Policies.

      "Producers" mean all LBMs, MGAs, brokers, agents, general agents, COLI speciality brokers, re-enrollers under the Company's sponsored life products, broker-dealers, producers or other Persons who market or produce the Policies and who (a) have been appointed by the Company, and (b) are entitled to receive Commissions from the Company.

      "Registered Marks" shall have the meaning set forth in Section 2.08(e) hereof.

      "Retained Liabilities" means only those liabilities which are expressly retained by the Company under the terms and conditions of the Asset Purchase Agreement or any Ancillary Agreement and are not reinsured or assumed by the Administrator.

      "Security Trust" means a trust account established with a United States financial institution for the purpose of securing the Administrator's or LLANY's obligations to the Company.

      "Security Trust Agreement" means the trust agreement governing the Security Trust.

      "Separate Accounts" means the specific separate accounts of the Company identified on Schedule 1.01(B) hereto.

      "Service Effective Date" means (i) with respect to each Administrative Service not subject to the Transition Services Agreement, the Effective Date; and (ii) with respect to each Administrative Service subject to the Transition Services Agreement, the date on which such service is no longer provided pursuant to the Transition Services Agreement.

       "Services" shall have the meaning set forth in Section 2.08(a) hereof.

       "Taxes" (or "Tax" as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), including, without limitation, any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premiums, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto.

       "Transition Services Agreement" means the Transition Services Agreement among ALIC, ALIAC, LLANY and the Administrator of even date herewith.


                                   ARTICLE II
                             ADMINISTRATIVE SERVICES

        Section 2.01. Appointment and Acceptance of Appointment. Except as expressly provided herein or unless specifically required by Applicable Law, ALIC and ALIAC each hereby appoints the Administrator, on an exclusive basis and for the period specified in Section 7.01 hereof, to provide administrative services with respect to the Policies, the Post-Closing Policies and the Separate Accounts as of the relevant Service Effective Date, including, without limitation, the administrative services specified herein and in Schedule 2.01 hereto (collectively, the "Administrative Services"), and the Administrator hereby accepts such appointment and agrees to perform such Administrative Services.

      Section 2.02. Notification of Policyholders. The Administrator agrees to send to all Policyholders and Producers a written notice, prepared by the Company and reasonably acceptable to the Administrator, advising that the Administrator has been appointed by the Company to provide the Administrative Services. The Administrator shall send such notice, by first class U.S. mail, at its own expense, promptly after receipt thereof but in no event more than thirty
(30) calendar days thereafter.

      Section 2.03. Administrative Services. From and after the relevant
Service Effective Date, the Administrator agrees to perform all Administrative Services and is authorized to do so in the name (subject to Section 2.08 hereof) or on behalf of the Company where appropriate; provided, however, that its performance of the Administrative Services shall comply with, and be subject in all events to, all Applicable Laws, the terms and conditions of the Policies and Post-Closing Policies and the provisions of all actuarial, rating or other filings with Governmental Authorities relating to the Policies and Post-Closing Policies made by the Company. Unless specifically provided for in this Agreement or the Transition Services Agreement, and except for Legally Required Actions, as between the parties, the Company shall not be obligated to provide any services relating to the Policies, Post-Closing Policies or Separate Accounts. The Administrative Services include, without limitation, the following:

         (a) preparing and mailing all necessary and appropriate Policyholder statements, reports and communications including, without limitation, (i) Premium notices to Policyholders at a reasonable time in advance of applicable due dates; (ii) advance notice of potential lapse of the Policyholder's coverage; (iii) in force reproposals; (iv) annual reports; and (v) confirmation statements;

         (b) collecting Premiums, loan repayments and loan interest and other amounts due under the Policies or Post-Closing Policies, including but not limited to such amounts paid through Producers and other persons or institutions that receive remittances with respect to the Policies or Post-Closing Policies;

         (c) receiving, processing, investigating and evaluating Claims filed by or on behalf of Policyholders, paying such Claims in accordance with the terms and conditions of the Policies, the Post-Closing Policies and Applicable Law or proposing, in accordance with the terms and conditions of the Policies, the Post-Closing Policies and Applicable Law and subject to the provisions of Section 2.04 hereof, to deny such Claims, in whole or part, (i) within ten (10) Business Days after receipt of all documentation reasonably required to evaluate Claims relating to the general account portion of a Policy or Post- Closing Policy, and (ii) within the time period specified in the applicable contract with respect to Claims for withdrawals from the Separate Account under a Policy or Post-Closing Policy, or, in the case of either clause (i) or (ii) above, within any shorter time period required by Applicable Law provided, however, that the Administrator may make such further investigation of the Claim as may be necessary or appropriate under Applicable Law. In the event that the Administrator is unable to make a determination as to whether any such Claim should be paid or denied within the specified period, it shall notify the Company immediately in writing and shall state in such notice the reasons for such delay;

         (d) providing claimants and representatives of Policyholders with written notice of approval or (subject to the provisions of Section 2.04 hereof) disapproval of Claims, including, in the case of disapproval, a specific explanation of the reasons for the denial of the Claim as required by Applicable Law, and discharging other contractual obligations under the Policies and Post-Closing Policies;

         (e) providing usual and customary services for Policyholders, including, without limitation, paying Policyholder dividends declared by the Company, processing loans and loan requests under the Policies and Post-Closing Policies, providing information concerning the Policies and Post-Closing Policies, and processing transfers, non-forfeitures, lapses, reinstatements, cancellations, conversions or other changes provided for under the Policies and Post-Closing Policies;

         (f) processing all necessary Policyholder Tax reporting, customer notifications and collection in connection with the Policies, the Post-Closing Policies and the Separate Accounts, including, without limitation, (i) the preparation of all Form 1099s and compliance with any and all withholding and Tax reporting requirements of the Tax laws in connection with payments of benefits and any other amounts due under the Policies and Post-Closing Policies;
                    (ii) notifications to customers concerning Tax matters together with available options; and (iii) administration and testing of the Policies and Post-Closing Policies to assure compliance with all applicable Tax requirements including, but not limited to, Sections 101(f), 817, 7702 and 7702A of the Code.

         (g) calculating and paying all Commissions to Producers entitled thereto, if any, and compliance with any and all withholding and Tax reporting requirements of the Tax laws in connection therewith;

         (h) monitoring and complying with all applicable licensing requirements relating to (x) Producers, and (y) the Administrator, and supervising the performance of all Producers;

         (i) preparation of all accounting and actuarial information related to the Policies, the Post-Closing Policies and the Separate Accounts that the Company determines is necessary to timely meet statutory, Tax or GAAP accounting requirements, including, but not limited to, preparation of quarterly and annual financial statement data in a format acceptable to the Company as necessary for inclusion in the Company's statutory and GAAP financial statements and delivery of such data in a form usable by the Company within fifteen (15) calendar days after the end of each calendar quarter or year;

         (j) administering all Outward Reinsurance Agreements including, without limitation, taking all steps necessary to maintain such reinsurance coverage, paying all reinsurance premiums, collecting all reinsurance recoverables due the ceding company thereunder and enforcing all rights of the ceding company under the Outward Reinsurance Agreements;

         (k) providing ALIC with all accountings and other information pursuant to the terms of the ALIC Coinsurance Agreement and providing ALIAC with all accounting and other information pursuant to the terms of the ALIAC Coinsurance Agreement and Modified Coinsurance Agreement;

         (l) maintaining the Company's current rate and form filings with Governmental Authorities and, at the written direction of the Company, making any required rate and form filings with Governmental Authorities in connection with any changes in the Company's rates and forms for the Policies or Post-Closing Policies and using best efforts to obtain all regulatory approvals required by Applicable Law therefor; provided, however, that the Administrator shall not make any change to the Company's rates or forms except at the express written direction of the Company or if (a) the changes are required by Applicable Law and (b) the Administrator gives the Company prior notice in writing of the nature of such required changes not less than thirty (30) calendar days prior to the proposed effective date thereof;

         (m) making recommendations to the Company with respect to (i) the Non-Guaranteed Elements of the Policies and Post-Closing Policies; (ii) the reserving methodology related to the Policies and Post-Closing Policies ; and

                    (iii) dividends under the Par Policies, every such recommendation with respect to dividends being accompanied by a review of an independent actuarial firm of nationally recognized standing (having no material relationship with the Administrator or the Company) supporting the recommendation;

         (n) subject to the terms and conditions of Section 5.01 hereof, handling all regulatory compliance and market conduct matters in connection with the Policies and Post-Closing Policies;

         (o) performing all services and functions described on Exhibit A hereto with respect to the Separate Accounts and those Policies or Post-Closing Policies which are registered products;

         (p) subject to prior review and consent by the Company and to the provisions of Exhibit A hereto, complying with Securities and Exchange Commission filing and other regulatory requirements applicable to those Policies or Post-Closing Policies which are registered products;

         (q) consulting with the Company and providing all financial, accounting and other data requested by the Company (i) to support any dividend declarations recommended by the Administrator under the Par Policies; (ii) regarding cash flow testing for the Policies and Post-Closing Policies subject to the ALIC Coinsurance Agreement, ALIAC Coinsurance Agreement or Modified Coinsurance Agreement; and (iii) establishing the recommended Non-Guaranteed Elements of the Policies and Post-Closing Policies;

         (r) maintaining a post office box or other commercially reasonable alternative for the purpose of receiving and collecting correspondence related to the administration of the Policies and Post-Closing Policies; and

         (s) (i) providing information to the Company to allow the Company to fulfill its escheat filing responsibilities and
                    (ii) otherwise fully discharging all escheat obligations to any Governmental Authority relating to the Policies or Post-Closing Policies.

      Section 2.04. Claims Review and Litigation. (a) In accordance with procedures agreed to from time to time by the Company and the Administrator, the Administrator shall promptly notify the Company if it proposes to deny any Claim under the Policies or Post- Closing Policies. The notice required under this Section 2.04 will contain a specific explanation of the Claim and the basis for the Administrator's proposal to deny such Claim and a statement of the date that the Claim payment would be required to be made under Section 2.03(c) hereof. If the Company requests additional information concerning such a Claim, the Administrator shall promptly provide the Company with a copy of its Claim file and any other information concerning the Claim reasonably requested in writing by the Company. The Administrator shall not deny a Claim if the Company reasonably objects to such denial in writing within ten
(10) Business Days of the later to occur of (i) the date of the Company's receipt of the notice required under this Section 2.04 and (ii) the date of the Company's receipt of all information concerning the Claim reasonably requested in writing by the Company. In the event that the Company objects to such proposed denial, the Company and Administrator shall use their good faith efforts to resolve such objection within the time frames contemplated by Section 2.03(c) hereof.

         (b) The Administrator shall immediately notify the Company in writing of any litigation that has been instituted or threatened in writing with respect to (i) any denied Claim or any claim-handling regardless of whether the Claim was paid or denied; or (ii) any other matter relating to a Policy or Post-Closing Policy or the Administrator's administration thereof. Such notice shall include a report summarizing the nature of the threatened or pending litigation, the alleged actions or omissions giving rise to such litigation or threatened litigation and copies of any files that the Company may reasonably require in order to review such litigation.

         (c) The Administrator shall sue or defend, at its own expense and in the name of the Company when necessary (subject to Section 2.08 hereof), any action brought upon a Policy or Post-Closing Policy. The Administrator shall make recommendations to and consult with the Company concerning its litigation strategy or settlement plans with respect to any such action. The Company shall have the right, at its own expense, to engage its own separate legal representation in any litigation in which the Company is a named party; provided, however, that the Administrator shall exercise control and direction over litigation defended pursuant to this Section 2.04(c) and shall have the authority to settle or consent to judgment in any such litigation subject to obtaining the Company's prior consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Administrator shall have the authority to settle or consent to judgment in any litigation without the Company's consent if (i) the Administrator pays all settlement amounts with respect thereto; (ii) the settlement or judgment does not impose equitable remedies on the Company or involve any restriction or condition which could reasonably be expected to have a material adverse effect on the Company or its Affiliates or on any business of the Company or its Affiliates; and (iii) the Administrator obtains a complete release of, or a dismissal with prejudice of claims against, the Company with respect to such litigation.

         (d) Notwithstanding the provisions of Section 2.04(c) hereof, the Company shall retain the exclusive right to exercise control of and direction over any claim or litigation involving Retained Liabilities. Except in cases where there is insufficient time to obtain the required consent or in cases where the Administrator is a named party in the claim or litigation, the Administrator shall not initiate or appear in any litigation involving Retained Liabilities or engage any counsel to prosecute or defend such litigation, unless the Administrator first obtains prior written consent for its action from the Company. Whenever there is insufficient time to obtain the required consent, the Administrator shall take any action necessary to preserve the legal rights and interests of the Company with respect to any claim or litigation involving Retained Liabilities; provided, however, that the Administrator shall promptly give the Company written notice of any such action taken without the Company's prior written consent.

         (e) Without the Company's prior written consent, the Administrator shall not (i) pay any portion of or settle any claim involving Retained Liabilities; or (ii) admit liability on the part of the Company with respect to such a claim.

         Section 2.05. Legally Required Company Actions. The Administrator will give the Company timely notice of any Legally Required Company Actions, including, without limitation, filings with insurance regulators, other Governmental Authorities and guaranty associations and filings and premium and other Tax returns with taxing authorities, which, in each case, relate to the Policies, the Post-Closing Policies or the Separate Accounts. The Administrator will, not less than forty-five (45) calendar days prior to the date on which such filings are required, provide to the Company all information with respect to the Policies, the Post-Closing Policies and the Separate Accounts that may be required for the Company to prepare such filings and Tax returns in a timely fashion. However, all such information necessary for the preparation of any federal or state income Tax return will be provided by April 30th following the end of the taxable year. The Administrator, in accordance with and subject to the terms and conditions of Section 3.11 of the ALIC Coinsurance Agreement and
Section 3.10 of the ALIAC Coinsurance Agreement, will pay to the Company on a monthly basis an advance against the Administrator's liabilities for premium Taxes payable by the Company and assessments to the Company by state guaranty or insolvency or similar associations or funds, to the extent that such Taxes and assessments are allocable to Premiums paid on or after the Effective Date. In addition, the Administrator will be responsible for complying with all applicable reporting, withholding and disclosure requirements under the Code and state and local Tax laws with respect to the Policies, the Post-Closing Policies and Separate Accounts, and the Company will cooperate with the Administrator to the extent necessary to allow the Administrator to fulfill its responsibilities.

         Section 2.06.       Compensation.

         (a) The Administrator will, promptly upon the Company's request therefor, (i) compensate the Company for any administrative services it may from time to time, notwithstanding the intention of the parties that the Administrator perform such services to the fullest extent permitted by Applicable Law, be required to perform with respect to the Policies, the Post-Closing Policies and the Separate Accounts, including without limitation, accounting, legal, Tax and regulatory filing services and all Legally Required Company Actions; and (ii) reimburse the Company for any other costs it may reasonably incur with respect to the Policies, the Post-Closing Policies and the Separate Accounts as a result of this Agreement or the reinsurance transactions contemplated by the ALIC Coinsurance Agreement, ALIAC Coinsurance Agreement and Modified Coinsurance Agreement. The compensation and reimbursement referred to in this Section 2.06(a) shall be based on the Company's fully-allocated costs, including a proportionate share of corporate overhead, as detailed in invoices to the Administrator.

         (b) The Administrator agrees to perform the Administrative Services with respect to the Policies and Post-Closing Policies (except with respect to the Retained Liabilities) at its own expense and without any rights of reimbursement from the Company, in consideration of the Company having entered into the Asset Purchase Agreement, the ALIC Coinsurance Agreement, the ALIAC Coinsurance Agreement, the Modified Coinsurance Agreement and related agreements and for other good and valuable consideration, the receipt of which is hereby acknowledged.

         Section 2.07. Standards. The Administrator acknowledges that the performance of the Administrative Services including, but not limited to, all reporting obligations to the Company and Policyholders required by this Agreement, in an accurate and timely manner is of critical importance to the Company. The Administrator agrees to perform the Administrative Services with the skill, diligence and expertise commonly expected from experienced and qualified personnel performing such duties and in conformance with industry standards and Applicable Law. The Administrator further agrees to adhere to any written guidelines and procedures regarding Administrative Services as may reasonably be agreed to by the parties from time to time. Without limiting the generality of the foregoing, the Administrator shall administer and service the Policies and Post-Closing Policies in a manner that adheres to all Applicable Laws, the terms and conditions of the Policies and Post-Closing Policies, and the provisions of all actuarial, rating or other filings with Governmental Authorities relating to the Policies and Post-Closing Policies, as applicable, made by the Company prior to the Closing Date or by the Company or the Administrator on the Company's behalf at any time prior to or after the Closing Date.

         Section 2.08. Agreements Regarding Use of the Company's Name. The Administrator hereby acknowledges that the Company either directly or by its Affiliates has adopted and is using the names and marks and registrations thereof listed on Schedule 2.08(A) hereto (collectively, the "Licensed Names and Marks") in connection with the Policies and Post-Closing Policies and Separate Accounts subject to this Agreement. The Administrator shall not use the Licensed Names and Marks in any way or manner not specifically authorized in writing by the Company. Subject to the foregoing general limitation, the Company and the Administrator agree as follows:

         (a) The Company hereby grants to the Administrator and the Administrator hereby accepts a temporary, non-exclusive, non-transferable, royalty-free license to use the Licensed Names and Marks in connection with, and for the sole purpose of identifying, the services rendered by the Administrator under this Agreement (such services referred to herein as the "Services"), subject to the terms and conditions set forth in this Agreement. The Administrator shall use the Licensed Names and Marks in such a way as not to confuse third-parties but to put them on notice that the Administrator is the provider and source of the Services.

         (b) The Company shall have the right in its sole discretion to specify and control the quality of the Services performed by the Administrator under the Licensed Names and Marks and the Administrator agrees to maintain at least the same high quality of services as is or has been maintained by the Company under the Licensed Names and Marks. The Administrator shall submit to the Company such evidence as the Company may reasonably require to ensure Administrator's compliance with the obligations set forth herein. The Administrator shall permit the Company, upon reasonable prior notice, to inspect and audit the Administrator's business operations at any time during the Administrator's regular business hours in order to assure the Company that the Administrator is observing the terms and conditions of this Section 2.08.

         (c) The Administrator agrees that it will use the Licensed Names and Marks only in accordance with the performance and usage standards established by the Company and communicated to the Administrator including, without limitation, graphic standards as prescribed by the Company. The Company shall have the right to control the form and manner in which the Licensed Names and Marks are used by the Administrator upon or in connection with advertisements, brochures, audio or visual presentations, or any other materials used in the sale or advertising of Administrator's services. The Administrator agrees, upon request of the Company, to furnish the Company with specimens of all such materials as to which the Company objects in writing if such use is inconsistent with Company's use prior to the date hereof. The Administrator shall use registered Licensed Names and Marks with proper notice of registration.

         (d) Except as provided herein, the Administrator shall have no right to use any other name or mark of the Company not now or hereafter listed on
Schedule 2.08(A) hereof including, but not limited to, those names, marks and logos listed on Schedule 2.08(B) hereto. The Licensed Names and Marks are intended to be a complete listing of all names, marks and logos exclusive of those marks set forth on Schedule 2.08(B) hereto used in connection with and for the purpose of identifying the Business. The Company will add to Schedule 2.08(A) any names, marks and logos that were inadvertently omitted. No right is granted hereunder for the use of the Licensed Names and Marks in connection with any services other than the Services specified in Section 2.08(a) above. The Administrator agrees not to use the Licensed Names and Marks in partial form without the prior written consent of the Company, which the Company can withhold at its sole discretion. The Administrator agrees not to adopt or use any service mark, logo or design confusingly similar to the Licensed Names and Marks. It is understood that the Company retains the right, in its sole discretion, to modify the Licensed Names and Marks, upon reasonable prior notice to the Administrator, but the Company shall not materially modify the Licensed Names and Marks if such modification would require regulatory approval of Administrator's use of the Licensed Names and Marks, without the prior written consent of the Administrator, which consent shall not be unreasonably withheld.

         (e) The Administrator recognizes the value of the goodwill associated with the Licensed Names and Marks and acknowledges that all proprietary rights therein and the goodwill attached thereto belong exclusively to the Company. All uses of the Licensed Names and Marks by the Administrator shall, with respect to service mark ownership only, inure solely to the benefit of the Company and any registration of the Licensed Names and Marks shall be registered in the name of the Company, it being understood that the present license will not in any way affect the ownership by the Company of the Licensed Names and Marks, each of which shall continue to be the exclusive property of the Company. With respect only to those trademarks and service marks listed on Schedule 2.08(A) hereto which have been registered with the U.S. Patent and Trademark Office as of the date of this Agreement ("Registered Marks"), the Administrator acknowledges that the Company owns such Registered Marks. The Company shall, in its own name and at its own expense, maintain appropriate service mark protection for the Licensed Names and Marks. The Administrator shall not at any time during the term of this Agreement or at anytime thereafter do or cause to be done any act contesting the validity of the Licensed Names and Marks, contesting or in any way impairing or tending to impair Company's entire right, title and interest in the Licensed Names and Marks and the registrations thereof or adversely affecting the value of the Licensed Names and Marks or the reputation and goodwill of the Company. The Administrator shall not represent that it has any right, title or interest in the reputation and good will of the Company. The Administrator shall not represent that it has any right, title or interest in the Licensed Names and Marks other than the rights expressly granted by this Agreement.

         (f) Except as provided in this Agreement, the use of the Licensed Names and Marks by the Administrator shall not create, or be deemed to create, any responsibility or liability on the part of the Company for the acts or omissions of the Administrator.

         (g) Subject to the provisions of Article VI hereof, the Company will indemnify, defend and hold the Administrator harmless from any Loss (as defined in Section 6.03 hereof) that arises in connection with any third-party infringement or similar suit involving the Licensed Names and Marks. With the exception of infringement or similar suits involving the Licensed Names and Marks, the Administrator shall indemnify, defend and hold the Company harmless from any Loss that arises in connection with the Administrator's use of the Licensed Names and Marks. This Section 2.08(g) shall survive the termination of this Agreement.

         (h) The right to institute and prosecute actions for infringement of the Licensed Names and Marks is reserved exclusively to the Company, and the Company shall have the right to join the Administrator in any such actions as a formal party. Any such action shall be conducted at the Company's expense. The Administrator shall promptly notify the Company of any infringement or unauthorized use of the Licensed Names and Marks, of which it is aware, and agrees to assist the Company at the Company's expense in any such action brought by the Company. It is understood, however, that the Company is not obligated to institute and prosecute any such actions in any case in which it, in its sole judgment, may consider it inadvisable to do so.

         (i) The agreements and covenants contained in this Section 2.08 shall continue in effect until such time as this Agreement is terminated pursuant to
Section 7.02. Upon termination of this Agreement, the Administrator shall immediately discontinue all use of the Licensed Names and Marks (but in no event will such use extend beyond sixty (60) days after termination) and shall not thereafter use any names or marks which are similar or likely to cause confusion therewith. Prior to any such termination, the Administrator shall take all action reasonably necessary to effect such discontinuance including, but not limited to, notifying Policyholders, Producers, suppliers, service providers, regulatory agencies, and other relevant Persons of the discontinuance. Upon termination, all of Administrator's rights to the Licensed Names and Marks shall revert to and continue to reside with and be owned exclusively by the Company.

         (j) The Administrator is granted no rights to use the Licensed Names and Marks, other than those rights specifically described and expressly licensed in this Agreement.

         (k) None of the rights licensed to the Administrator under this Section
2.08 may be assigned, sublicensed or otherwise transferred by the Administrator, nor shall such rights inure to the benefit of any trustee in bankruptcy, receiver or successor of the Administrator, whether by operation of law or otherwise without the prior written consent of the Company, and any assignment, sublicense or other transfer without such consent shall be null and void. The merger of the Administrator with or into another entity shall not constitute an assignment hereunder.

         (l) Without limiting the right of the Company hereto to pursue all other legal and equitable rights available to it for violation of this Section
2.08 by the Administrator or any of its Affiliates, the Administrator acknowledges and agrees that other remedies cannot fully compensate the Company for such a violation by the Administrator or such Affiliates and that the Company shall be entitled to injunctive relief or other equitable remedies to prevent the violation or continuing violation thereof.


                                   ARTICLE III
                           BOOKS AND RECORDS; REPORTS

         Section 3.01. Maintenance of Books and Records. (a) For the duration of this Agreement, the Administrator shall maintain, in machine readable format and at a location to be agreed upon by the Administrator and the Company, books and records of all transactions pertaining to the Policies, Post-Closing Policies and the Separate Accounts, including, but not limited to, any Claims and litigation files submitted or generated in respect of the Policies and Post-Closing Policies and any documents relating thereto, any communications relating to any Policy or Post-Closing Policy, any communication with any Governmental Authority, complaint logs and all data used by the Administrator in the performance of services required under this Agreement. These books and records shall be maintained (i) in accordance with prudent standards of insurance record-keeping and any and all Applicable Laws; and (ii) in a format no less accessible than the format in which such books and records are maintained by the Company or its designee on the Closing Date. All such books and records pertaining to a Policy or Post-Closing Policy, including those generated by the Administrator after the Closing Date, shall continue to be owned by the Company and shall be made available to the Company, its auditors or other designees, during normal business hours and at any other time on reasonable notice, for review, inspection, examination and reproduction. Upon any termination of this Agreement, all books and records pertaining to Policies or Post-Closing Policies shall be delivered promptly to the Company or such other person or entity as the Company shall designate in writing. All books and records and other information pertaining to Policyholders shall be maintained and processed by the Administrator with due and careful regard for the Policyholder's rights of confidentiality.

         (b) The Administrator shall back up all of its computer files used in the performance of Administrative Services on the same basis as it backs up its computer files used in connection with all of its business at the time such Administrative Services are rendered and shall maintain back-up files in the same fashion.

         (c) The Administrator shall maintain facilities and procedures reasonably acceptable to the Company for safekeeping all records used in the performance of Administrative Services.

         (d) The Administrator shall maintain all books and records required to be maintained pursuant to this Section 3.01 in accordance with Applicable Law and all applicable provisions of the Asset Purchase Agreement, ALIC Coinsurance Agreement, ALIAC Coinsurance Agreement and Modified Coinsurance Agreement and, in any event, until such time as the Company gives written permission for their destruction which (i) with respect to a given Policy or Post-Closing Policy shall not be unreasonably withheld if the Policy or Post-Closing Policy to which such books and records relate has been expired for longer than three (3) years; and (ii) with respect to books and records relating to Taxes, shall not be unreasonably withheld if all applicable statutes of limitations under applicable Tax laws have expired.

         Section 3.02. Monthly Accounting. Beginning with and after the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement, the Administrator shall provide the Company with a Monthly Accounting as of the end of each calendar month, no later than fifteen (15) Business Days after the end of such month; provided, however, that the first Monthly Accounting shall be provided to the Company no later than fifteen (15) Business Days after the end of the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement and the Administrator shall deliver the final Monthly Accounting no later than fifteen (15) Business Days after the date on which this Agreement terminates in accordance with Article VII hereof, and provided, further, that in the event that subsequent data or calculations require revision of the final Monthly Accounting, the required revision shall be made by the Administrator within five (5) Business Days after the parties mutually agree as to the appropriate revision. The Administrator shall provide such Monthly Accounting in a format that is mutually acceptable to the Company and the Administrator.

                                   ARTICLE IV
                      INABILITY TO PERFORM SERVICES; ERRORS

         Section 4.01. Capacity. The Administrator shall at all times during the term of this Agreement keep and maintain sufficient personnel, appropriately trained, and obtain and maintain all necessary licenses, authorizations, permits and qualifications from Governmental Authorities under Applicable Laws (including, if required, an independent adjuster license) as necessary to perform the Administrative Services in the manner required by this Agreement.

         Section 4.02. Inability to Perform Services. In the event that the Administrator shall be unable to perform services as required by this Agreement for any reason for a period that can reasonably be expected to exceed ten (10) Business Days, the Administrator shall provide notice to the Company of its inability to perform the services and shall cooperate with the Company in obtaining an alternative means of providing such services. The Administrator will be responsible for all costs incurred in restoring services.

         Section 4.03. Errors. The Administrator shall, at its own expense, correct any errors in Administrative Services caused by it within a reasonable time after receiving notice thereof from the Company or other Person. This obligation includes, without limitation, reimbursement to the Separate Accounts and the management investment companies underlying that account for any dilution or other adverse effect due to transactions made effective as of an earlier date, commonly referred to as "breakage."


                                    ARTICLE V
                               REGULATORY MATTERS

         Section 5.01. Responsibilities of the Administrator. Except (i) as otherwise provided by this Agreement; and (ii) with respect to any Legally Required Actions, the Administrator, on behalf of the Company, shall be responsible for all state insurance department and, subject to prior review and approval by the Company, federal and state securities law filings (including, but not limited to, filings of riders and amendments), compliance with all regulatory requirements and the taking of all required actions with respect to Governmental Authorities relating to the Policies, the Post-Closing Policies and Separate Accounts. Nevertheless, if the Company or the Administrator receive notice of, or otherwise become aware of any inquiry, investigation, examination, audit or proceeding by Governmental Authorities, relating to the Policies, the Post-Closing Policies or Separate Accounts, the Company or the Administrator, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith to resolve such matter in a mutually satisfactory manner and shall act reasonably in light of the parties' respective interests in the matter at issue. Notwithstanding the immediately preceding sentence, the Administrator shall not be relieved or discharged from any liability or obligation which it has incurred or assumed in connection with such matter under the terms of this Agreement or any of the Asset Purchase Agreement, ALIC Coinsurance Agreement, ALIAC Coinsurance Agreement, Modified Coinsurance Agreement or other Ancillary Agreements.


                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 6.01. Indemnification by the Company. Subject to any limitation contained in the Asset Purchase Agreement, from and after the Closing Date, ALIC and ALIAC, severally and not jointly, each hereby agrees to indemnify, defend and hold harmless the Administrator and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Administrator Indemnified Parties") from and against all Losses (as hereinafter defined) asserted against, imposed upon or incurred by any Administrator Indemnified Party arising from (a) any breach or nonfulfillment by such Company of, or any failure by such Company to perform, any of the covenants, terms or conditions of, or any of its duties or obligations under, this Agreement; and (b) any enforcement of this indemnity.

         Section 6.02. Indemnification by the Administrator. Subject to any limitation contained in the Asset Purchase Agreement, from and after the Closing Date, the Administrator hereby agrees to indemnify, defend and hold harmless ALIC and ALIAC and their respective directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Company Indemnified Parties") from and against all Losses (as hereinafter defined) asserted against, imposed upon or incurred by any Company Indemnified Party arising from (a) the Administrator's performance of, or failure to perform, the Administrative Services or any other act, error, or omission of the Administrator with respect to the Policies, Post-Closing Policies or the Separate Accounts, whether or not such performance, failure to perform, act, error or omission (i) is willful, intentional, negligent or otherwise, or (ii) conforms to industry standards or any standards of performance set forth herein or otherwise agreed to by the parties hereto, (b) any breach or nonfulfillment by the Administrator of, or any failure by the Administrator to perform, any of the covenants, terms or conditions of, or any of its duties or obligations under, this Agreement, or (c) any enforcement of this indemnity.

         Section 6.03. Certain Definitions and Procedures. As used in this Agreement, "Loss" and/or "Losses" shall mean actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties. In the event either Administrator, on the one hand, and ALIC or ALIAC, on the other hand, shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Sections 9.02, 9.03 and 9.04 of the Asset Purchase Agreement.


                                   ARTICLE VII
                              DURATION; TERMINATION

         Section 7.01. Duration. This Agreement shall commence on the date of its execution and, subject to the applicable Service Effective Date for each Administrative Service, continue until it is terminated under Section 7.02.

         Section 7.02. Termination. (a) Subject to the provisions regarding survivability set forth in Section 9.12 hereof, this Agreement shall terminate:

                    (i) at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination, and consistent with
                             Section 7.02(b) hereof, shall set forth in reasonable detail the procedures for transferring the Administrative Services to the Company or the Company's designee;

                    (ii) automatically upon the recapture of the Policies and Post-Closing Policies by the Company pursuant to Article IX of the ALIC Coinsurance Agreement,
                             Article IX of the ALIAC Coinsurance Agreement or
                             Article IX of the Modified Coinsurance Agreement;

                    (iii) automatically at such time as none of the Policies or Post-Closing Policies remains in force and no further Administrative Services in respect of the Policies, the Post-Closing Policies and the Separate Accounts are required; or

                    (iv) at the option of the Company, upon written notice to the Administrator, on the occurrence of any of the following events:

                             (A)      Administrator becomes subject to
                                      dissolution, liquidation, conservation,
                                      rehabilitation, bankruptcy, statutory
                                      reorganization, receivership, compulsory composition, or similar proceedings in any jurisdiction, or if creditors of Administrator take over its management, or if Administrator otherwise enters into any arrangement with creditors, or makes an assignment for the benefit of creditors, or if any significant part of

                                      Administrator's undertakings or property is impounded or confiscated by action of any Governmental Authority; or

                             (B)      there is a material breach by the
                                      Administrator of any term or condition of this Agreement, that is not cured by the Administrator within thirty (30) days of receipt of written notice from the Company of such breach or act; or

                             (C) any liability policy or bond required pursuant to Article VIII of this Agreement is canceled, terminated or substantially revised; or

                             (D) the Administrator is unable to perform the Administrative Services for a period of thirty (30) consecutive days for any reason.

         (b) Following any termination of this Agreement, the Administrator shall cooperate fully with the Company in effecting the prompt transfer of the Administrative Services and all books and records maintained by the Administrator pursuant to Section 3.01 hereof or other applicable provisions of the Asset Purchase Agreement or Ancillary Agreements (or, where appropriate, copies thereof) to the Company or the Company's designee, so that the Company or its designee will be able to perform the services required under this Agreement without interruption following any such termination.


                                  ARTICLE VIII
                                    INSURANCE

         Section 8.01. Liability Insurance. The Administrator shall maintain errors and omissions liability coverages with limits in commercially prudent amounts, to cover any loss arising as a result of any real or alleged negligence, errors or omissions on the part of the Administrator's officers, agents or employees in any aspect of the performance of services under this Agreement.

         Section 8.02. Fidelity Bond. The Administrator shall maintain fidelity bond coverage in a commercially prudent bond amount to cover any loss due to the misdeeds of the Administrator's officers, employees or agents in any aspect of the performance of services under this Agreement.

         Section 8.03. Qualifying Insurers. The Administrator shall obtain the coverages specified in Sections 8.01 and 8.02 hereof from insurers having an A.M. Best Company rating of at least A-, a Standard & Poor's Corporation insurer financial strength rating of at least BBB+ and/or a Moody's Investors Services, Inc. claims-paying ability rating of at least Baa1. In the event that the ratings of an insurer which has issued one or more of the coverages specified in Sections 8.01 and 8.02 are downgraded so that such insurer would no longer qualify to issue such coverage under the provisions of the preceding sentence, the Administrator shall promptly obtain replacement coverage from another insurer that so qualifies.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.01. Headings, Schedules and Exhibits. Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules and Exhibits are a part of this Agreement.

         Section 9.02. Notices. Any and all notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service, or (c) delivered in person to the parties at the following addresses:

                    If to ALIC, to:

                             Aetna Life Insurance Company
                             151 Farmington Avenue
                             Hartford, Connecticut   06156
                             Attention:  Chief Financial Officer

                    If to ALIAC, to:

                             Aetna Life Insurance and Annuity Company
                             151 Farmington Avenue
                             Hartford, CT   06156
                             Attention:  Chief Financial Officer

                    With copies (which shall not constitute notice) to:

                             Aetna Retirement Services, Inc.
                             151 Farmington Avenue
                             Hartford, Connecticut   06156
                             Attention:  General Counsel

                             Lord, Bissell & Brook
                             115 South LaSalle Street
                             Chicago, Illinois   60603
                             Attention:  James R. Dwyer

                    If to the Administrator, to:

                             The Lincoln National Life Insurance Company
                             1300 South Clinton
                             P.O. Box 1110
                             Fort Wayne, IN  46801
                             Attention:  Carl Baker

                    With a copy (which shall not constitute notice) to:

                             Sutherland, Asbill & Brennan LLP
                             1275 Pennsylvania Avenue, N.W.
                             Washington, D.C.  20004
                             Attention: David A. Massey

Either party may, by notice given to the other party in accordance with this
Section 9.02, designate another address or person for receipt of notices hereunder.

         Section 9.03. Confidentiality. Each of the parties shall maintain the confidentiality of all information related to the Policies and Post-Closing Policies and all other information denominated as confidential by the other party provided to it in connection with this Agreement, and shall not disclose such information to any third parties without prior written consent of the other party, except as may be permitted by Sections 5.18 and 11.02 of the Asset Purchase Agreement.

         Section 9.04. Entire Agreement. This Agreement and the other agreements expressly referred to herein, including the Schedules and Exhibits attached hereto and thereto,

(a) supersede all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and (b) contain the sole and entire agreement between the parties with respect to the subject matter hereof.

         Section 9.05. Waiver and Amendments. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Company and the Administrator, respectively.

         Section 9.06. Execution in Counterpart. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Section 9.07. Limited Authority. The Company and the Administrator are not partners or joint venturers, and no employee or agent of either party shall be considered an employee or agent of the other. The Administrator's authority shall be limited to that which is expressly stated in this Agreement.

         Section 9.08. Assignment. Neither this Agreement nor any right or license hereunder shall be assigned by either of the parties without the prior written approval of the other party.

         Section 9.09. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         Section 9.10. Subcontracting. Except for services subcontracted by the Company as of the Closing Date, the Administrator may not subcontract for the performance of any services that the Administrator is to provide hereunder without prior written approval by the Company, which approval shall not be unreasonably withheld.

         Section 9.11. Change in Status. The Administrator shall notify ALIC or ALIAC immediately of any proposed change of control of the Administrator, the adoption of any plan to liquidate, merge or dissolve the Administrator, or of any proceeding or lawsuit which affects the Administrator's ability to perform this Agreement, including, but not limited to, insolvency or rehabilitation proceedings.

         Section 9.12. Survival. The provisions of Sections 3.01, 7.02(b), 9.03, 9.14 and 9.15 and Articles I and VI shall survive the termination of this Agreement.

         Section 9.13. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Company or the Administrator under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         Section 9.14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. ALL ISSUES RELATING TO VENUE AND JURISDICTION SHALL BE GOVERNED BY SECTION 11.07 OF THE ASSET PURCHASE AGREEMENT.

         Section 9.15 Expenses. The Administrator shall be responsible for the payment of all expenses in connection with administering the Policies and Post-Closing Policies from and after the Closing Date.

         Section 9.16 No Prejudice. The parties agree that this Agreement has been jointly negotiated and drafted by the parties hereto and that the terms hereof shall not be construed in favor of or against any party on account of its participation in such negotiations and drafting.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.



                                       AETNA LIFE INSURANCE COMPANY


                                       By:

                                       Name:

                                       Title:



                                       AETNA LIFE INSURANCE AND ANNUITY
                                       COMPANY


                                       By:

                                       Name:

                                       Title:



                                       THE LINCOLN NATIONAL LIFE INSURANCE
                                       COMPANY


                                       By:

                                       Name:

                                       Title:

                                  SCHEDULE 2.08(A)



TRADE NAMES




TRADEMARKS AND SERVICE MARKS

Marks                Status                Reg./Set. No.        Owner Company

                                 SCHEDULE 2.08(B)



TRADE NAMES







TRADEMARKS AND SERVICE MARKS

Marks                Status               Reg./Set. No.         Owner Company

                                    EXHIBIT B



                              COINSURANCE AGREEMENT

                                   between the

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY


                          (referred to as the Company)

                                       and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                         (referred to as the Reinsurer)



                           Dated as of October 1, 1998

                               INDEX OF SCHEDULES



Schedule 1.1(A)   Policy Forms
Schedule 1.1(B)   Separate Account Assets
Schedule 1.1(C)   Separate Accounts
Schedule 1.1(D)   Third-Party Reinsurance

                                INDEX OF EXHIBITS


Exhibit A         Recapture Fee Formula
Exhibit B         Form of Security Trust Agreement
Exhibit C         Closing Date Liabilities Methodology
Exhibit D         Calculation of Reinsurance Trust Required Balance

                                TABLE OF CONTENTS

ARTICLE I
         DEFINITIONS..........................................................1
         1.1      Definitions. ...............................................1

ARTICLE II
         BASIS OF COINSURANCE AND BUSINESS COINSURED.........................12
         2.1      Coinsurance................................................12
         2.2      Reinsurer Extra Contractual Obligations....................12
         2.3      Reinstatements, Conversions and Exchanges..................12
         2.4      Certain Policy Elements....................................12
         2.5      Reserves...................................................13
         2.6      Separate Account Reserves..................................13
         2.7      Policy Changes or Reductions...............................14

ARTICLE III
         ACCOUNTINGS AND TRANSFER OF ASSETS..................................14
         3.1      Ceding Commission..........................................14
         3.2      Transfer of Assets.........................................14
         3.3      Post-Closing Adjustments...................................14
         3.4      Interim Monthly Accountings................................15
         3.5      Monthly Accountings........................................15
         3.6      Monthly Payments...........................................15
         3.7      Delayed Payments...........................................16
         3.8      Offset Rights..............................................16
         3.9      Third-Party Reinsurance....................................16
         3.10     Premium Taxes and Assessments..............................16

ARTICLE IV
         POLICY ADMINISTRATION...............................................17
         4.1      Interim Servicing..........................................17
         4.2      Transfer of Servicing Obligations..........................17
         4.3      Regulatory Matters.........................................17
         4.4      Policy Changes.............................................18

ARTICLE V
         OVERSIGHTS..........................................................18
         5.1      Oversights.................................................18

ARTICLE VI
         CONDITIONS PRECEDENT................................................18
         6.1      Conditions Precedent.......................................18

ARTICLE VII
         DUTY OF COOPERATION.................................................18
         7.1      Cooperation................................................18

ARTICLE VIII
         DAC TAX.............................................................18
         8.1      Election...................................................18

ARTICLE IX
         INDEMNIFICATION AND RECAPTURE.......................................20
         9.1      Reinsurer's Obligation to Indemnify........................20
         9.2      Company's Obligation to Indemnify..........................20
         9.3      Certain Definitions and Procedures.........................21
         9.4      Security Trust Account and Recapture Rights................21

ARTICLE X
         DISPUTE RESOLUTION..................................................28
         10.1     Other Disputes over Calculations...........................28

ARTICLE XI
         INSOLVENCY..........................................................29
         11.1     Insolvency Clause..........................................29

ARTICLE XII
         DURATION............................................................29
         12.1     Duration...................................................29
         12.2     Reinsurer's Liability......................................29
         12.3     Survival...................................................30

ARTICLE XIII
         MISCELLANEOUS.......................................................30
         13.1     Notices....................................................30
         13.2     Confidentiality............................................31
         13.3     Entire Agreement...........................................31
         13.4     Waivers and Amendments.....................................31
         13.5     No Third Party Beneficiaries...............................31
         13.6     Assignment.................................................32
         13.7     Governing Law..............................................32
         13.8     Counterparts...............................................32
         13.9     Severability...............................................32
         13.10    Schedules, Exhibits and Paragraph Headings.................32
         13.11    Expenses...................................................32
         13.12    No Prejudice...............................................32

                              COINSURANCE AGREEMENT

         THIS COINSURANCE AGREEMENT (the "Agreement") made by and between Aetna Life Insurance and Annuity Company, a Connecticut domiciled stock life insurance company (the "Company") and The Lincoln National Life Insurance Company, an Indiana domiciled stock life insurance company (the "Reinsurer").

         WHEREAS, the Company has issued or reinsured from other insurance companies, including Aetna Life Insurance Company, a Connecticut domiciled stock life insurance company ("ALIC"), certain Policies (as defined below);

         WHEREAS, the Company, ALIC, the Reinsurer, and Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York ("LLANY"), have entered into a Second Amended and Restated Asset Purchase Agreement, dated as of May 21, 1998 (the "Asset Purchase Agreement"), pursuant to which the Company has agreed to cede and transfer to the Reinsurer certain liabilities arising under the Policies (as defined below) and the Post-Closing Policies (as defined below) for the consideration specified herein and the Reinsurer has agreed to reinsure such liabilities on the terms and conditions set forth herein; and

         WHEREAS, the Company desires that the Reinsurer perform certain administrative functions on behalf of the Company with respect to the Policies, and the Company, ALIC and Reinsurer have entered into an Administrative Services Agreement of even date herewith (the "Administrative Services Agreement") pursuant to which the Reinsurer shall provide such administrative services.

         NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Reinsurer agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

         "Accounting" means an Interim Monthly Accounting or a Monthly Accounting, as applicable.

         "Administrative Services Agreement" means the Administrative Services Agreement by and between the Company, ALIC and the Reinsurer of even date herewith.

         "Affiliate" means, with respect to any Person, at the time in question, any other Person Controlling, Controlled by or under common Control with such Person. "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, the holding of policyholders' proxies by contract other than a commercial contract for goods or non-management services, or otherwise, unless the power is the result of an official position with or corporate office held by the Person. Except as provided otherwise in this Agreement, control is presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing 25% or more of the voting securities of any other Person, or holds or controls sufficient policyholders' proxies, or is entitled by contract or otherwise, to nominate, appoint or to elect the majority of the board of directors or comparable governing body of any other Person.

         "ALIAC" means Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "ALIC" means Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "Ancillary  Agreements"  means  the  various  agreements   collectively
defined as "Ancillary Agreements" in the Asset Purchase Agreement.

         "Annual Statement" means the Company's convention form statutory annual statement, together with all required schedules and supplements thereto, as filed with the Insurance Department of the State of Connecticut.

         "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

         "Asset Purchase Agreement" means the Second Amended and Restated Asset Purchase Agreement by and among the Company, ALIC, the Reinsurer and LLANY, dated as of May 21, 1998.

         "Books and Records" means the originals or copies of all customer lists, policy information, policy forms and rating plans, disclosure and other documents and filings, including statutory filings, required under all Applicable Laws, administrative records, reinsurance records, claim records, sales records, underwriting records, financial records, Tax records and compliance records in the possession or control of the Company and relating principally to the operation of the Business including, without limitation, any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process, but excluding: (a) the Company's original certificate of incorporation, bylaws, corporate seal, licenses to do business, minute books and other corporate records relating to corporate organization and capitalization;
(b) original Tax and corporate accounting records relating to the Business; (c) any original books and records relating to the Retained Liabilities; (d) any records that are subject to attorney-client privilege; and (e) the Retained Contracts and any records relating thereto.

         "Business" means marketing, issuing and administering the Policies in the United States and the other business activities reasonably related thereto, in each case as currently conducted by the Company or, where so specified herein, as to be conducted by the Reinsurer following the Closing Date.

         "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of Connecticut are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

         "Ceding Commission" means the aggregate ceding allowance payable by the Reinsurer to the Company in connection with the reinsurance of the Policies hereunder.

         "Closing" means the closing of the transactions contemplated by this Agreement.

         "Closing Balance Sheet" means the pro forma balance sheet of the Business as of the last day of the second month preceding the month in which the Closing shall occur, which shall be prepared and delivered by the Company to the Reinsurer not later than the fifth day prior to the Closing Date in accordance with Article II of the Asset Purchase Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Closing Date Liabilities" means, as of any date, the General Account Reserves and other statutory liabilities relating to the Business, which shall be (a) estimated and reflected in the Closing Balance Sheet as of the last day of the second month preceding the month in which the Closing shall occur; and
(b) subsequently adjusted and reflected in the Revised Closing Balance Sheet and Final

Closing Balance Sheet as of 11:59 p.m. Eastern Time on the last day of the month immediately preceding the month in which the Closing Date falls. The Closing Date Liabilities shall be determined and reported in accordance with the methodology set forth on Exhibit C.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Commissions" mean all commissions, expense allowances, benefit credits and other fees and compensation payable to Producers.

         "Connecticut  SAP"  means  the  statutory  accounting   principles  and
practices prescribed or permitted by the Insurance Department of the State of Connecticut.

         "Contract Date" means May 21, 1998.

         "Distribution Agreements" mean the agreements between the Company, on one hand, and Producers, on the other, with respect to the Policies as of April 13, 1998.

         "Effective Date" means 12:01 a.m. Eastern Time on October 1, 1998.

         "Election Notice" means a notice given by the Company to the Reinsurer with respect to the exercise of recapture or Security Trust remedies pursuant to
Section 9.4 hereof.

         "Event of Default" means any event described in Section 9.4 hereof which gives rise to Recapture Rights or other remedy.

         "Extra Contractual Obligations" means all liabilities or obligations arising under the Policies and Post-Closing Policies, exclusive of liabilities or obligations arising under the express terms and conditions of the Policies and Post-Closing Policies and the other Liabilities, but including, without limitation, any liability for fines, penalties, forfeitures, punitive, special, exemplary or other form of extra-contractual damages, which liabilities or obligations arise from any act, error or omission, whether or not intentional, negligent, in bad faith or otherwise relating to: (a) the marketing, sale, underwriting, production, issuance, cancellation or administration of the Policies or Post-Closing Policies; (b) the investigation, defense, trial, settlement or handling of claims, benefits, or payments under the Policies or Post-Closing Policies; or (c) the failure to pay, the delay in payment, or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Policies or Post-Closing Policies.

         "Final Closing Balance Sheet" means the final pro forma balance sheet of the Business as of the Closing Date prepared in accordance with Article II of the Asset Purchase Agreement.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "General Account Reserves" means the general account statutory reserves of the Company before reduction for accrued for expense allowances recognized in Separate Account Reserves (without regard to the transactions contemplated by this Agreement) with respect to the Policies or Post-Closing Policies, as applicable, determined in accordance with Connecticut SAP.

         "Governmental Authority" means any court, administrative or regulatory agency or commission, or other federal, state or local governmental authority or instrumentality or the National Association of Securities Dealers or national securities exchanges having jurisdiction over any party hereto.

         "Interim Monthly Accounting" shall mean a monthly accounting prepared in accordance with Connecticut SAP and delivered by the Company to the Reinsurer in accordance with the provisions of Section 3.4 hereof.

         "Liabilities" means all gross liabilities and obligations arising out of or relating to the Policies and Post-Closing Policies, other than the Retained Liabilities and Extra Contractual Obligations. The Liabilities shall include, without limitation: (a) the General Account Reserves; (b) all liabilities for incurred but not reported claims, benefits, interest on death claims or other payments arising under or relating to the Policies and Post-Closing Policies, whether or not (i) included within the General Account Reserves, or (ii) incurred before or after the Effective Date; (c) all liabilities arising out of any changes to the terms and conditions of the Policies and Post-Closing Policies mandated by Applicable Law whether or not incurred before or after the Effective Date; (d) premium Taxes due in respect of Premiums paid on or after the Effective Date (without giving effect to any credits due to the Company for any guaranty fund assessments paid by the Company prior to Closing), and all other Tax liabilities arising out of or relating to the Business or Post-Closing Policies for periods commencing on or after the Effective Date (except for income Taxes imposed on the Company under Subtitle A of the Code); (e) assessments and similar charges in connection with participation by the Company or Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of direct Premiums paid on or after the Effective Date; (f) Commissions payable with respect to the Policies and Post-Closing Policies to or for the benefit of the Producers who marketed or produced the Policies, in any case payable on or after the Effective Date; (g) any liability arising under the Transferred Contracts; (h) premiums, payments, fees or other consideration or amounts due on or after the Effective Date under any Third Party Reinsurance Agreements which are included with the Transferred Contracts; (i) all liabilities for amounts payable on or after the Effective Date for returns or refunds of Premiums, (j) all liabilities which relate to (i) amounts transferred from the Separate Accounts to the Company's general accounts pending distribution to owners of the Variable Policies; and (ii) amounts held in the Company's general account pending transfer to the Separate Accounts; (iii) any insurance liabilities or obligations arising under the Variable Policies (including any Variable Policies included within the Post-Closing Policies) that are not payable out of the assets of the Company's Separate Account; and (k) all unclaimed property liabilities arising under or relating to the Policies and Post-Closing Policies.

         "LIBOR" means a rate per annum equal to the three month London Interbank Offered Rate as published in The Wall Street Journal, Eastern Edition, in effect on the Closing Date.

         "LLANY" means Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York.

         "Market Value" means the market value of the assets held in a Security Trust, determined pursuant to Section 4.01 of the Security Trust Agreement.

         "Modified   Coinsurance   Agreement"  means  the  Modified  Coinsurance
Agreement between the Company and Reinsurer in the form of Exhibit P to the Asset Purchase Agreement.

         "Monthly Accounting" shall mean a monthly accounting prepared in accordance with Connecticut SAP and delivered by the Reinsurer to the Company in accordance with the provisions of Section 3.5 hereof.

         "NAIC" means the National Association of Insurance Commissioners.

         "Non-Guaranteed Elements" mean cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates and variable paid-up amounts, as applicable, under the Policies and Post-Closing Policies.

         "Other  Assets"  mean the  specific  assets  of the  Company  listed in
Schedule 1.1(A) to the Asset Purchase Agreement and such other fixed assets as may be mutually agreed among the parties.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Policies" mean all of the Company's individual universal life, individual corporate owned life, individual traditional life, sponsored life and individual participating life insurance policies and participating annuities, together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and agreements in connection therewith) which have been issued or reinsured by the Company in connection with the Business (in accordance with, and as determined by reference to, the Company's historical practices), which policies shall include, but not be limited to (a) all policies issued on the policy forms included in the list of base codes set forth on Schedule 1.1(A) and which: (i) are effected, bound or issued on or prior to the Effective Date; and (ii) are in force as of the Effective Date; or (iii) are subject to being renewed or reinstated in accordance with their terms on the Effective Date; and (b) all individual life policies which are required to be issued by the Company prior to or after the Effective Date following the exercise of conversion rights in accordance with the terms of the individual life policies coinsured by the Reinsurer under this Agreement; provided, however, that Policies shall not include any policies that are coinsured or administered by LLANY pursuant to the applicable Ancillary Agreements.

         "Policyholders" means policyholders, insureds and assignees under the Policies and Post-Closing Policies.

         "Post-Closing Policies" means the policies issued by ALIAC after the Effective Date pursuant to Article V of the Asset Purchase Agreement.

         "Premiums"  means  premiums,   considerations,   deposits  and  similar
receipts with respect to the Policies or Post-Closing Policies.

         "Producers" mean all LBMs, MGAs, brokers, agents, general agents, COLI speciality brokers, re-enrollers under the Company's sponsored life products, broker-dealers, producers or other Persons who market or produce the Policies and who (a) have been appointed by the Company, and (b) are entitled to receive Commissions from the Company.

         "Recapture Fee" means the amount determined in accordance with the formula set forth on Exhibit A hereto, which is payable by the Reinsurer to the Company in connection with recapture of the Policies and Post-Closing Policies by the Company pursuant to Section 9.4 hereof.

         "Recapture Rights" mean the right of the Company to recapture the Policies and Post Closing Policies pursuant to Section 9.4 hereof.

         "Reinsured Liabilities" means the Liabilities reinsured pursuant to this Agreement.

         "Reinsurer Extra Contractual Obligations" means: (a) all Extra Contractual Obligations to the extent such obligations arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time on or after the Effective Date by any of the Reinsurer or its directors, officers, employees, Affiliates, agents, representatives, successors and assigns; (b) all of the Sellers' Extra Contractual Obligations except to the extent otherwise provided in Articles VIII and IX of the Asset Purchase Agreement; and (c) all liabilities and obligations (exclusive of obligations arising under the express terms and conditions of the Policies and Post-Closing Policies and the other Liabilities) to the extent such obligations arise out of or relate to the Company's administration of claims, Non-Guaranteed Elements, and other aspects of or relating to the Policies or the Post-Closing Policies on and after the Effective Date pursuant to the recommendations from the Reinsurer pursuant to this Agreement, the Administrative Services Agreement or the Transition Services Agreement.

         "Required Balance" means one hundred percent (100%) of the amount equal to (a) the Reserves on the Policies and Post-Closing Policies, plus (b) other liabilities relating to the Policies and Post-Closing Policies, which shall be calculated in accordance with the methodology set forth on Exhibit D hereto, minus (c) the amount of outstanding loans under the Policies and Post-Closing Policies (to the extent such loans constitute admitted assets under Connecticut
SAP).

         "Reserves" means the sum of all reserves and liabilities required to be maintained by the Company for the Policies and Post-Closing Policies issued or reinsured by it, calculated consistent with (a) the reserve requirements, statutory accounting rules and actuarial principles applicable to the Company under the law of each state in which the Policies and Post-Closing Policies were issued or delivered, and (b) otherwise in accordance with the methodologies used by the Company to calculate the reserves and liabilities for the Policies and Post-Closing Policies in accordance with Connecticut SAP and sound actuarial principles and any valuation bases and methods of determining reserves as provided in the forms of Policies and Post-Closing Policies, as applicable; provided, however, the term "Reserves" shall not include the Separate Account Reserves.

         "Retained Contracts" means all contracts, agreements, leases, software licenses, rights, obligations or other commitments of the Company that (a) arise out of or are related exclusively to any business or operation of the Company other than the Business, or (b) arise out of or are related in any way to the Business and which, in the case of both clauses (a) and (b) herein, are not Transferred Contracts.

         "Retained Liabilities" means the liabilities of the Company arising solely from any of the following: (a) premium taxes due in respect of Premiums paid prior to the Effective Date;

(b) amounts payable prior to the Effective Date for returns or refunds of Premiums; (c) Commissions payable with respect to the Policies to or for the benefit of Producers, in any case payable prior to the Effective Date; (d) assessments and similar charges in connection with participation by the Company, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of direct Premiums paid prior to the Effective Date; (e) the Retained Contracts; (f) premiums, payments, fees or other consideration or amounts due prior to the Effective Date under the Third-Party Reinsurance Agreements; (g) death claims under the Policies which are reported prior to the Closing Date; (h) the pending litigation described on Schedule 3.03 to the Asset Purchase Agreement; (i) interest stabilization reserve relating to the Policies; (j) liabilities or obligations relating to the Business to the extent such liabilities or obligations have been accrued for on Company's books and records as of 11:59 p.m. Eastern Time on the day immediately preceding the Effective Date in accordance with Connecticut SAP but are not reflected on the Final Closing Balance Sheet; and (k) all other liabilities, obligations or indemnities expressly assumed by the Company under the terms of the Asset Purchase Agreement, this Agreement or any Ancillary Agreement.

         "Revised Closing Balance Sheet" means the pro forma balance sheet of the Business as of the Closing Date prepared and delivered by the Company to the Reinsurer in accordance with Article II of the Asset Purchase Agreement.

         "Secured Policies" means the Policies and Post-Closing Policies secured by the Security Trust established under Section 9.4 hereof.

         "Security Trust" means a trust account established with a Trustee for the purpose of securing the Reinsurer's obligations to the Company in accordance with Article IX hereof.

         "Security Trust Agreement" means the trust agreement governing the Security Trust, which shall be substantially in the form of Exhibit B hereto.

         "Sellers' Extra Contractual Obligations" means all Extra Contractual Obligations to the extent such obligations arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time prior to the Effective Date by the Company or its directors, officers, employees, Affiliates, agents or representatives.

         "Separate Account Assets " means the assets described on Schedule 1.1(B) hereto which constitute the Separate Accounts.

         "Separate Account Reserves" means the reserves associated with the Variable Policies which are held in the Company's Separate Accounts, determined in accordance with Connecticut SAP.

         "Separate Accounts" means the specific separate accounts of the Company identified in Schedule 1.1(C) hereto.

         "Taxes" (or "Tax" as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), including, without limitation, any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premiums, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto.

         "Termination Date" shall mean the date on which this Agreement is terminated in accordance with the terms and conditions of Article XII hereof.

         "Third-Party Reinsurance Agreements" means the reinsurance agreements identified on Schedule 1.1(D) hereto under which the Company has ceded liabilities to non-Affiliated reinsurers with respect to the Policies.

         "Transferred Assets" means: (a) cash or cash equivalents equal to the amount as of the Closing Date of (A) the Closing Date Liabilities, minus (B) the amount of outstanding loans under the Policies (to the extent such loans constitute admitted assets under Connecticut SAP), minus (C) the aggregate amounts ascribed to the Other Assets in the Closing Balance Sheet, Revised Closing Balance Sheet or Final Closing Balance Sheet, as applicable, and minus
(D) the Ceding Commission; (b) as between the parties hereto, all of the Company's rights and interests under the Policies to receive principal and interest paid on policy loans on or after the Effective Date; and (c) as between the parties hereto, all of the Company's rights and interests to premiums due or to become due, premiums deferred and uncollected, premium adjustments and any and all amounts, payments or consideration which are or were held, received or collected by the Company on or after the Effective Date, or which are now due or will become due from any source under or in connection with the Policies except, however, to the extent that any such premiums, adjustments, amounts, payments or consideration are included within clause (a) herein.

         "Transferred Contracts" means: (a) the contracts, agreements, leases, software licenses , rights, obligations or other commitments of the Company (to the extent freely assignable) used exclusively by the Company in the Business (but excluding the Policies and the Distribution

Agreements); and (b) contracts, agreements, leases, software licenses, rights, obligations, and other commitments relating to the Business (but excluding the Policies and the Distribution Agreements) identified on Schedule 3.17 to the
Asset Purchase Agreement or listed on the supplement to such Schedule 3.17 contemplated by the Asset Purchase Agreement.

         "Transition Services Agreement" means the Transition Services Agreement among the Company, ALIC, LLANY and the Reinsurer.

         "Trustee" means a bank or trust company reasonably acceptable to the parties to this Agreement, which acts as trustee of a Security Trust pursuant to the terms and conditions of a Security Trust Agreement; provided, however, that such bank or trust company shall (a) possess assets of at least $10 billion; and
(b) be rated at least A1 by each of Moody's Investors Services, Inc.
and A+ by Standard & Poor's Corporation.

         "Variable Policies" means the individual variable life insurance policies issued by the Company, which are funded, in whole or in part, by the Separate Accounts.

                                   ARTICLE II
                   BASIS OF COINSURANCE AND BUSINESS COINSURED

         2.1 Coinsurance. Subject to the terms and conditions of this Agreement, the Company hereby cedes or retrocedes, as the case may be, on a coinsurance basis to the Reinsurer as of the Effective Date, and the Reinsurer hereby accepts and agrees to indemnity reinsure on a coinsurance basis as of the Effective Date, one hundred percent (100%) of all Liabilities arising under or relating to the Policies and the Post-Closing Policies. This Agreement shall not continue or create any legal relationship whatsoever between the Reinsurer and Persons who own or are insured under the Policies and the Post-Closing Policies. Except as expressly provided herein, this Agreement does not reinsure any policy written by the Company or the Reinsurer after the Effective Date. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated, reduced or recaptured as provided herein.

         2.2 Reinsurer Extra Contractual Obligations. In addition to the Reinsurer's coinsurance of Liabilities, the Reinsurer hereby accepts and agrees to assume and discharge one hundred percent (100%) of all Reinsurer Extra Contractual Obligations.

         2.3 Reinstatements, Conversions and Exchanges. In no event shall the coinsurance provided hereunder with respect to a particular Policy be in force and binding unless such Policy is in force and binding as of the Effective Date; provided, however that the Policies and Post-Closing Policies reinsured shall include (a) all Post-Closing Policies; (b) all lapsed or surrendered

Policies or Post-Closing Policies reinstated in accordance with their terms on and after the Effective Date; and (c) all Policies or Post-Closing Policies issued on and after the Effective Date pursuant to (i) any option provided under the terms of any Variable Policy issued at any time by the Company for the exchange of such contract for a non-variable life insurance contract; or (ii) any option provided under the terms of any of the Policies or Post-Closing Policies for the conversion of such Policies or Post-Closing Policies to an individual life insurance policy. Upon the reinstatement of any lapsed or surrendered Policy or Post-Closing Policy, or the issuance of any exchange or converted life insurance Policy or Post-Closing Policy, such Policy or Post-Closing Policy shall be automatically reinsured hereunder. If the Company collects Premiums in arrears from a Policyholder or ceding company of a reinstated Policy or Post-Closing Policy, the Company shall pay to the Reinsurer all Premiums so collected.

         2.4 Certain Policy Elements. From and after the Effective Date, the Reinsurer may make recommendations to the Company with respect to (a) the Non-Guaranteed Elements of the Policies and the Post-Closing Policies; and (b) the reserving methodology related to the Policies and the Post-Closing Policies (including changes required by Applicable Law, GAAP or Connecticut SAP). The Company shall set all Non-Guaranteed Elements of the Policies and the Post-Closing Policies, taking into account the recommendations of the Reinsurer with respect thereto. Notwithstanding the foregoing, however, the Reinsurer hereby acknowledges and agrees that any claim, liability or obligation, to the extent such claim, liability or obligation arises out of or relates to the Company's establishment of Non-Guaranteed Elements pursuant to the Reinsurer's recommendations with respect thereto, is included within the Reinsurer Extra Contractual Obligations that the Reinsurer has expressly assumed pursuant to the Asset Purchase Agreement, this Agreement and the other Ancillary Agreements and for which the Reinsurer has agreed to indemnify the Company pursuant to Article IX of the Asset Purchase Agreement and Article IX of this Agreement.

         2.5 Reserves. On and after the Closing Date, the Reinsurer shall establish and maintain as a liability on its statutory financial statements Reserves for the Policies and the Post-Closing Policies ceded hereunder, calculated consistent with (a) the reserve requirements, statutory accounting rules and actuarial principles applicable to the Company under the law of each state in which the Policies and the Post-Closing Policies were issued or delivered; and (b) otherwise in accordance with the methodologies used by the Company to calculate the reserves and liabilities for the Policies and the Post-Closing Policies in accordance with Connecticut SAP and sound actuarial principles and any valuation bases and methods of determining reserves as provided in the forms of Policies and Post-Closing Policies. The Reinsurer shall provide the Company, not less than annually, with copies of all actuarial opinions and actuarial memoranda and all reserve evaluations pertaining to the Reserves, including, without limitation, any actuarial opinions and reserve evaluations performed by independent actuaries, auditors or other outside consultants. At the option of the Company, the Company may, at its own cost at any time following the Closing, examine the Books and Records maintained by the Reinsurer and review its reserve procedures. If the results of such examination are not reasonably satisfactory to the Company, the Reinsurer shall, at the Company's request and expense, obtain and deliver to the Company an actuarial opinion as to the adequacy of the Reserves, produced by an independent actuary acceptable to the Company. The Reinsurer shall promptly adjust the amount of the Reserves and implement appropriate changes to its reserve procedures if an actuarial opinion, reserve evaluation or review, including, without limitation, any evaluation or review made by the Company, reasonably indicates an inadequacy in the Reserves or in the Reinsurer's reserve procedures.

         2.6 Separate Account Reserves. Notwithstanding anything to the contrary herein, effective as of the Effective Date the Company and the Reinsurer shall reinsure the Separate Account Reserves on a modified coinsurance basis, subject to the execution and delivery of the Modified Coinsurance Agreement; provided, however, that the Company shall retain, control and own all Separate Account Assets and Separate Account Reserves whether or not the Modified Coinsurance Agreement is executed and delivered.

         2.7 Policy Changes or Reductions. In the event of a material change in the provisions and conditions of a Policy or a Post-Closing Policy (provided that such change is not in violation of Section 4.4 hereof), a corresponding change in the related coinsurance and appropriate cash adjustments shall be made consistent with the policy change rules of the Company. If the face amount of a Policy or a Post-Closing Policy is reduced or increased, the amount coinsured by the Reinsurer shall be reduced or increased accordingly.

                                   ARTICLE III
                       ACCOUNTINGS AND TRANSFER OF ASSETS

         3.1 Ceding Commission. The Reinsurer shall pay to the Company on the Closing Date a Ceding Commission in the amount of $662,004,000. The Ceding Commission shall be credited to the Company as a reduction in the amount of cash or cash equivalents included within the Transferred Assets to be transferred by the Company to the Reinsurer at Closing in accordance with the provisions of Sections 3.2 hereof.

         3.2 Transfer of Assets. On the Closing Date, the Company shall sell, assign and transfer to the Reinsurer as reinsurance premium all of the Company's right, title and interest in the Transferred Assets, including, without limitation, cash or cash equivalents in an aggregate amount (subject to adjustment pursuant to Section 3.3 hereof) equal to the amount as of the Closing Date of: (A) Closing Date Liabilities, minus (B) the amount of outstanding loans under the Policies (to the extent such loans constitute admitted assets under Connecticut SAP), minus (C) the aggregate

PAGE>-14-



amounts ascribed to the Other Assets, and minus (D) the Ceding Commission, all as reflected on that part of the Closing Balance Sheet relating to the Policies reinsured hereunder.

         3.3 Post-Closing Adjustments. (a) In the event that the aggregate amount of cash or cash equivalents transferred by the Company to the Reinsurer on the Closing Date is less than the amount of (A) Closing Date Liabilities, minus (B) the amount of outstanding loans under the Policies (to the extent that such loans constitute admitted assets under Connecticut SAP), minus (C) the aggregate amounts ascribed to the Other Assets, and minus (D) the Ceding Commission, all as reflected on that part of the Final Closing Balance Sheet relating to the Policies reinsured hereunder, the Company shall transfer to the Reinsurer additional cash or cash equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to, but not including the date of, such transfer computed at LIBOR.

         (b) In the event that the aggregate amount of cash or cash equivalents transferred to the Reinsurer on the Closing Date is greater than the amount of
(A) Closing Date Liabilities, minus (B) the amount of outstanding loans under the Policies (to the extent that such loans constitute admitted assets under Connecticut SAP), minus (C) the aggregate amounts ascribed to the Other Assets, and minus (D) the Ceding Commission, all as reflected on the portion of the Final Closing Balance Sheet relating to the Policies reinsured hereunder, the Reinsurer shall transfer to the Company cash or cash equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to, but not including the date of, such transfer computed at LIBOR.

         3.4 Interim Monthly Accountings. The Company shall provide the Reinsurer with an Interim Monthly Accounting as of the end of each calendar month, no later than fifteen (15) Business Days after the end of such month; provided, however, that the first Interim Monthly Accounting shall be provided to the Reinsurer no later than fifteen (15) Business Days after the end of the month in which the Closing Date fell and the final Interim Monthly Accounting shall be delivered no later than fifteen (15) Business Days after the date on which the Company is no longer providing accounting services under the Transition Services Agreement. The Company shall provide such Accounting in a format that is mutually acceptable to the Company and the Reinsurer.

         3.5 Monthly Accountings. Beginning with and after the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement, the Reinsurer shall provide the Company with a Monthly Accounting as of the end of each calendar month, no later than fifteen
(15) Business Days after the end of such month; provided, however, that the first Monthly Accounting shall be provided to the Company no later than fifteen
(15) Business Days after the end of the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement and the Reinsurer shall deliver the final Monthly Accounting no later than fifteen (15) Business Days after the Termination

Date; provided, further, that in the event that subsequent data or calculations require revision of the final Monthly Accounting, the required revision and any appropriate payments shall be made in cash by the parties five (5) Business Days after they mutually agree as to the appropriate revision. The Reinsurer shall provide such Accounting in a format that is mutually acceptable to the Company and the Reinsurer.

         3.6 Monthly Payments. If an Accounting reflects a balance due to the party to which the Accounting is delivered and/or the Security Trust, the amount(s) shown as due shall be paid within five (5) Business Days of the delivery of the Accounting. If (a) an Accounting reflects a balance due the party that prepared the Accounting or the Security Trust and (b) the party receiving the Accounting does not object to the Accounting within five (5) Business Days of its delivery, the amount(s) shown as due shall be paid within seven (7) Business Days after the date on which the Accounting was delivered. Any dispute over any amount shown on an Accounting that cannot be amicably resolved by the parties shall be resolved pursuant to the procedures set forth in Article X. If the Security Trust is established while the Company is collecting funds pursuant to the Transition Services Agreement, the Company may remit directly to the Trustee on behalf of the Reinsurer that portion of any amount due the Reinsurer needed to fully fund the Security Trust and the balance only of any amount due the Reinsurer shall be remitted to the Reinsurer.

         3.7 Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the three month London Interbank Offering Rate (LIBOR) as published in The Wall Street Journal, Eastern Edition, in effect on the day such payment is due. For purposes of this Section 3.7, a payment will be considered overdue, and such interest will begin to accrue, on the date which is five (5) Business Days after the date such payment is due.

         3.8 Offset Rights. Any debts or credits incurred on and after the Effective Date in favor of or against either the Company or Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

         3.9 Third-Party Reinsurance. In the event the Reinsurer desires to retrocede to any third-party reinsurer (whether or not Affiliated with the Reinsurer) any portion of the Liabilities reinsured by it under this Agreement, the Reinsurer shall be responsible for obtaining such retrocessional coverage at its sole expense.

         3.10 Premium Taxes and Assessments. The Reinsurer shall pay the Company on a monthly basis an amount equal to two percent (2%) of the gross Premiums on the Policies and the Post-Closing Policies collected by the Reinsurer, as an advance against the Reinsurer's liabilities for premium Taxes payable by the Company and assessments to the Company by state guaranty or insolvency or similar associations or funds, to the extent that such Taxes and assessments are allocable to Premiums paid on or after the Effective Date. Amounts payable pursuant to this Section 3.10 shall be reflected on the Accountings delivered hereunder and shall be paid pursuant to the provisions of
Section 3.6. Not later than June 30 after each calendar year falling within the term of this Agreement, the Company shall provide the Reinsurer with an accounting of its actual premium Tax and guaranty fund assessment liability with respect to the Policies and the Post-Closing Policies for such calendar year (without giving effect to any credits due to the Company for any guaranty fund assessments paid by the Company prior to Closing). If such accounting reflects amounts owed to the Reinsurer, the Company shall pay such amounts in cash to the Reinsurer with the accounting. If it reflects amounts owed to the Company (including any interest or penalties relating to underpayment of estimated Taxes based on information provided by the Reinsurer), the Reinsurer shall pay such amounts in cash to the Company within five (5) Business Days of receiving the accounting. The Company shall pay or provide the Reinsurer with the benefit of guaranty fund assessments previously reimbursed by the Reinsurer to the extent such payments were actually utilized to reduce the Company's tax liabilities. The utilization of any outstanding assessments by the Company shall be determined on a FIFO basis (those assessments made in earlier years shall be considered used first).


                                   ARTICLE IV
                              POLICY ADMINISTRATION

         4.1 Interim Servicing. During the period from the Effective Date through the termination of the Transition Services Agreement with respect to each service provided by the Company thereunder, the Company has agreed to continue to provide certain Policyholder services for the Policies and the Post-Closing Policies.

         4.2 Transfer of Servicing Obligations. On and after the date on which a service is no longer being provided pursuant to the Transition Services Agreement, and pursuant to the Administrative Services Agreement, the Reinsurer has agreed to provide Policyholder service for the Policies and the Post-Closing Policies and to supply to the Company on a timely basis copies of accounting and other records pertaining to such service. The parties hereby agree that the Policies and the Post-Closing Policies shall be administrated pursuant to the Administrative Services Agreement. Reinsurer's compensation for all services provided to the Company pursuant to the Administrative Services Agreement shall be included in the reinsurance premium paid by the Company to Reinsurer pursuant to Section 3.2 above and the Company shall not be obligated to pay any additional monies to Reinsurer for such administrative services.

         4.3 Regulatory Matters. If the Company or the Reinsurer receives notice of, or otherwise becomes aware of any regulatory inquiry, investigation or proceeding relating to the Policies or the Post-Closing Policies, the Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances.

         4.4 Policy Changes. Neither the Company nor the Reinsurer shall make any changes to the Company's policy forms except with the express written consent of the other party (which consent shall not be unreasonably withheld) or if (a) the changes are required by Applicable Law and (b) the Reinsurer gives the Company prior notice in writing of the nature of such required changes in the manner provided by the Administrative Services Agreement.

                                    ARTICLE V
                                   OVERSIGHTS

         5.1 Oversights. Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent. This Agreement shall not become effective unless and until (a) all state insurance regulatory authorities whose approval is required shall have approved this Agreement in writing, and (b) all applicable waiting periods under any federal or state statute or regulation shall have expired or been terminated.

                                   ARTICLE VII
                               DUTY OF COOPERATION

         7.1 Cooperation. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.

                                  ARTICLE VIII
                                     DAC TAX

         8.1 Election. In accordance with Treasury Regulations Section 1.848-2(g)(8), the Company and Reinsurer hereby elect to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

         (a) All uncapitalized terms used herein shall have the meanings set forth in the regulations under Section 848 of the Code.

         (b) The party with net positive consideration under this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of
Section 848(c)(1) of the Code.

         (c) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

         (d) The Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration under this Agreement for the preceding taxable year. This schedule of calculations shall be accompanied by a statement signed by an authorized representative of the Company stating that the Company shall report such net consideration in its federal income tax return for the preceding taxable year.

         (e) The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within thirty (30) days after the date on which the Reinsurer receives the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer shall report the net consideration under this Agreement as determined by the Company in the Reinsurer's federal income tax return for the preceding taxable year.

         (f) If Reinsurer contests the Company's calculation of the net consideration under this Agreement, the parties shall act in good faith to reach an agreement as to the correct amount of net consideration within thirty (30) days after the date on which the Reinsurer submits its alternative calculation. If Reinsurer and the Company reach agreement as to the amount of net consideration under this Agreement, each party shall report such amount in its federal income tax return for the preceding taxable year.

         If, during such period, Reinsurer and the Company are unable to reach agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing reasonably satisfactory to Reinsurer and the Company (who shall not have any material relationship with Reinsurer or the Company), promptly to review (which review shall commence no later than five (5) days after the selection of such independent accountants), this Agreement and the calculations of Reinsurer and the Company for the purpose of calculating the net consideration under this Agreement. In making such calculation, such independent accountants shall consider only those items or amounts in the Company's calculation as to which the Reinsurer has disagreed.

         Such independent accountants shall deliver to Reinsurer and the Company, as promptly as practicable (but no later than sixty (60) days after the commencement of their review), a report setting forth such calculation, which calculation shall result in a net consideration between the amount thereof shown in the Company's calculation delivered pursuant to Section 8.1(d) and the amount thereof shown in Reinsurer's calculation delivered pursuant to Section 8.1(e). Such report shall be final and binding upon Reinsurer and the Company. The fees, costs and expenses of such independent accountant shall be borne (i) by the Company if the difference between the net consideration as calculated by the independent accountants and the Company's calculation delivered pursuant to
Section 8.1(d) is greater than the difference between the net consideration as calculated by the independent accountants and Reinsurer's calculation delivered pursuant to Section 8.1(e), (ii) by the Reinsurer if the first such difference is less than the second such difference, and (iii) otherwise equally by Reinsurer and the Company.

         (g) This election shall be effective for the 1998 taxable year and for all subsequent taxable years for which this Agreement remains in effect.

         (h) Both parties agree to attach a schedule to their respective federal income tax returns for the first taxable year ending after the date on which this election becomes effective which identifies this Agreement as a reinsurance agreement for which an election has been made under Treasury Regulations Section 1.848-2(g)(8).

                                   ARTICLE IX
                          INDEMNIFICATION AND RECAPTURE

         9.1 Reinsurer's Obligation to Indemnify. Subject to any limitation contained in the Asset Purchase Agreement, Reinsurer hereby agrees to indemnify, defend and hold harmless the Company and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Company Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Company Indemnified Party arising from: (i) the Liabilities; (ii) the Reinsurer Extra Contractual Obligations (including, but not limited to, all claims that constitute Sellers' Extra Contractual Obligations but for which the Company's indemnification obligation has expired pursuant to Section 8.01(c) of the Asset Purchase

Agreement); (iii) any breach or nonfulfillment by Reinsurer of, or any failure by Reinsurer to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; and (iv) any enforcement of this indemnity.

         9.2 Company's Obligation to Indemnify. Subject to any limitation contained in the Asset Purchase Agreement, the Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Reinsurer Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Reinsurer Indemnified Party arising from: (i) the Retained Liabilities; (ii) Sellers' Extra Contractual Obligations (but only to the extent that the Company's indemnification obligation for Sellers' Extra Contractual Obligations has not expired pursuant to Section 8.01(c) of the Asset Purchase Agreement); (iii) any breach or nonfulfillment by the Company of, or any failure by the Company to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; and (iv) any enforcement of this indemnity.

         9.3 Certain Definitions and Procedures. For purposes of this Article IX, "Loss" or "Losses" shall mean actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties. In the event either Reinsurer or the Company shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Sections 9.02, 9.03 and 9.04 of the Asset Purchase Agreement.

         9.4      Security Trust Account and Recapture Rights.

         (a) Events of Default. From and after the Closing Date, any of the following occurrences shall constitute an event that entitles the Company to require the Reinsurer to deposit and maintain assets in a Security Trust in accordance with the terms and conditions of this Section 9.4 (individually or collectively, as the context indicates, an "Event of Default"):

                  (i) the Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B++, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BBB-, and (C) Moody's Investors Services, Inc. claims-paying ability rating of at least Baa3; or

                  (ii) the Reinsurer fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31,
                           1997) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) of at least 185 percent, or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio (calculated in accordance with the rules and procedures in effect on the Contract Date) of at least 115 percent; or

                  (iii)    (A) the  Reinsurer  ceases to be  licensed  as a life
                           insurer or ceases to qualify as an accredited reinsurer in a particular jurisdiction under circumstances that would cause the Company to be denied credit for reinsurance ceded hereunder on the financial statements filed by the Company in said jurisdiction, or (B) the Company is denied credit for reinsurance ceded hereunder on the financial statements filed by the Company in any jurisdiction; or

                  (iv) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction; or

                  (v) any Person other than one of the Affiliates of the Reinsurer in existence on the Closing Date acquires or assumes (A) Control of the Reinsurer, whether by merger, consolidation, stock acquisition, or otherwise (including, without limitation, the acquisition or assumption of the power to direct the Reinsurer's management and policies by means of a management or services agreement or other contractual arrangement) or (B) all or substantially all of the assets or liabilities of the Reinsurer by reinsurance (whether indemnity or assumption) or otherwise;

                  (vi) this Agreement is terminated in accordance with its terms; or

                  (vii) an Event of Default occurs pursuant to Section 9.07(a)(vii) of the Asset Purchase Agreement.

The occurrence of any Event of Default shall entitle the Company to elect to require the Reinsurer to establish a Security Trust regardless of whether or not such an occurrence constitutes a Recapture Event, provided, that the Company has not delivered an Election Notice electing recapture.

         (b) Recapture Events. From and after the Closing Date, and whether or not an Event of Default has occurred or Security Trust has been established pursuant to Section 9.4(a) hereof, any of the following occurrences shall constitute an event that entitles the Company to exercise the recapture remedy set forth in this Section 9.4 (individually or collectively, as the context indicates, a "Recapture Event"):

                  (i) Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B+, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BB+, and (C) a Moody's Investors Services, Inc. claims-paying ability rating of at least Ba1; or

                  (ii) Reinsurer fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31,
                           1997) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) of at least 160 percent; or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio (calculated in accordance with the rules and procedures in effect on the Contract Date) of at least 100 percent; or

                  (iii) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction; or

                  (iv) within thirty (30) calendar days of its receipt of a demand therefor delivered pursuant to Section 9.4(d), Reinsurer fails to execute the Security Trust Agreement or deposit and maintain asset in trust on the terms provided in Section 9.4(f) and in the Security Trust Agreement, provided, however, that the Company executes such Security Trust Agreement contemporaneously with the delivery of the demand; or

                  (v) this Agreement is terminated in accordance with its terms; or

                  (vi) within thirty (30) calendar days of the termination of the Administrative Services Agreement in accordance with its terms, (A) Reinsurer does not take all steps necessary to arrange for a third-party administrator acceptable to the Company in its sole discretion, reasonably exercised, to provide all administrative services to be provided pursuant to the terminated Administrative Services Agreement at the cost of Reinsurer or (B) such third-party administrator fails to enter into an administrative service agreement with the Company, satisfactory in form and substance to the Company in its sole discretion, reasonably exercised; or

                  (vii) a judgment or order is entered by a court of competent jurisdiction declaring the invalidity of the Security Trust or finding that the assets held in a Security Trust are general assets of Reinsurer or otherwise do not constitute a "secured claim" within the meaning of the laws of Reinsurer's domiciliary state;

                  (viii) a Security Trust is established for the benefit of the Company pursuant to Section 9.4(a)(iii) and the Company is denied credit on its financial statements filed in any jurisdiction with respect to the reinsurance provided by the Reinsurer, and the Reinsurer does not take all steps necessary to enable the Company to obtain credit on its financial statements within thirty (30) calendar days of the Reinsurer's receipt of written notice from the Company as to the occurrence described herein; or

                  (ix)     a  Recapture   Event   occurs   pursuant  to  Section
                           9.07(b)(ix) of the Asset Purchase Agreement.

The occurrence of any Recapture Event shall entitle the Company to elect recapture remedies hereunder regardless of whether (1) such an occurrence also constitutes an Event of Default, (2) the Reinsurer has previously established a Security Trust or (3) the Company has previously delivered an Election Notice requiring Reinsurer to establish a Security Trust.

         (c) Notice to The Company. The Reinsurer shall provide the Company with:

                  (i)      written notice of any downgrade in the Reinsurer's A.
                           M. Best Company rating or its Standard & Poor's Corporation insurer financial strength rating or its Moody's Investors Services, Inc. claims-paying ability rating within three (3) Business Days after the Reinsurer's receipt of notice of such adjustment;

                  (ii) a written report of the calculation of the Reinsurer's Total Adjusted Capital and Authorized Control Level RBC (based on the Risk-Based Capital
                           (RBC) Model Act and/or the rules and procedures in effect on December 31, 1997) and Standard & Poor's Corporation's capital adequacy ratio (based on the rules and procedures in effect on the Contract Date) as of the end of each calendar quarter within fifteen (15) Business Days after the end of such quarter;

                  (iii) written notice of the occurrence of any Event of Default or Recapture Event within two (2) Business Days after its occurrence; and

                  (iv) not less than annually, a written report, in form reasonably satisfactory to the Company, certifying that no Event of Default or Recapture Event has occurred during the period covered by such report or is continuing as of the last day of such period, together with the appropriate calculations and back up reasonably necessary to substantiate the basis of the Reinsurer's certification.

The Company may, at its own expense, review the Reinsurer's books and records to confirm the risk based capital calculations provided by the Reinsurer pursuant to Section 9.4(c)(ii). In addition, Reinsurer shall (A) cooperate fully with the Company and promptly respond to the Company's inquiries from time to time concerning the Reinsurer's financial condition, operating results and any events, occurrences or other matters which arise on and after the Effective Date and which reasonably relate to the Business or Reinsurer's ability to perform and discharge its obligations under the Asset Purchase Agreement, this Agreement or the Ancillary Agreements and (B) provide to the Company such financial statements, reports, internal control letters and reports prepared by auditors and other third parties, SAS-70 reports and other documents of the Reinsurer as the Company may reasonably request from time to time.

         (d) Election of Remedies. Upon the occurrence of any Event of Default, the Company may elect to require the Reinsurer to maintain assets in a Security Trust for the purpose of securing the Reinsured Liabilities under the Policies and Post-Closing Policies ceded to it pursuant to this Agreement. Upon the occurrence of any Recapture Event, the Company may elect to recapture, subject to the terms and conditions set forth below all, but not less than all, of the Policies and the Post-Closing Policies ceded hereunder. The Company shall give the Reinsurer written notice of its election (the "Election Notice") specifying
(x) the grounds for the exercise of its remedies pursuant to this Section 9.4 and either (y) if it elects to recapture the Policies and Post-Closing Policies, the fact of recapture, and the effective date of recapture or (z) if it elects a Security Trust, the fact that the Reinsurer is obligated to execute the Security Trust Agreement and to deposit and maintain assets in the Security Trust for the purpose of securing such Reinsured Liabilities (the "Secured Policies"). The Reinsurer may unwind and terminate a Security Trust if, prior to the second anniversary of the date on which the Event of Default which originally gave rise to the establishment of such Security Trust occurred, both (A) the original Event of Default has been cured or remediated, and (B) no new Event of Default or Recapture Event has occurred; provided that (i) prior to such second anniversary date, the Company has not properly provided an Election Notice to recapture the Policies and Post-Closing Policies ceded by it; and (ii) the termination of the Security Trust shall not prejudice or be deemed a waiver of the Company's right to demand the establishment of a new Security Trust or elect recapture upon the occurrence of any other or new Event of Default or Recapture Event.

         (e) Recapture. Any recapture by the Company shall not be deemed to have been consummated until (i) the Company has given the Reinsurer an Election Notice pursuant to Section 9.4(d); and (ii) the Company has received payment of the entire Recapture Fee as determined in accordance with Exhibit A hereto. If the Reinsured Liabilities under the Policies and Post-Closing Policies to be recaptured are secured pursuant to a Security Trust established pursuant to
Section 9.4(f), the Company may, in its sole discretion, withdraw assets from the Security Trust having an aggregate Market Value (determined pursuant to the Security Trust Agreement governing such Security Trust) not to exceed the amount of the Recapture Fee. The Reinsurer shall promptly pay the Company the full amount of the Recapture Fee, reduced by the amount, if any, withdrawn from the Security Trust. Following the consummation of the recapture of Policies and Post-Closing Policies pursuant to this Section 9.4(e), no additional premiums, deposits or other amounts payable under such Policies and Post-Closing Policies shall be ceded to the Reinsurer hereunder.

         (f) Security Trust. (i) Establishment of the Trust Account. Within thirty (30) calendar days of the Company's delivery to the Reinsurer of an Election Notice requiring that the Reinsurer secure the Reinsured Liabilities ceded by the Company with a Security Trust, the Reinsurer shall execute the Security Trust Agreement and deposit into an account with the Trustee (the "Security Trust"), naming the Company as the sole beneficiary thereof, assets having a market value in an amount no less than the Required Balance, for the purpose of securing the Reinsured Liabilities under Secured Policies. The Security Trust Agreement shall be substantially in the form of Exhibit B hereto.

                           (ii)     Trust Assets.  At the direction of the
Reinsurer, the assets held in the Security Trust shall be held in the form of
(A) cash and cash-equivalents, (B) certificates of deposit, (C) obligations of the United States Government or its agencies, (D) investment grade bonds, (E) whole (not participations) investment (as determined in accordance with the
Reinsurer's internal rating systems) commercial  mortgages;   provided  that
the aggregate market value of such commercial mortgages held in the Security Trust shall not exceed 15 percent of the aggregate market value of the assets held in the Security Trust, and (F) straight Ginnie Mae, Freddie Mac and Fannie Mae 30-year mortgage-backed securities rated AA+ and above; provided that the aggregate market value of such mortgage-backed securities held in the Security Trust shall not exceed 15 percent of the aggregate market value of the assets held in the Security Trust; and provided, further, that in the event a Security Trust is established pursuant to Section 9.4(a)(v), the assets held in the Security Trust may be invested in accordance with the Reinsurer's internal investment policies for its individual life insurance business, a copy of which has been provided to the Company. The aggregate Market Value of the assets held in the Security Trust shall at all times be at least equal to the Required Balance. As long as the Security Trust Agreement remains in force, the Reinsurer shall calculate the Required Balance as of the last day of each calendar month and report the amount of the Required Balance to the Company and the Trustee within ten (10) Business Days after the end of such month. In connection with such calculation, the Company shall direct the Trustee to make the payment to the Reinsurer of any amounts in the Security Trust which exceed the Required Balance, and Reinsurer shall promptly deposit such additional permitted assets as may be necessary to increase the Market Value of the Security Trust assets to the Required Balance. The form and duration of assets to be held in the Security Trust shall be appropriate in light of the Reinsured Liabilities under the Secured Policies. Prior to delivering any assets for deposit in the Security Trust, the Reinsurer shall execute assignments or endorsements in blank of all of the Reinsurer's right, title and interest in such assets (according to procedures set forth in the Security Trust Agreement), so that the Company, or the Trustee upon the Company's direction, may whenever necessary negotiate title to any such assets without consent or signature from the Reinsurer or any other entity.

                           (iii)    Permitted Withdrawals.  The Company may
withdraw assets from the Security Trust at any time and from time to time, notwithstanding any other provisions of the Asset Purchase Agreement, this Agreement or any other Ancillary Agreement, and such assets may be utilized and applied by the Company, or any successor by operation of law of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, without diminution because of insolvency on the part of the Company or Reinsurer; provided, however, that the Company may only withdraw such assets for one or more of the following purposes:

                           (A) to reimburse the Company for any Reinsured Liabilities under the Secured Policies paid by the Company to the extent not paid by the Reinsurer when due;

                           (B) to make payment to the Reinsurer of any amounts that exceed the Required Balance;

                           (C) to pay all or any portion of any Recapture Fee due in connection with the recapture of the Secured Policies; or

                           (D) to pay any other amounts that are due to the Company under this Agreement, the Asset Purchase Agreement or any of the Ancillary Agreements to the extent not paid directly to Company by Reinsurer when due.

         (g) Resort to Collateral. Notwithstanding the remedies contemplated by this Section 9.4, the other Ancillary Agreements and the Asset Purchase Agreement, the Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under the Asset Purchase Agreement, this Agreement or any other Ancillary Agreement in lieu of exercising the remedies in this Section 9.4, and it shall be no defense to any such claim that the Company might have had recourse to the Security Trust or recapture remedy.

         (h) Certain Remedies. The Company and Reinsurer acknowledge that any damage caused to the Company by reason of the breach by the Reinsurer or any of its successors in interest of this Section 9.4 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies at law or otherwise, the Company shall be entitled to specific performance of this Section 9.4 or an injunction to be issued by a court of competent jurisdiction pursuant to Section 13.7 hereof restraining and enjoining any violation of this Section 9.4, in addition to such other equitable or legal remedies as such court may determine. The Company and Reinsurer hereby release, waive and discharge any and all claims and causes of action asserting in any way that: (a) any Security Trust is not valid, binding or enforceable; and (b) any remedy of the Company including, without limitation, the Company's recapture and Security Trust remedies hereunder and under Article IX of the Asset Purchase Agreement is not valid, binding or enforceable. The Company and the Reinsurer are forever estopped and barred from making any such assertion in any context or forum whatsoever.


                                    ARTICLE X
                               DISPUTE RESOLUTION

         10.1 Other Disputes over Calculations. After the Closing Date, any dispute between the parties with respect to the calculation of amounts which are to be calculated, reported, or which may be audited pursuant to this Agreement (other than disputes relating to: (i) the Closing Balance Sheet, which shall be resolved in accordance with the Asset Purchase Agreement; or (ii) calculations relating to DAC tax, which shall be resolved in accordance with Article VIII hereof), which cannot be resolved by the parties within sixty (60) calendar days, shall be referred to an independent accounting firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the parties; provided, however, that where the dispute involves an actuarial issue, the dispute shall instead be referred to an independent actuarial firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the parties. There shall be no appeal from the decision made by such firm except that, pursuant to Section 11.07 of the Asset Purchase Agreement, either party may petition a court having jurisdiction over the parties and subject matter to reduce the arbitrator's decision to judgment. The fees charged by the accounting firm or actuarial firm, as applicable, to resolve the dispute shall be allocated between the Company and the Reinsurer by such firm in accordance with its judgment as to the relative merits of the parties' positions in respect of the dispute.

                                   ARTICLE XI
                                   INSOLVENCY

         11.1 Insolvency Clause. In the event of the insolvency of the Company, all coinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the Policies and Post-Closing Policies without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on a Policy or Post-Closing Policy within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                   ARTICLE XII
                                    DURATION

         12.1 Duration. This Agreement shall continue in force until such time that the Reinsurer's liability with respect to all Policies and Post-Closing Policies reinsured hereunder is terminated pursuant to Section 12.2.

         12.2 Reinsurer's Liability. The liability of the Reinsurer under this Agreement with respect to any Policy or Post-Closing Policy will begin simultaneously with that of the Company, but not prior to the Effective Date. The Reinsurer's liability with respect to any Policy will terminate on the earliest of: (a) the date such Policy or Post-Closing Policy is recaptured in accordance with Section 9.4; or (b) the date the Company's liability on such Policy or Post-Closing Policy is terminated in accordance with its terms. Termination of the Reinsurer's liability under clauses (a) and (b) herein is subject to the Company's actual receipt of payments which discharge such liability in full in accordance with the provisions of this Agreement. In no event shall the interpretation of this Section 12.2 imply a unilateral right of the Reinsurer to terminate this Agreement.

         12.3 Survival. Notwithstanding the other provisions of this Article XII, the terms and conditions of Article I, VIII, IX and X and Section 13.2 shall remain in full force and effect after the Termination Date.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service or (c) delivered in person to the parties at the following addresses:

                  If to the Company, to:

                           Aetna Life Insurance and Annuity Company
                           151 Farmington Avenue
                           Hartford, Connecticut  06156
                           Attention:  Chief Financial Officer

                  With copies (which shall not constitute notice) to:

                           Aetna Retirement Services, Inc.
                           151 Farmington Avenue
                           Hartford, Connecticut 06156
                           Attention: General Counsel

                           Lord, Bissell & Brook
                           115 South LaSalle Street
                           Chicago, Illinois   60603
                           Attention:  James R. Dwyer

                  If to the Reinsurer, to:

                           The Lincoln National Life Insurance Company
                           1300 South Clinton
                           P.O. Box 1110
                           Fort Wayne, Indiana 46801
                           Attention: Carl Baker

                  With a copy (which shall not constitute notice) to:

                           Sutherland, Asbill & Brennan LLP
                           1275 Pennsylvania Avenue, N.W.
                           Washington, D.C.   20004
                           Attention:  David A. Massey

Either party may change the names or addresses where notice is to be given by providing notice to the other party of such change in accordance with this
Section 13.1.

         13.2 Confidentiality. Each of the parties shall maintain the confidentiality of all information related to the Policies and Post-Closing Policies and all other information denominated as confidential by the other party provided to it in connection with this Agreement, and shall not disclose such information to any third parties without prior written consent of the other party, except as may be permitted by Sections 5.18 and 11.02 of the Asset Purchase Agreement.

         13.3 Entire Agreement. This Agreement, the other Ancillary Agreements, the Asset Purchase Agreement, the other agreements contemplated hereby and thereby, and the Exhibits and the Schedules hereto and thereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

         13.4 Waivers and Amendments. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Company and the Reinsurer, respectively.

         13.5 No Third Party Beneficiaries. This Agreement constitutes an indemnity reinsurance agreement solely between the Company and the Reinsurer, and is intended solely for the benefit of the parties hereto and their permitted successors and assigns, and it is not the intention of the parties to confer any rights as a third-party beneficiary to this Agreement upon any other Person as to the Transferred Assets or any other term, condition or provision of this Agreement.

         13.6 Assignment. This Agreement shall not be assigned by either of the parties hereto without the prior written approval of the other party.

         13.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE. ALL ISSUES RELATING TO VENUE AND JURISDICTION SHALL BE GOVERNED BY SECTION 11.07 OF THE ASSET PURCHASE AGREEMENT.

         13.8 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         13.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         13.10 Schedules, Exhibits and Paragraph Headings. Schedules and Exhibits attached hereto are made a part of this Agreement. Paragraph headings are provided for reference purposes only and are not made a part of this Agreement.

         13.11 Expenses. Except as explicitly provided to the contrary herein or in the Asset Purchase Agreement, each party shall be solely responsible for all expenses it incurs in connection with this Agreement or in consummating the transactions contemplated hereby or performing the obligations imposed hereby, including, without limitation, the cost of its attorneys, accountants and other professional advisors.

         13.12 No Prejudice. The parties agree that this Agreement has been jointly negotiated and drafted by the parties hereto and that the terms hereof shall not be construed in favor of or against any party on account of its participation in such negotiations and drafting.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective this ____ day of _____________, 1998.


                                     AETNA LIFE INSURANCE AND ANNUITY
                                     COMPANY


                                     _______________________________________
                                     By:

                                     Title:



                                     THE LINCOLN NATIONAL LIFE INSURANCE
                                     COMPANY


                                     ______________________________________
                                     By:

                                     Title:

                                    EXHIBIT C



                              COINSURANCE AGREEMENT

                                   between the

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY


                          (referred to as the Company)

                                       and

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


                         (referred to as the Reinsurer)





                           Dated as of October 1, 1998

                               INDEX OF SCHEDULES



Schedule 1.1(A)   Policy Forms
Schedule 1.1(B)   Separate Account Assets
Schedule 1.1(C)   Separate Accounts
Schedule 1.1(D)   Third-Party Reinsurance

                                INDEX OF EXHIBITS



Exhibit A         Recapture Fee Formula
Exhibit B         Form of Security Trust Agreement
Exhibit C         Closing Date Liabilities Methodology
Exhibit D         Calculation of Reinsurance Trust Required Balance

                                TABLE OF CONTENTS

ARTICLE I
         DEFINITIONS..........................................................1
         1.1      Definitions. ...............................................1

ARTICLE II
         BASIS OF COINSURANCE AND BUSINESS COINSURED.........................11
         2.1      Coinsurance................................................11
         2.2      Reinsurer Extra Contractual Obligations....................12
         2.3      Reinstatements, Conversions and Exchanges..................12
         2.4      Certain Policy Elements....................................12
         2.5      Reserves...................................................13
         2.6      Separate Account Reserves..................................13
         2.7      Policy Changes or Reductions...............................13

ARTICLE III
         ACCOUNTINGS AND TRANSFER OF ASSETS..................................14
         3.1      Ceding Commission..........................................14
         3.2      Transfer of Assets.........................................14
         3.3      Post-Closing Adjustments...................................14
         3.4      Interim Monthly Accountings................................15
         3.5      Monthly Accountings........................................15
         3.6      Monthly Payments...........................................15
         3.7      Delayed Payments...........................................16
         3.8      Offset Rights..............................................16
         3.9      Third-Party Reinsurance....................................16
         3.10     Premium Taxes and Assessments..............................16

ARTICLE IV
         POLICY ADMINISTRATION...............................................17
         4.1      Interim Servicing..........................................17
         4.2      Transfer of Servicing Obligations..........................17
         4.3      Regulatory Matters.........................................17
         4.4      Policy Changes.............................................17

ARTICLE V
         OVERSIGHTS..........................................................18
         5.1      Oversights.................................................18

ARTICLE VI
         CONDITIONS PRECEDENT................................................18
         6.1      Conditions Precedent.......................................18

ARTICLE VII
         DUTY OF COOPERATION.................................................18
         7.1      Cooperation................................................18

ARTICLE VIII
         DAC TAX.............................................................18
         8.1      Election...................................................18

ARTICLE IX
         INDEMNIFICATION AND RECAPTURE.......................................20
         9.1      Reinsurer's Obligation to Indemnify........................20
         9.2      Company's Obligation to Indemnify..........................20
         9.3      Certain Definitions and Procedures.........................21
         9.4      Security Trust Account and Recapture Rights................21

ARTICLE X
         DISPUTE RESOLUTION..................................................28
         10.1     Other Disputes over Calculations...........................28

ARTICLE XI
         INSOLVENCY..........................................................29
         11.1     Insolvency Clause..........................................29

ARTICLE XII
         DURATION............................................................29
         12.1     Duration...................................................29
         12.2     Reinsurer's Liability......................................29
         12.3     Survival...................................................30

ARTICLE XIII
         MISCELLANEOUS.......................................................30
         13.1     Notices....................................................30
         13.2     Confidentiality............................................31
         13.3     Entire Agreement...........................................31
         13.4     Waivers and Amendments.....................................31
         13.5     No Third Party Beneficiaries...............................31
         13.6     Assignment.................................................31
         13.7     Governing Law..............................................32
         13.8     Counterparts...............................................32
         13.9     Severability...............................................32
         13.10    Schedules, Exhibits and Paragraph Headings.................32
         13.11    Expenses...................................................32
         13.12    No Prejudice...............................................32

                              COINSURANCE AGREEMENT

         THIS COINSURANCE AGREEMENT (the "Agreement") made by and between Aetna Life Insurance and Annuity Company, a Connecticut domiciled stock life insurance company (the "Company") and Lincoln Life & Annuity Company of New York, a New York domiciled stock life insurance company (the "Reinsurer").

         WHEREAS, the Company has issued or reinsured from other insurance companies, including Aetna Life Insurance Company, a Connecticut domiciled stock life insurance company ("ALIC"), certain Policies (as defined below);

         WHEREAS, the Company, ALIC, the Reinsurer, and The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of the State of Indiana, have entered into a Second Amended and Restated Asset Purchase Agreement, dated as of May 21, 1998 (the "Asset Purchase Agreement"), pursuant to which the Company has agreed to cede and transfer to the Reinsurer certain liabilities arising under the Policies (as defined below) and the Post-Closing Policies (as defined below) for the consideration specified herein and the Reinsurer has agreed to reinsure such liabilities on the terms and conditions set forth herein; and

         WHEREAS, the Company desires that the Reinsurer perform certain administrative functions on behalf of the Company with respect to the Policies, and the Company, ALIC and Reinsurer have entered into the NY Administrative Services Agreement of even date herewith (the "NY Administrative Services Agreement") pursuant to which the Reinsurer shall provide such administrative services.

         NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Reinsurer agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

         "Accounting" means an Interim Monthly Accounting or a Monthly Accounting, as applicable.

         "Affiliate" means, with respect to any Person, at the time in question, any other Person Controlling, Controlled by or under common Control with such Person. "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, the holding of policyholders' proxies by contract other than a commercial contract for goods or non-management services, or otherwise, unless the power is the result of an official position with or corporate office held by the Person. Except as provided otherwise in this Agreement, control is presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing 25% or more of the voting securities of any other Person, or holds or controls sufficient policyholders' proxies, or is entitled by contract or otherwise, to nominate, appoint or to elect the majority of the board of directors or comparable governing body of any other Person.

         "ALIAC" means Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "ALIC" means Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "Ancillary  Agreements"  means  the  various  agreements   collectively
defined as "Ancillary Agreements" in the Asset Purchase Agreement.

         "Annual Statement" means the Company's convention form statutory annual statement, together with all required schedules and supplements thereto, as filed with the Insurance Department of the State of Connecticut.

         "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

         "Asset Purchase Agreement" means the Second Amended and Restated Asset Purchase Agreement by and among the Company, ALIC, the Reinsurer and The Lincoln National Life Insurance Company, dated as of May 21, 1998.

         "Books and Records" means the originals or copies of all customer lists, policy information, policy forms and rating plans, disclosure and other documents and filings, including statutory filings, required under all Applicable Laws, administrative records, reinsurance records, claim records, sales records, underwriting records, financial records, Tax records and compliance records in the possession or control of the Company and relating principally to the operation of the Business including, without limitation, any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process, but excluding: (a) the Company's original certificate of incorporation, bylaws, corporate seal, licenses to do business, minute books and other corporate records relating to corporate organization and capitalization;
(b) original Tax and corporate accounting records relating to the Business; (c) any original books and records relating to the Retained Liabilities; (d) any records that are subject to attorney-client privilege; and (e) the Retained Contracts and any records relating thereto.

         "Business" means marketing, issuing and administering the Policies in the United States and the other business activities reasonably related thereto, in each case as currently conducted by the Company or, where so specified herein, as to be conducted by the Reinsurer following the Closing Date.

         "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of Connecticut are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

         "Ceding Commission" means the aggregate ceding allowance payable by the Reinsurer to the Company in connection with the reinsurance of the Policies hereunder.

         "Closing" means the closing of the transactions contemplated by this Agreement.

         "Closing Balance Sheet" means the pro forma balance sheet of the Business as of the last day of the second month preceding the month in which the Closing shall occur, which shall be prepared and delivered by the Company to the Reinsurer not later than the fifth day prior to the Closing Date in accordance with Article II of the Asset Purchase Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Closing Date Liabilities" means, as of any date, the General Account Reserves and other statutory liabilities relating to the Business, which shall be (a) estimated and reflected in the Closing Balance Sheet as of the last day of the second month preceding the month in which the Closing shall occur; and
(b) subsequently adjusted and reflected in the Revised Closing

Balance Sheet and Final Closing Balance Sheet as of 11:59 p.m. Eastern Time on the last day of the month immediately preceding the month in which the Closing Date falls. The Closing Date Liabilities shall be determined and reported in accordance with the methodology set forth on Exhibit C.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Commissions" mean all commissions, expense allowances, benefit credits and other fees and compensation payable to Producers.

         "Connecticut  SAP"  means  the  statutory  accounting   principles  and
practices prescribed or permitted by the Insurance Department of the State of Connecticut.

         "Contract Date" means May 21, 1998.

         "Distribution Agreements" mean the agreements between the Company, on one hand, and Producers, on the other, with respect to the Policies as of April 13, 1998.

         "Effective Date" means 12:01 a.m. Eastern Time on October 1, 1998.

         "Election Notice" means a notice given by the Company to the Reinsurer with respect to the exercise of recapture or Security Trust remedies pursuant to
Section 9.4 hereof.

         "Event of Default" means any event described in Section 9.4 hereof which gives rise to Recapture Rights or other remedy.

         "Extra Contractual Obligations" means all liabilities or obligations arising under the Policies and Post-Closing Policies, exclusive of liabilities or obligations arising under the express terms and conditions of the Policies and Post-Closing Policies and the other Liabilities, but including, without limitation, any liability for fines, penalties, forfeitures, punitive, special, exemplary or other form of extra-contractual damages, which liabilities or obligations arise from any act, error or omission, whether or not intentional, negligent, in bad faith or otherwise relating to: (a) the marketing, sale, underwriting, production, issuance, cancellation or administration of the Policies or Post-Closing Policies; (b) the investigation, defense, trial, settlement or handling of claims, benefits, or payments under the Policies or Post-Closing Policies; or (c) the failure to pay, the delay in payment, or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Policies or Post-Closing Policies.

         "Final Closing Balance Sheet" means the final pro forma balance sheet of the Business as of the Closing Date prepared in accordance with Article II of the Asset Purchase Agreement.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "General Account Reserves" means the general account statutory reserves of the Company before reduction for accrued for expense allowances recognized in Separate Account Reserves (without regard to the transactions contemplated by this Agreement) with respect to the Policies or Post-Closing Policies, as applicable, determined in accordance with Connecticut SAP.

         "Governmental Authority" means any court, administrative or regulatory agency or commission, or other federal, state or local governmental authority or instrumentality or the National Association of Securities Dealers or national securities exchanges having jurisdiction over any party hereto.

         "Interim Monthly Accounting" shall mean a monthly accounting prepared in accordance with Connecticut SAP and delivered by the Company to the Reinsurer in accordance with the provisions of Section 3.4 hereof.

         "Liabilities" means all gross liabilities and obligations arising out of or relating to the Policies and Post-Closing Policies, other than the Retained Liabilities and Extra Contractual Obligations. The Liabilities shall include, without limitation: (a) the General Account Reserves; (b) all liabilities for incurred but not reported claims, benefits, interest on death claims or other payments arising under or relating to the Policies and Post-Closing Policies, whether or not (i) included within the General Account Reserves, or (ii) incurred before or after the Effective Date; (c) all liabilities arising out of any changes to the terms and conditions of the Policies and Post-Closing Policies mandated by Applicable Law whether or not incurred before or after the Effective Date; (d) premium Taxes due in respect of Premiums paid on or after the Effective Date (without giving effect to any credits due to the Company for any guaranty fund assessments paid by the Company prior to Closing), and all other Tax liabilities arising out of or relating to the Business or Post-Closing Policies for periods commencing on or after the Effective Date (except for income Taxes imposed on the Company under Subtitle A of the Code); (e) assessments and similar charges in connection with participation by the Company or Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of direct Premiums paid on or after the Effective Date; (f) Commissions payable with respect to the Policies and Post-Closing Policies to or for the benefit of the Producers who marketed or produced the Policies, in any case payable on or after the Effective Date; (g) any liability arising under the Transferred Contracts; (h) premiums, payments, fees or other consideration or amounts due on or after the Effective Date under any Third Party Reinsurance Agreements which are included with the Transferred Contracts; (i) all liabilities for amounts payable on or after the Effective Date for returns or refunds of Premiums, (j) all liabilities which relate to (i) amounts transferred from the Separate Accounts to the Company's general accounts pending distribution to owners of the Variable Policies; and (ii) amounts held in the Company's general account pending transfer to the Separate Accounts; (iii) any insurance liabilities or obligations arising under the Variable Policies (including any Variable Policies included within the Post-Closing Policies) that are not payable out of the assets of the Company's Separate Account; and (k) all unclaimed property liabilities arising under or relating to the Policies and Post-Closing Policies.

         "LIBOR" means a rate per annum equal to the three month London Interbank Offered Rate as published in The Wall Street Journal, Eastern Edition, in effect on the Closing Date.

         "Market Value" means the market value of the assets held in a Security Trust, determined pursuant to Section 4.01 of the Security Trust Agreement.

         "Monthly Accounting" shall mean a monthly accounting prepared in accordance with Connecticut SAP and delivered by the Reinsurer to the Company in accordance with the provisions of Section 3.5 hereof.

         "NAIC" means the National Association of Insurance Commissioners.

         "Non-Guaranteed Elements" mean cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates and variable paid-up amounts, as applicable, under the Policies and Post-Closing Policies.

         "NY Administrative Services Agreement" means the NY Administrative Services Agreement by and between the Company, ALIC and the Reinsurer of even date herewith.

         "NY Modified Coinsurance Agreement" means the Modified Coinsurance Agreement between the Company and the Reinsurer in the form of Exhibit Q to the Asset Purchase Agreement.

         "Other  Assets"  mean the  specific  assets  of the  Company  listed in
Schedule 1.1(A) to the Asset Purchase Agreement and such other fixed assets as may be mutually agreed among the parties.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Policies" mean all of the Company's individual universal life, individual corporate owned life, individual traditional life, sponsored life and individual participating life insurance policies and participating annuities, together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and agreements in connection therewith) that were delivered or issued for delivery to policyowners that were New York residents, and which have been issued or reinsured by the Company in connection with the Business (in accordance with, and as determined by reference to, the Company's historical practices), which policies shall include, but not be limited to (a) all policies issued on the policy forms included in the list of base codes set forth on Schedule 1.1(A) and which: (i) are effected, bound or issued on or prior to the Effective Date; and
(ii) are in force as of the Effective Date; or (iii) are subject to being renewed or reinstated in accordance with their terms on the Effective Date; and
(b) all individual life policies which are required to be issued by the Company prior to or after the Effective Date following the exercise of conversion rights in accordance with the terms of the individual life policies coinsured by the Reinsurer under this Agreement.

         "Policyholders" means policyholders, insureds and assignees under the Policies and Post-Closing Policies.

         "Post-Closing Policies" means the policies issued by ALIAC after the Effective Date pursuant to Article V of the Asset Purchase Agreement.

         "Premiums"  means  premiums,   considerations,   deposits  and  similar
receipts with respect to the Policies or Post-Closing Policies.

         "Producers" mean all LBMs, MGAs, brokers, agents, general agents, COLI speciality brokers, re-enrollers under the Company's sponsored life products, broker-dealers, producers or other Persons who market or produce the Policies and who (a) have been appointed by the Company, and (b) are entitled to receive Commissions from the Company.

         "Recapture Fee" means the amount determined in accordance with the formula set forth on Exhibit A hereto, which is payable by the Reinsurer to the Company in connection with recapture of the Policies and Post-Closing Policies by the Company pursuant to Section 9.4 hereof.

         "Recapture Rights" mean the right of the Company to recapture the Policies and Post Closing Policies pursuant to Section 9.4 hereof.

         "Reinsured Liabilities" means the Liabilities reinsured pursuant to this Agreement.

         "Reinsurer Extra Contractual Obligations" means: (a) all Extra Contractual Obligations to the extent such obligations arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time on or after the Effective Date by any of the Reinsurer or its directors, officers, employees, Affiliates, agents, representatives, successors and assigns; (b) all of the Sellers' Extra Contractual Obligations except to the extent otherwise provided in Articles VIII and IX of the Asset Purchase Agreement; and (c) all liabilities and obligations (exclusive of obligations rising under the express terms and conditions of the Policies and Post-Closing Policies and the other Liabilities) to the extent such obligations arise out of or relate to the Company's administration of claims, Non-Guaranteed Elements, and other aspects of or relating to the Policies or the Post-Closing Policies on and after the Effective Date pursuant to the recommendations from the Reinsurer pursuant to this Agreement, the NY Administrative Services Agreement or the Transition Services Agreement.

         "Required Balance" means one hundred percent (100%) of the amount equal to (a) the Reserves on the Policies and Post-Closing Policies, plus (b) other liabilities relating to the Policies and Post-Closing Policies, which shall be calculated in accordance with the methodology set forth on Exhibit D hereto, minus (c) the amount of outstanding loans under the Policies and Post-Closing Policies (to the extent such loans constitute admitted assets under Connecticut
SAP).

         "Reserves" means the sum of all reserves and liabilities required to be maintained by the Company for the Policies and Post-Closing Policies issued or reinsured by it, calculated consistent with (a) the reserve requirements, statutory accounting rules and actuarial principles applicable to the Company under the law of each state in which the Policies and Post-Closing Policies were issued or delivered, and (b) otherwise in accordance with the methodologies used by the Company to calculate the reserves and liabilities for the Policies and Post-Closing Policies in accordance with Connecticut SAP and sound actuarial principles and any valuation bases and methods of determining reserves as provided in the forms of Policies and Post-Closing Policies, as applicable; provided, however, the term "Reserves" shall not include the Separate Account Reserves.

         "Retained Contracts" means all contracts, agreements, leases, software licenses, rights, obligations or other commitments of the Company that (a) arise out of or are related exclusively to any business or operation of the Company other than the Business, or (b) arise out of or are related in any way to the Business and which, in the case of both clauses (a) and (b) herein, are not Transferred Contracts.

         "Retained Liabilities" means the liabilities of the Company arising solely from any of the following: (a) premium taxes due in respect of Premiums paid prior to the Effective Date; (b) amounts payable prior to the Effective Date for returns or refunds of Premiums; (c) Commissions payable with respect to the Policies to or for the benefit of Producers, in any case payable prior to the Effective Date; (d) assessments and similar charges in connection with participation by the Company, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of direct Premiums paid prior to the Effective Date; (e) the Retained Contracts; (f) premiums, payments, fees or other consideration or amounts due prior to the Effective Date under the Third-Party Reinsurance Agreements; (g) death claims under the Policies which are reported prior to the Closing Date;
(h) the pending litigation described on Schedule 3.03 to the Asset Purchase Agreement; (i) interest stabilization reserve relating to the Policies; (j) liabilities or obligations relating to the Business to the extent such liabilities or obligations have been accrued for on Company's books and records as of 11:59 p.m. Eastern Time on the day immediately preceding the Effective Date in accordance with Connecticut SAP but are not reflected on the Final Closing Balance Sheet; and (k) all other liabilities, obligations or indemnities expressly assumed by the Company under the terms of the Asset Purchase Agreement, this Agreement or any Ancillary Agreement.

         "Revised Closing Balance Sheet" means the pro forma balance sheet of the Business as of the Closing Date prepared and delivered by the Company to the Reinsurer in accordance with Article II of the Asset Purchase Agreement.

         "Secured Policies" means the Policies and Post-Closing Policies secured by the Security Trust established under Section 9.4 hereof.

         "Security Trust" means a trust account established with a Trustee for the purpose of securing the Reinsurer's obligations to the Company in accordance with Article IX hereof.

         "Security Trust Agreement" means the trust agreement governing the Security Trust, which shall be substantially in the form of Exhibit B hereto.

         "Sellers' Extra Contractual Obligations" means all Extra Contractual Obligations to the extent such obligations arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time prior to the Effective Date by the Company or its directors, officers, employees, Affiliates, agents or representatives.

         "Separate Account Assets" means the assets described on Schedule 1.1(B) hereto which constitute the Separate Accounts.

         "Separate Account Reserves" means the reserves associated with the Variable Policies which are held in the Company's Separate Accounts, determined in accordance with Connecticut SAP.

         "Separate Accounts" means the specific separate accounts of the Company identified in Schedule 1.1(C) hereto.

         "Taxes" (or "Tax" as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), including, without limitation, any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premiums, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto.

         "Termination Date" shall mean the date on which this Agreement is terminated in accordance with the terms and conditions of Article XII hereof.

         "Third-Party Reinsurance Agreements" means the reinsurance agreements identified on Schedule 1.1(D) hereto under which the Company has ceded liabilities to non-Affiliated reinsurers with respect to the Policies.

         "Transferred Assets" means: (a) cash or cash equivalents equal to the amount as of the Closing Date of (A) the Closing Date Liabilities, minus (B) the amount of outstanding loans under the Policies (to the extent such loans constitute admitted assets under Connecticut SAP), minus (C) the aggregate amounts ascribed to the Other Assets in the Closing Balance Sheet, Revised Closing Balance Sheet or Final Closing Balance Sheet, as applicable, and minus
(D) the Ceding Commission; (b) as between the parties hereto, all of the Company's rights and interests under the Policies to receive principal and interest paid on policy loans on or after the Effective Date; and (c) as between the parties hereto, all of the Company's rights and interests to premiums due or to become due, premiums deferred and uncollected, premium adjustments and any and all amounts, payments or consideration which are or were held, received or collected by the Company on or after the Effective Date, or which are now due or will become due from any source under or in connection with the Policies except, however, to the extent that any such premiums, adjustments, amounts, payments or consideration are included within clause (a) herein.

         "Transferred Contracts" means: (a) the contracts, agreements, leases, software licenses, rights, obligations or other commitments of the Company (to the extent freely assignable) used exclusively by the Company in the Business (but excluding the Policies and the Distribution Agreements); and (b) contracts, agreements, leases, software licenses, rights, obligations, and other commitments relating to the Business (but excluding the Policies and the Distribution Agreements) identified on Schedule 3.17 to the Asset Purchase Agreement or listed on the supplement to such Schedule 3.17 contemplated by the Asset Purchase Agreement.

         "Transition Services Agreement" means the Transition Services Agreement among the Company, ALIC, The Lincoln National Life Insurance Company and the Reinsurer.

         "Trustee" means a bank or trust company reasonably acceptable to the parties to this Agreement, which acts as trustee of a Security Trust pursuant to the terms and conditions of a Security Trust Agreement; provided, however, that such bank or trust company shall (a) possess assets of at least $10 billion; and
(b) be rated at least A1 by each of Moody's Investors Services, Inc. and A+ by Standard & Poor's Corporation.

         "Variable Policies" means the individual variable life insurance policies issued by the Company, which are funded, in whole or in part, by the Separate Accounts.

                                   ARTICLE II
                   BASIS OF COINSURANCE AND BUSINESS COINSURED

         2.1 Coinsurance. Subject to the terms and conditions of this Agreement, the Company hereby cedes or retrocedes, as the case may be, on a coinsurance basis to the Reinsurer as of the Effective Date, and the Reinsurer hereby accepts and agrees to indemnity reinsure on a coinsurance basis as of the Effective Date, one hundred percent (100%) of all Liabilities arising under or relating to the Policies and the Post-Closing Policies. This Agreement shall not continue or create any legal relationship whatsoever between the Reinsurer and Persons who own or are insured under the Policies and the Post-Closing Policies. Except as expressly provided herein, this Agreement does not reinsure any policy written by the Company or the Reinsurer after the Effective Date. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated, reduced or recaptured as provided herein.

         2.2 Reinsurer Extra Contractual Obligations. In addition to the Reinsurer's coinsurance of Liabilities, the Reinsurer hereby accepts and agrees to assume and discharge one hundred percent (100%) of all Reinsurer Extra Contractual Obligations.

         2.3 Reinstatements, Conversions and Exchanges. In no event shall the coinsurance provided hereunder with respect to a particular Policy be in force and binding unless such Policy is in force and binding as of the Effective Date; provided, however that the Policies and Post-Closing Policies reinsured shall include (a) all Post-Closing Policies; (b) all lapsed or surrendered Policies or Post-Closing Policies reinstated in accordance with their terms on and after the Effective Date; and (c) all Policies or Post-Closing Policies issued on and after the Effective Date pursuant to (i) any option provided under the terms of any Variable Policy issued at any time by the Company for the exchange of such contract for a non-variable life insurance contract; or (ii) any option provided under the terms of any of the Policies or Post-Closing Policies for the conversion of such Policies or Post-Closing Policies to an individual life insurance policy. Upon the reinstatement of any lapsed or surrendered Policy or Post-Closing Policy, or the issuance of any exchange or converted life insurance Policy or Post-Closing Policy, such Policy or Post-Closing Policy shall be automatically reinsured hereunder. If the Company collects Premiums in arrears from a Policyholder or ceding company of a reinstated Policy or Post-Closing Policy, the Company shall pay to the Reinsurer all Premiums so collected.

         2.4 Certain Policy Elements. From and after the Effective Date, the Reinsurer may make recommendations to the Company with respect to (a) the Non-Guaranteed Elements of the Policies and the Post-Closing Policies; and (b) the reserving methodology related to the Policies and the Post-Closing Policies (including changes required by Applicable Law, GAAP or Connecticut SAP). The Company shall set all Non-Guaranteed Elements of the Policies and the Post-Closing Policies, taking into account the recommendations of the Reinsurer with respect thereto. Notwithstanding the foregoing, however, the Reinsurer hereby acknowledges and agrees that any claim, liability or obligation, to the extent such claim, liability or obligation arises out of or relates to the Company's establishment of Non-Guaranteed Elements pursuant to the Reinsurer's recommendations with respect thereto, is included within the Reinsurer Extra Contractual Obligations that the Reinsurer has expressly assumed pursuant to the Asset Purchase Agreement, this Agreement and the other Ancillary Agreements and for which the Reinsurer has agreed to indemnify the Company pursuant to Article IX of the Asset Purchase Agreement and Article IX of this Agreement.

         2.5 Reserves. On and after the Closing Date, the Reinsurer shall establish and maintain as a liability on its statutory financial statements Reserves for the Policies and the Post-Closing Policies ceded hereunder, calculated consistent with (a) the reserve requirements, statutory accounting rules and actuarial principles applicable to the Company under the law of the State of New York and each state in which the Policies and the Post-Closing Policies were issued or delivered; and (b) otherwise in accordance with the methodologies used by the Company to calculate the reserves and liabilities for the Policies and the Post-Closing Policies in accordance with Connecticut SAP and sound actuarial principles and any valuation bases and methods of determining reserves as provided in the forms of Policies and Post-Closing Policies. The Reinsurer shall provide the Company, not less than annually, with copies of all actuarial opinions and actuarial memoranda and all reserve evaluations pertaining to the Reserves, including, without limitation, any actuarial opinions and reserve evaluations performed by independent actuaries, auditors or other outside consultants. At the option of the Company, the Company may, at its own cost at any time following the Closing, examine the Books and Records maintained by the Reinsurer and review its reserve procedures. If the results of such examination are not reasonably satisfactory to the Company, the Reinsurer shall, at the Company's request and expense, obtain and deliver to the Company an actuarial opinion as to the adequacy of the Reserves, produced by an independent actuary acceptable to the Company. The Reinsurer shall promptly adjust the amount of the Reserves and implement appropriate changes to its reserve procedures if an actuarial opinion, reserve evaluation or review, including, without limitation, any evaluation or review made by the Company, reasonably indicates an inadequacy in the Reserves or in the Reinsurer's reserve procedures.

         2.6 Separate Account Reserves. Notwithstanding anything to the contrary herein, effective as of the Effective Date the Company and the Reinsurer shall reinsure the Separate Account Reserves on a modified coinsurance basis, subject to the execution and delivery of the NY Modified Coinsurance Agreement; provided, however, that the Company shall retain, control and own all Separate Account Assets and Separate Account Reserves whether or not the NY Modified Coinsurance Agreement is executed and delivered.

         2.7 Policy Changes or Reductions. In the event of a material change in the provisions and conditions of a Policy or a Post-Closing Policy (provided that such change is not in violation of Section 4.4 hereof), a corresponding change in the related coinsurance and appropriate cash adjustments shall be made consistent with the policy change rules of the Company. If the face amount of a Policy or a Post-Closing Policy is reduced or increased, the amount coinsured by the Reinsurer shall be reduced or increased accordingly.

                                   ARTICLE III
                       ACCOUNTINGS AND TRANSFER OF ASSETS

         3.1 Ceding Commission. The Reinsurer shall pay to the Company on the Closing Date a Ceding Commission in the amount of $116,487,000. The Ceding Commission shall be credited to the Company as a reduction in the amount of cash or cash equivalents included within the Transferred Assets to be transferred by the Company to the Reinsurer at Closing in accordance with the provisions of Sections 3.2 hereof.

         3.2 Transfer of Assets. On the Closing Date, the Company shall sell, assign and transfer to the Reinsurer as reinsurance premium all of the Company's right, title and interest in the Transferred Assets, including, without limitation, cash or cash equivalents in an aggregate amount (subject to adjustment pursuant to Section 3.3 hereof) equal to the amount as of the Closing Date of: (A) Closing Date Liabilities, minus (B) the amount of outstanding loans under the Policies (to the extent such loans constitute admitted assets under Connecticut SAP), minus (C) the aggregate amounts ascribed to the Other Assets, and minus (D) the Ceding Commission, all as reflected on that part of the Closing Balance Sheet relating to the Policies reinsured hereunder.

         3.3 Post-Closing Adjustments. (a) In the event that the aggregate amount of cash or cash equivalents transferred by the Company to the Reinsurer on the Closing Date is less than the amount of (A) Closing Date Liabilities, minus (B) the amount of outstanding loans under the Policies (to the extent that such loans constitute admitted assets under Connecticut SAP), minus (C) the aggregate amounts ascribed to the Other Assets, and minus (D) the Ceding Commission, all as reflected on that part of the Final Closing Balance Sheet relating to the Policies reinsured hereunder, the Company shall transfer to the Reinsurer additional cash or cash equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to, but not including the date of, such transfer computed at LIBOR.

         (b) In the event that the aggregate amount of cash or cash equivalents transferred to the Reinsurer on the Closing Date is greater than the amount of
(A) Closing Date Liabilities, minus (B) the amount of outstanding loans under the Policies (to the extent that such loans constitute admitted assets under Connecticut SAP), minus (C) the aggregate amounts ascribed to the Other Assets, and minus (D) the Ceding Commission, all as reflected on the portion of the Final Closing Balance Sheet relating to the Policies reinsured hereunder, the Reinsurer shall transfer to the Company cash or cash equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to, but not including the date of, such transfer computed at LIBOR.

         3.4 Interim Monthly Accountings. The Company shall provide the Reinsurer with an Interim Monthly Accounting as of the end of each calendar month, no later than fifteen (15) Business Days after the end of such month; provided, however, that the first Interim Monthly Accounting shall be provided to the Reinsurer no later than fifteen (15) Business Days after the end of the month in which the Closing Date fell and the final Interim Monthly Accounting shall be delivered no later than fifteen (15) Business Days after the date on which the Company is no longer providing accounting services under the Transition Services Agreement. The Company shall provide such Accounting in a format that is mutually acceptable to the Company and the Reinsurer.

         3.5 Monthly Accountings. Beginning with and after the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement, the Reinsurer shall provide the Company with a Monthly Accounting as of the end of each calendar month, no later than fifteen
(15) Business Days after the end of such month; provided, however, that the first Monthly Accounting shall be provided to the Company no later than fifteen
(15) Business Days after the end of the first calendar month during which the Company is no longer providing accounting services pursuant to the Transition Services Agreement and the Reinsurer shall deliver the final Monthly Accounting no later than fifteen (15) Business Days after the Termination Date; provided, further, that in the event that subsequent data or calculations require revision of the final Monthly Accounting, the required revision and any appropriate payments shall be made in cash by the parties five (5) Business Days after they mutually agree as to the appropriate revision. The Reinsurer shall provide such Accounting in a format that is mutually acceptable to the Company and the Reinsurer.

         3.6 Monthly Payments. If an Accounting reflects a balance due to the party to which the Accounting is delivered and/or the Security Trust, the amount(s) shown as due shall be paid within five (5) Business Days of the delivery of the Accounting. If (a) an Accounting reflects a balance due the party that prepared the Accounting or the Security Trust and (b) the party receiving the Accounting does not object to the Accounting within five (5) Business Days of its delivery, the amount(s) shown as due shall be paid within seven (7) Business Days after the date on which the Accounting was delivered. Any dispute over any amount shown on an Accounting that cannot be amicably resolved by the parties shall be resolved pursuant to the procedures set forth in Article X. If the Security Trust is established while the Company is collecting funds pursuant to the Transition Services Agreement, the Company may remit directly to the Trustee on behalf of the Reinsurer that portion of any amount due the Reinsurer needed to fully fund the Security Trust and the balance only of any amount due the Reinsurer shall be remitted to the Reinsurer.

         3.7 Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the three month London Interbank Offering Rate (LIBOR) as published in The Wall Street Journal, Eastern Edition, in effect on the day such payment is due. For purposes of this Section 3.7, a payment will be considered overdue, and such interest will begin to accrue, on the date which is five (5) Business Days after the date such payment is due.

         3.8 Offset Rights. Any debts or credits incurred on and after the Effective Date in favor of or against either the Company or Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

         3.9 Third-Party Reinsurance. In the event the Reinsurer desires to retrocede to any third-party reinsurer (whether or not Affiliated with the Reinsurer) any portion of the Liabilities reinsured by it under this Agreement, the Reinsurer shall be responsible for obtaining such retrocessional coverage at its sole expense.

         3.10 Premium Taxes and Assessments. The Reinsurer shall pay the Company on a monthly basis an amount equal to two percent (2%) of the gross Premiums on the Policies and the Post-Closing Policies collected by the Reinsurer, as an advance against the Reinsurer's liabilities for premium Taxes payable by the Company and assessments to the Company by state guaranty or insolvency or similar associations or funds, to the extent that such Taxes and assessments are allocable to Premiums paid on or after the Effective Date. Amounts payable pursuant to this Section 3.10 shall be reflected on the Accountings delivered hereunder and shall be paid pursuant to the provisions of Section 3.6. Not later than June 30 after each calendar year falling within the term of this Agreement, the Company shall provide the Reinsurer with an accounting of its actual premium Tax and guaranty fund assessment liability with respect to the Policies and the Post-Closing Policies for such calendar year (without giving effect to any credits due to the Company for any guaranty fund assessments paid by the Company prior to Closing). If such accounting reflects amounts owed to the Reinsurer, the Company shall pay such amounts in cash to the Reinsurer with the accounting. If it reflects amounts owed to the Company (including any interest or penalties relating to underpayment of estimated Taxes based on information provided by the Reinsurer), the Reinsurer shall pay such amounts in cash to the Company within five (5) Business Days of receiving the accounting. The Company shall pay or provide the Reinsurer with the benefit of guaranty fund assessments previously reimbursed by the Reinsurer to the extent such payments were actually utilized to reduce the Company's tax liabilities. The utilization of any outstanding assessments by the Company shall be determined on a FIFO basis (those assessments made in earlier years shall be considered used first).

                                   ARTICLE IV
                              POLICY ADMINISTRATION

         4.1 Interim Servicing. During the period from the Effective Date through the termination of the Transition Services Agreement with respect to each service provided by the Company thereunder, the Company has agreed to continue to provide certain Policyholder services for the Policies and the Post-Closing Policies.

         4.2 Transfer of Servicing Obligations. On and after the date on which a service is no longer being provided pursuant to the Transition Services
Agreement, and pursuant to the NY Administrative Services Agreement, the Reinsurer has agreed to provide Policyholder service for the Policies and the Post-Closing Policies and to supply to the Company on a timely basis copies of accounting and other records pertaining to such service. The parties hereby agree that the Policies and the Post-Closing Policies shall be administrated pursuant to the NY Administrative Services Agreement. Reinsurer's compensation for all services provided to the Company pursuant to the NY Administrative Services Agreement shall be included in the reinsurance premium paid by the Company to Reinsurer pursuant to Section 3.2 above and the Company shall not be obligated to pay any additional monies to Reinsurer for such administrative services.

         4.3 Regulatory Matters. If the Company or the Reinsurer receives notice of, or otherwise becomes aware of any regulatory inquiry, investigation or proceeding relating to the Policies or the Post-Closing Policies, the Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances. The parties recognize that, as the issuing company, the Company retains ultimate responsibility for resolution of the matters described in this section.

         4.4 Policy Changes. Neither the Company nor the Reinsurer shall make any changes to the Company's policy forms except with the express written consent of the other party (which consent shall not be unreasonably withheld) or if (a) the changes are required by Applicable Law and (b) the Reinsurer gives the Company prior notice in writing of the nature of such required changes in the manner provided by the NY Administrative Services Agreement.

                                    ARTICLE V
                                   OVERSIGHTS

         5.1 Oversights. Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent. This Agreement shall not become effective unless and until (a) all state insurance regulatory authorities whose approval is required shall have approved this Agreement in writing, and (b) all applicable waiting periods under any federal or state statute or regulation shall have expired or been terminated.

                                   ARTICLE VII
                               DUTY OF COOPERATION

         7.1 Cooperation. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.

                                  ARTICLE VIII
                                     DAC TAX

         8.1 Election. In accordance with Treasury Regulations Section 1.848-2(g)(8), the Company and Reinsurer hereby elect to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

         (a) All uncapitalized terms used herein shall have the meanings set forth in the regulations under Section 848 of the Code.

         (b) The party with net positive consideration under this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of
Section 848(c)(1) of the Code.

         (c) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

         (d) The Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration under this Agreement for the preceding taxable year. This schedule of calculations shall be accompanied by a statement signed by an authorized representative of the Company stating that the Company shall report such net consideration in its federal income tax return for the preceding taxable year.

         (e) The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within thirty (30) days after the date on which the Reinsurer receives the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer shall report the net consideration under this Agreement as determined by the Company in the Reinsurer's federal income tax return for the preceding taxable year.

         (f) If Reinsurer contests the Company's calculation of the net consideration under this Agreement, the parties shall act in good faith to reach an agreement as to the correct amount of net consideration within thirty (30) days after the date on which the Reinsurer submits its alternative calculation. If Reinsurer and the Company reach agreement as to the amount of net consideration under this Agreement, each party shall report such amount in its federal income tax return for the preceding taxable year.

         If, during such period, Reinsurer and the Company are unable to reach agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing reasonably satisfactory to Reinsurer and the Company (who shall not have any material relationship with Reinsurer or the Company), promptly to review (which review shall commence no later than five (5) days after the selection of such independent accountants), this Agreement and the calculations of Reinsurer and the Company for the purpose of calculating the net consideration under this Agreement. In making such calculation, such independent accountants shall consider only those items or amounts in the Company's calculation as to which the Reinsurer has disagreed.

         Such independent accountants shall deliver to Reinsurer and the Company, as promptly as practicable (but no later than sixty (60) days after the commencement of their review), a report setting forth such calculation, which calculation shall result in a net consideration between the amount thereof shown in the Company's calculation delivered pursuant to Section 8.1(d) and the amount thereof shown in Reinsurer's calculation delivered pursuant to Section 8.1(e). Such report shall be final and binding upon Reinsurer and the Company. The fees, costs and expenses of such independent accountant shall be borne (i) by the Company if the difference between the net consideration as calculated by the independent accountants and the Company's calculation delivered pursuant to Section 8.1(d) is greater than the difference between the net consideration as calculated by the independent accountants and Reinsurer's calculation delivered pursuant to Section 8.1(e),
(ii) by the Reinsurer if the first such difference is less than the second such difference, and (iii) otherwise equally by Reinsurer and the Company.

         (g) This election shall be effective for the 1998 taxable year and for all subsequent taxable years for which this Agreement remains in effect.

         (h) Both parties agree to attach a schedule to their respective federal income tax returns for the first taxable year ending after the date on which this election becomes effective which identifies this Agreement as a reinsurance agreement for which an election has been made under Treasury Regulations Section 1.848-2(g)(8).

                                   ARTICLE IX
                          INDEMNIFICATION AND RECAPTURE

         9.1 Reinsurer's Obligation to Indemnify. Subject to any limitation contained in the Asset Purchase Agreement, Reinsurer hereby agrees to indemnify, defend and hold harmless the Company and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Company Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Company Indemnified Party arising from: (i) the Liabilities; (ii) the Reinsurer Extra Contractual Obligations (including, but not limited to, all claims that constitute Sellers' Extra Contractual Obligations but for which the Company's indemnification obligation has expired pursuant to Section 8.01(c) of the Asset Purchase Agreement); (iii) any breach or nonfulfillment by Reinsurer of, or any failure by Reinsurer to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; and (iv) any enforcement of this indemnity.

         9.2 Company's Obligation to Indemnify. Subject to any limitation contained in the Asset Purchase Agreement, the Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Reinsurer Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Reinsurer Indemnified Party arising from: (i) the Retained Liabilities; (ii) Sellers' Extra Contractual Obligations (but only to the extent that the Company's indemnification obligation for Sellers' Extra Contractual Obligations has not expired pursuant to Section 8.01(c) of the Asset Purchase Agreement); (iii) any breach or nonfulfillment by the Company of, or any failure by the

Company to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; and (iv) any enforcement of this indemnity.

         9.3 Certain Definitions and Procedures. For purposes of this Article IX, "Loss" or "Losses" shall mean actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties. In the event either Reinsurer or the Company shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Sections 9.02, 9.03 and 9.04 of the Asset Purchase Agreement.

         9.4      Security Trust Account and Recapture Rights.

         (a) Events of Default. From and after the Closing Date, any of the following occurrences shall constitute an event that entitles the Company to require the Reinsurer to deposit and maintain assets in a Security Trust in accordance with the terms and conditions of this Section 9.4 (individually or collectively, as the context indicates, an "Event of Default"):

                  (i) the Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B++, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BBB-, and (C) Moody's Investors Services, Inc. claims-paying ability rating of at least Baa3; or

                  (ii) the Reinsurer fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31,
                           1997) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) of at least 185 percent, or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio (calculated in accordance with the rules and procedures in effect on the Contract Date) of at least 115 percent; or

                  (iii)    (A) the  Reinsurer  ceases to be  licensed  as a life
                           insurer or ceases to qualify as an accredited reinsurer in a particular jurisdiction under circumstances that would cause the Company to be denied credit for reinsurance ceded hereunder on the financial statements filed by the Company in said jurisdiction, or (B) the Company is denied credit for reinsurance ceded hereunder on the financial statements filed by the Company in any jurisdiction; or

                  (iv) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction; or

                  (v) any Person other than one of the Affiliates of the Reinsurer in existence on the Closing Date acquires or assumes (A) Control of the Reinsurer, whether by merger, consolidation, stock acquisition, or otherwise (including, without limitation, the acquisition or assumption of the power to direct the Reinsurer's management and policies by means of a management or services agreement or other contractual arrangement) or (B) all or substantially all of the assets or liabilities of the Reinsurer by reinsurance (whether indemnity or assumption) or otherwise;

                  (vi) this Agreement is terminated in accordance with its terms; or

                  (vii) an Event of Default occurs pursuant to Section 9.07(a)(vii) of the Asset Purchase Agreement.

The occurrence of any Event of Default shall entitle the Company to elect to require the Reinsurer to establish a Security Trust regardless of whether or not such an occurrence constitutes a Recapture Event, provided, that the Company has not delivered an Election Notice electing recapture.

         (b) Recapture Events. From and after the Closing Date, and whether or not an Event of Default has occurred or Security Trust has been established pursuant to Section 9.4(a) hereof, any of the following occurrences shall constitute an event that entitles the Company to exercise the recapture remedy set forth in this Section 9.4 (individually or collectively, as the context indicates, a "Recapture Event"):

                  (i) Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B+, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BB+, and (C) a Moody's Investors Services, Inc. claims-paying ability rating of at least Ba1; or

                  (ii) Reinsurer fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31,
                           1997) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) of at least 160 percent; or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio (calculated in accordance with the rules and procedures in effect on the Contract Date) of at least 100 percent; or

                  (iii) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction; or

                  (iv) within thirty (30) calendar days of its receipt of a demand therefor delivered pursuant to Section 9.4(d), Reinsurer fails to execute the Security Trust Agreement or deposit and maintain asset in trust on the terms provided in Section 9.4(f) and in the Security Trust Agreement, provided, however, that the Company executes such Security Trust Agreement contemporaneously with the delivery of the demand; or

                  (v) this Agreement is terminated in accordance with its terms; or

                  (vi) within thirty (30) calendar days of the termination of the NY Administrative Services Agreement in accordance with its terms, (A) Reinsurer does not take all steps necessary to arrange for a third-party administrator acceptable to the Company in its sole discretion, reasonably exercised, to provide all administrative services to be provided pursuant to the terminated NY Administrative Services Agreement at the cost of Reinsurer or (B) such third-party administrator fails to enter into an administrative service agreement with the Company, satisfactory in form and substance to the Company in its sole discretion, reasonably exercised; or

                  (vii) a judgment or order is entered by a court of competent jurisdiction declaring the invalidity of the Security Trust or finding that the assets held in a Security Trust are general assets of Reinsurer or otherwise do not constitute a "secured claim" within the meaning of the laws of Reinsurer's domiciliary state; or

                  (viii) a Security Trust is established for the benefit of the Company pursuant to Section 9.4(a)(iii) and the Company is denied credit on its financial statements filed in any jurisdiction with respect to the reinsurance provided by the Reinsurer, and the Reinsurer does not take all steps necessary to enable the Company to obtain credit on its financial statements within thirty (30) calendar days of the Reinsurer's receipt of written notice from the Company as to the occurrence described herein; or

                  (ix)     a  Recapture   Event   occurs   pursuant  to  Section
                           9.07(b)(ix) of the Asset Purchase Agreement.

The occurrence of any Recapture Event shall entitle the Company to elect recapture remedies hereunder regardless of whether (1) such an occurrence also constitutes an Event of Default, (2) the Reinsurer has previously established a Security Trust or (3) the Company has previously delivered an Election Notice requiring Reinsurer to establish a Security Trust.

         (c) Notice to The Company. The Reinsurer shall provide the Company with:

                  (i)      written notice of any downgrade in the Reinsurer's A.
                           M. Best Company rating or its Standard & Poor's Corporation insurer financial strength rating or its Moody's Investors Services, Inc. claims-paying ability rating within three (3) Business Days after the Reinsurer's receipt of notice of such adjustment;

                  (ii) a written report of the calculation of the Reinsurer's Total Adjusted Capital and Authorized Control Level RBC (based on the Risk-Based Capital
                           (RBC) Model Act and/or the rules and procedures in effect as of December 31, 1997) and Standard & Poor's Corporation's capital adequacy ratio (based on the rules and procedures in effect on the Contract Date) as of the end of each calendar quarter within fifteen
                           (15) Business Days after the end of such quarter;

                  (iii) written notice of the occurrence of any Event of Default or Recapture Event within two (2) Business Days after its occurrence; and

                  (iv) not less than annually, a written report, in form reasonably satisfactory to the Company, certifying that no Event of Default or Recapture Event has occurred during the period covered by such report or is continuing as of the last day of such period, together with the appropriate calculations and back up reasonably necessary to substantiate the basis of the Reinsurer's certification.

The Company may, at its own expense, review the Reinsurer's books and records to confirm the risk based capital calculations provided by the Reinsurer pursuant to Section 9.4(c)(ii). In addition, Reinsurer shall (A) cooperate fully with the Company and promptly respond to the Company's inquiries from time to time concerning the Reinsurer's financial condition, operating results and any events, occurrences or other matters which arise on and after the Effective Date and which reasonably relate to the Business or Reinsurer's ability to perform and discharge its obligations under the Asset Purchase Agreement, this Agreement or the Ancillary Agreements and (B) provide to the Company such financial statements, reports, internal control letters and reports prepared by auditors and other third parties, SAS-70 reports and other documents of the Reinsurer as the Company may reasonably request from time to time.

         (d) Election of Remedies. Upon the occurrence of any Event of Default, the Company may elect to require the Reinsurer to maintain assets in a Security Trust for the purpose of securing the Reinsured Liabilities under the Policies and Post-Closing Policies ceded to it pursuant to this Agreement. Upon the occurrence of any Recapture Event, the Company may elect to recapture, subject to the terms and conditions set forth below all, but not less than all, of the Policies and the Post-Closing Policies ceded hereunder. The Company shall give the Reinsurer written notice of its election (the "Election Notice") specifying
(x) the grounds for the exercise of its remedies pursuant to this Section 9.4 and either (y) if it elects to recapture the Policies and Post-Closing Policies, the fact of recapture, and the effective date of recapture or (z) if it elects a Security Trust, the fact that the Reinsurer is obligated to execute the Security Trust Agreement and to deposit and maintain assets in the Security Trust for the purpose of securing such Reinsured Liabilities (the "Secured Policies"). The Reinsurer may unwind and terminate a Security Trust if, prior to the second anniversary of the date on which the Event of Default which originally gave rise to the establishment of such Security Trust occurred, both (A) the original Event of Default has been cured or remediated, and (B) no new Event of Default or Recapture Event has occurred; provided that (i) prior to such second anniversary date, the Company has not properly provided an Election Notice to recapture the Policies and Post-Closing Policies ceded by it; and (ii) the termination of the Security Trust shall not prejudice or be deemed a waiver of the Company's right to demand the establishment of a new Security Trust or elect recapture upon the occurrence of any other or new Event of Default or Recapture Event.

         (e) Recapture. Any recapture by the Company shall not be deemed to have been consummated until (i) the Company has given the Reinsurer an Election Notice pursuant to Section 9.4(d); and (ii) the Company has received payment of the entire Recapture Fee as determined in accordance with Exhibit A hereto. If the Reinsured Liabilities under the Policies and Post-Closing Policies to be recaptured are secured pursuant to a Security Trust established pursuant to Section 9.4(f), the Company may, in its sole discretion, withdraw assets from the Security Trust having an aggregate Market Value (determined pursuant to the Security Trust Agreement governing such Security Trust) not to exceed the amount of the Recapture Fee. The Reinsurer shall promptly pay the Company the full amount of the Recapture Fee, reduced by the amount, if any, withdrawn from the Security Trust. Following the consummation of the recapture of Policies and Post-Closing Policies pursuant to this Section 9.4(e), no additional premiums, deposits or other amounts payable under such Policies and Post-Closing Policies shall be ceded to the Reinsurer hereunder.

         (f) Security Trust. (i) Establishment of the Trust Account. Within thirty (30) calendar days of the Company's delivery to the Reinsurer of an Election Notice requiring that the Reinsurer secure the Reinsured Liabilities ceded by the Company with a Security Trust, the Reinsurer shall execute the Security Trust Agreement and deposit into an account with the Trustee (the "Security Trust"), naming the Company as the sole beneficiary thereof, assets having a market value in an amount no less than the Required Balance, for the purpose of securing the Reinsured Liabilities under Secured Policies. The Security Trust Agreement shall be substantially in the form of Exhibit B hereto.

                           (ii)     Trust Assets.  At the direction of the
Reinsurer, the assets held in the Security  Trust shall be held in the form of
(A) cash and cash-equivalents, (B) Certificates of deposit, (C) obligations of the United States Government or its agencies, (D) investment grade bonds,
(E) whole (not participations) investment grade (as determined in accordance with the Reinsurer's internal rating systems) commercial mortgages; provided that the aggregate market value of such commercial mortgages held in the Security Trust shall not exceed 15 percent of the aggregate market value of the assets held in the Security Trust, and (F) straight Ginnie Mae, Freddie Mac and Fannie Mae 30-year mortgage-backed securities rated AA+ and above; provided that the aggregate market value of such mortgage-backed securities held in the Security Trust shall not exceed 15 percent of the aggregate market value of the assets held in the Security Trust; and provided, further, that in the event a Security Trust is established pursuant to Section 9.4(a)(v), the assets held in the Security Trust may be invested in accordance with the Reinsurer's internal investment policies for its individual life insurance business, a copy of which has been provided to the Company. The aggregate Market Value of the assets held in the Security Trust shall at all times be at least equal to the Required Balance. As long as the Security Trust Agreement remains in force, the Reinsurer shall calculate the Required Balance as of the last day of each calendar month and report the amount of the Required Balance to the Company and the Trustee within ten (10) Business Days after the end of such month. In connection with such calculation, the Company shall direct the Trustee to make the payment to the Reinsurer of any amounts in the Security Trust which exceed the Required Balance, and

Reinsurer shall promptly deposit such additional permitted assets as may be necessary to increase the Market Value of the Security Trust assets to the Required Balance. The form and duration of assets to be held in the Security Trust shall be appropriate in light of the Reinsured Liabilities under the Secured Policies. Prior to delivering any assets for deposit in the Security Trust, the Reinsurer shall execute assignments or endorsements in blank of all of the Reinsurer's right, title and interest in such assets (according to procedures set forth in the Security Trust Agreement), so that the Company, or the Trustee upon the Company's direction, may whenever necessary negotiate title to any such assets without consent or signature from the Reinsurer or any other entity.

           (iii) Permitted Withdrawals. The Company may withdraw assets from the Security Trust at any time and from time to time, notwithstanding any other provisions of the Asset Purchase Agreement, this Agreement or any other Ancillary Agreement, and such assets may be utilized and applied by the Company, or any successor by operation of law of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, without diminution because of insolvency on the part of the Company or Reinsurer; provided, however, that the Company may only withdraw such assets for one or more of the following purposes:

                           (A) to reimburse the Company for any Reinsured Liabilities under the Secured Policies paid by the Company to the extent not paid by the Reinsurer when due;

                           (B) to make payment to the Reinsurer of any amounts that exceed the Required Balance;

                           (C) to pay all or any portion of any Recapture Fee due in connection with the recapture of the Secured Policies; or

                           (D) to pay any other amounts that are due to the Company under this Agreement, the Asset Purchase Agreement or any of the Ancillary Agreements to the extent not paid directly to Company by Reinsurer when due.

         (g) Resort to Collateral. Notwithstanding the remedies contemplated by this Section 9.4, the other Ancillary Agreements and the Asset Purchase Agreement, the Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under the Asset Purchase Agreement, this Agreement or any other Ancillary Agreement in lieu of exercising the remedies in this Section 9.4, and it shall be no defense to any such claim that the Company might have had recourse to the Security Trust or recapture remedy.

         (h) Certain Remedies. The Company and Reinsurer acknowledge that any damage caused to the Company by reason of the breach by the Reinsurer or any of its successors in interest of this Section 9.4 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies at law or otherwise, the Company shall be entitled to specific performance of this Section 9.4 or an injunction to be issued by a court of competent jurisdiction pursuant to Section 13.7 hereof restraining and enjoining any violation of this Section 9.4, in addition to such other equitable or legal remedies as such court may determine. The Company and Reinsurer hereby release, waive and discharge any and all claims and causes of action asserting in any way that: (a) any Security Trust is not valid, binding or enforceable; and (b) any remedy of the Company including, without limitation, the Company's recapture and Security Trust remedies hereunder and under Article IX of the Asset Purchase Agreement is not valid, binding or enforceable. The Company and the Reinsurer are forever estopped and barred from making any such assertion in any context or forum whatsoever.


                                    ARTICLE X
                               DISPUTE RESOLUTION

         10.1 Other Disputes over Calculations. After the Closing Date, any dispute between the parties with respect to the calculation of amounts which are to be calculated, reported, or which may be audited pursuant to this Agreement (other than disputes relating to: (i) the Closing Balance Sheet, which shall be resolved in accordance with the Asset Purchase Agreement; or (ii) calculations relating to DAC tax, which shall be resolved in accordance with Article VIII hereof), which cannot be resolved by the parties within sixty (60) calendar days, shall be referred to an independent accounting firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the parties; provided, however, that where the dispute involves an actuarial issue, the dispute shall instead be referred to an independent actuarial firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the parties. There shall be no appeal from the decision made by such firm except that, pursuant to Section 11.07 of the Asset Purchase
Agreement, either party may petition a court having jurisdiction over the parties and subject matter to reduce the arbitrator's decision to judgment. The fees charged by the accounting firm or actuarial firm, as applicable, to resolve the dispute shall be allocated between the Company and the Reinsurer by such firm in accordance with its judgment as to the relative merits of the parties' positions in respect of the dispute.

                                   ARTICLE XI
                                   INSOLVENCY

         11.1 Insolvency Clause. In the event of the insolvency of the Company, all coinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the Policies and Post-Closing Policies without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on a Policy or Post-Closing Policy within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                   ARTICLE XII
                                    DURATION

         12.1 Duration. This Agreement shall continue in force until such time that the Reinsurer's liability with respect to all Policies and Post-Closing Policies reinsured hereunder is terminated pursuant to Section 12.2.

         12.2 Reinsurer's Liability. The liability of the Reinsurer under this Agreement with respect to any Policy or Post-Closing Policy will begin simultaneously with that of the Company, but not prior to the Effective Date. The Reinsurer's liability with respect to any Policy will terminate on the earliest of: (a) the date such Policy or Post-Closing Policy is recaptured in accordance with Section 9.4; or (b) the date the Company's liability on such Policy or Post-Closing Policy is terminated in accordance with its terms. Termination of the Reinsurer's liability under clauses (a) and (b) herein is subject to the Company's actual receipt of payments which discharge such liability in full in accordance with the provisions of this Agreement. In no event shall the interpretation of this Section 12.2 imply a unilateral right of the Reinsurer to terminate this Agreement.

         12.3 Survival. Notwithstanding the other provisions of this Article XII, the terms and conditions of Article I, VIII, IX and X and Section 13.2 shall remain in full force and effect after the Termination Date.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service or (c) delivered in person to the parties at the following addresses:

                  If to the Company, to:

                           Aetna Life Insurance and Annuity Company
                           151 Farmington Avenue
                           Hartford, Connecticut  06156
                           Attention:  Chief Financial Officer

                  With copies (which shall not constitute notice) to:

                           Aetna Retirement Services, Inc.
                           151 Farmington Avenue
                           Hartford, Connecticut 06156
                           Attention: General Counsel

                           Lord, Bissell & Brook
                           115 South LaSalle Street
                           Chicago, Illinois   60603
                           Attention:  James R. Dwyer

                  If to the Reinsurer, to:

                           Lincoln Life & Annuity Company of New York
                           120 Madison Street, Suite 1700
                           Syracuse, NY   13202
                           Attention: Philip L. Holstein

                  With a copy (which shall not constitute notice) to:

                           Sutherland, Asbill & Brennan LLP
                           1275 Pennsylvania Avenue, N.W.
                           Washington, D.C.   20004
                           Attention:  David A. Massey

Either party may change the names or addresses where notice is to be given by providing notice to the other party of such change in accordance with this
Section 13.1.

         13.2 Confidentiality. Each of the parties shall maintain the confidentiality of all information related to the Policies and Post-Closing Policies and all other information denominated as confidential by the other party provided to it in connection with this Agreement, and shall not disclose such information to any third parties without prior written consent of the other party, except as may be permitted by Sections 5.18 and 11.02 of the Asset Purchase Agreement.

         13.3 Entire Agreement. This Agreement, the other Ancillary Agreements, the Asset Purchase Agreement, the other agreements contemplated hereby and thereby, and the Exhibits and the Schedules hereto and thereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

         13.4 Waivers and Amendments. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Company and the Reinsurer, respectively.

         13.5 No Third Party Beneficiaries. This Agreement constitutes an indemnity reinsurance agreement solely between the Company and the Reinsurer, and is intended solely for the benefit of the parties hereto and their permitted successors and assigns, and it is not the intention of the parties to confer any rights as a third-party beneficiary to this Agreement upon any other Person as to the Transferred Assets or any other term, condition or provision of this Agreement.

         13.6 Assignment. This Agreement shall not be assigned by either of the parties hereto without the prior written approval of the other party.

         13.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE. ALL ISSUES RELATING TO VENUE AND JURISDICTION SHALL BE GOVERNED BY SECTION 11.07 OF THE ASSET PURCHASE AGREEMENT.

         13.8 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         13.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         13.10 Schedules, Exhibits and Paragraph Headings. Schedules and Exhibits attached hereto are made a part of this Agreement. Paragraph headings are provided for reference purposes only and are not made a part of this Agreement.

         13.11 Expenses. Except as explicitly provided to the contrary herein or in the Asset Purchase Agreement, each party shall be solely responsible for all expenses it incurs in connection with this Agreement or in consummating the transactions contemplated hereby or performing the obligations imposed hereby, including, without limitation, the cost of its attorneys, accountants and other professional advisors.

         13.12 No Prejudice. The parties agree that this Agreement has been jointly negotiated and drafted by the parties hereto and that the terms hereof shall not be construed in favor of or against any party on account of its participation in such negotiations and drafting.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective this ____ day of _____________, 1998.


                                     AETNA LIFE INSURANCE AND ANNUITY
                                     COMPANY


                                     ______________________________________
                                     By:

                                     Title:



                                     LINCOLN LIFE & ANNUITY COMPANY
                                     OF NEW YORK


                                     ______________________________________
                                     By:

                                     Title:

                                    EXHIBIT D


                              COINSURANCE AGREEMENT

                                   between the

                          AETNA LIFE INSURANCE COMPANY


                          (referred to as the Company)

                                       and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                         (referred to as the Reinsurer)



                           Dated as of October 1, 1998

                               INDEX OF SCHEDULES


Schedule 1.1(A)   Policy Forms
Schedule 1.1(B)   Third-Party Reinsurance

                                INDEX OF EXHIBITS



Exhibit A         Recapture Fee Formula
Exhibit B         Form of Security Trust Agreement
Exhibit C         Closing Date Liabilities Methodology
Exhibit D         Calculation of Reinsurance Trust Required Balance

                                TABLE OF CONTENTS


ARTICLE I
         DEFINITIONS..........................................................1
         1.1      Definitions. ...............................................1

ARTICLE II
         BASIS OF COINSURANCE AND BUSINESS COINSURED.........................11
         2.1      Coinsurance................................................11
         2.2      Reinsurer Extra Contractual Obligations....................11
         2.3      Reinstatements, Conversions and Exchanges..................12
         2.4      Certain Policy Elements....................................12
         2.5      Dividends..................................................12
         2.6      Segregation of Assets and Liabilities Related to
                    Par Policies.............................................13
         2.7      Reserves...................................................13
         2.8.     Par Surplus Maintenance....................................14
         2.9.     Reinsurance Ceded to the Company's Par Department
                    by the Reinsurer.........................................15
         2.10     Policy Changes or Reductions...............................16

ARTICLE III
         ACCOUNTINGS AND TRANSFER OF ASSETS..................................16
         3.1      Ceding Commission..........................................16
         3.2      Transfer of Assets.........................................16
         3.3      Post-Closing Adjustments...................................16
         3.4      Interim Monthly Accountings................................17
         3.5      Monthly Accountings........................................17
         3.6      Monthly Payments...........................................17
         3.7      Annual Par Surplus Transfer................................18
         3.8      Delayed Payments...........................................18
         3.9      Offset Rights..............................................18
         3.10     Third-Party Reinsurance....................................18
         3.11     Premium Taxes and Assessments..............................18

ARTICLE IV
         POLICY ADMINISTRATION...............................................19
         4.1      Interim Servicing..........................................19
         4.2      Transfer of Servicing Obligations..........................19
         4.3      Par Policy Administrative Fees.............................19
         4.4      Regulatory Matters.........................................20
         4.5      Policy Changes.............................................20

ARTICLE V
         OVERSIGHTS..........................................................21
         5.1      Oversights.................................................21

ARTICLE VI
         CONDITIONS PRECEDENT................................................21
         6.1      Conditions Precedent.......................................21

ARTICLE VII
         DUTY OF COOPERATION.................................................21
         7.1      Cooperation................................................21

ARTICLE VIII
         DAC TAX.............................................................21
         8.1      Election...................................................21

ARTICLE IX
         INDEMNIFICATION AND RECAPTURE.......................................23
         9.1      Reinsurer's Obligation to Indemnify........................23
         9.2      Company's Obligation to Indemnify..........................23
         9.3      Certain Definitions and Procedures.........................24
         9.4      Security Trust Account and Recapture Rights................24

ARTICLE X
         DISPUTE RESOLUTION..................................................31
         10.1     Other Disputes over Calculations...........................31

ARTICLE XI
         INSOLVENCY..........................................................32
         11.1     Insolvency Clause..........................................32

ARTICLE XII
         DURATION............................................................32
         12.1     Duration...................................................32
         12.2     Reinsurer's Liability......................................32
         12.3     Survival...................................................33

ARTICLE XIII
         MISCELLANEOUS.......................................................33
         13.1     Notices....................................................33
         13.2     Confidentiality............................................34
         13.3     Entire Agreement...........................................34
         13.4     Waivers and Amendments.....................................34
         13.5     No Third Party Beneficiaries...............................34
         13.6     Assignment.................................................35
         13.7     Governing Law..............................................35
         13.8     Counterparts...............................................35
         13.9     Severability...............................................35
         13.10    Schedules, Exhibits and Paragraph Headings.................35
         13.11    Expenses...................................................35
         13.12    No Prejudice...............................................35

                              COINSURANCE AGREEMENT

         THIS COINSURANCE AGREEMENT (the "Agreement") made by and between Aetna Life Insurance Company, a Connecticut domiciled stock life insurance company (the "Company") and The Lincoln National Life Insurance Company, an Indiana domiciled stock life insurance company (the "Reinsurer").

         WHEREAS, the Company, Aetna Life Insurance and Annuity Company, a Connecticut domiciled stock life insurance company ("ALIAC"), the Reinsurer, and Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York ("LLANY"), have entered into a Second Amended and Restated Asset Purchase Agreement, dated as of May 21, 1998 (the "Asset Purchase Agreement"), pursuant to which the Company has agreed to cede and transfer to the Reinsurer certain liabilities arising under the Policies (as defined below) and the Post-Closing Policies (as defined below) for the consideration specified herein and the Reinsurer has agreed to reinsure such liabilities on the terms and conditions set forth herein; and

         WHEREAS, the Company desires that the Reinsurer perform certain administrative functions on behalf of the Company with respect to the Policies, and the Company, ALIAC and Reinsurer have entered into an Administrative Services Agreement of even date herewith (the "Administrative Services Agreement") pursuant to which the Reinsurer shall provide such administrative services.

         NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Reinsurer agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

         "Accounting" means an Interim Monthly Accounting or a Monthly Accounting, as applicable.

         "Administrative Services Agreement" means the Administrative Services Agreement by and between the Company, ALIAC and the Reinsurer of even date herewith.

         "Affiliate" means, with respect to any Person, at the time in question, any other Person Controlling, Controlled by or under common Control with such Person. "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, the holding of policyholders' proxies by contract other than a commercial contract for goods or non-management services, or otherwise, unless the power is the result of an official position with or corporate office held by the Person. Except as provided otherwise in this Agreement, control is presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing 25% or more of the voting securities of any other Person, or holds or controls sufficient policyholders' proxies, or is entitled by contract or otherwise, to nominate, appoint or to elect the majority of the board of directors or comparable governing body of any other Person.

         "ALIAC" means Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "ALIC" means Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "Ancillary  Agreements"  means  the  various  agreements   collectively
defined as "Ancillary Agreements" in the Asset Purchase Agreement.

         "Annual Statement" means the Company's convention form statutory annual statement, together with all required schedules and supplements thereto, as filed with the Insurance Department of the State of Connecticut.

         "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

         "Asset Purchase Agreement" means the Second Amended and Restated Asset Purchase Agreement by and among the Company, ALIAC, the Reinsurer and LLANY, dated as of May 21, 1998.

         "Books and Records" means the originals or copies of all customer lists, policy information, policy forms and rating plans, disclosure and other documents and filings, including statutory filings, required under all Applicable Laws, administrative records, reinsurance records, claim records, sales records, underwriting records, financial records, Tax records and compliance records in the possession or control of the Company and relating principally to the operation of the Business including, without limitation, any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process, but excluding:
(a) the Company's original certificate of incorporation, bylaws, corporate seal, licenses to do business, minute books and other corporate records relating to corporate organization and capitalization; (b) original Tax and corporate accounting records relating to the Business; (c) any original books and records relating to the Retained Liabilities; (d) any records that are subject to attorney-client privilege; and (e) the Retained Contracts and any records relating thereto.

         "Business" means marketing, issuing and administering the Policies in the United States and the other business activities reasonably related thereto, in each case as currently conducted by the Company or, where so specified herein, as to be conducted by the Reinsurer following the Closing Date.

         "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of Connecticut are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

         "Ceding Commission" means the aggregate ceding allowance payable by the Reinsurer to the Company in connection with the reinsurance of the Policies hereunder.

         "Closing" means the closing of the transactions contemplated by this Agreement.

         "Closing Balance Sheet" means the pro forma balance sheet of the Business as of the last day of the second month preceding the month in which the Closing shall occur, which shall be prepared and delivered by the Company to the Reinsurer not later than the fifth day prior to the Closing Date in accordance with Article II of the Asset Purchase Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Closing Date Liabilities" means, as of any date, the General Account Reserves and other statutory liabilities relating to the Business, which shall be (a) estimated and reflected in the Closing Balance Sheet as of the last day of the second month preceding the month in which the Closing shall occur; and
(b) subsequently adjusted and reflected in the Revised Closing Balance Sheet and Final Closing Balance Sheet as of 11:59 p.m. Eastern Time on the last day of the month immediately preceding the month in which the Closing Date falls. The Closing Date

Liabilities shall be determined and reported in accordance with the methodology set forth on Exhibit C.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Commissions" mean all commissions, expense allowances, benefit credits and other fees and compensation payable to Producers.

         "Connecticut  SAP"  means  the  statutory  accounting   principles  and
practices prescribed or permitted by the Insurance Department of the State of Connecticut.

         "Contract Date" means May 21, 1998.

         "Distribution Agreements" mean the agreements between the Company, on one hand, and Producers, on the other, with respect to the Policies as of April 13, 1998.

         "Effective Date" means 12:01 a.m. Eastern Time on October 1, 1998.

         "Election Notice" means a notice given by the Company to the Reinsurer with respect to the exercise of recapture or Security Trust remedies pursuant to
Section 9.4 hereof.

         "Event of Default" means any event described in Section 9.4 hereof which gives rise to Recapture Rights or other remedy.

         "Extra Contractual Obligations" means all liabilities or obligations arising under the Policies and Post-Closing Policies, exclusive of liabilities or obligations arising under the express terms and conditions of the Policies and Post-Closing Policies and the other Liabilities, but including, without limitation, any liability for fines, penalties, forfeitures, punitive, special, exemplary or other form of extra-contractual damages, which liabilities or obligations arise from any act, error or omission, whether or not intentional, negligent, in bad faith or otherwise relating to: (a) the marketing, sale, underwriting, production, issuance, cancellation or administration of the Policies or Post-Closing Policies; (b) the investigation, defense, trial, settlement or handling of claims, benefits, dividends or payments under the Policies or Post-Closing Policies; or (c) the failure to pay, the delay in payment, or errors in calculating or administering the payment of benefits, dividends, claims or any other amounts due or alleged to be due under or in connection with the Policies or Post-Closing Policies.

         "Final Closing Balance Sheet" means the final pro forma balance sheet of the Business as of the Closing Date prepared in accordance with Article II of the Asset Purchase Agreement.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "General Account Reserves" means the general account statutory reserves of the Company (without regard to the transactions contemplated by this Agreement) with respect to the Policies or Post-Closing Policies, as applicable, determined in accordance with Connecticut SAP.

         "Governmental Authority" means any court, administrative or regulatory agency or commission, or other federal, state or local governmental authority or instrumentality or the National Association of Securities Dealers or national securities exchanges having jurisdiction over any party hereto.

         "Interim Monthly Accounting" shall mean a monthly accounting prepared in accordance with Connecticut SAP and delivered by the Company to the Reinsurer in accordance with the provisions of Section 3.4 hereof.

         "Liabilities" means all gross liabilities and obligations arising out of or relating to the Policies and Post-Closing Policies, other than the Retained Liabilities and Extra Contractual Obligations. The Liabilities shall include, without limitation: (a) the General Account Reserves; (b) all liabilities for incurred but not reported claims, benefits, interest on death claims or other payments arising under or relating to the Policies and Post-Closing Policies, whether or not (i) included within the General Account Reserves, or (ii) incurred before or after the Effective Date; (c) all liabilities arising out of any changes to the terms and conditions of the Policies and Post-Closing Policies mandated by Applicable Law whether or not incurred before or after the Effective Date; (d) premium Taxes due in respect of Premiums paid on or after the Effective Date (without giving effect to any credits due to the Company for any guaranty fund assessments paid by the Company prior to Closing), and all other Tax liabilities arising out of or relating to the Business or Post-Closing Policies for periods commencing on or after the Effective Date (except for income Taxes imposed on the Company under Subtitle A of the Code); (e) assessments and similar charges in connection with participation by the Company or Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of direct Premiums paid on or after the Effective Date; (f) Commissions payable with respect to the Policies and Post-Closing Policies to or for the benefit of the Producers who marketed or produced the Policies, in any case payable on or after the Effective Date; (g) any liability arising under the Transferred

Contracts; (h) premiums, payments, fees or other consideration or amounts due on or after the Effective Date under any Third Party Reinsurance Agreements which are included with the Transferred Contracts; (i) all liabilities for amounts payable on or after the Effective Date for returns or refunds of Premiums, (j) Policyholder dividends payable on or after the Effective Date on Par Policies (whether or not such dividends are declared before or after the Effective Date); and (k) all unclaimed property liabilities arising under or relating to the Policies and Post-Closing Policies.

         "LIBOR" means a rate per annum equal to the three month London Interbank Offered Rate as published in The Wall Street Journal, Eastern Edition, in effect on the Closing Date.

         "LLANY" means Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York.

         "Market Value" means the market value of the assets held in a Security Trust, determined pursuant to Section 4.01 of the Security Trust Agreement.

         "Monthly Accounting" shall mean a monthly accounting prepared in accordance with Connecticut SAP and delivered by the Reinsurer to the Company in accordance with the provisions of Section 3.5 hereof.

         "NAIC" means the National Association of Insurance Commissioners.

         "Non-Guaranteed Elements" mean cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates and variable paid-up amounts, as applicable, under the Policies and Post-Closing Policies.

         "Other  Assets"  mean the  specific  assets  of the  Company  listed in
Schedule 1.1(A) to the Asset Purchase Agreement and such other fixed assets as may be mutually agreed among the parties.

         "Par Department" means the assets, liabilities and surplus relating solely to the Par Policies.

         "Par  Policies"  mean  the  individual   participating  life  insurance
policies and participating annuities issued by the Company which are included within the Policies.

         "Par Surplus" means the amount of dedicated statutory surplus relating solely to the Par Policies, plus the Asset Valuation Reserve (AVR) and Interest Maintenance Reserve (IMR) relating thereto, as determined in accordance with Connecticut SAP.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Policies" mean all of the Company's individual universal life, individual corporate owned life, individual traditional life, sponsored life and individual participating life insurance policies and participating annuities, together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and agreements in connection therewith) which have been issued or reinsured by the Company in connection with the Business (in accordance with, and as determined by reference to, the Company's historical practices), which policies shall include, but not be limited to (a) all policies issued on the policy forms included in the list of base codes set forth on Schedule 1.1(A) and which: (i) are effected, bound or issued on or prior to the Effective Date; and (ii) are in force as of the Effective Date; or (iii) are subject to being renewed or reinstated in accordance with their terms on the Effective Date; and (b) all individual life policies which are required to be issued by the Company prior to or after the Effective Date following the exercise of conversion rights in accordance with the individual life policies coinsured by the Reinsurer under this Agreement; provided, however, that Policies shall not include any policies that are coinsured or administered by LLANY pursuant to the applicable Ancillary Agreements.

         "Policyholders" means policyholders, insureds and assignees under the Policies and Post-Closing Policies.

         "Post-Closing Policies" means the policies issued by ALIC after the Effective Date pursuant to Article V of the Asset Purchase Agreement.

         "Premiums"  means  premiums,   considerations,   deposits  and  similar
receipts with respect to the Policies or Post-Closing Policies.

         "Producers" mean all LBMs, MGAs, brokers, agents, general agents, COLI speciality brokers, re-enrollers under the Company's sponsored life products, broker-dealers, producers or other Persons who market or produce the Policies and who (a) have been appointed by the Company, and (b) are entitled to receive Commissions from the Company.

         "Recapture Fee" means the amount determined in accordance with the formula set forth on Exhibit A hereto, which is payable by the Reinsurer to the Company in connection with recapture of the Policies and Post-Closing Policies by the Company pursuant to Section 9.4 hereof.

         "Recapture Rights" mean the right of the Company to recapture the Policies and Post Closing Policies pursuant to Section 9.4 hereof.

         "Reinsured Liabilities" means the Liabilities reinsured pursuant to this Agreement.

         "Reinsurer Extra Contractual Obligations" means: (a) all Extra Contractual Obligations to the extent such obligations arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time on or after the Effective Date by any of the Reinsurer or its directors, officers, employees, Affiliates, agents, representatives, successors and assigns; (b) all of the Sellers' Extra Contractual Obligations except to the extent otherwise provided in Articles VIII and IX of the Asset Purchase Agreement; and (c) all liabilities and obligations (exclusive of obligations arising under the express terms and conditions of the Policies and Post-Closing Policies and the other Liabilities) to the extent such obligations arise out of or relate to the Company's administration of claims, Non-Guaranteed Elements, dividends and other aspects of or relating to the Policies or the Post-Closing Policies on and after the Effective Date pursuant to the recommendations from the Reinsurer pursuant to this Agreement, the Administrative Services Agreement or the Transition Services Agreement.

         "Required Balance" means one hundred percent (100%) of the amount equal to (a) the Reserves on the Policies and Post-Closing Policies, plus (b) other liabilities relating to the Policies and Post-Closing Policies, which shall be calculated in accordance with the methodology set forth on Exhibit D hereto, plus (c) the Par Surplus, minus (d) the amount of outstanding loans under the Policies and Post-Closing Policies (to the extent such loans constitute admitted assets under Connecticut SAP).

         "Reserves" means the sum of all reserves and liabilities required to be maintained by the Company for the Policies and Post-Closing Policies issued or reinsured by it, calculated consistent with (a) the reserve requirements, statutory accounting rules and actuarial principles applicable to the Company under the law of each state in which the Policies and Post-Closing Policies were issued or delivered, and (b) otherwise in accordance with the methodologies used by the Company to calculate the reserves and liabilities for the Policies and Post-Closing Policies in accordance with Connecticut SAP and sound actuarial principles and any valuation bases and methods of determining reserves as provided in the forms of Policies and Post-Closing Policies, as applicable.

         "Retained Contracts" means all contracts, agreements, leases, software licenses, rights, obligations or other commitments of the Company that (a) arise out of or are related exclusively to any business or operation of the Company other than the Business, or (b) arise out of or are related in any way to the Business and which, in the case of both clauses (a) and (b) herein, are not Transferred Contracts.

         "Retained Liabilities" means the liabilities of the Company arising solely from any of the following: (a) premium taxes due in respect of Premiums paid prior to the Effective Date; (b) amounts payable prior to the Effective Date for returns or refunds of Premiums; (c) Commissions payable with respect to the Policies to or for the benefit of Producers, in any case payable prior to the Effective Date; (d) assessments and similar charges in connection with participation by the Company, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of direct Premiums paid prior to the Effective Date; (e) the Retained Contracts; (f) premiums, payments, fees or other consideration or amounts due prior to the Effective Date under the Third-Party Reinsurance Agreements; (g) dividends payable prior to the Effective Date on Par Policies; (h) death claims under the Policies which are reported prior to the Closing Date; (i) the pending litigation described on Schedule 3.03 to the Asset Purchase Agreement; (j) interest stabilization reserve relating to the Policies; (k) liabilities or obligations relating to the Business to the extent such liabilities or obligations have been accrued for on Company's books and records as of 11:59 p.m. Eastern Time on the day immediately preceding the Effective Date in accordance with Connecticut SAP but are not reflected on the Final Closing Balance Sheet; and (l) all other liabilities, obligations or indemnities expressly assumed by the Company under the terms of the Asset Purchase Agreement, this Agreement or any Ancillary Agreement.

         "Revised Closing Balance Sheet" means the pro forma balance sheet of the Business as of the Closing Date prepared and delivered by the Company to the Reinsurer in accordance with Article II of the Asset Purchase Agreement.

         "Secured Policies" means the Policies and Post-Closing Policies secured by the Security Trust established under Section 9.4 hereof.

         "Security Trust" means a trust account established with a Trustee for the purpose of securing the Reinsurer's obligations to the Company in accordance with Article IX hereof.

         "Security Trust Agreement" means the trust agreement governing the Security Trust, which shall be substantially in the form of Exhibit B hereto.

         "Sellers' Extra Contractual Obligations" means all Extra Contractual Obligations to the extent such obligations arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time prior to the Effective Date by the Company or its directors, officers, employees, Affiliates, agents or representatives.

         "Taxes" (or "Tax" as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), including, without limitation, any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premiums, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto.

         "Termination Date" shall mean the date on which this Agreement is terminated in accordance with the terms and conditions of Article XII hereof.

         "Third-Party Reinsurance Agreements" means the reinsurance agreements identified on Schedule 1.1(B) hereto under which the Company has ceded liabilities to non-Affiliated reinsurers with respect to the Policies.

         "Transferred Assets" means: (a) cash or cash equivalents equal to the amount as of the Closing Date of (A) the Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent such loans constitute admitted assets under Connecticut SAP), minus
(D) the aggregate amounts ascribed to the Other Assets in the Closing Balance Sheet, Revised Closing Balance Sheet or Final Closing Balance Sheet, as applicable (which Other Assets may include, with respect to the Par Policies, investment securities identified by the parties hereto); (b) as between the parties hereto, all of the Company's rights and interests under the Policies to receive principal and interest paid on policy loans on or after the Effective Date; and (c) as between the parties hereto, all of the Company's rights and interests to premiums due or to become due, premiums deferred and uncollected, premium adjustments and any and all amounts, payments or consideration which are or were held, received or collected by the Company on or after the Effective Date, or which are now due or will become due from any source under or in connection with the Policies except, however, to the extent that any such premiums, adjustments, amounts, payments or consideration are included within clause (a) herein.

         "Transferred Contracts" means: (a) the contracts, agreements, leases, software licenses , rights, obligations or other commitments of the Company (to the extent freely assignable) used exclusively by the Company in the Business (but excluding the Policies and the Distribution Agreements); and (b) contracts, agreements, leases, software licenses, rights, obligations, and other commitments relating to the Business (but excluding the Policies and the Distribution Agreements) identified on Schedule 3.17 to the Asset Purchase Agreement or listed on the supplement to such Schedule 3.17 contemplated by the Asset Purchase Agreement.

         "Transition Services Agreement" means the Transition Services Agreement among the Company, ALIAC, LLANY and the Reinsurer.

         "Trustee" means a bank or trust company reasonably acceptable to the parties to this Agreement, which acts as trustee of a Security Trust pursuant to the terms and conditions of a Security Trust Agreement; provided, however, that such bank or trust company shall (a) possess assets of at least $10 billion; and
(b) be rated at least A1 by each of Moody's Investors Services, Inc. and A+ by Standard & Poor's Corporation.


                                   ARTICLE II
                   BASIS OF COINSURANCE AND BUSINESS COINSURED

         2.1 Coinsurance. Subject to the terms and conditions of this Agreement, the Company hereby cedes or retrocedes, as the case may be, on a coinsurance basis to the Reinsurer as of the Effective Date, and the Reinsurer hereby accepts and agrees to indemnity reinsure on a coinsurance basis as of the Effective Date, one hundred percent (100%) of all Liabilities arising under or relating to the Policies and the Post-Closing Policies. This Agreement shall not continue or create any legal relationship whatsoever between the Reinsurer and Persons who own or are insured under the Policies and the Post-Closing Policies. Except as expressly provided herein, this Agreement does not reinsure any policy written by the Company or the Reinsurer after the Effective Date. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated, reduced or recaptured as provided herein.

         2.2 Reinsurer Extra Contractual Obligations. In addition to the Reinsurer's coinsurance of Liabilities, the Reinsurer hereby accepts and agrees to assume and discharge one hundred percent (100%) of all Reinsurer Extra Contractual Obligations.

         2.3 Reinstatements, Conversions and Exchanges. In no event shall the coinsurance provided hereunder with respect to a particular Policy be in force and binding unless such Policy is in force and binding as of the Effective Date; provided, however that the Policies and Post-Closing Policies reinsured shall include (a) all Post-Closing Policies; (b) all lapsed or surrendered Policies or Post-Closing Policies reinstated in accordance with their terms on and after the Effective Date; (c) all Policies or Post-Closing Policies issued on and after the Effective Date pursuant to any option provided under the terms of any of the Policies or Post-Closing Policies for the conversion of such Policies or Post-Closing Policies to an individual life insurance policy; and (d) all Policies ceded to the Company pursuant to Section 2.9 hereof. Upon the reinstatement of any lapsed or surrendered Policy or Post-Closing Policy, or the issuance of any exchange or converted life insurance Policy or Post-Closing Policy, such Policy or Post-Closing Policy shall be automatically reinsured hereunder. If the Company collects Premiums in arrears from a Policyholder or ceding company of a reinstated Policy or Post-Closing Policy, the Company shall pay to the Reinsurer all Premiums so collected.

         2.4 Certain Policy Elements. From and after the Effective Date, the Reinsurer may make recommendations to the Company with respect to (a) the Non-Guaranteed Elements of the Policies and the Post-Closing Policies; and (b) the reserving methodology related to the Policies and the Post-Closing Policies (including changes required by Applicable Law, GAAP or Connecticut SAP). The Company shall set all Non-Guaranteed Elements of the Policies and the Post-Closing Policies, taking into account the recommendations of the Reinsurer with respect thereto. Notwithstanding the foregoing, however, the Reinsurer hereby acknowledges and agrees that any claim, liability or obligation, to the extent such claim, liability or obligation arises out of or relates to the Company's establishment of Non-Guaranteed Elements pursuant to the Reinsurer's recommendations with respect thereto, is included within the Reinsurer Extra Contractual Obligations that the Reinsurer has expressly assumed pursuant to the Asset Purchase Agreement, this Agreement and the other Ancillary Agreements and for which the Reinsurer has agreed to indemnify the Company pursuant to Article IX of the Asset Purchase Agreement and Article IX of this Agreement.

         2.5 Dividends. The Reinsurer may make recommendations to the Company with respect to dividends. Such recommendations shall be in accordance with the following parameters:

         (i) the current year's dividends shall be based on a distributable surplus approximately equal to (a) the prior year's statutory earnings, less (b) the total of the prior year's surplus transfers from the Par Department pursuant to Section 3.7 hereof, plus (c) the total of the prior year's interest on Par Surplus;

         (ii) if as of December 31 of the previous year, the Par Surplus was greater than an amount equal to 10 percent of the Par Department's liabilities, then the current year's dividend scale shall be adjusted as necessary so that as of December 31 of the current year, the Par Surplus will not be greater than an amount equal to 10 percent of the Par Department's liabilities;

         (iii) any reduction in the existing dividend scale must be actuarially supported by actual and anticipated changes in investment return, mortality, persistency or expenses, including tax cost charges; and

         (iv) all dividend recommendations must be supported by a review from an independent actuarial firm of nationally recognized standing (which has no material relationship with the Reinsurer or the Company).

Notwithstanding anything herein to the contrary, the Company shall determine the amount of distributable surplus and set all dividends in accordance with all Applicable Laws. However, notwithstanding the foregoing, the Reinsurer hereby acknowledges and agrees that any claim, liability or obligation, to the extent such claim, liability or obligation arises out of or relates to the Company's declaration of dividends pursuant to the Reinsurer's recommendations with respect thereto, is included within the Reinsurer Extra Contractual Obligations that the Reinsurer has expressly assumed pursuant to the Asset Purchase Agreement, this Agreement and the other Ancillary Agreements and for which the Reinsurer has agreed to indemnify the Company pursuant to Article IX of the Asset Purchase Agreement and Article IX of this Agreement.

         2.6 Segregation of Assets and Liabilities Related to Par Policies. For financial reporting purposes and otherwise, the Reinsurer shall segregate all assets, liabilities and surplus related to the Par Policies and account for all assets, liabilities and surplus related to the Par Polices as a closed block of business; provided, however, the Reinsurer and the Company agree that any Policies ceded to the Company pursuant to Section 2.9 and retroceded to the Reinsurer hereunder shall be deemed part of such closed-block of business.

         2.7 Reserves. On and after the Closing Date, the Reinsurer shall establish and maintain as a liability on its statutory financial statements Reserves for the Policies and the Post-Closing Policies ceded hereunder, calculated consistent with (a) the reserve requirements, statutory accounting rules and actuarial principles applicable to the Company under the law of each state in which the Policies and the Post-Closing Policies were issued or delivered; and (b) otherwise in accordance with the methodologies used by the Company to calculate the reserves and liabilities for the Policies and the Post-Closing Policies in accordance with Connecticut SAP and sound actuarial principles and any valuation bases and methods of determining reserves as provided in the forms of Policies and Post-Closing Policies. The Reinsurer shall provide the Company, not less than annually, with copies of all actuarial opinions and actuarial memoranda and all reserve evaluations pertaining to the Reserves, including, without limitation, any actuarial opinions and reserve evaluations performed by independent actuaries, auditors or other outside consultants. At the option of the Company, the Company may, at its own cost at any time following the Closing, examine the Books and Records maintained by the Reinsurer and review its reserve procedures. If the results of such examination are not reasonably satisfactory to the Company, the Reinsurer shall, at the Company's request and expense, obtain and deliver to the Company an actuarial opinion as to the adequacy of the Reserves, produced by an independent actuary acceptable to the Company. The Reinsurer shall promptly adjust the amount of the Reserves and implement appropriate changes to its reserve procedures if an actuarial opinion, reserve evaluation or review, including, without limitation, any evaluation or review made by the Company, reasonably indicates an inadequacy in the Reserves or in the Reinsurer's reserve procedures.

         2.8. Par Surplus Maintenance. (a) Notwithstanding anything else herein to the contrary, and subject to Section 2.8(b) hereof, as part of the reinsurance provided by the Reinsurer to the Company hereunder, the Reinsurer shall, within 60 days after the end of each calendar year, transfer from its general account to a segregated capital account assets of a type, quality and value necessary for the Company to maintain the amount of the Par Surplus, as determined under Connecticut SAP and after accounting for all costs, expenses and fees chargeable to the Par Department and any transfers effected pursuant to
Section 3.7 hereof, at the greater of:

         (i) A ratio of (A)Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules or procedures prescribed from time to time by the NAIC with respect thereto) to (B) The Company Action Level (as defined in the RBC Model Act or in the rules or procedures prescribed from time to time by the NAIC with respect thereto) of at least 500 percent, or

         (ii) the total of (a) 4 percent of all liabilities related to the Par Policies excluding the Asset Valuation Reserve, less (b) one-half of the year end dividends apportioned for distribution.

                  (b) Upon any transfer of assets pursuant to Section 2.8(a), interest shall accrue on such transferred assets for the benefit of the Reinsurer at an annual rate equal to the average 10-year U.S. Treasury rate as published in The Wall Street Journal, Eastern Edition, as of the date of such transfer. Within 60 days after the end of any calendar year following a transfer, the Reinsurer may withdraw from the segregated capital account funded pursuant to

Section 2.8(a) assets equal to the amount by which the sum of (i) Par Surplus and (ii) the fair market value of the segregated capital account, each determined as of December 31 of the preceding calendar year, exceeds the amount of Par Surplus required to be maintained as of December 31 of such year pursuant to Section 2.8(a).

         2.9. Reinsurance Ceded to the Company's Par Department by the
Reinsurer.

         (a)  Subject  to  the  Par  Surplus  being   maintained  at  the  level
contemplated by Section 2.8 hereof, at the option of the Reinsurer, the Company's Par Department shall reinsure, on a coinsurance basis, all policies ceded by the Reinsurer, provided, however policies may be so ceded only when all of the following conditions are satisfied:

         (i)      all policies ceded must be individual life insurance policies;

         (ii) all policies shall be ceded pursuant to written reinsurance agreements in a format to be mutually agreed upon by the parties;

         (iii) the acquisition cost allowance under each reinsurance agreement shall be based on expense studies (A) prepared by the Reinsurer and submitted to the Company at least thirty
                  (30) days prior to the proposed effective date for the reinsurance agreement, and (B) including an analysis of all acquisition costs, including but not limited to underwriting and issuance costs, home and field office sales costs and producer expense reimbursement allowances;

         (iv) all policies ceded must be actuarially determined to be self-supporting; and

         (v) surplus strain, which for purposes of this Agreement shall be equal to (A) the total of first year premiums of the policies ceded to the Company's Par Department pursuant to this Section 2.9, less (B) reserves for such policies, less (C) acquisition costs for such policies, for all policies ceded by the Reinsurer to the Company's Par Department in a calendar year shall not exceed an amount greater than 40 percent of the Par Surplus as of December 31 of the immediately preceding year.

         (b) The Company and the Reinsurer agree that any policies ceded by the Reinsurer to Company's Par Department pursuant to this Section 2.9 shall be deemed Policies for purposes of this Agreement and therefore shall be retroceded by the Company to the Reinsurer pursuant to this Agreement.

         2.10 Policy Changes or Reductions. In the event of a material change in the provisions and conditions of a Policy or a Post-Closing Policy (provided that such change is not in violation of Section 4.5 hereof), a corresponding change in the related coinsurance and appropriate cash adjustments shall be made consistent with the policy change rules of the Company. If the face amount of a Policy or a Post-Closing Policy is reduced or increased, the amount coinsured by the Reinsurer shall be reduced or increased accordingly.

                                   ARTICLE III
                       ACCOUNTINGS AND TRANSFER OF ASSETS

         3.1 Ceding Commission. The Reinsurer shall pay to the Company on the Closing Date a Ceding Commission, in cash, in the amount of $28,730,000.

         3.2 Transfer of Assets. On the Closing Date, the Company shall sell, assign and transfer to the Reinsurer as reinsurance premium all of the Company's right, title and interest in the Transferred Assets, including, without limitation, cash or cash equivalents in an aggregate amount (subject to adjustment pursuant to Section 3.3 hereof) equal to the amount as of the Closing Date of: (A) Closing Date Liabilities, (B) plus the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent such loans constitute admitted assets under Connecticut SAP), and minus (D) the aggregate amounts ascribed to the Other Assets (which Other Assets may include, with respect to the Par Policies, investment securities identified by the parties hereto), all as reflected on that part of the Closing Balance Sheet relating to the Policies reinsured hereunder. The composition of investment securities transferred to the Reinsurer with respect to the Par Policies shall be mutually identified by the parties and, unless otherwise agreed, transferred at their book value, determined in conformity with Connecticut SAP. Such value shall be included within the Other Assets reflected on the Closing Balance Sheet and Final Closing Balance Sheet.

         3.3 Post-Closing Adjustments. (a) In the event that the aggregate amount of cash or cash equivalents transferred by the Company to the Reinsurer on the Closing Date is less than the amount of (A) Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent that such loans constitute admitted assets under Connecticut SAP), and minus (D) the aggregate amounts ascribed to the Other Assets, all as reflected on that part of the Final Closing Balance Sheet relating to the Policies reinsured hereunder, the Company shall transfer to the Reinsurer additional cash or cash equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to, but not including the date of, such transfer computed at LIBOR.

         (b) In the event that the aggregate amount of cash or cash equivalents transferred to the Reinsurer on the Closing Date is greater than the amount of
(A) Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent that such loans constitute admitted assets under Connecticut SAP), and minus (D) the aggregate amounts ascribed to the Other Assets, all as reflected on the portion of the Final Closing Balance Sheet relating to the Policies reinsured hereunder, the Reinsurer shall transfer to the Company cash or cash equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to, but not including the date of, such transfer computed at LIBOR.

         3.4 Interim Monthly Accountings. The Company shall provide the Reinsurer with an Interim Monthly Accounting as of the end of each calendar month, no later than fifteen (15) Business Days after the end of such month; provided, however, that the first Interim Monthly Accounting shall be provided to the Reinsurer no later than fifteen (15) Business Days after the end of the month in which the Closing Date fell and the final Interim Monthly Accounting shall be delivered no later than fifteen (15) Business Days after the date on which the Company is no longer providing accounting services under the Transition Services Agreement. The Company shall provide such Accounting in a format that is mutually acceptable to the Company and the Reinsurer.

         3.5 Monthly Accountings. Beginning with and after the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement, the Reinsurer shall provide the Company with a Monthly Accounting as of the end of each calendar month, no later than fifteen
(15) Business Days after the end of such month; provided, however, that the first Monthly Accounting shall be provided to the Company no later than fifteen
(15) Business Days after the end of the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement and the Reinsurer shall deliver the final Monthly Accounting no later than fifteen (15) Business Days after the Termination Date; provided, further, that in the event that subsequent data or calculations require revision of the final Monthly Accounting, the required revision and any appropriate payments shall be made in cash by the parties five (5) Business Days after they mutually agree as to the appropriate revision. The Reinsurer shall provide such Accounting in a format that is mutually acceptable to the Company and the Reinsurer.

         3.6 Monthly Payments. If an Accounting reflects a balance due to the party to which the Accounting is delivered and/or the Security Trust, the amount(s) shown as due shall be paid within five (5) Business Days of the delivery of the Accounting. If (a) an Accounting reflects a balance due the party that prepared the Accounting or the Security Trust and (b) the party receiving the Accounting does not object to the Accounting within five (5) Business Days of its delivery, the amount(s) shown as due shall be paid within seven (7) Business Days after the date on which the Accounting was delivered. Any dispute over any amount shown on an Accounting that cannot be amicably resolved by the parties shall be resolved pursuant to the procedures set forth in Article X. If the Security Trust is established while the Company is collecting funds pursuant to the Transition Services Agreement, the Company may remit directly to the Trustee on behalf of the Reinsurer that portion of any amount due the Reinsurer needed to fully fund the Security Trust and the balance only of any amount due the Reinsurer shall be remitted to the Reinsurer.

         3.7 Annual Par Surplus Transfer. Within 60 days after the end of each calendar year, the Reinsurer shall receive an annual transfer out of profits on the Par Policies from the Par Surplus equal to: (a) $.50 per $1000.00 of the face amount of post-1967 Par Policies in-force as of December 31st of such calendar year, less (b) the aggregate face amount of such Par Policies reinsured pursuant to a coinsurance agreement other than this Agreement or the coinsurance agreement of even date herewith between ALIC and LLANY. For any partial calendar year during which this Agreement is in effect, the amount of the annual transfer from the Par Surplus for such year shall be determined on a pro-rata basis.

         3.8 Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the three month London Interbank Offering Rate (LIBOR) as published in The Wall Street Journal, Eastern Edition, in effect on the day such payment is due. For purposes of this Section 3.8, a payment will be considered overdue, and such interest will begin to accrue, on the date which is five (5) Business Days after the date such payment is due.

         3.9 Offset Rights. Any debts or credits incurred on and after the Effective Date in favor of or against either the Company or Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

         3.10 Third-Party Reinsurance. In the event the Reinsurer desires to retrocede to any third-party reinsurer (whether or not Affiliated with the Reinsurer) any portion of the Liabilities reinsured by it under this Agreement, the Reinsurer shall be responsible for obtaining such retrocessional coverage at its sole expense.

         3.11 Premium Taxes and Assessments. The Reinsurer shall pay the Company on a monthly basis an amount equal to two percent (2%) of the gross Premiums on the Policies and the Post-Closing Policies collected by the Reinsurer, as an advance against the Reinsurer's liabilities for premium Taxes payable by the Company and assessments to the Company by state guaranty or insolvency or similar associations or funds, to the extent that such Taxes and assessments are allocable to Premiums paid on or after the Effective Date. Amounts payable pursuant to this Section 3.11 shall be reflected on the Accountings delivered hereunder and shall be paid pursuant to the provisions of
Section 3.6. Not later than June 30 after each calendar year falling within the term of this Agreement, the Company shall provide the Reinsurer with an accounting of its actual premium Tax and guaranty fund assessment liability with respect to the Policies and the Post-Closing Policies for such calendar year (without giving effect to any credits due to the Company for any guaranty fund assessments paid by the Company prior to Closing). If such accounting reflects amounts owed to the Reinsurer, the Company shall pay such amounts in cash to the Reinsurer with the accounting. If it reflects amounts owed to the Company (including any interest or penalties relating to underpayment of estimated Taxes based on information provided by the Reinsurer), the Reinsurer shall pay such amounts in cash to the Company within five (5) Business Days of receiving the accounting. The Company shall pay or provide the Reinsurer with the benefit of any guaranty fund assessments previously reimbursed by the Reinsurer to the extent such payments were actually utilized to reduce the Company's tax liabilities. The utilization of any outstanding assessments by the Company shall be determined on a FIFO basis (those assessments made in earlier years shall be considered used first).

                                   ARTICLE IV
                              POLICY ADMINISTRATION

         4.1 Interim Servicing. During the period from the Effective Date through the termination of the Transition Services Agreement with respect to each service provided by the Company thereunder, the Company has agreed to continue to provide certain Policyholder services for the Policies and the Post-Closing Policies.

         4.2 Transfer of Servicing Obligations. On and after the date on which a service is no longer being provided pursuant to the Transition Services Agreement, and pursuant to the Administrative Services Agreement, the Reinsurer has agreed to provide Policyholder service for the Policies and the Post-Closing Policies and to supply to the Company on a timely basis copies of accounting and other records pertaining to such service. The parties hereby agree that the Policies and the Post-Closing Policies shall be administrated pursuant to the Administrative Services Agreement.

         4.3 Par Policy Administrative Fees. In consideration of the services related to the Par Polices that the Reinsurer shall provide to the Company pursuant to the Administrative Services Agreement, the Reinsurer shall receive from the Par Department, within 30 days after the end of each calendar year, an annual administrative fee for each in-force Par Policy to be determined as follows:

         (i) for the period from the Closing Date to December 31, 1998, the fee shall be equal to $55 per Par Policy in-force as of December 31, 1998; and

         (ii) for the period from January 1, 1999 to December 31, 1999, and for each calendar year thereafter, the fee for each in-force Par Policy as of December 31 of the current year shall be estimated based on an annual cost allocation study prepared by the
               Reinsurer using cost allocation methods conforming to all Applicable Laws. Each annual cost allocation study shall be delivered by the Reinsurer to the Company by November 1 of the current year with the first such study to be delivered by November 1, 1998. If the Company does not object to the cost allocation study by December 1, then the estimated fee set forth in the cost allocation study shall be the fee to be applied during the next year; provided that, within 30 days after the end of such year, the Reinsurer shall recalculate and adjust the fee based on the actual costs allocated to the Par Policies during such calendar year in conformity with all Applicable Laws and with procedures that are mutually acceptable to the Company and the Reinsurer. If the amount of the estimated aggregate annual fees for such year exceeds the amount of the actual aggregate annual fees calculated by the Reinsurer, the Reinsurer shall transfer assets in an amount equal to the difference to the Par Department. If the amount of the actual aggregate annual fees calculated by the Reinsurer exceeds the amount of the estimated aggregate annual fees, the Par Department shall transfer assets in an amount equal to the difference to the Reinsurer. The parties shall use good faith efforts to agree on the appropriate fee, with any disputes being resolved pursuant to Article X hereof.

         4.4 Regulatory Matters. If the Company or the Reinsurer receives notice of, or otherwise becomes aware of any regulatory inquiry, investigation or proceeding relating to the Policies or the Post-Closing Policies, the Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances.

         4.5 Policy Changes. Neither the Company nor the Reinsurer shall make any changes to the Company's policy forms except with the express written consent of the other party (which consent shall not be unreasonably withheld) or if (a) the changes are required by Applicable Law and (b) the Reinsurer gives the Company prior notice in writing of the nature of such required changes in the manner provided by the Administrative Services Agreement.

                                    ARTICLE V
                                   OVERSIGHTS

         5.1 Oversights. Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent. This Agreement shall not become effective unless and until (a) all state insurance regulatory authorities whose approval is required shall have approved this Agreement in writing, and (b) all applicable waiting periods under any federal or state statute or regulation shall have expired or been terminated.

                                   ARTICLE VII
                               DUTY OF COOPERATION

         7.1 Cooperation. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.

                                  ARTICLE VIII
                                     DAC TAX

         8.1 Election. In accordance with Treasury Regulations Section 1.848-2(g)(8), the Company and Reinsurer hereby elect to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

         (a) All uncapitalized terms used herein shall have the meanings set forth in the regulations under Section 848 of the Code.

         (b) The party with net positive consideration under this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of
Section 848(c)(1) of the Code.

         (c) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

         (d) The Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration under this Agreement for the preceding taxable year. This schedule of calculations shall be accompanied by a statement signed by an authorized representative of the Company stating that the Company shall report such net consideration in its federal income tax return for the preceding taxable year.

         (e) The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within thirty (30) days after the date on which the Reinsurer receives the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer shall report the net consideration under this Agreement as determined by the Company in the Reinsurer's federal income tax return for the preceding taxable year.

         (f) If Reinsurer contests the Company's calculation of the net consideration under this Agreement, the parties shall act in good faith to reach an agreement as to the correct amount of net consideration within thirty (30) days after the date on which the Reinsurer submits its alternative calculation. If Reinsurer and the Company reach agreement as to the amount of net consideration under this Agreement, each party shall report such amount in its federal income tax return for the preceding taxable year.

         If, during such period, Reinsurer and the Company are unable to reach agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing reasonably satisfactory to Reinsurer and the Company (who shall not have any material relationship with Reinsurer or the Company), promptly to review (which review shall commence no later than five (5) days after the selection of such independent accountants), this Agreement and the calculations of Reinsurer and the Company for the purpose of calculating the net consideration under this Agreement. In making such calculation, such independent accountants shall consider only those items or amounts in the Company's calculation as to which the Reinsurer has disagreed.

         Such independent accountants shall deliver to Reinsurer and the Company, as promptly as practicable (but no later than sixty (60) days after the commencement of their review), a report setting forth such calculation, which calculation shall result in a net consideration between the amount thereof shown in the Company's calculation delivered pursuant to Section 8.1(d) and the amount thereof shown in Reinsurer's calculation delivered pursuant to Section 8.1(e). Such report shall be final and binding upon Reinsurer and the Company. The fees, costs and expenses of such independent accountant shall be borne (i) by the Company if the difference between the net consideration as calculated by the independent accountants and the Company's calculation delivered pursuant to Section 8.1(d) is greater than the difference between the net consideration as calculated by the independent accountants and Reinsurer's calculation delivered pursuant to Section 8.1(e),
(ii) by the Reinsurer if the first such difference is less than the second such difference, and (iii) otherwise equally by Reinsurer and the Company.

         (g) This election shall be effective for the 1998 taxable year and for all subsequent taxable years for which this Agreement remains in effect.

         (h) Both parties agree to attach a schedule to their respective federal income tax returns for the first taxable year ending after the date on which this election becomes effective which identifies this Agreement as a reinsurance agreement for which an election has been made under Treasury Regulations Section 1.848-2(g)(8).

                                   ARTICLE IX
                          INDEMNIFICATION AND RECAPTURE

         9.1 Reinsurer's Obligation to Indemnify. Subject to any limitation contained in the Asset Purchase Agreement, the Reinsurer hereby agrees to indemnify, defend and hold harmless the Company and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Company Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Company Indemnified Party arising from: (i) the Liabilities; (ii) the Reinsurer Extra Contractual Obligations (including, but not limited to, all claims that constitute Sellers' Extra Contractual Obligations but for which the Company's indemnification obligation has expired pursuant to Section 8.01(c) of the Asset Purchase Agreement); (iii) any breach or nonfulfillment by Reinsurer of, or any failure by Reinsurer to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; and (iv) any enforcement of this indemnity.

         9.2 Company's Obligation to Indemnify. Subject to any limitation contained in the Asset Purchase Agreement, the Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Reinsurer Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Reinsurer Indemnified Party arising from: (i) the Retained Liabilities; (ii) Sellers' Extra Contractual Obligations (but only to the extent that the Company's indemnification obligation for Sellers' Extra Contractual Obligations has not expired pursuant to Section 8.01(c) of the Asset Purchase Agreement); (iii) any breach or nonfulfillment by the Company of, or any failure by the

Company to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; and (iv) any enforcement of this indemnity.

         9.3 Certain Definitions and Procedures. For purposes of this Article IX, "Loss" or "Losses" shall mean actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties. In the event either Reinsurer or the Company shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Sections 9.02, 9.03 and 9.04 of the Asset Purchase Agreement.

         9.4      Security Trust Account and Recapture Rights.

         (a) Events of Default. From and after the Closing Date, any of the following occurrences shall constitute an event that entitles the Company to require the Reinsurer to deposit and maintain assets in a Security Trust in accordance with the terms and conditions of this Section 9.4 (individually or collectively, as the context indicates, an "Event of Default"):

          (i) the Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B++, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BBB-, and (C) Moody's Investors Services, Inc. claims-paying ability rating of at least Baa3; or

          (ii) the Reinsurer fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) of at least 185 percent, or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio (calculated in accordance with the rules and procedures in effect on the Contract Date) of at least 115 percent; or

           (iii) (A) the Reinsurer ceases to be licensed as a life insurer or ceases to qualify as an accredited reinsurer in a particular jurisdiction under circumstances that would cause the Company to be denied credit for reinsurance ceded hereunder on the financial statements filed by the Company in said jurisdiction, or (B) the Company is denied credit for
                                           - 24 -
                    reinsurance ceded hereunder on the financial statements filed by the Company in any jurisdiction; or

          (iv) a petition for insolvency, rehabilitation, conservation, s supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction; or

          (v) any Person other than one of the Affiliates of the Reinsurer in existence on the Closing Date acquires or assumes (A) Control of the Reinsurer, whether by merger, consolidation, stock acquisition, or otherwise (including, without limitation, the acquisition or assumption of the power to direct the Reinsurer's management and policies by means of a management or services agreement or other contractual arrangement) or (B) all or substantially all of the assets or liabilities of the Reinsurer by reinsurance (whether indemnity or assumption) or otherwise; or

          (vi)      this Agreement is terminated in accordance  with its terms;
                    or

          (vii) the Reinsurer fails to transfer from its general account to a segregated capital account for the Par Policies (which segregated account is contemplated by Section 2.8 hereof) assets of a type, quality and value necessary to maintain the Par Surplus at the level contemplated by Section 2.8 hereof, and the Reinsurer fails to remedy such default within thirty (30) days after the date on which the Reinsurer receives notice of such default from the Company or any Governmental Authority.

The occurrence of any Event of Default shall entitle the Company to elect to require the Reinsurer to establish a Security Trust regardless of whether or not such an occurrence constitutes a Recapture Event, provided, that the Company has not delivered an Election Notice electing recapture.

         (b) Recapture Events. From and after the Closing Date, and whether or not an Event of Default has occurred or Security Trust has been established pursuant to Section 9.4(a) hereof, any of the following occurrences shall constitute an event that entitles the Company to exercise the recapture remedy set forth in this Section 9.4 (individually or collectively, as the context indicates, a "Recapture Event"):

          (i) Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B+, (B) a Standard &
                   Poor's Corporation insurer financial
                   strength rating of at least BB+, and (C) a Moody's Investors Services, Inc. claims-paying ability rating of at least Ba1; or

           (ii) Reinsurer fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital
                   (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) of at least 160 percent; or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio (calculated in accordance with the rules and procedures in effect on the Contract Date) of at least 100 percent; or

           (iii) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction; or

           (iv) within thirty (30) calendar days of its receipt of a demand therefor delivered pursuant to Section 9.4(d), Reinsurer fails to execute the Security Trust Agreement or deposit and maintain asset in trust on the terms provided in Section 9.4(f) and in the Security Trust Agreement, provided, how-ever, that the Company executes such Security Trust Agreement contemporaneously with the delivery of the demand; or

           (v)     this Agreement is terminated in accordance with its terms; or

           (vi) within thirty (30) calendar days of the termination of the Administrative Services Agreement in accordance with its terms, (A) Reinsurer does not take all steps necessary to arrange for a third-party administrator acceptable to the Company in its sole discretion, reasonably exercised, to provide all administrative services to be provided pursuant to the terminated Administrative Services Agreement at the cost of Reinsurer or (B) such third-party administrator fails to enter into an administrative service agreement with the Company, satisfactory in form and substance to the Company in its sole discretion, reasonably exercised; or

           (vii) a judgment or order is entered by a court of competent jurisdiction declaring the invalidity of the Security Trust or finding that the assets held in a Security Trust are general assets of Reinsurer or otherwise do not constitute a "secured claim" within the meaning of the laws of Reinsurer's domiciliary state; or

           (viii) a Security Trust is established for the benefit of the Company pursuant to Section 9.4(a)(iii) and the Company is denied credit on its financial statements filed in any jurisdiction with respect to the reinsurance provided by the Reinsurer, and the Reinsurer does not take all steps necessary to enable the Company to obtain credit on its financial statements within thirty (30) calendar days of the Reinsurer's receipt of written notice from the Company as to the occurrence described herein; or

           (ix) the Reinsurer fails to transfer from its general account to a segregated capital account for the Par Policies (which segregated account is contemplated by Section 2.8 hereof) assets of a type, quality and value necessary to maintain the Par Surplus at the level contemplated by Section 2.8 hereof, and the Reinsurer fails to remedy such default within thirty (30) days after the date on which the Reinsurer receives notice of such default from the Company or any Governmental Authority.

The occurrence of any Recapture Event shall entitle the Company to elect recapture remedies hereunder regardless of whether (1) such an occurrence also constitutes an Event of Default, (2) the Reinsurer has previously established a Security Trust or (3) the Company has previously delivered an Election Notice requiring Reinsurer to establish a Security Trust.

         (c) Notice to The Company. The Reinsurer shall provide the Company with:

              (i) written notice of any downgrade in the Reinsurer's A. M. Best Company rating or its Standard & Poor's Corporation insurer financial strength rating or its Moody's Investors Services, Inc. claims-paying ability rating within three (3) Business Days after the Reinsurer's receipt of notice of such adjustment;

              (ii) a written report of the calculation of the Reinsurer's Total Adjusted Capital and Authorized Control Level RBC (based on the Risk-Based Capital (RBC) Model Act and/or the rules and procedures in effect as of December 31, 1997) and Standard & Poor's Corporation's capital adequacy ratio (based on the rules and procedures in effect on the

                    Contract Date) as of the end of each calendar quarter within fifteen (15) Business Days after the end of such quarter;

              (iii) written  notice of the occurrence of any Event of Default or
                    Recapture Event within two (2) Business Days after its occurrence; and

              (iv) not less than annually, a written report, in form reasonably satisfactory to the Company, certifying that no Event of Default or Recapture Event has occurred during the period covered by such report or is continuing as of the last day of such period, together with the appropriate calculations and back up reasonably necessary to substantiate the basis of the Reinsurer's certification.

The Company may, at its own expense, review the Reinsurer's books and records to confirm the risk based capital calculations provided by the Reinsurer pursuant to Section 9.4(c)(ii). In addition, Reinsurer shall (A) cooperate fully with the Company and promptly respond to the Company's inquiries from time to time concerning the Reinsurer's financial condition, operating results and any events, occurrences or other matters which arise on and after the Effective Date and which reasonably relate to the Business or Reinsurer's ability to perform and discharge its obligations under the Asset Purchase Agreement, this Agreement or the Ancillary Agreements and (B) provide to the Company such financial statements, reports, internal control letters and reports prepared by auditors and other third parties, SAS-70 reports and other documents of the Reinsurer as the Company may reasonably request from time to time.

         (d) Election of Remedies. Upon the occurrence of any Event of Default, the Company may elect to require the Reinsurer to maintain assets in a Security Trust for the purpose of securing the Reinsured Liabilities under the Policies and Post-Closing Policies ceded to it pursuant to this Agreement. Upon the occurrence of any Recapture Event, the Company may elect to recapture, subject to the terms and conditions set forth below all, but not less than all, of the Policies and the Post-Closing Policies ceded hereunder. The Company shall give the Reinsurer written notice of its election (the "Election Notice") specifying
(x) the grounds for the exercise of its remedies pursuant to this Section 9.4 and either (y) if it elects to recapture the Policies and Post-Closing Policies, the fact of recapture, and the effective date of recapture or (z) if it elects a Security Trust, the fact that the Reinsurer is obligated to execute the Security Trust Agreement and to deposit and maintain assets in the Security Trust for the purpose of securing such Reinsured Liabilities (the "Secured Policies"). The Reinsurer may unwind and terminate a Security Trust if, prior to the second anniversary of the date on which the Event of Default which originally gave rise to the establishment of such Security Trust occurred, both (A) the original Event of Default has been cured or remediated, and (B) no new Event of Default or Recapture Event has occurred; provided that (i) prior to such second anniversary date, the Company has not properly provided an Election Notice to recapture the Policies and Post-Closing Policies ceded by it; and (ii) the termination of the Security Trust shall not prejudice or be deemed a waiver of the Company's right to demand the establishment of a new Security Trust or elect recapture upon the occurrence of any other or new Event of Default or Recapture Event.

         (e) Recapture. Any recapture by the Company shall not be deemed to have been consummated until (i) the Company has given the Reinsurer an Election Notice pursuant to Section 9.4(d); and (ii) the Company has received payment of the entire Recapture Fee as determined in accordance with Exhibit A hereto. If the Reinsured Liabilities under the Policies and Post-Closing Policies to be recaptured are secured pursuant to a Security Trust established pursuant to
Section 9.4(f), the Company may, in its sole discretion, withdraw assets from the Security Trust having an aggregate Market Value (determined pursuant to the Security Trust Agreement governing such Security Trust) not to exceed the amount of the Recapture Fee. The Reinsurer shall promptly pay the Company the full amount of the Recapture Fee, reduced by the amount, if any, withdrawn from the Security Trust. Following the consummation of the recapture of Policies and Post-Closing Policies pursuant to this Section 9.4(e), no additional premiums, deposits or other amounts payable under such Policies and Post-Closing Policies shall be ceded to the Reinsurer hereunder.

         (f) Security Trust. (i) Establishment of the Trust Account. Within thirty (30) calendar days of the Company's delivery to the Reinsurer of an Election Notice requiring that the Reinsurer secure the Reinsured Liabilities ceded by the Company with a Security Trust, the Reinsurer shall execute the Security Trust Agreement and deposit into an account with the Trustee (the "Security Trust"), naming the Company as the sole beneficiary thereof, assets having a market value in an amount no less than the Required Balance, for the purpose of securing the Reinsured Liabilities under Secured Policies. The Security Trust Agreement shall be substantially in the form of Exhibit B hereto.

         (ii) Trust Assets. At the direction of the Reinsurer, the assets held in the Security Trust shall be held in the form of (A) cash and cash-equivalents, (B) certificates of deposit, (C) obligations of the United States Government or its agencies, (D) investment grade bonds, (E) whole (not participations) investment grade (as determined in accordance with the Reinsurer's internal rating systems) commercial mortgages; provided that the aggregate market value of such commercial mortgages held in the Security Trust shall not exceed 15 percent of the aggregate market value of the assets held in the Security Trust, and (F) straight Ginnie Mae, Freddie Mac and Fannie Mae 30-year mortgage-backed securities rated AA+ and above; provided that the aggregate market value of such mortgage-backed securities held in the Security Trust shall not exceed 15 percent of the aggregate market value of the assets held in the

               Security Trust; and provided, further, that in the event a Security Trust is established pursuant to Section 9.4(a)(v), the assets held in the Security Trust may be invested in accordance with the Reinsurer's internal investment policies for its individual life insurance business, a copy of which has been provided to the Company. The aggregate Market Value of the assets held in the Security Trust shall at all times be at least equal to the Required Balance. As long as the Security Trust Agreement remains in force, the Reinsurer shall calculate the Required Balance as of the last day of each calendar month and report the amount of the Required Balance to the Company and the Trustee within ten (10) Business Days after the end of such month. In connection with such calculation, the Company shall direct the Trustee to make the payment to the Reinsurer of any amounts in the Security Trust which exceed the Required Balance, and Reinsurer shall promptly deposit such additional permitted assets as may be necessary to increase the Market Value of the Security Trust assets to the Required Balance. The form and duration of assets to be held in the Security Trust shall be appropriate in light of the Reinsured Liabilities under the Secured Policies. Prior to delivering any assets for deposit in the Security Trust, the Reinsurer shall execute assignments or endorsements in blank of all of the Reinsurer's right, title and interest in such assets (according to procedures set forth in the Security Trust Agreement), so that the Company, or the Trustee upon the Company's direction, may whenever necessary negotiate title to any such assets without consent or signature from the Reinsurer or any other entity.

         (iii) Permitted Withdrawals. The Company may withdraw assets from the Security Trust at any time and from time to time, notwithstanding any other provisions of the Asset Purchase Agreement, this Agreement or any other Ancillary Agreement, and such assets may be utilized and applied by the Company, or any successor by operation of law of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, without diminution because of insolvency on the part of the Company or Reinsurer; provided, however, that the Company may only withdraw such assets for one or more of the following purposes:

              (A) to reimburse the Company for any Reinsured Liabilities under the Secured Policies paid by the Company to the extent not paid by the Reinsurer when due;

              (B) to make payment to the Reinsurer of any amounts that exceed the Required Balance;

              (C) to pay all or any portion of any Recapture Fee due in connection with the recapture of the Secured Policies; or

               (D) to pay any other amounts that are due to the Company under this Agreement, the Asset Purchase Agreement or any of the Ancillary Agreements to the extent not paid directly to Company by Reinsurer when due.

         (g) Resort to Collateral. Notwithstanding the remedies contemplated by this Section 9.4, the other Ancillary Agreements and the Asset Purchase Agreement, the Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under the Asset Purchase Agreement, this Agreement or any other Ancillary Agreement in lieu of exercising the remedies in this Section 9.4, and it shall be no defense to any such claim that the Company might have had recourse to the Security Trust or recapture remedy.

         (h) Certain Remedies. The Company and Reinsurer acknowledge that any damage caused to the Company by reason of the breach by the Reinsurer or any of its successors in interest of this Section 9.4 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies at law or otherwise, the Company shall be entitled to specific performance of this Section 9.4 or an injunction to be issued by a court of competent jurisdiction pursuant to Section 13.7 hereof restraining and enjoining any violation of this Section 9.4, in addition to such other equitable or legal remedies as such court may determine. The Company and Reinsurer hereby release, waive and discharge any and all claims and causes of action asserting in any way that: (a) any Security Trust is not valid, binding or enforceable; and (b) any remedy of the Company including, without limitation, the Company's recapture and Security Trust remedies hereunder and under Article IX of the Asset Purchase Agreement is not valid, binding or enforceable. The Company and the Reinsurer are forever estopped and barred from making any such assertion in any context or forum whatsoever.

                                    ARTICLE X
                               DISPUTE RESOLUTION

         10.1 Other Disputes over Calculations. After the Closing Date, any dispute between the parties with respect to the calculation of amounts which are to be calculated, reported, or which may be audited pursuant to this Agreement (other than disputes relating to: (i) the Closing Balance Sheet, which shall be resolved in accordance with the Asset Purchase Agreement; or (ii) calculations relating to DAC tax, which shall be resolved in accordance with Article VIII hereof), which cannot be resolved by the parties within sixty (60) calendar days, shall be referred to an independent accounting firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the parties; provided, however, that where the dispute involves an actuarial issue, the dispute shall instead be referred to an independent actuarial firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the parties. There shall be no appeal from the decision made by such firm except that, pursuant to Section 11.07 of the Asset Purchase Agreement, either party may petition a court having jurisdiction over the parties and subject matter to reduce the arbitrator's decision to judgment. The fees charged by the accounting firm or actuarial firm, as applicable, to resolve the dispute shall be allocated between the Company and the Reinsurer by such firm in accordance with its judgment as to the relative merits of the parties' positions in respect of the dispute.

                                   ARTICLE XI
                                   INSOLVENCY

         11.1 Insolvency Clause. In the event of the insolvency of the Company, all coinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the Policies and Post-Closing Policies without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on a Policy or Post-Closing Policy within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                   ARTICLE XII
                                    DURATION

         12.1 Duration. This Agreement shall continue in force until such time that the Reinsurer's liability with respect to all Policies and Post-Closing Policies reinsured hereunder is terminated pursuant to Section 12.2.

         12.2 Reinsurer's Liability. The liability of the Reinsurer under this Agreement with respect to any Policy or Post-Closing Policy will begin simultaneously with that of the Company, but not prior to the Effective Date. The Reinsurer's liability with respect to any Policy will terminate on the earliest of: (a) the date such Policy or Post-Closing Policy is recaptured in accordance with Section 9.4; or (b) the date the Company's liability on such Policy or Post-Closing Policy is terminated in accordance with its terms. Termination of the Reinsurer's liability under clauses (a) and (b) herein is subject to the Company's actual receipt of payments which discharge such liability in full in accordance with the provisions of this Agreement. In no event shall the interpretation of this Section 12.2 imply a unilateral right of the Reinsurer to terminate this Agreement.

         12.3 Survival. Notwithstanding the other provisions of this Article XII, the terms and conditions of Article I, VIII, IX and X and Section 13.2 shall remain in full force and effect after the Termination Date.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service or (c) delivered in person to the parties at the following addresses:

                  If to the Company, to:

                           Aetna Life Insurance Company
                           151 Farmington Avenue
                           Hartford, Connecticut  06156
                           Attention:  Chief Financial Officer

                  With copies (which shall not constitute notice) to:

                           Aetna Retirement Services, Inc.
                           151 Farmington Avenue
                           Hartford, Connecticut 06156
                           Attention: General Counsel

                           Lord, Bissell & Brook
                           115 South LaSalle Street
                           Chicago, Illinois   60603
                           Attention:  James R. Dwyer

                  If to the Reinsurer, to:

                           The Lincoln National Life Insurance Company
                           1300 South Clinton
                           P.O. Box 1110
                           Fort Wayne, Indiana 46801
                           Attention: Carl Baker

                  With a copy (which shall not constitute notice) to:

                           Sutherland, Asbill & Brennan LLP
                           1275 Pennsylvania Avenue, N.W.
                           Washington, D.C.   20004
                           Attention:  David A. Massey

Either party may change the names or addresses where notice is to be given by providing notice to the other party of such change in accordance with this
Section 13.1.

         13.2 Confidentiality. Each of the parties shall maintain the confidentiality of all information related to the Policies and Post-Closing Policies and all other information denominated as confidential by the other party provided to it in connection with this Agreement, and shall not disclose such information to any third parties without prior written consent of the other party, except as may be permitted by Sections 5.18 and 11.02 of the Asset Purchase Agreement.

         13.3 Entire Agreement. This Agreement, the other Ancillary Agreements, the Asset Purchase Agreement, the other agreements contemplated hereby and thereby, and the Exhibits and the Schedules hereto and thereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

         13.4 Waivers and Amendments. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Company and the Reinsurer, respectively.

         13.5 No Third Party Beneficiaries. This Agreement constitutes an indemnity reinsurance agreement solely between the Company and the Reinsurer, and is intended solely for the benefit of the parties hereto and their permitted successors and assigns, and it is not the intention of the parties to confer any rights as a third-party beneficiary to this Agreement upon any other Person as to the Transferred Assets or any other term, condition or provision of this Agreement.

         13.6 Assignment. This Agreement shall not be assigned by either of the parties hereto without the prior written approval of the other party.

         13.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE. ALL ISSUES RELATING TO VENUE AND JURISDICTION SHALL BE GOVERNED BY SECTION 11.07 OF THE ASSET PURCHASE AGREEMENT.

         13.8 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         13.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         13.10 Schedules, Exhibits and Paragraph Headings. Schedules and Exhibits attached hereto are made a part of this Agreement. Paragraph headings are provided for reference purposes only and are not made a part of this Agreement.

         13.11 Expenses. Except as explicitly provided to the contrary herein or in the Asset Purchase Agreement, each party shall be solely responsible for all expenses it incurs in connection with this Agreement or in consummating the transactions contemplated hereby or performing the obligations imposed hereby, including, without limitation, the cost of its attorneys, accountants and other professional advisors.

         13.12 No Prejudice. The parties agree that this Agreement has been jointly negotiated and drafted by the parties hereto and that the terms hereof shall not be construed in favor of or against any party on account of its participation in such negotiations and drafting.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective this ____ day of _____________, 1998.



                                       AETNA LIFE INSURANCE COMPANY


                                       ____________________________________
                                       By:

                                       Title:



                                       THE LINCOLN NATIONAL LIFE
                                          INSURANCE COMPANY


                                       ___________________________________
                                       By:

                                       Title:

                                    EXHIBIT E



                              COINSURANCE AGREEMENT

                                   between the

                          AETNA LIFE INSURANCE COMPANY


                          (referred to as the Company)

                                       and

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


                         (referred to as the Reinsurer)




                           Dated as of October 1, 1998

                               INDEX OF SCHEDULES


Schedule 1.1(A)   Policy Forms
Schedule 1.1(B)   Third-Party Reinsurance

                                INDEX OF EXHIBITS


Exhibit A         Recapture Fee Formula
Exhibit B         Form of Security Trust Agreement
Exhibit C         Closing Date Liabilities Methodology
Exhibit D         Calculation of Reinsurance Trust Required Balance

                                TABLE OF CONTENTS


ARTICLE I
  DEFINITIONS..................................................................1
  1.1      Definitions. .......................................................1

ARTICLE II
  BASIS OF COINSURANCE AND BUSINESS COINSURED.................................11
  2.1      Coinsurance........................................................11
  2.2      Reinsurer Extra Contractual Obligations............................11
  2.3      Reinstatements, Conversions and Exchanges..........................11
  2.4      Certain Policy Elements............................................12
  2.5      Dividends..........................................................12
  2.6      Segregation of Assets and Liabilities Related to Par Policies......13
  2.7      Reserves...........................................................13
  2.8.     Par Surplus Maintenance............................................14
  2.9.     Intentionally Deleted..............................................14
  2.10     Policy Changes or Reductions.......................................15

ARTICLE III
  ACCOUNTINGS AND TRANSFER OF ASSETS..........................................15
  3.1      Ceding Commission..................................................15
  3.2      Transfer of Assets.................................................15
  3.3      Post-Closing Adjustments...........................................15
  3.4      Interim Monthly Accountings........................................16
  3.5      Monthly Accountings................................................16
  3.6      Monthly Payments...................................................16
  3.7      Annual Par Surplus Transfer........................................17
  3.8      Delayed Payments...................................................17
  3.9      Offset Rights......................................................17
  3.10     Third-Party Reinsurance............................................17
  3.11     Premium Taxes and Assessments......................................17

ARTICLE IV
  POLICY ADMINISTRATION.......................................................18
  4.1      Interim Servicing..................................................18
  4.2      Transfer of Servicing Obligations..................................18
  4.3      Par Policy Administrative Fees.....................................18
  4.4      Regulatory Matters.................................................19
  4.5      Policy Changes.....................................................19

ARTICLE V
  OVERSIGHTS..................................................................20
  5.1      Oversights.........................................................20

ARTICLE VI
  CONDITIONS PRECEDENT........................................................20
  6.1      Conditions Precedent...............................................20

ARTICLE VII
  DUTY OF COOPERATION.........................................................20
  7.1      Cooperation........................................................20

ARTICLE VIII
  DAC TAX.....................................................................20
  8.1      Election...........................................................20

ARTICLE IX
  INDEMNIFICATION AND RECAPTURE...............................................22
  9.1      Reinsurer's Obligation to Indemnify................................22
  9.2      Company's Obligation to Indemnify..................................22
  9.3      Certain Definitions and Procedures.................................23
  9.4      Security Trust Account and Recapture Rights........................23

ARTICLE X
  DISPUTE RESOLUTION..........................................................30
  10.1     Other Disputes over Calculations...................................30

ARTICLE XI
  INSOLVENCY..................................................................31
  11.1     Insolvency Clause..................................................31

ARTICLE XII
  DURATION....................................................................31
  12.1     Duration...........................................................31
  12.2     Reinsurer's Liability..............................................31
  12.3     Survival...........................................................32

ARTICLE XIII
  MISCELLANEOUS...............................................................32
  13.1     Notices............................................................32
  13.2     Confidentiality....................................................33
  13.3     Entire Agreement...................................................33
  13.4     Waivers and Amendments.............................................33
  13.5     No Third Party Beneficiaries.......................................33
  13.6     Assignment.........................................................34
  13.7     Governing Law......................................................34
  13.8     Counterparts.......................................................34
  13.9     Severability.......................................................34
  13.10    Schedules, Exhibits and Paragraph Headings.........................34
  13.11    Expenses...........................................................34
  13.12    No Prejudice.......................................................34

                              COINSURANCE AGREEMENT

         THIS COINSURANCE AGREEMENT (the "Agreement") made by and between Aetna Life Insurance Company, a Connecticut domiciled stock life insurance company (the "Company") and Lincoln Life & Annuity Company of New York, a New York domiciled stock life insurance company (the "Reinsurer").

         WHEREAS, the Company, Aetna Life Insurance and Annuity Company, a Connecticut domiciled stock life insurance company ("ALIAC"), the Reinsurer, and The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of the State of Indiana, have entered into a Second Amended and Restated Asset Purchase Agreement, dated as of May 21, 1998 (the "Asset Purchase Agreement"), pursuant to which the Company has agreed to cede and transfer to the Reinsurer certain liabilities arising under the Policies (as defined below) and the Post-Closing Policies (as defined below) for the consideration specified herein and the Reinsurer has agreed to reinsure such liabilities on the terms and conditions set forth herein; and

         WHEREAS, the Company desires that the Reinsurer perform certain administrative functions on behalf of the Company with respect to the Policies, and the Company, ALIAC, and the Reinsurer have entered into the NY Administrative Services Agreement of even date herewith (the "NY Administrative Services Agreement") pursuant to which the Reinsurer shall provide such administrative services.

         NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Reinsurer agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

         "Accounting" means an Interim Monthly Accounting or a Monthly Accounting, as applicable.

         "Affiliate" means, with respect to any Person, at the time in question, any other Person Controlling, Controlled by or under common Control with such Person. "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, the holding of policyholders' proxies by contract other than a commercial contract for goods or non-management services, or otherwise, unless the power is the result of an official position with or corporate office held by the Person. Except as provided otherwise in this Agreement, control is presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing 25% or more of the voting securities of any other Person, or holds or controls sufficient policyholders' proxies, or is entitled by contract or otherwise, to nominate, appoint or to elect the majority of the board of directors or comparable governing body of any other Person.

         "ALIAC" means Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "ALIC" means Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "Ancillary Agreements" means the various agreements collectively defined as "Ancillary Agreements" in the Asset Purchase Agreement.

         "Annual Statement" means the Company's convention form statutory annual statement, together with all required schedules and supplements thereto, as filed with the Insurance Department of the State of Connecticut.

         "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

         "Asset Purchase Agreement" means the Second Amended and Restated Asset Purchase Agreement by and among the Company, ALIAC, the Reinsurer and The Lincoln National Life Insurance Company, dated as of May 21, 1998.

         "Books and Records" means the originals or copies of all customer lists, policy information, policy forms and rating plans, disclosure and other documents and filings, including statutory filings, required under all Applicable Laws, administrative records, reinsurance records, claim records, sales records, underwriting records, financial records, Tax records and compliance records in the possession or control of the Company and relating principally to the operation of the Business including, without limitation, any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process, but excluding: (a) the Company's original certificate of incorporation, bylaws, corporate seal, licenses to do business, minute books and other corporate records relating to corporate organization and capitalization; (b) original Tax and corporate accounting records relating to the Business; (c) any original books and records relating to the Retained Liabilities; (d) any records that are subject to attorney-client privilege; and
(e) the Retained Contracts and any records relating thereto.

         "Business" means marketing, issuing and administering the Policies in the United States and the other business activities reasonably related thereto, in each case as currently conducted by the Company or, where so specified herein, as to be conducted by the Reinsurer following the Closing Date.

         "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of Connecticut are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

         "Ceding Commission" means the aggregate ceding allowance payable by the Reinsurer to the Company in connection with the reinsurance of the Policies hereunder.

         "Closing" means the closing of the transactions contemplated by this Agreement.

         "Closing Balance Sheet" means the pro forma balance sheet of the Business as of the last day of the second month preceding the month in which the Closing shall occur, which shall be prepared and delivered by the Company to the Reinsurer not later than the fifth day prior to the Closing Date in accordance with Article II of the Asset Purchase Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Closing Date Liabilities" means, as of any date, the General Account Reserves and other statutory liabilities relating to the Business, which shall be (a) estimated and reflected in the Closing Balance Sheet as of the last day of the second month preceding the month in which the Closing shall occur; and
(b) subsequently adjusted and reflected in the Revised Closing Balance Sheet and Final Closing Balance Sheet as of 11:59 p.m. Eastern Time on the last day of the month immediately preceding the month in which the Closing Date falls. The Closing Date Liabilities shall be determined and reported in accordance with the methodology set forth on Exhibit C.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Commissions" mean all commissions, expense allowances, benefit credits and other fees and compensation payable to Producers.

         "Connecticut SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Connecticut.

         "Contract Date" means May 21, 1998.

         "Distribution Agreements" mean the agreements between the Company, on one hand, and Producers, on the other, with respect to the Policies as of April 13, 1998.

         "Effective Date" means 12:01 a.m. Eastern Time on October 1, 1998.

         "Election Notice" means a notice given by the Company to the Reinsurer with respect to the exercise of recapture or Security Trust remedies pursuant to
Section 9.4 hereof.

         "Event of Default" means any event described in Section 9.4 hereof which gives rise to Recapture Rights or other remedy.

         "Extra Contractual Obligations" means all liabilities or obligations arising under the Policies and Post-Closing Policies, exclusive of liabilities or obligations arising under the express terms and conditions of the Policies and Post-Closing Policies and the other Liabilities, but including, without limitation, any liability for fines, penalties, forfeitures, punitive, special, exemplary or other form of extra-contractual damages, which liabilities or obligations arise from any act, error or omission, whether or not intentional, negligent, in bad faith or otherwise relating to: (a) the marketing, sale, underwriting, production, issuance, cancellation or administration of the Policies or Post-Closing Policies; (b) the investigation, defense, trial, settlement or handling of claims, benefits, dividends or payments under the Policies or Post-Closing Policies; or (c) the failure to pay, the delay in payment, or errors in calculating or administering the payment of benefits, dividends, claims or any other amounts due or alleged to be due under or in connection with the Policies or Post-Closing Policies.

         "Final Closing Balance Sheet" means the final pro forma balance sheet of the Business as of the Closing Date prepared in accordance with Article II of the Asset Purchase Agreement.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "General Account Reserves" means the general account statutory reserves of the Company (without regard to the transactions contemplated by this Agreement) with respect to the Policies or Post-Closing Policies, as applicable, determined in accordance with Connecticut SAP.

         "Governmental Authority" means any court, administrative or regulatory agency or commission, or other federal, state or local governmental authority or instrumentality or the National Association of Securities Dealers or national securities exchanges having jurisdiction over any party hereto.

         "Interim Monthly Accounting" shall mean a monthly accounting prepared in accordance with Connecticut SAP and delivered by the Company to the Reinsurer in accordance with the provisions of Section 3.4 hereof.

         "Liabilities" means all gross liabilities and obligations arising out of or relating to the Policies and Post-Closing Policies, other than the Retained Liabilities and Extra Contractual Obligations. The Liabilities shall include, without limitation: (a) the General Account Reserves; (b) all liabilities for incurred but not reported claims, benefits, interest on death claims or other payments arising under or relating to the Policies and Post-Closing Policies, whether or not (i) included within the General Account Reserves, or (ii) incurred before or after the Effective Date; (c) all liabilities arising out of any changes to the terms and conditions of the Policies and Post-Closing Policies mandated by Applicable Law whether or not incurred before or after the Effective Date; (d) premium Taxes due in respect of Premiums paid on or after the Effective Date (without giving effect to any credits due to the Company for any guaranty fund assessments paid by the Company prior to Closing), and all other Tax liabilities arising out of or relating to the Business or Post-Closing Policies for periods commencing on or after the Effective Date (except for income Taxes imposed on the Company under Subtitle A of the Code); (e) assessments and similar charges in connection with participation by the Company or Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of direct Premiums paid on or after the Effective Date; (f) Commissions payable with respect to the Policies and Post-Closing Policies to or for the benefit of the Producers who marketed or produced the Policies, in any case payable on or after the Effective Date; (g) any liability arising under the Transferred Contracts; (h) premiums, payments, fees or other consideration or amounts due on or after the Effective Date under any Third Party Reinsurance Agreements which are included with the Transferred Contracts; (i) all liabilities for amounts payable on or after the Effective Date for returns or refunds of Premiums, (j) Policyholder dividends payable on or after the Effective Date on Par Policies (whether or not such dividends are declared before or after the Effective Date); and (k) all unclaimed property liabilities arising under or relating to the Policies and Post-Closing Policies.

         "LIBOR" means a rate per annum equal to the three month London Interbank Offered Rate as published in The Wall Street Journal, Eastern Edition, in effect on the Closing Date.

         "Market Value" means the market value of the assets held in a Security Trust, determined pursuant to Section 4.01 of the Security Trust Agreement.

         "Monthly Accounting" shall mean a monthly accounting prepared in accordance with Connecticut SAP and delivered by the Reinsurer to the Company in accordance with the provisions of Section 3.5 hereof.

         "NAIC" means the National Association of Insurance Commissioners.

         "Non-Guaranteed Elements" mean cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates and variable paid-up amounts, as applicable, under the Policies and Post-Closing Policies.

         "NY Administrative Services Agreement" means the NY Administrative Services Agreement by and between the Company, ALIAC and the Reinsurer of even date herewith.

         "Other Assets" mean the specific assets of the Company listed in
Schedule 1.1(A) to the Asset Purchase Agreement and such other fixed assets as may be mutually agreed among the parties.

         "Par Department" means the assets, liabilities and surplus relating solely to the Par Policies.

         "Par Policies" mean the individual participating life insurance policies and participating annuities issued by the Company which are included within the Policies.

         "Par Surplus" means the amount of dedicated statutory surplus relating solely to the Par Policies, plus the Asset Valuation Reserve (AVR) and Interest Maintenance Reserve (IMR) relating thereto, as determined in accordance with Connecticut SAP.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Policies" mean all of the Company's individual universal life, individual corporate owned life, individual traditional life, sponsored life and individual participating life insurance policies and participating annuities, together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and agreements in connection therewith) that were delivered or issued for delivery to policyowners that were New York residents, and which have been issued or reinsured by the Company in connection with the Business (in accordance with, and as determined by reference to, the Company's historical practices), which policies shall include, but not be limited to (a) all policies issued on the policy forms included in the list of base codes set forth on Schedule 1.1(A) and which: (i) are effected, bound or issued on or prior to the Effective Date; and
(ii) are in force as of the Effective Date; or (iii) are subject to being renewed or reinstated in accordance with their terms on the Effective Date; and
(b) all individual life policies which are required to be issued by the Company prior to or after the Effective Date following the exercise of conversion rights in accordance with the individual life policies coinsured by the Reinsurer under this Agreement.

         "Policyholders" means policyholders, insureds and assignees under the Policies and Post-Closing Policies.

         "Post-Closing Policies" means the policies issued by ALIC after the Effective Date pursuant to Article V of the Asset Purchase Agreement.

         "Premiums" means premiums, considerations, deposits and similar receipts with respect to the Policies or Post-Closing Policies.

         "Producers" mean all LBMs, MGAs, brokers, agents, general agents, COLI speciality brokers, re-enrollers under the Company's sponsored life products, broker-dealers, producers or other Persons who market or produce the Policies and who (a) have been appointed by the Company, and (b) are entitled to receive Commissions from the Company.

         "Recapture Fee" means the amount determined in accordance with the formula set forth on Exhibit A hereto, which is payable by the Reinsurer to the Company in connection with recapture of the Policies and Post-Closing Policies by the Company pursuant to Section 9.4 hereof.

         "Recapture Rights" mean the right of the Company to recapture the Policies and Post Closing Policies pursuant to Section 9.4 hereof.

         "Reinsured Liabilities" means the Liabilities reinsured pursuant to this Agreement.

         "Reinsurer Extra Contractual Obligations" means: (a) all Extra Contractual Obligations to the extent such obligations arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time on or after the Effective Date by any of the Reinsurer or its directors, officers, employees, Affiliates, agents, representatives, successors and assigns; (b) all of the Sellers' Extra Contractual Obligations except to the extent otherwise provided in Articles VIII and IX of the Asset Purchase Agreement; and (c) all liabilities and obligations (exclusive of obligations arising under the express terms and conditions of the Policies and Post-Closing Policies and other Liabilities) to the extent such obligations arise out of or relate to the Company's administration of claims, Non-Guaranteed Elements, dividends and other aspects of or relating to the Policies or the Post-Closing Policies on and after the Effective Date pursuant to the recommendations from the Reinsurer pursuant to this Agreement, the NY Administrative Services Agreement or the Transition Services Agreement.

         "Required Balance" means one hundred percent (100%) of the amount equal to (a) the Reserves on the Policies and Post-Closing Policies, plus (b) other liabilities relating to the Policies and Post-Closing Policies, which shall be calculated in accordance with the methodology set forth on Exhibit D hereto, plus (c) the Par Surplus, minus (d) the amount of outstanding loans under the Policies and Post-Closing Policies (to the extent such loans constitute admitted assets under Connecticut SAP).

         "Reserves" means the sum of all reserves and liabilities required to be maintained by the Company for the Policies and Post-Closing Policies issued or reinsured by it, calculated consistent with (a) the reserve requirements, statutory accounting rules and actuarial principles applicable to the Company under the law of each state in which the Policies and Post-Closing Policies were issued or delivered, and (b) otherwise in accordance with the methodologies used by the Company to calculate the reserves and liabilities for the Policies and Post-Closing Policies in accordance with Connecticut SAP and sound actuarial principles and any valuation bases and methods of determining reserves as provided in the forms of Policies and Post-Closing Policies, as applicable.

         "Retained Contracts" means all contracts, agreements, leases, software licenses, rights, obligations or other commitments of the Company that (a) arise out of or are related exclusively to any business or operation of the Company other than the Business, or (b) arise out of or are related in any way to the Business and which, in the case of both clauses (a) and (b) herein, are not Transferred Contracts.

         "Retained Liabilities" means the liabilities of the Company arising solely from any of the following: (a) premium taxes due in respect of Premiums paid prior to the Effective Date; (b) amounts payable prior to the Effective Date for returns or refunds of Premiums; (c) Commissions payable with respect to the Policies to or for the benefit of Producers, in any case payable prior to the Effective Date; (d) assessments and similar charges in connection with participation by the Company, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of direct Premiums paid prior to the Effective Date; (e) the Retained Contracts; (f) premiums, payments, fees or other consideration or amounts due prior to the Effective Date under the Third-Party Reinsurance Agreements; (g) dividends payable prior to the Effective Date on Par Policies; (h) death claims under the Policies which are reported prior to the Closing Date; (i) the pending litigation described on Schedule 3.03 to the Asset Purchase Agreement; (j) interest stabilization reserve relating to the Policies; (k) liabilities or obligations relating to the Business to the extent such liabilities or obligations have been accrued for on Company's books and records as of 11:59 p.m. Eastern Time on the day immediately preceding the Effective Date in accordance with Connecticut SAP but are not reflected on the Final Closing Balance Sheet; and (l) all other liabilities, obligations or indemnities expressly assumed by the Company under the terms of the Asset Purchase Agreement, this Agreement or any Ancillary Agreement.

         "Revised Closing Balance Sheet" means the pro forma balance sheet of the Business as of the Closing Date prepared and delivered by the Company to the Reinsurer in accordance with Article II of the Asset Purchase Agreement.

         "Secured Policies" means the Policies and Post-Closing Policies secured by the Security Trust established under Section 9.4 hereof.

         "Security Trust" means a trust account established with a Trustee for the purpose of securing the Reinsurer's obligations to the Company in accordance with Article IX hereof.

         "Security Trust Agreement" means the trust agreement governing the Security Trust, which shall be substantially in the form of Exhibit B hereto.

         "Sellers' Extra Contractual Obligations" means all Extra Contractual Obligations to the extent such obligations arise out of acts, errors or omissions occurring (or, in the case of omissions, failing to occur) at any time prior to the Effective Date by the Company or its directors, officers, employees, Affiliates, agents or representatives.

         "Taxes" (or "Tax" as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), including, without limitation, any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premiums, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto.

         "Termination Date" shall mean the date on which this Agreement is terminated in accordance with the terms and conditions of Article XII hereof.

         "Third-Party Reinsurance Agreements" means the reinsurance agreements identified on Schedule 1.1(B) hereto under which the Company has ceded liabilities to non-Affiliated reinsurers with respect to the Policies.

         "Transferred Assets" means: (a) cash or cash equivalents equal to the amount as of the Closing Date of (A) the Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent such loans constitute admitted assets under Connecticut SAP), minus
(D) the aggregate amounts ascribed to the Other Assets in the Closing Balance Sheet, Revised Closing Balance Sheet or Final Closing Balance Sheet, as applicable (which Other Assets may include, with respect to the Par Policies, investment securities identified by the parties hereto); (b) as between the parties hereto, all of the Company's rights and interests under the Policies to receive principal and interest paid on policy loans on or after the Effective Date; and (c) as between the parties hereto, all of the Company's rights and interests to premiums due or to become due, premiums deferred and uncollected, premium adjustments and any and all amounts, payments or consideration which are or were held, received or collected by the Company on or after the Effective Date, or which are now due or will become due from any source under or in connection with the Policies except, however, to the extent that any such premiums, adjustments, amounts, payments or consideration are included within clause (a) herein.

         "Transferred Contracts" means: (a) the contracts, agreements, leases, software licenses, rights, obligations or other commitments of the Company (to the extent freely assignable) used exclusively by the Company in the Business (but excluding the Policies and the Distribution

Agreements); and (b) contracts, agreements, leases, software licenses, rights, obligations, and other commitments relating to the Business (but excluding the Policies and the Distribution Agreements) identified on Schedule 3.17 to the Asset Purchase Agreement or listed on the supplement to such Schedule 3.17 contemplated by the Asset Purchase Agreement.

         "Transition Services Agreement" means the Transition Services Agreement among the Company, ALIAC, The Lincoln National Life Insurance Company and the Reinsurer.

         "Trustee" means a bank or trust company reasonably acceptable to the parties to this Agreement, which acts as trustee of a Security Trust pursuant to the terms and conditions of a Security Trust Agreement; provided, however, that such bank or trust company shall (a) possess assets of at least $10 billion; and
(b) be rated at least A1 by each of Moody's Investors Services, Inc. and A+ by Standard & Poor's Corporation.

                                   ARTICLE II
                   BASIS OF COINSURANCE AND BUSINESS COINSURED

         2.1 Coinsurance. Subject to the terms and conditions of this Agreement, the Company hereby cedes or retrocedes, as the case may be, on a coinsurance basis to the Reinsurer as of the Effective Date, and the Reinsurer hereby accepts and agrees to indemnity reinsure on a coinsurance basis as of the Effective Date, one hundred percent (100%) of all Liabilities arising under or relating to the Policies and the Post-Closing Policies. This Agreement shall not continue or create any legal relationship whatsoever between the Reinsurer and Persons who own or are insured under the Policies and the Post-Closing Policies. Except as expressly provided herein, this Agreement does not reinsure any policy written by the Company or the Reinsurer after the Effective Date. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated, reduced or recaptured as provided herein.

         2.2 Reinsurer Extra Contractual Obligations. In addition to the Reinsurer's coinsurance of Liabilities, the Reinsurer hereby accepts and agrees to assume and discharge one hundred percent (100%) of all Reinsurer Extra Contractual Obligations.

         2.3 Reinstatements, Conversions and Exchanges. In no event shall the coinsurance provided hereunder with respect to a particular Policy be in force and binding unless such Policy is in force and binding as of the Effective Date; provided, however that the Policies and Post-Closing Policies reinsured shall include (a) all Post-Closing Policies; (b) all lapsed or surrendered Policies or Post-Closing Policies reinstated in accordance with their terms on and after the Effective Date; and (c) all Policies or Post-Closing Policies issued on and after the

Effective Date pursuant to any option provided under the terms of any of the Policies or Post-Closing Policies for the conversion of such Policies or Post-Closing Policies to an individual life insurance policy. Upon the reinstatement of any lapsed or surrendered Policy or Post-Closing Policy, or the issuance of any exchange or converted life insurance Policy or Post-Closing Policy, such Policy or Post-Closing Policy shall be automatically reinsured hereunder. If the Company collects Premiums in arrears from a Policyholder or ceding company of a reinstated Policy or Post-Closing Policy, the Company shall pay to the Reinsurer all Premiums so collected.

         2.4 Certain Policy Elements. From and after the Effective Date, the Reinsurer may make recommendations to the Company with respect to (a) the Non-Guaranteed Elements of the Policies and the Post-Closing Policies; and (b) the reserving methodology related to the Policies and the Post-Closing Policies (including changes required by Applicable Law, GAAP or Connecticut SAP). The Company shall set all Non-Guaranteed Elements of the Policies and the Post-Closing Policies, taking into account the recommendations of the Reinsurer with respect thereto. Notwithstanding the foregoing, however, the Reinsurer hereby acknowledges and agrees that any claim, liability or obligation, to the extent such claim, liability or obligation arises out of or relates to the Company's establishment of Non-Guaranteed Elements pursuant to the Reinsurer's recommendations with respect thereto, is included within the Reinsurer Extra Contractual Obligations that the Reinsurer has expressly assumed pursuant to the Asset Purchase Agreement, this Agreement and the other Ancillary Agreements and for which the Reinsurer has agreed to indemnify the Company pursuant to Article IX of the Asset Purchase Agreement and Article IX of this Agreement.

         2.5 Dividends. The Reinsurer may make recommendations to the Company with respect to dividends. Such recommendations shall be in accordance with the following parameters:

         (i) the current year's dividends shall be based on a distributable surplus approximately equal to (a) the prior year's statutory earnings, less (b) the total of the prior year's surplus transfers from the Par Department pursuant to Section 3.7 hereof, plus (c) the total of the prior year's interest on Par Surplus;

         (ii) if as of December 31 of the previous year, the Par Surplus was greater than an amount equal to 10 percent of the Par Department's liabilities, then the current year's dividend scale shall be adjusted as necessary so that as of December 31 of the current year, the Par Surplus will not be greater than an amount equal to 10 percent of the Par Department's liabilities;

         (iii) any reduction in the existing dividend scale must be actuarially supported by actual and anticipated changes in investment return, mortality, persistency or expenses, including tax cost charges; and

         (iv) all dividend recommendations must be supported by a review from an independent actuarial firm of nationally recognized standing (which has no material relationship with the Reinsurer or the Company).

Notwithstanding anything herein to the contrary, the Company shall determine the amount of distributable surplus and set all dividends in accordance with all Applicable Laws. However, notwithstanding the foregoing, the Reinsurer hereby acknowledges and agrees that any claim, liability or obligation, to the extent such claim, liability or obligation arises out of or relates to the Company's declaration of dividends pursuant to the Reinsurer's recommendations with respect thereto, is included within the Reinsurer Extra Contractual Obligations that the Reinsurer has expressly assumed pursuant to the Asset Purchase Agreement, this Agreement and the other Ancillary Agreements and for which the Reinsurer has agreed to indemnify the Company pursuant to Article IX of the Asset Purchase Agreement and Article IX of this Agreement.

         2.6 Segregation of Assets and Liabilities Related to Par Policies. For financial reporting purposes and otherwise, the Reinsurer shall segregate all assets, liabilities and surplus related to the Par Policies and account for all assets, liabilities and surplus related to the Par Polices as a closed block of business.

         2.7 Reserves. On and after the Closing Date, the Reinsurer shall establish and maintain as a liability on its statutory financial statements Reserves for the Policies and the Post-Closing Policies ceded hereunder, calculated consistent with (a) the reserve requirements, statutory accounting rules and actuarial principles applicable to the Company under the law of the State of New York and each state in which the Policies and the Post-Closing Policies were issued or delivered; and (b) otherwise in accordance with the methodologies used by the Company to calculate the reserves and liabilities for the Policies and the Post-Closing Policies in accordance with Connecticut SAP and sound actuarial principles and any valuation bases and methods of determining reserves as provided in the forms of Policies and Post-Closing Policies. The Reinsurer shall provide the Company, not less than annually, with copies of all actuarial opinions and actuarial memoranda and all reserve evaluations pertaining to the Reserves, including, without limitation, any actuarial opinions and reserve evaluations performed by independent actuaries, auditors or other outside consultants. At the option of the Company, the Company may, at its own cost at any time following the Closing, examine the Books and Records maintained by the Reinsurer and review its reserve procedures. If the results of such examination are not reasonably satisfactory to the Company, the Reinsurer shall, at the

Company's request and expense, obtain and deliver to the Company an actuarial opinion as to the adequacy of the Reserves, produced by an independent actuary acceptable to the Company. The Reinsurer shall promptly adjust the amount of the Reserves and implement appropriate changes to its reserve procedures if an actuarial opinion, reserve evaluation or review, including, without limitation, any evaluation or review made by the Company, reasonably indicates an inadequacy in the Reserves or in the Reinsurer's reserve procedures.

         2.8. Par Surplus Maintenance. (a) Notwithstanding anything else herein to the contrary, and subject to Section 2.8(b) hereof, as part of the reinsurance provided by the Reinsurer to the Company hereunder, the Reinsurer shall, within 60 days after the end of each calendar year, transfer from its general account to a segregated capital account assets of a type, quality and value necessary for the Company to maintain the amount of the Par Surplus, as determined under Connecticut SAP and after accounting for all costs, expenses and fees chargeable to the Par Department and any transfers effected pursuant to
Section 3.7 hereof, at the greater of:

         (i) A ratio of (A)Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules or procedures prescribed from time to time by the NAIC with respect thereto) to (B) The Company Action Level (as defined in the RBC Model Act or in the rules or procedures prescribed from time to time by the NAIC with respect thereto) of at least 500 percent, or

         (ii) the total of (a) 4 percent of all liabilities related to the Par Policies excluding the Asset Valuation Reserve, less (b) one-half of the year end dividends apportioned for distribution.

         (b) Upon any transfer of assets pursuant to Section 2.8(a), interest shall accrue on such transferred assets for the benefit of the Reinsurer at an annual rate equal to the average 10- year U.S. Treasury rate as published in The Wall Street Journal, Eastern Edition, as of the date of such transfer. Within 60 days after the end of any calendar year following a transfer, the Reinsurer may withdraw from the segregated capital account funded pursuant to Section 2.8(a) assets equal to the amount by which the sum of (i) Par Surplus and (ii) the fair market value of the segregated capital account, each determined as of December 31 of the preceding calendar year, exceeds the amount of Par Surplus required to be maintained as of December 31 of such year pursuant to Section 2.8(a).

         2.9.     Intentionally Deleted.

         2.10 Policy Changes or Reductions. In the event of a material change in the provisions and conditions of a Policy or a Post-Closing Policy (provided that such change is not in violation of Section 4.5 hereof), a corresponding change in the related coinsurance and appropriate cash adjustments shall be made consistent with the policy change rules of the Company. If the face amount of a Policy or a Post-Closing Policy is reduced or increased, the amount coinsured by the Reinsurer shall be reduced or increased accordingly.

                                   ARTICLE III
                       ACCOUNTINGS AND TRANSFER OF ASSETS

         3.1 Ceding Commission. The Reinsurer shall pay to the Company on the Closing Date a Ceding Commission, in cash, in the amount of $4,770,000.

         3.2 Transfer of Assets. On the Closing Date, the Company shall sell, assign and transfer to the Reinsurer as reinsurance premium all of the Company's right, title and interest in the Transferred Assets, including, without limitation, cash or cash equivalents in an aggregate amount (subject to adjustment pursuant to Section 3.3 hereof) equal to the amount as of the Closing Date of: (A) Closing Date Liabilities, (B) plus the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent such loans constitute admitted assets under Connecticut SAP), and minus (D) the aggregate amounts ascribed to the Other Assets (which Other Assets may include, with respect to the Par Policies, investment securities identified by the parties hereto), all as reflected on that part of the Closing Balance Sheet relating to the Policies reinsured hereunder. The composition of investment securities transferred to the Reinsurer with respect to the Par Policies shall be mutually identified by the parties and, unless otherwise agreed, transferred at their book value, determined in conformity with Connecticut SAP. Such value shall be included within the Other Assets reflected on the Closing Balance Sheet and Final Closing Balance Sheet.

         3.3 Post-Closing Adjustments. (a) In the event that the aggregate amount of cash or cash equivalents transferred by the Company to the Reinsurer on the Closing Date is less than the amount of (A) Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent that such loans constitute admitted assets under Connecticut SAP), and minus (D) the aggregate amounts ascribed to the Other Assets, all as reflected on that part of the Final Closing Balance Sheet relating to the Policies reinsured hereunder, the Company shall transfer to the Reinsurer additional cash or cash equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to, but not including the date of, such transfer computed at LIBOR.

         (b) In the event that the aggregate amount of cash or cash equivalents transferred to the Reinsurer on the Closing Date is greater than the amount of
(A) Closing Date Liabilities, plus (B) the Par Surplus, minus (C) the amount of outstanding loans under the Policies (to the extent that such loans constitute admitted assets under Connecticut SAP), and minus (D) the aggregate amounts ascribed to the Other Assets, all as reflected on the portion of the Final Closing Balance Sheet relating to the Policies reinsured hereunder, the Reinsurer shall transfer to the Company cash or cash equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to, but not including the date of, such transfer computed at LIBOR.

         3.4 Interim Monthly Accountings. The Company shall provide the Reinsurer with an Interim Monthly Accounting as of the end of each calendar month, no later than fifteen (15) Business Days after the end of such month; provided, however, that the first Interim Monthly Accounting shall be provided to the Reinsurer no later than fifteen (15) Business Days after the end of the month in which the Closing Date fell and the final Interim Monthly Accounting shall be delivered no later than fifteen (15) Business Days after the date on which the Company is no longer providing accounting services under the Transition Services Agreement. The Company shall provide such Accounting in a format that is mutually acceptable to the Company and the Reinsurer.

         3.5 Monthly Accountings. Beginning with and after the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement, the Reinsurer shall provide the Company with a Monthly Accounting as of the end of each calendar month, no later than fifteen
(15) Business Days after the end of such month; provided, however, that the first Monthly Accounting shall be provided to the Company no later than fifteen
(15) Business Days after the end of the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement and the Reinsurer shall deliver the final Monthly Accounting no later than fifteen (15) Business Days after the Termination Date; provided, further, that in the event that subsequent data or calculations require revision of the final Monthly Accounting, the required revision and any appropriate payments shall be made in cash by the parties five (5) Business Days after they mutually agree as to the appropriate revision. The Reinsurer shall provide such Accounting in a format that is mutually acceptable to the Company and the Reinsurer.

         3.6 Monthly Payments. If an Accounting reflects a balance due to the party to which the Accounting is delivered and/or the Security Trust, the amount(s) shown as due shall be paid within five (5) Business Days of the delivery of the Accounting. If (a) an Accounting reflects a balance due the party that prepared the Accounting or the Security Trust and (b) the party receiving the Accounting does not object to the Accounting within five (5) Business Days of its delivery, the amount(s) shown as due shall be paid within seven (7) Business Days after the date on which the Accounting was delivered. Any dispute over any amount shown on an Accounting that cannot be amicably resolved by the parties shall be resolved pursuant to the procedures set forth in Article X. If the Security Trust is established while the Company is collecting funds pursuant to the Transition Services Agreement, the Company may remit directly to the Trustee on behalf of the Reinsurer that portion of any amount due the Reinsurer needed to fully fund the Security Trust and the balance only of any amount due the Reinsurer shall be remitted to the Reinsurer.

         3.7 Annual Par Surplus Transfer. Within 60 days after the end of each calendar year, the Reinsurer shall receive an annual transfer out of profits on the Par Policies from the Par Surplus equal to: $.50 per $1000.00 of the face amount of post-1967 Par Policies in-force as of December 31st of such calendar year. For any partial calendar year during which this Agreement is in effect, the amount of the annual transfer from the Par Surplus for such year shall be determined on a pro-rata basis.

         3.8 Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the three month London Interbank Offering Rate (LIBOR) as published in The Wall Street Journal, Eastern Edition, in effect on the day such payment is due. For purposes of this Section 3.8, a payment will be considered overdue, and such interest will begin to accrue, on the date which is five (5) Business Days after the date such payment is due.

         3.9 Offset Rights. Any debts or credits incurred on and after the Effective Date in favor of or against either the Company or Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

         3.10 Third-Party Reinsurance. In the event the Reinsurer desires to retrocede to any third-party reinsurer (whether or not Affiliated with the Reinsurer) any portion of the Liabilities reinsured by it under this Agreement, the Reinsurer shall be responsible for obtaining such retrocessional coverage at its sole expense.

         3.11 Premium Taxes and Assessments. The Reinsurer shall pay the Company on a monthly basis an amount equal to two percent (2%) of the gross Premiums on the Policies and the Post-Closing Policies collected by the Reinsurer, as an advance against the Reinsurer's liabilities for premium Taxes payable by the Company and assessments to the Company by state guaranty or insolvency or similar associations or funds, to the extent that such Taxes and assessments are allocable to Premiums paid on or after the Effective Date. Amounts payable pursuant to this Section 3.11 shall be reflected on the Accountings delivered hereunder and shall be paid pursuant to the provisions of Section 3.6. Not later than June 30 after each calendar year falling within the term of this Agreement, the Company shall provide the Reinsurer with an accounting of its actual premium Tax and guaranty fund assessment liability with respect to the Policies and the Post-Closing Policies for such calendar year (without giving effect to any credits due to the Company for any guaranty fund assessments paid by the Company prior to Closing). If such accounting reflects amounts owed to the Reinsurer, the Company shall pay such amounts in cash to the Reinsurer with the accounting. If it reflects amounts owed to the Company (including any interest or penalties relating to underpayment of estimated Taxes based on information provided by the Reinsurer), the Reinsurer shall pay such amounts in cash to the Company within five (5) Business Days of receiving the accounting. The Company shall pay or provide the Reinsurer with the benefit of any guaranty fund assessments previously reimbursed by the Reinsurer to the extent such payments were actually utilized to reduce the Company's tax liabilities. The utilization of any outstanding assessments by the Company shall be determined on a FIFO basis (those assessments made in earlier years shall be considered used first).


                                   ARTICLE IV
                              POLICY ADMINISTRATION

         4.1 Interim Servicing. During the period from the Effective Date through the termination of the Transition Services Agreement with respect to each service provided by the Company thereunder, the Company has agreed to continue to provide certain Policyholder services for the Policies and the Post-Closing Policies.

         4.2 Transfer of Servicing Obligations. On and after the date on which a service is no longer being provided pursuant to the Transition Services Agreement, and pursuant to the NY Administrative Services Agreement, the Reinsurer has agreed to provide Policyholder service for the Policies and the Post-Closing Policies and to supply to the Company on a timely basis copies of accounting and other records pertaining to such service. The parties hereby agree that the Policies and the Post-Closing Policies shall be administrated pursuant to the NY Administrative Services Agreement.

         4.3 Par Policy Administrative Fees. In consideration of the services related to the Par Polices that the Reinsurer shall provide to the Company pursuant to the NY Administrative Services Agreement, the Reinsurer shall receive from the Par Department, within 60 days after the end of each calendar year, an annual administrative fee for each in-force Par Policy to be determined as follows:

         (i) for the period from the Closing Date to December 31, 1998, the fee shall be equal to $55 per Par Policy in-force as of December 31, 1998; and

         (ii) for the period from January 1, 1999 to December 31, 1999, and for each calendar year thereafter, the fee for each in-force Par Policy as of December 31 of the current year shall be estimated based on an annual cost allocation study prepared by the
               Reinsurer using cost allocation methods conforming to all Applicable Laws. Each annual cost allocation study shall be delivered by the Reinsurer to the Company by November 1 of the current year with the first such study to be delivered by November 1, 1998. If the Company does not object to the cost allocation study by December 1, then the estimated fee set forth in the cost allocation study shall be the fee to be applied during the next year; provided that, within 30 days after the end of such year, the Reinsurer shall recalculate and adjust the fee based on the actual costs allocated to the Par Policies during such calendar year in conformity with all Applicable Laws and with procedures that are mutually acceptable to the Company and the Reinsurer. If the amount of the estimated aggregate annual fees for such year exceeds the amount of the actual aggregate annual fees calculated by the Reinsurer, the Reinsurer shall transfer assets in an amount equal to the difference to the Par Department. If the amount of the actual aggregate annual fees calculated by the Reinsurer exceeds the amount of the estimated aggregate annual fees, the Par Department shall transfer assets in an amount equal to the difference to the Reinsurer. The parties shall use good faith efforts to agree on the appropriate fee, with any disputes being resolved pursuant to Article X hereof.


         4.4 Regulatory Matters. If the Company or the Reinsurer receives notice of, or otherwise becomes aware of any regulatory inquiry, investigation or proceeding relating to the Policies or the Post-Closing Policies, the Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances. The parties recognize that, as the issuing company, the Company retains ultimate responsibility for resolution of the matters described in this section.

         4.5 Policy Changes. Neither the Company nor the Reinsurer shall make any changes to the Company's policy forms except with the express written consent of the other party (which consent shall not be unreasonably withheld) or if (a) the changes are required by Applicable Law and (b) the Reinsurer gives the Company prior notice in writing of the nature of such required changes in the manner provided by the NY Administrative Services Agreement.

                                    ARTICLE V
                                   OVERSIGHTS

         5.1 Oversights. Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent. This Agreement shall not become effective unless and until (a) all state insurance regulatory authorities whose approval is required shall have approved this Agreement in writing, and (b) all applicable waiting periods under any federal or state statute or regulation shall have expired or been terminated.

                                   ARTICLE VII
                               DUTY OF COOPERATION

         7.1 Cooperation. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.

                                  ARTICLE VIII
                                     DAC TAX

         8.1 Election. In accordance with Treasury Regulations Section 1.848-2(g)(8), the Company and Reinsurer hereby elect to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

         (a) All uncapitalized terms used herein shall have the meanings set forth in the regulations under Section 848 of the Code.

         (b) The party with net positive consideration under this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of
Section 848(c)(1) of the Code.

         (c) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

         (d) The Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration under this Agreement for the preceding taxable year. This schedule of calculations shall be accompanied by a statement signed by an authorized representative of the Company stating that the Company shall report such net consideration in its federal income tax return for the preceding taxable year.

         (e) The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within thirty (30) days after the date on which the Reinsurer receives the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer shall report the net consideration under this Agreement as determined by the Company in the Reinsurer's federal income tax return for the preceding taxable year.

         (f) If Reinsurer contests the Company's calculation of the net consideration under this Agreement, the parties shall act in good faith to reach an agreement as to the correct amount of net consideration within thirty (30) days after the date on which the Reinsurer submits its alternative calculation. If Reinsurer and the Company reach agreement as to the amount of net consideration under this Agreement, each party shall report such amount in its federal income tax return for the preceding taxable year.

         If, during such period, Reinsurer and the Company are unable to reach agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing reasonably satisfactory to Reinsurer and the Company (who shall not have any material relationship with Reinsurer or the Company), promptly to review (which review shall commence no later than five (5) days after the selection of such independent accountants), this Agreement and the calculations of Reinsurer and the Company for the purpose of calculating the net consideration under this Agreement. In making such calculation, such independent accountants shall consider only those items or amounts in the Company's calculation as to which the Reinsurer has disagreed.

         Such independent accountants shall deliver to Reinsurer and the Company, as promptly as practicable (but no later than sixty (60) days after the commencement of their review), a report setting forth such calculation, which calculation shall result in a net consideration between the amount thereof shown in the Company's calculation delivered pursuant to Section 8.1(d) and the amount thereof shown in Reinsurer's calculation delivered pursuant to Section 8.1(e). Such report shall be final and binding upon Reinsurer and the Company. The fees, costs and expenses of such independent accountant shall be borne (i) by the Company if the difference between the net consideration as calculated by the independent accountants and the Company's calculation delivered pursuant to Section 8.1(d) is greater than the difference between the net consideration as calculated by the independent accountants and Reinsurer's calculation delivered pursuant to Section 8.1(e),
(ii) by the Reinsurer if the first such difference is less than the second such difference, and (iii) otherwise equally by Reinsurer and the Company.

         (g) This election shall be effective for the 1998 taxable year and for all subsequent taxable years for which this Agreement remains in effect.

         (h) Both parties agree to attach a schedule to their respective federal income tax returns for the first taxable year ending after the date on which this election becomes effective which identifies this Agreement as a reinsurance agreement for which an election has been made under Treasury Regulations Section 1.848-2(g)(8).

                                   ARTICLE IX
                          INDEMNIFICATION AND RECAPTURE

         9.1 Reinsurer's Obligation to Indemnify. Subject to any limitation contained in the Asset Purchase Agreement, Reinsurer hereby agrees to indemnify, defend and hold harmless the Company and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Company Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Company Indemnified Party arising from: (i) the Liabilities; (ii) the Reinsurer Extra Contractual Obligations (including, but not limited to, all claims that constitute Sellers' Extra Contractual Obligations but for which the Company's indemnification obligation has expired pursuant to Section 8.01(c) of the Asset Purchase Agreement); (iii) any breach or nonfulfillment by Reinsurer of, or any failure by Reinsurer to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; and (iv) any enforcement of this indemnity.

         9.2 Company's Obligation to Indemnify. Subject to any limitation contained in the Asset Purchase Agreement, the Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Reinsurer Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Reinsurer Indemnified Party arising from: (i) the Retained Liabilities; (ii) Sellers' Extra Contractual Obligations (but only to the extent that the Company's indemnification obligation for Sellers' Extra Contractual Obligations has not expired pursuant to Section 8.01(c) of the Asset Purchase Agreement); (iii) any breach or nonfulfillment by the Company of, or any failure by the

Company to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; and (iv) any enforcement of this indemnity.

         9.3 Certain Definitions and Procedures. For purposes of this Article IX, "Loss" or "Losses" shall mean actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties. In the event either Reinsurer or the Company shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Sections 9.02, 9.03 and 9.04 of the Asset Purchase Agreement.

         9.4  Security Trust Account and Recapture Rights.

     (a) Events of Default. From and after the Closing Date, any of the following occurrences shall constitute an event that entitles the Company to require the Reinsurer to deposit and maintain assets in a Security Trust in accordance with the terms and conditions of this Section 9.4 (individually or collectively, as the context indicates, an "Event of Default"):

         (i) the Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B++, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BBB-, and (C) Moody's Investors Services, Inc. claims-paying ability rating of at least Baa3; or

         (ii) the Reinsurer fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) to
               (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) of at least 185 percent, or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio (calculated in accordance with the rules and procedures in effect on the Contract Date) of at least 115 percent; or

         (iii) (A) the Reinsurer ceases to be licensed as a life insurer or ceases to qualify as an accredited reinsurer in a particular jurisdiction under circumstances that would cause the Company to be denied credit for reinsurance ceded hereunder on the financial statements filed by the Company in said jurisdiction, or (B) the Company is denied credit for reinsurance ceded hereunder on the financial statements filed by the Company in any jurisdiction; or

         (iv) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction; or

         (v) any Person other than one of the Affiliates of the Reinsurer in existence on the Closing Date acquires or assumes (A) Control of the Reinsurer, whether by merger, consolidation, stock acquisition, or otherwise (including, without limitation, the acquisition or assumption of the power to direct the Reinsurer's management and policies by means of a management or services agreement or other contractual arrangement) or (B) all or substantially all of the assets or liabilities of the Reinsurer by reinsurance (whether indemnity or assumption) or otherwise; or

         (vi)  this Agreement is terminated in accordance with its terms; or

         (vii) the Reinsurer fails to transfer from its general account to a segregated capital account for the Par Policies (which segregated account is contemplated by Section 2.8 hereof) assets of a type, quality and value necessary to maintain the Par Surplus at the level contemplated by Section 2.8 hereof, and the Reinsurer fails to remedy such default within thirty (30) days after the date on which the Reinsurer receives notice of such default from the Company or any Governmental Authority.

The occurrence of any Event of Default shall entitle the Company to elect to require the Reinsurer to establish a Security Trust regardless of whether or not such an occurrence constitutes a Recapture Event, provided, that the Company has not delivered an Election Notice electing recapture.

     (b) Recapture Events. From and after the Closing Date, and whether or not an Event of Default has occurred or Security Trust has been established pursuant to Section 9.4(a) hereof, any of the following occurrences shall constitute an event that entitles the Company to exercise the recapture remedy set forth in this Section 9.4 (individually or collectively, as the context indicates, a "Recapture Event"):

         (i) Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B+, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BB+, and (C) a Moody's Investors Services, Inc. claims-paying ability rating of at least Ba1; or

         (ii) Reinsurer fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) to
               (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) of at least 160 percent; or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio (calculated in accordance with the rules and procedures in effect on the Contract Date) of at least 100 percent; or

         (iii) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction; or

         (iv) within thirty (30) calendar days of its receipt of a demand therefor delivered pursuant to Section 9.4(d), Reinsurer fails to execute the Security Trust Agreement or deposit and maintain asset in trust on the terms provided in Section 9.4(f) and in the Security Trust Agreement, provided, however, that the Company executes such Security Trust Agreement contemporaneously with the delivery of the demand; or

         (v)   this Agreement is terminated in accordance with its terms; or

         (vi) within thirty (30) calendar days of the termination of the Administrative Services Agreement in accordance with its terms,
               (A) Reinsurer does not take all steps necessary to arrange for a third-party administrator acceptable to the Company in its sole discretion, reasonably exercised, to provide all administrative services to be provided pursuant to the terminated NY Administrative Services Agreement at the cost of Reinsurer or (B) such third-party administrator fails to enter into an administrative service agreement with the Company, satisfactory in form and substance to the Company in its sole discretion, reasonably exercised; or

         (vii) a judgment  or  order  is  entered  by  a  court  of   competent
               jurisdiction declaring the invalidity of the Security Trust or finding that the assets held in a Security Trust are general assets of Reinsurer or otherwise do not constitute a "secured claim" within the meaning of the laws of Reinsurer's domiciliary state; or

         (viii)a Security Trust is established for the benefit of the Company pursuant to Section 9.4(a)(iii) and the Company is denied credit on its financial statements filed in any jurisdiction with respect to the reinsurance provided by the Reinsurer, and the Reinsurer does not take all steps necessary to enable the Company to obtain credit on its financial statements within thirty (30) calendar days of the Reinsurer's receipt of written notice from the Company as to the occurrence described herein; or


         (ix) the Reinsurer fails to transfer from its general account to a segregated capital account for the Par Policies (which segregated account is contemplated by Section 2.8 hereof) assets of a type, quality and value necessary to maintain the Par Surplus at the level contemplated by Section 2.8 hereof, and the Reinsurer fails to remedy such default within thirty (30) days after the date on which the Reinsurer receives notice of such default from the Company or any Governmental Authority.

The occurrence of any Recapture Event shall entitle the Company to elect recapture remedies hereunder regardless of whether (1) such an occurrence also constitutes an Event of Default, (2) the Reinsurer has previously established a Security Trust or (3) the Company has previously delivered an Election Notice requiring Reinsurer to establish a Security Trust.

     c)   Notice to The Company. The Reinsurer shall provide the Company with:

          (i) written notice of any downgrade in the Reinsurer's A. M. Best Company rating or its Standard & Poor's Corporation insurer financial strength rating or its Moody's Investors Services, Inc. claims-paying ability rating within three (3) Business Days after the Reinsurer's receipt of notice of such adjustment;

          (ii) a written report of the calculation of the Reinsurer's Total Adjusted Capital and Authorized Control Level RBC (based on the Risk-Based Capital (RBC) Model Act and/or the rules and procedures in effect as of December 31, 1997) and Standard & Poor's Corporation's capital adequacy ratio (based on the rules and procedures in effect on the Contract Date) as of the end of each calendar quarter within fifteen (15) Business Days after the end of such quarter;

          (iii)written notice of the occurrence of any Event of Default or Recapture Event within two (2) Business Days after its occurrence; and

          (iv) not less than annually, a written report, in form reasonably satisfactory to the Company, certifying that no Event of Default or Recapture Event has occurred during the period covered by such report or is continuing as of the last day of such period, together with the appropriate calculations and back up reasonably necessary to substantiate the basis of the Reinsurer's certification.

The Company may, at its own expense, review the Reinsurer's books and records to confirm the risk based capital calculations provided by the Reinsurer pursuant to Section 9.4(c)(ii). In addition, Reinsurer shall (A) cooperate fully with the Company and promptly respond to the Company's inquiries from time to time concerning the Reinsurer's financial condition, operating results and any events, occurrences or other matters which arise on and after the Effective Date and which reasonably relate to the Business or Reinsurer's ability to perform and discharge its obligations under the Asset Purchase Agreement, this Agreement or the Ancillary Agreements and (B) provide to the Company such financial statements, reports, internal control letters and reports prepared by auditors and other third parties, SAS-70 reports and other documents of the Reinsurer as the Company may reasonably request from time to time.

         (d) Election of Remedies. Upon the occurrence of any Event of Default, the Company may elect to require the Reinsurer to maintain assets in a Security Trust for the purpose of securing the Reinsured Liabilities under the Policies and Post-Closing Policies ceded to it pursuant to this Agreement. Upon the occurrence of any Recapture Event, the Company may elect to recapture, subject to the terms and conditions set forth below all, but not less than all, of the Policies and the Post-Closing Policies ceded hereunder. The Company shall give the Reinsurer written notice of its election (the "Election Notice") specifying
(x) the grounds for the exercise of its remedies pursuant to this Section 9.4 and either (y) if it elects to recapture the Policies and Post-Closing Policies, the fact of recapture, and the effective date of recapture or (z) if it elects a Security Trust, the fact that the Reinsurer is obligated to execute the Security Trust Agreement and to deposit and maintain assets in the Security Trust for the purpose of securing such Reinsured Liabilities (the "Secured Policies"). The Reinsurer may unwind and terminate a Security Trust if, prior to the second anniversary of the date on which the Event of Default which originally gave rise to the establishment of such Security Trust occurred, both (A) the original Event of Default has been cured or remediated, and (B) no new Event of Default or Recapture Event has occurred; provided that (i) prior to such second anniversary date, the Company has not properly provided an Election Notice to recapture the Policies and Post-Closing Policies ceded by it; and (ii) the termination of the Security Trust shall not prejudice or be deemed a waiver of the Company's right to demand the establishment of a new Security Trust or elect recapture upon the occurrence of any other or new Event of Default or Recapture Event.

         (e) Recapture. Any recapture by the Company shall not be deemed to have been consummated until (i) the Company has given the Reinsurer an Election Notice pursuant to Section 9.4(d); and (ii) the Company has received payment of the entire Recapture Fee as determined in accordance with Exhibit A hereto. If the Reinsured Liabilities under the Policies and Post-Closing Policies to be recaptured are secured pursuant to a Security Trust established pursuant to
Section 9.4(f), the Company may, in its sole discretion, withdraw assets from the Security Trust having an aggregate Market Value (determined pursuant to the Security Trust Agreement governing such Security Trust) not to exceed the amount of the Recapture Fee. The Reinsurer shall promptly pay the Company the full amount of the Recapture Fee, reduced by the amount, if any, withdrawn from the Security Trust. Following the consummation of the recapture of Policies and Post-Closing Policies pursuant to this Section 9.4(e), no additional premiums, deposits or other amounts payable under such Policies and Post-Closing Policies shall be ceded to the Reinsurer hereunder.

         (f) Security Trust. (i) Establishment of the Trust Account. Within thirty (30) calendar days of the Company's delivery to the Reinsurer of an Election Notice requiring that the Reinsurer secure the Reinsured Liabilities ceded by the Company with a Security Trust, the Reinsurer shall execute the Security Trust Agreement and deposit into an account with the Trustee (the "Security Trust"), naming the Company as the sole beneficiary thereof, assets having a market value in an amount no less than the Required Balance, for the purpose of securing the Reinsured Liabilities under Secured Policies. The Security Trust Agreement shall be substantially in the form of Exhibit B hereto.

            (ii) Trust Assets. At the direction of the Reinsurer, the assets held in the Security Trust shall be held in the form of (A) cash and cash-equivalents, (B) certificates of deposit, (C) obligations of the United States Government or its agencies, (D) investment grade bonds, (E) whole (not participations) investment grade (as determined in accordance with the Reinsurer's internal rating systems) commercial mortgages; provided that the aggregate market value of such commercial mortgages held in the Security Trust shall not exceed 15 percent of the aggregate market value of the assets held in the Security Trust, and (F) straight Ginnie Mae, Freddie Mac and Fannie Mae 30-year mortgage-backed securities rated AA+ and above; provided that the aggregate market value of such mortgage-backed securities held in the

Security Trust shall not exceed 15 percent of the aggregate market value of the assets held in the Security Trust; and provided, further, that in the event a Security Trust is established pursuant to Section 9.4(a)(v), the assets held in the Security Trust may be invested in accordance with the Reinsurer's internal investment policies for its individual life insurance business, a copy of which has been provided to the Company. The aggregate Market Value of the assets held in the Security Trust shall at all times be at least equal to the Required Balance. As long as the Security Trust Agreement remains in force, the Reinsurer shall calculate the Required Balance as of the last day of each calendar month and report the amount of the Required Balance to the Company and the Trustee within ten (10) Business Days after the end of such month. In connection with such calculation, the Company shall direct the Trustee to make the payment to the Reinsurer of any amounts in the Security Trust which exceed the Required Balance, and Reinsurer shall promptly deposit such additional permitted assets as may be necessary to increase the Market Value of the Security Trust assets to the Required Balance. The form and duration of assets to be held in the Security Trust shall be appropriate in light of the Reinsured Liabilities under the Secured Policies. Prior to delivering any assets for deposit in the Security Trust, the Reinsurer shall execute assignments or endorsements in blank of all of the Reinsurer's right, title and interest in such assets (according to procedures set forth in the Security Trust Agreement), so that the Company, or the Trustee upon the Company's direction, may whenever necessary negotiate title to any such assets without consent or signature from the Reinsurer or any other entity.

            (iii) Permitted Withdrawals. The Company may withdraw assets from the Security Trust at any time and from time to time, notwithstanding any other provisions of the Asset Purchase Agreement, this Agreement or any other Ancillary Agreement, and such assets may be utilized and applied by the Company, or any successor by operation of law of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, without diminution because of insolvency on the part of the Company or Reinsurer; provided, however, that the Company may only withdraw such assets for one or more of the following purposes:

                    (A) to reimburse the Company for any Reinsured Liabilities under the Secured Policies paid by the Company to the extent not paid by the Reinsurer when due;

                    (B) to make payment to the Reinsurer of any amounts that exceed the Required Balance;

                    (C) to pay all or any portion of any Recapture Fee due in connection with the recapture of the Secured Policies; or

                    (D) to pay any other amounts that are due to the Company under this Agreement, the Asset Purchase Agreement or any of the Ancillary Agreements to the extent not paid directly to Company by Reinsurer when due.

         (g) Resort to Collateral. Notwithstanding the remedies contemplated by this Section 9.4, the other Ancillary Agreements and the Asset Purchase Agreement, the Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under the Asset Purchase Agreement, this Agreement or any other Ancillary Agreement in lieu of exercising the remedies in this Section 9.4, and it shall be no defense to any such claim that the Company might have had recourse to the Security Trust or recapture remedy.

         (h) Certain Remedies. The Company and Reinsurer acknowledge that any damage caused to the Company by reason of the breach by the Reinsurer or any of its successors in interest of this Section 9.4 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies at law or otherwise, the Company shall be entitled to specific performance of this Section 9.4 or an injunction to be issued by a court of competent jurisdiction pursuant to Section 13.7 hereof restraining and enjoining any violation of this Section 9.4, in addition to such other equitable or legal remedies as such court may determine. The Company and Reinsurer hereby release, waive and discharge any and all claims and causes of action asserting in any way that: (a) any Security Trust is not valid, binding or enforceable; and (b) any remedy of the Company including, without limitation, the Company's recapture and Security Trust remedies hereunder and under Article IX of the Asset Purchase Agreement is not valid, binding or enforceable. The Company and the Reinsurer are forever estopped and barred from making any such assertion in any context or forum whatsoever.

                                    ARTICLE X
                               DISPUTE RESOLUTION

         10.1 Other Disputes over Calculations. After the Closing Date, any dispute between the parties with respect to the calculation of amounts which are to be calculated, reported, or which may be audited pursuant to this Agreement (other than disputes relating to: (i) the Closing Balance Sheet, which shall be resolved in accordance with the Asset Purchase Agreement; or (ii) calculations relating to DAC tax, which shall be resolved in accordance with Article VIII hereof ), which cannot be resolved by the parties within sixty (60) calendar days, shall be referred to an independent accounting firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the parties; provided, however, that where the dispute involves an actuarial issue, the dispute shall instead be referred to an independent actuarial firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the parties. There shall be no appeal from the decision made by such firm except that, pursuant to Section 11.07 of the Asset Purchase Agreement, either party may petition a court having jurisdiction over the parties and subject matter to reduce the arbitrator's decision to judgment. The fees charged by the accounting firm or actuarial firm, as applicable, to resolve the dispute shall be allocated between the Company and the Reinsurer by such firm in accordance with its judgment as to the relative merits of the parties' positions in respect of the dispute.

                                   ARTICLE XI
                                   INSOLVENCY

         11.1 Insolvency Clause. In the event of the insolvency of the Company, all coinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the Policies and Post-Closing Policies without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on a Policy or Post-Closing Policy within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                   ARTICLE XII
                                    DURATION

         12.1 Duration. This Agreement shall continue in force until such time that the Reinsurer's liability with respect to all Policies and Post-Closing Policies reinsured hereunder is terminated pursuant to Section 12.2.

         12.2 Reinsurer's Liability. The liability of the Reinsurer under this Agreement with respect to any Policy or Post-Closing Policy will begin simultaneously with that of the Company, but not prior to the Effective Date. The Reinsurer's liability with respect to any Policy will terminate on the earliest of: (a) the date such Policy or Post-Closing Policy is recaptured in accordance with Section 9.4; or (b) the date the Company's liability on such Policy or Post-Closing Policy is terminated in accordance with its terms. Termination of the Reinsurer's liability under clauses (a) and (b) herein is subject to the Company's actual receipt of payments which discharge such liability in full in accordance with the provisions of this Agreement. In no event shall the interpretation of this Section 12.2 imply a unilateral right of the Reinsurer to terminate this Agreement.

         12.3 Survival. Notwithstanding the other provisions of this Article XII, the terms and conditions of Article I, VIII, IX and X and Section 13.2 shall remain in full force and effect after the Termination Date.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service or (c) delivered in person to the parties at the following addresses:

                  If to the Company, to:

                           Aetna Life Insurance Company
                           151 Farmington Avenue
                           Hartford, Connecticut  06156
                           Attention:  Chief Financial Officer

                  With copies (which shall not constitute notice) to:

                           Aetna Retirement Services, Inc.
                           151 Farmington Avenue
                           Hartford, Connecticut 06156
                           Attention: General Counsel

                           Lord, Bissell & Brook
                           115 South LaSalle Street
                           Chicago, Illinois   60603
                           Attention:  James R. Dwyer

                  If to the Reinsurer, to:

                           Lincoln Life & Annuity Company of New York
                           120 Madison Street, Suite 1700
                           Syracuse, NY 13202
                           Attention: Philip L. Holstein

                  With a copy (which shall not constitute notice) to:

                           Sutherland, Asbill & Brennan LLP
                           1275 Pennsylvania Avenue, N.W.
                           Washington, D.C.   20004
                           Attention:  David A. Massey

Either party may change the names or addresses where notice is to be given by providing notice to the other party of such change in accordance with this
Section 13.1.

         13.2 Confidentiality. Each of the parties shall maintain the confidentiality of all information related to the Policies and Post-Closing Policies and all other information denominated as confidential by the other party provided to it in connection with this Agreement, and shall not disclose such information to any third parties without prior written consent of the other party, except as may be permitted by Sections 5.18 and 11.02 of the Asset Purchase Agreement.

         13.3 Entire Agreement. This Agreement, the other Ancillary Agreements, the Asset Purchase Agreement, the other agreements contemplated hereby and thereby, and the Exhibits and the Schedules hereto and thereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

         13.4 Waivers and Amendments. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Company and the Reinsurer, respectively.

         13.5 No Third Party Beneficiaries. This Agreement constitutes an indemnity reinsurance agreement solely between the Company and the Reinsurer, and is intended solely for the benefit of the parties hereto and their permitted successors and assigns, and it is not the intention of the parties to confer any rights as a third-party beneficiary to this Agreement upon any other Person as to the Transferred Assets or any other term, condition or provision of this Agreement.

         13.6 Assignment. This Agreement shall not be assigned by either of the parties hereto without the prior written approval of the other party.

         13.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE. ALL ISSUES RELATING TO VENUE AND JURISDICTION SHALL BE GOVERNED BY SECTION 11.07 OF THE ASSET PURCHASE AGREEMENT.

         13.8 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         13.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         13.10 Schedules, Exhibits and Paragraph Headings. Schedules and Exhibits attached hereto are made a part of this Agreement. Paragraph headings are provided for reference purposes only and are not made a part of this Agreement.

         13.11 Expenses. Except as explicitly provided to the contrary herein or in the Asset Purchase Agreement, each party shall be solely responsible for all expenses it incurs in connection with this Agreement or in consummating the transactions contemplated hereby or performing the obligations imposed hereby, including, without limitation, the cost of its attorneys, accountants and other professional advisors.

         13.12 No Prejudice. The parties agree that this Agreement has been jointly negotiated and drafted by the parties hereto and that the terms hereof shall not be construed in favor of or against any party on account of its participation in such negotiations and drafting.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective this ____ day of _____________, 1998.


                                      AETNA LIFE INSURANCE COMPANY


                                      ___________________________________
                                      By:

                                      Title:



                                      LINCOLN LIFE & ANNUITY COMPANY
                                      OF NEW YORK


                                      ___________________________________
                                      By:

                                      Title:

                                    EXHIBIT F


                                  BILL OF SALE

                                       AND

                              ASSUMPTION AGREEMENT



                           Dated as of October 1, 1998

         This BILL OF SALE AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of October 1, 1998, is made by and between Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut, Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut (collectively hereinafter referred to as the "Sellers"), The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of Indiana ("Purchaser"), and Lincoln Life and Annuity Company of New York, a stock life insurance company organized under the laws of New York, ("LLANY").

         WHEREAS, the Sellers, Purchaser and LLANY have entered into a Second Amended and Restated Asset Purchase Agreement, dated as of May 21, 1998 (the "Asset Purchase Agreement") pursuant to which the Purchaser and LLANY have agreed to assume certain liabilities of the Sellers; and

         WHEREAS, concurrently with the execution of this Agreement (but subject to Section 2.04 of the Asset Purchase Agreement), the Sellers, Purchaser and LLANY are executing and delivering other instruments of assignment, conveyance, transfer and assumption to vest in the Purchaser and LLANY all of the Sellers' title and interest in the Transferred Assets (as defined in the Asset Purchase Agreement) other than those being sold, assigned, transferred and assumed hereby.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

         Section 1. DEFINITIONS. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Asset Purchase
 Agreement.

         Section 2. SALE OF ASSETS. As of the date hereof, each Seller hereby sells, assigns, transfers and delivers to the Purchaser or LLANY, as applicable, and their respective successors and assigns: (a) all of such Seller's rights and interests to receive, on or after the Effective Date, principal and interest on policy loans under those Policies and Post-Closing Policies ceded pursuant to the Coinsurance Agreements (the "Subject Policies"); (b) with respect to the Subject Policies, all of such Seller's rights and interests to premiums due or to become due, premiums deferred and uncollected, premium adjustments, and any and all amounts, payments or consideration which are or were held, received, or collected by such Seller on or after the Effective Date, or which are now due or will become due from any source under or in connection with the Subject Policies except, however, to the extent that any such premiums, adjustments, amounts, payments or consideration are included within the cash or cash equivalent portion of the Transferred Assets; (c) any of such Seller's rights of subrogation arising under or in connection with the Subject Policies reinsured by Purchaser or LLANY, as applicable; and (d) all of such Seller's right, title and interest in and to the following assets, property, contracts and interests:
(i) the Other Assets listed beside such Seller's name on Schedule A hereto, (ii) those Transferred Contracts listed beside such Seller's name on Schedule B hereto, and (iii) the Separate Account Revenues with respect to such Seller's Separate Accounts. The assets described in this Section 2 are referred to collectively herein as the "Assets" and are transferred hereby as they exist on the date hereof, subject to the terms and conditions set forth herein.

         TO HAVE AND TO HOLD such Assets unto the Purchaser and LLANY, as applicable, and their respective successors and assigns.

         Section 3. ASSUMPTION OF LIABILITIES. Purchaser and LLANY hereby assume and agree to pay, perform and discharge in full, and release and discharge the Sellers and their Affiliates, successors and assigns, completely, unconditionally, and forever from (a) all liabilities and obligations arising under the Transferred Contracts; (b) all liabilities and obligations arising under or in connection with the Other Assets; (c) all Assumed Employment Liabilities; and (d) all other liabilities, obligations or indemnities expressly incurred, assumed or retained by the Purchaser or LLANY under the terms of the Asset Purchase Agreement or any Ancillary Agreement (other than the Liabilities and Purchaser Extra Contractual Obligations, all of which have been assumed by Purchaser and LLANY, as applicable, subject to the terms of the Coinsurance Agreements and not pursuant to this Agreement). The obligations and liabilities assumed by the Purchaser and LLANY pursuant to this Section 3 (collectively, the "Assumed Liabilities") include, without limitation, those listed on Schedule C but exclude the Retained Liabilities.

         Section 4. ADDITIONAL ACTIONS. The Sellers shall promptly give all notices that are, under the Transferred Contracts or Applicable Law, required in connection with the assignment of the Assets. Each of the Sellers, the Purchaser and LLANY shall promptly execute, deliver, record or file any and all releases, affidavits, waivers, notices or other documents which any other party hereto may reasonably request in order to implement the sale, assignment, transfer to and assumption by the Purchaser and LLANY of the Assets and the Assumed Liabilities.

         Section 5. REPRESENTATIONS AND WARRANTIES. Neither Seller makes any representation or warranty hereunder with respect to the Assets or the Assumed Liabilities other than those, if any, set forth in the Asset Purchase Agreement.

         Section 6. NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole and exclusive benefit of the Sellers, the Purchaser and LLANY and their respective successors and permitted assigns and nothing herein is intended or shall be construed to confer upon any Person other than the Sellers, the Purchaser and LLANY and their respective successors and permitted assigns any rights, remedies or claims under, or by reason of, this Agreement or any term, covenant or condition hereof.

         Section 7. AMENDMENT. This Agreement may only be amended or modified by a written instrument executed by both of the parties hereto. This Agreement shall inure to the benefit of and be binding upon the Sellers, the Purchasers and LLANY and their respective successors and assigns.

         Section 8.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed on its behalf as of the date first above written.


                                          AETNA LIFE INSURANCE COMPANY


                                          By:________________________________

                                          Name:

                                          Title:


                                          AETNA LIFE INSURANCE AND ANNUITY
                                          COMPANY


                                          By:________________________________

                                          Name:

                                          Title:


                                          THE LINCOLN NATIONAL LIFE INSURANCE
                                          COMPANY


                                          By:________________________________

                                          Name:

                                          Title:


                                          LINCOLN LIFE & ANNUITY COMPANY OF
                                          NEW YORK


                                          By:________________________________

                                          Name:

                                          Title:


                                    EXHIBIT G
                         Statutory Closing Balance Sheet
                          Aetna Life Insurance Company
                                      (000)

                                                Total                       Ceded        Ceded          Ceded
Assets                                          Assets       Retained       Total         NY            Non NY
                                            ------------- ------------  ------------ ------------  -------------
Invested Assets
Cash & ST Investments
Policy Loans
Life Ins Prems Def'd & Uncoll
Other Assets

Total Assets
                                            ============= ============  ============ ============  =============




Liabilities                                     Total                       Ceded         Ceded          Ceded
                                             Liabilities    Retained        Total          NY           Non NY
                                            ------------- ------------  ------------ ------------  -------------
Aggregate Reserves for Life Policies
Supp. Contracts w/o Life Contingencies
Policy and Contract Claims
Policyholders Dividend Accumulations
Policyholders Dividends Due and Unpaid
Premiums Received in Advance
Liability for Premium and Other
   Fund Deposits
IMR
General Expenses Accrued
Taxes, Licenses & Fees Accrued
Federal Income Taxes Accrued
Cost of Collection
Par Surplus

                                            ------------- ------------  ------------ ------------  -------------
Total Liabilities
                                            ============= ============  ============ ============  =============
Net Assets and Liabilities
                                            ============= ============  ============ ============  =============

                               EXHIBIT G (cont'd)
                         Statutory Closing Balance Sheet
                    Aetna Life Insurance and Annuity Company
                                      (000)


                                                 Total         Retained             Retained        Ceded    Ceded    Ceded
Assets                                           Assets      General Account    Separate Accounts   Total     NY      Non NY
                                            -------------   -----------------  ------------------  -------  -------- ---------
Invested Assets
Cash & ST Investments
Policy Loans
Life Ins Prems Def'd & Uncoll
Other Assets
Separate Account Assets
Total Assets
                                            ============    =================  ==================  =======  ======== =========




Liabilities                                     Total            Retained           Retained         Ceded    Ceded    Ceded
                                             Liabilities     General Account   Separate Accounts     Total      NY     Non NY
                                            ------------     ---------------   ------------------   ------   -------  -------
Aggregate Reserves for Life Policies
Policy and Contract Claims
Premiums Received in Advance
Liability for Premium and Other
   Fund Deposits
General Expenses Accrued
Taxes, Licenses & Fees Accrued
Federal Income Taxes Accrued
Cost of Collection
Separate Account Liabilities

Total Liabilities
                                            ============    =================  ==================  =======  ======== =========
Net Assets and Liabilities
                                            ============    =================  ==================  =======  ======== =========

                                    EXHIBIT H

                            Closing Date Liabilities

                          AETNA LIFE INSURANCE COMPANY



         ALIC's Closing Date Liabilities shall consist of the par surplus and all liabilities listed below with respect to the Policies issued by ALIC, determined as of 11:59 p.m. Eastern Time on the day immediately preceding the Effective Date in accordance with Connecticut SAP.

Liabilities with Respect to Policies

          Aggregate Reserves for Life Policies
          Supplemental Contracts without Life Contingencies
          Policy and Contract Claims
          Policyholders Dividend Accumulations
          Policyholders Dividends Due and Unpaid
          Premiums Received in Advance
          Liability for Premium and Other Fund Deposits
          Cost of Collection
          Par Surplus


                    AETNA LIFE INSURANCE AND ANNUITY COMPANY


         ALIAC's Closing Date Liabilities shall consist of all liabilities listed below with respect to the Policies issued by ALIAC, determined as of 11:59 p.m. Eastern Time on the day immediately preceding the Effective Date in accordance with Connecticut SAP.

Liabilities with Respect to Policies and Post-Closing Policies

         Aggregate Reserves for Life Policies
         Policy and Contract Claims
         Premiums Received in Advance
         Liability for Premium and Other Fund Deposits
         Cost of Collection
         Separate Account Liabilities

                                    EXHIBIT I


                        ADMINISTRATIVE SERVICES AGREEMENT


                                  by and among


                          AETNA LIFE INSURANCE COMPANY

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY


                                       and


                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK



                           Dated as of October 1, 1998

                               INDEX OF SCHEDULES



Schedule 1.01(A)     Separate Accounts
Schedule 2.01        Certain Administrative Services
Schedule 2.08(A)     Licensed Names and Marks
Schedule 2.08(B)     Other Names and Marks

                          INDEX OF EXHIBITS



Exhibit A            Administration of Separate Accounts

                                TABLE OF CONTENTS



ARTICLE I
         DEFINITIONS........................................................2
         Section 1.01.     Definitions......................................2

ARTICLE II
         ADMINISTRATIVE SERVICES............................................7
         Section 2.01.     Appointment and Acceptance of Appointment........7
         Section 2.02.     Notification of Policyholders....................7
         Section 2.03.     Administrative Services..........................8
         Section 2.04.     Claims Review and Litigation....................11
         Section 2.05.     Legally Required Company Actions................13
         Section 2.06.     Compensation....................................13
         Section 2.07.     Standards.......................................14
         Section 2.08.     Agreements Regarding Use of the Company's Name..14

ARTICLE III
         BOOKS AND RECORDS; REPORTS........................................18
         Section 3.01.     Maintenance of Books and Records................18
         Section 3.02.     Monthly Accounting..............................19

ARTICLE IV
         INABILITY TO PERFORM SERVICES; ERRORS.............................20
         Section 4.01.     Capacity........................................20
         Section 4.02.     Inability to Perform Services...................20
         Section 4.03.     Errors..........................................20

ARTICLE V
         REGULATORY MATTERS................................................20
         Section 5.01.     Responsibilities of the Administrator...........20

ARTICLE VI
         INDEMNIFICATION...................................................21
         Section 6.01.     Indemnification by the Company..................21
         Section 6.02.     Indemnification by the Administrator............21
         Section 6.03.     Certain Definitions and Procedures..............21

ARTICLE VII
         DURATION; TERMINATION.............................................22
         Section 7.01.     Duration........................................22
         Section 7.02.     Termination.....................................22

ARTICLE VIII
         INSURANCE.........................................................23
         Section 8.01.     Liability Insurance.............................23
         Section 8.02.     Fidelity Bond...................................23
         Section 8.03.     Qualifying Insurers.............................24

ARTICLE IX
         MISCELLANEOUS.....................................................24
         Section 9.01.     Headings, Schedules and Exhibits................24
         Section 9.02.     Notices.........................................24
         Section 9.03.     Confidentiality.................................25
         Section 9.04.     Entire Agreement................................25
         Section 9.05.     Waiver and Amendments...........................26
         Section 9.06.     Execution in Counterpart........................26
         Section 9.07.     Limited Authority...............................26
         Section 9.08.     Assignment......................................26
         Section 9.09.     No Third Party Beneficiaries....................26
         Section 9.10.     Subcontracting..................................26
         Section 9.11.     Change in Status................................26
         Section 9.12.     Survival........................................27
         Section 9.13.     Severability....................................27
         Section 9.14.     Governing Law...................................27
         Section 9.15      Expenses........................................27

                        ADMINISTRATIVE SERVICES AGREEMENT

         This ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement"), dated as of October 1, 1998, is made by and among Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut ("ALIC"), Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut (ALIC and ALIAC are sometimes collectively referred to herein as the "Company"), and Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York (the "Administrator").

         WHEREAS, ALIC, ALIAC, the Administrator and The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of Indiana ("LNLIC"), have entered into a Second Amended and Restated Asset Purchase Agreement, dated as of May 21, 1998 (the "Asset Purchase Agreement"), pursuant to which the Administrator has agreed to assume certain liabilities of ALIC and ALIAC; and

         WHEREAS, in accordance with the terms and conditions of the Asset Purchase Agreement, ALIC and the Administrator have entered into a certain Coinsurance Agreement of even date herewith pursuant to which ALIC, as ceding company, has ceded and transferred certain liabilities arising under the Policies (as defined below) and the Post-Closing Policies (as defined below) to the Administrator, as reinsurer, and the Administrator has reinsured such liabilities; and

         WHEREAS, in accordance with the terms and conditions of the Asset Purchase Agreement, ALIAC and the Administrator have entered into a certain Coinsurance Agreement of even date herewith pursuant to which ALIAC, as ceding company, has ceded and transferred certain liabilities arising under the Policies (as defined below) and the Post-Closing Policies (as defined below) to the Administrator, as reinsurer, and the Administrator has reinsured such liabilities; and

         WHEREAS, the parties hereto have agreed, on the terms and conditions set forth herein, that the Administrator will perform certain administrative functions on behalf of ALIC and ALIAC with respect to the Policies and Post-Closing Policies; and

         WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement;

         NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and upon the terms and conditions set forth herein, the parties to this Agreement agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. The following terms shall have the respective meanings set forth below throughout the Agreement:

         "Administrative Services" means the administrative functions with respect to the Policies and Post-Closing Policies described in Sections 2.01 and
2.03 hereof.

         "Administrator" means Lincoln Life and Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York.

         "Administrator Indemnified Parties" shall have the meaning set forth in
Section 6.01 hereof.

         "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. "Control" (including the terms "controlling, " "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, the holding of policyholders' proxies by contract other than a commercial contract for goods or non-management services, or otherwise, unless the power is the result of an official position with or corporate office held by the Person. Except as provided otherwise in this Agreement, control is presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing 25% or more of the voting securities of any other Person, or holds or controls sufficient Policyholders' proxies, or is entitled by contract or otherwise, to nominate, appoint or elect the majority of the board of directors or comparable governing body of any other Person.

         "ALIAC" means Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "ALIAC Coinsurance Agreement" means the Coinsurance Agreement between ALIAC, as ceding company, and the Administrator, as reinsurer, of even date herewith.

         "ALIC" means Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "ALIC Coinsurance Agreement" means the Coinsurance Agreement between ALIC, as ceding company, and the Administrator, as reinsurer, of even date herewith.

         "Ancillary Agreements" mean collectively (a) the ALIC Coinsurance Agreement; (b) the coinsurance agreement between ALIC, as ceding company, and LNLIC, as reinsurer, of even date herewith; (c) the ALIAC Coinsurance Agreement;
(d) the coinsurance agreement between ALIAC, as ceding company, and LNLIC, as reinsurer, of even date herewith; (e) the Bill of Sale and Assumption Agreement by and between ALIAC, ALIC, Administrator and LNLIC of even date herewith; (f) the Security Trust Agreement(s); (g) the Transition Services Agreement; (h) the administrative services agreement among ALIC, ALIAC and LNLIC of even date herewith (i) the NY Modified Coinsurance Agreement; (j) the modified coinsurance agreement between ALIAC, as ceding company, and LNLIC, as reinsurer, in the form of Exhibit P to the Asset Purchase Agreement; and (k) this Agreement.

         "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

         "Asset Purchase Agreement" means the Second Amended and Restated Asset Purchase Agreement dated as of May 21, 1998 by and among ALIAC, ALIC, the Administrator and LNLIC.

         "Business" means marketing, issuing and administering the Policies in the United States and the other business activities reasonably related thereto, in each case as currently conducted by ALIC or ALIAC, as the case may be, or, where so specified herein, as to be conducted by Administrator or LNLIC following the Closing Date.

         "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of Connecticut are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

         "Claims" means any and all claims, requests, demands or notices made by or on behalf of Policyholders for the payment of death benefits, annuity benefits, partial withdrawals, surrenders, dividends, loans, returns of Premiums or any other payments or benefits alleged to be due under or in connection with the Policies and Post-Closing Policies including, without limitation, interest payable thereon in accordance with Applicable Law.

         "Closing" means the closing of the transactions contemplated by the Asset Purchase Agreement.

         "Closing Date" means the closing date of the Asset Purchase Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Commissions" mean all commissions, expense allowances, benefit credits and other fees and compensation payable to Producers.

         "Company" shall mean ALIC and ALIAC, collectively.

         "Company  Indemnified  Parties"  shall  have the  meaning  set forth in
Section 6.02 hereof.

         "Connecticut  SAP"  means  the  statutory  accounting   principles  and
practices prescribed or permitted by the Insurance Department of the State of Connecticut.

         "Effective Date" means 12:01 a.m. Eastern Time on October 1, 1998.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means any court, administrative or regulatory agency or commission, or other federal, state or local governmental authority or instrumentality, or the National Association of Securities Dealers or national securities exchanges having jurisdiction over any party hereto.

         "LBMs" means the life brokerage managers and associates employed by ALIC and ALIAC in connection with the Policies as of April 13, 1998.

         "Legally Required Company Actions" means any actions the Company is required by Applicable Law or Governmental Authorities to take without the Administrator acting on its behalf.

         "Licensed  Names and Marks" shall have the meaning set forth in Section
2.08 hereof.

         "LNLIC" means The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of the State of Indiana.

         "Loss" shall have the meaning set forth in Section 6.03 hereof.

         "MGAs" means master or managing general agents with which ALIC and ALIAC have entered into a Distribution Agreement as of April 13, 1998.

         "Monthly Accounting" shall mean a monthly accounting prepared in accordance with each of Connecticut SAP and GAAP and delivered by the Administrator to the Company in accordance with Section 3.02 hereof.

         "Non-Guaranteed Elements" mean cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates and variable paid-up amounts, as applicable, under the Policies and Post- Closing Policies.

         "NY Modified Coinsurance Agreement" means the Modified Coinsurance Agreement between ALIAC and the Administrator, as reinsurer, in the form of Exhibit Q to the Asset Purchase Agreement.

         "Outward Reinsurance Agreements" means (a) all reinsurance agreements with third-party reinsurers, which are assigned to the Administrator by the Company pursuant to the terms and conditions of the Asset Purchase Agreement and
(b) any reinsurance agreements under which the Administrator retrocedes liabilities with respect to the Policies and Post-Closing Policies to reinsurers (whether or not affiliated with the Administrator) from and after the Effective Date.

         "Par  Policies"  mean  the  individual   participating  life  insurance
policies and participating annuities issued by ALIC which are included within the Policies.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Policies" mean all of the individual universal life, individual corporate owned life, individual traditional life, sponsored life and individual participating life insurance policies and participating annuities, together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and ancillary agreements in connection therewith) that are coinsured by the Administrator under the ALIAC Coinsurance Agreement, ALIC Coinsurance Agreement and NY Modified Coinsurance Agreement.

         "Policyholders" means policyholders, insureds and assignees under the Policies and Post-Closing Policies.

         "Post-Closing Policies" means the policies issued by ALIC or ALIAC, as applicable, after the Effective Date pursuant to the Asset Purchase Agreement.

         "Premiums"  means  premiums,   considerations,   deposits  and  similar
receipts with respect to the Policies or Post-Closing Policies.

         "Producers" mean all LBMs, MGAs, brokers, agents, general agents, COLI speciality brokers, re-enrollers under the Company's sponsored life products, broker-dealers, producers or other Persons who market or produce the Policies and who (a) have been appointed by the Company, and (b) are entitled to receive Commissions from the Company.

         "Registered Marks" shall have the meaning set forth in Section 2.08(e) hereof.

         "Retained Liabilities" means only those liabilities which are expressly retained by the Company under the terms and conditions of the Asset Purchase Agreement or any Ancillary Agreement and are not reinsured or assumed by the Administrator.

         "Security Trust" means a trust account established with a United States financial institution for the purpose of securing the Administrator's or LNLIC's obligations to the Company.

         "Security Trust Agreement" means the trust agreement governing the Security Trust.

         "Separate Accounts" means the specific separate accounts of the Company identified on Schedule 1.01(A) hereto.

         "Service Effective Date" means (i) with respect to each Administrative Service not subject to the Transition Services Agreement, the Effective Date; and (ii) with respect to each Administrative Service subject to the Transition Services Agreement, the date on which such service is no longer provided pursuant to the Transition Services Agreement.

         "Services" shall have the meaning set forth in Section 2.08(a) hereof.

         "Taxes" (or "Tax" as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), including, without limitation, any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premiums, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto.

         "Transition Services Agreement" means the Transition Services Agreement among ALIC, ALIAC, LNLIC and the Administrator of even date herewith.

                                   ARTICLE II
                             ADMINISTRATIVE SERVICES

         Section 2.01. Appointment and Acceptance of Appointment. Except as expressly provided herein or unless specifically required by Applicable Law, ALIC and ALIAC each hereby appoints the Administrator, on an exclusive basis and for the period specified in Section 7.01 hereof, to provide administrative services with respect to the Policies, the Post-Closing Policies and the Separate Accounts as of the relevant Service Effective Date, including, without limitation, the administrative services specified herein and in Schedule 2.01 hereto (collectively, the "Administrative Services"), and the Administrator hereby accepts such appointment and agrees to perform such Administrative Services. The Company retains the ultimate authority to make final decisions regarding the administration of the Policies, Post-Closing Policies and Separate Accounts.

         Section 2.02. Notification of Policyholders. The Administrator agrees to send to all Policyholders and Producers a written notice, prepared by the Company and reasonably acceptable to the Administrator, advising that the Administrator has been appointed by the Company to provide the Administrative Services. The Administrator shall send such notice, by first class U.S. mail, at its own expense, promptly after receipt thereof but in no event more than thirty
(30) calendar days thereafter. The notice shall provide a telephone number and address of the Company for Policyholder communications and shall include a statement that the Company remains the primary issuing company under the Policies and Post-Closing Policies and that the Administrator is administering such policies on the Company's behalf. The Administrator shall identify its status as the administrator of such policies in all subsequent correspondence to Policyholders.

         Section 2.03. Administrative Services. From and after the relevant Service Effective Date, the Administrator agrees to perform all Administrative Services and is authorized to do so in the name (subject to Section 2.08 hereof) or on behalf of the Company where appropriate; provided, however, that its performance of the Administrative Services shall comply with, and be subject in all events to, all Applicable Laws, the terms and conditions of the Policies and Post-Closing Policies and the provisions of all actuarial, rating or other filings with Governmental Authorities relating to the Policies and Post-Closing Policies made by the Company. Unless specifically provided for in this Agreement or the Transition Services Agreement, and except for Legally Required Actions, as between the parties, the Company shall not be obligated to provide any services relating to the Policies, Post-Closing Policies or Separate Accounts. The Administrative Services include, without limitation, the following:

         (a) preparing and mailing all necessary and appropriate Policyholder statements, reports and communications including, without limitation, (i) Premium notices to Policyholders at a reasonable time in advance of applicable due dates; (ii) advance notice of potential lapse of the Policyholder's coverage; (iii) in force reproposals; (iv) annual reports; and (v) confirmation statements;

         (b) collecting Premiums, loan repayments and loan interest and other amounts due under the Policies or Post-Closing Policies, including but not limited to such amounts paid through Producers and other persons or institutions that receive remittances with respect to the Policies or Post-Closing Policies;

         (c) receiving, processing, investigating and evaluating Claims filed by or on behalf of Policyholders, paying such Claims in accordance with the terms and conditions of the Policies, the Post-Closing Policies and Applicable Law or proposing, in accordance with the terms and conditions of the Policies, the Post-Closing Policies and Applicable Law and subject to the provisions of Section 2.04 hereof, to deny such Claims, in whole or part, (i) within ten (10) Business Days after receipt of all documentation reasonably required to evaluate Claims relating to the general account portion of a Policy or Post-Closing Policy, and (ii) within the time period specified in the applicable contract with respect to Claims for withdrawals from the Separate Account under a Policy or Post-Closing Policy, or, in the case of either clause (i) or
                    (ii) above, within any shorter time period required by Applicable Law provided, however, that the Administrator may make such further investigation of the

                    Claim as may be necessary or appropriate under Applicable Law. In the event that the Administrator is unable to make a determination as to whether any such Claim should be paid or denied within the specified period, it shall notify the Company immediately in writing and shall state in such notice the reasons for such delay;

         (d) providing claimants and representatives of Policyholders with written notice of approval or (subject to the provisions of Section 2.04 hereof) disapproval of Claims, including, in the case of disapproval, a specific explanation of the reasons for the denial of the Claim as required by Applicable Law, and discharging other contractual obligations under the Policies and Post-Closing Policies;

         (e) providing usual and customary services for Policyholders, including, without limitation, paying Policyholder dividends declared by the Company, processing loans and loan requests under the Policies and Post-Closing Policies, providing information concerning the Policies and Post-Closing Policies, and processing transfers, non-forfeitures, lapses, reinstatements, cancellations, conversions or other changes provided for under the Policies and Post-Closing Policies;

         (f) processing all necessary Policyholder Tax reporting,customer notifications and collection in connection with the Policies, the Post-Closing Policies and the Separate Accounts, including, without limitation, (i) the preparation of all Form 1099s and compliance with any and all withholding and Tax reporting requirements of the Tax laws in connection with payments of benefits and any other amounts due under the Policies and Post-Closing Policies;
                    (ii) notifications to customers concerning Tax matters together with available options; and (iii) administration and testing of the Policies and Post-Closing Policies to assure compliance with all applicable Tax requirements including, but not limited to, Sections 101(f), 817, 7702 and 7702A of the Code.

         (g) calculating and paying all Commissions to Producers entitled thereto, if any, and compliance with any and all withholding and Tax reporting requirements of the Tax laws in connection therewith;

         (h) monitoring and complying with all applicable licensing requirements relating to (x) Producers, and (y) the Administrator, and supervising the performance of all Producers;

         (i) preparation of all accounting and actuarial information related to the Policies, the Post-Closing Policies and the Separate Accounts that the Company determines is necessary to timely meet statutory, Tax or GAAP accounting requirements, including, but not limited to, preparation of quarterly and annual financial statement data in a format acceptable to the Company as necessary for inclusion in the Company's statutory and GAAP financial statements and delivery of such data in a form usable by the Company within fifteen (15) calendar days after the end of each calendar quarter or year;

         (j) administering all Outward Reinsurance Agreements including, without limitation, taking all steps necessary to maintain such reinsurance coverage, paying all reinsurance premiums, collecting all reinsurance recoverables due the ceding company thereunder and enforcing all rights of the ceding company under the Outward Reinsurance Agreements;

         (k) providing ALIC with all accountings and other information pursuant to the terms of the ALIC Coinsurance Agreement and providing ALIAC with all accounting and other information pursuant to the terms of the ALIAC Coinsurance Agreement and NY Modified Coinsurance Agreement.

         (l) maintaining the Company's current rate and form filings with Governmental Authorities and, at the written direction of the Company, making any required rate and form filings with Governmental Authorities in connection with any changes in the Company's rates and forms for the Policies or Post-Closing Policies and using best efforts to obtain all regulatory approvals required by Applicable Law therefor; provided, however, that the Administrator shall not make any change to the Company's rates or forms except at the express written direction of the Company or if (a) the changes are required by Applicable Law and (b) the Administrator gives the Company prior notice in writing of the nature of such required changes not less than thirty
                    (30) calendar days prior to the proposed effective date thereof;

         (m) making recommendations to the Company with respect to (i) the Non-Guaranteed Elements of the Policies and Post-Closing Policies; (ii) the reserving methodology related to the Policies and Post-Closing Policies ; and (iii) dividends under the Par Policies, every such recommendation with respect to dividends being accompanied by a review of an independent actuarial firm of nationally recognized standing (having no material relationship with the Administrator or the Company) supporting the recommendation;

         (n) subject to the terms and conditions of Section 5.01 hereof, handling all regulatory compliance and market conduct matters in connection with the Policies and Post-Closing Policies;

         (o) performing all services and functions described on Exhibit A hereto with respect to the Separate Accounts and those Policies or Post-Closing Policies which are registered products;

         (p) subject to prior review and consent by the Company and to the provisions of Exhibit A hereto, complying with Securities and Exchange Commission filing and other regulatory requirements applicable to those Policies or Post-Closing Policies which are registered products;

         (q) consulting with the Company and providing all financial, accounting and other data requested by the Company (i) to support any dividend declarations recommended by the Administrator under the Par Policies; (ii) regarding cash flow testing for the Policies and Post-Closing Policies subject to the ALIC Coinsurance Agreement, ALIAC Coinsurance Agreement or NY Modified Coinsurance Agreement; and (iii) establishing the recommended Non-Guaranteed Elements of the Policies and Post-Closing Policies;

         (r) maintaining a post office box or other commercially reasonable alternative for the purpose of receiving and collecting correspondence related to the administration of the Policies and Post-Closing Policies; and

         (s) (i) providing information to the Company to allow the Company to fulfill its escheat filing responsibilities and
                    (ii) otherwise fully discharging all escheat obligations to any Governmental Authority relating to the Policies or Post-Closing Policies.

         Section 2.04. Claims Review and Litigation. (a) In accordance with procedures agreed to from time to time by the Company and the Administrator, the Administrator shall promptly notify the Company if it proposes to deny any Claim under the Policies or Post-Closing Policies. The notice required under this
Section 2.04 will contain a specific explanation of the Claim and the basis for the Administrator's proposal to deny such Claim and a statement of the date that the Claim payment would be required to be made under Section 2.03(c) hereof. If the Company requests additional information concerning such a Claim, the Administrator shall promptly provide the Company with a copy of its Claim file and any other information concerning the Claim reasonably requested in writing by the Company. The Administrator shall not deny a Claim if the Company objects to such denial in writing in accordance with the applicable standards described in Section 2.07 hereof within ten (10) Business Days of the later to occur of (i) the date of the Company's receipt of the notice required under this Section 2.04 and (ii) the date of the Company's receipt of all information concerning the Claim reasonably requested in writing by the Company. In the event that the Company objects to such proposed denial, the Company and Administrator shall use their good faith efforts to resolve such objection within the time frames contemplated by Section 2.03(c) hereof.

         (b) The Administrator shall immediately notify the Company in writing of any litigation that has been instituted or threatened in writing with respect to (i) any denied Claim or any claim-handling regardless of whether the Claim was paid or denied; or (ii) any other matter relating to a Policy or Post-Closing Policy or the Administrator's administration thereof. Such notice shall include a report summarizing the nature of the threatened or pending litigation, the alleged actions or omissions giving rise to such litigation or threatened litigation and copies of any files that the Company may reasonably require in order to review such litigation.

         (c) The Administrator shall sue or defend, at its own expense and in the name of the Company when necessary (subject to Section 2.08 hereof), any action brought upon a Policy or Post-Closing Policy. The Administrator shall make recommendations to and consult with the Company concerning its litigation strategy or settlement plans with respect to any such action. The Company shall have the right, at its own expense, to engage its own separate legal representation in any litigation in which the Company is a named party; provided, however, that the Administrator shall exercise control and direction over litigation defended pursuant to this Section 2.04(c) and shall have the authority to settle or consent to judgment in any such litigation subject to obtaining the Company's prior consent. Notwithstanding the foregoing, the Administrator shall have the authority to settle or consent to judgment in any litigation without the Company's consent if (i) the Administrator pays all settlement amounts with respect thereto; (ii) the settlement or judgment does not impose equitable remedies on the Company or involve any restriction or condition which could reasonably be expected to have a material adverse effect on the Company or its Affiliates or on any business of the Company or its Affiliates; and (iii) the Administrator obtains a complete release of, or a dismissal with prejudice of claims against, the Company with respect to such litigation.

         (d) Notwithstanding the provisions of Section 2.04(c) hereof, the Company shall retain the exclusive right to exercise control of and direction over any claim or litigation involving Retained Liabilities. Except in cases where there is insufficient time to obtain the required consent or in cases where the Administrator is a named party in the claim or litigation, the Administrator shall not initiate or appear in any litigation involving Retained Liabilities or engage any counsel to prosecute or defend such litigation, unless the Administrator first obtains prior written consent for its action from the Company. Whenever there is insufficient time to obtain the required consent, the Administrator shall take any action necessary to preserve the legal rights and interests of the Company with respect to any claim or litigation involving Retained Liabilities; provided, however, that the Administrator shall promptly give the Company written notice of any such action taken without the Company's prior written consent.

         (e) Without the Company's prior written consent, the Administrator shall not (i) pay any portion of or settle any claim involving Retained Liabilities; or (ii) admit liability on the part of the Company with respect to such a claim.

         Section 2.05. Legally Required Company Actions. The Administrator will give the Company timely notice of any Legally Required Company Actions, including, without limitation, filings with insurance regulators, other Governmental Authorities and guaranty associations and filings and premium, and other Tax returns with taxing authorities, which, in each case, relate to the Policies, the Post-Closing Policies or the Separate Accounts. The Administrator will, not less than forty-five (45) calendar days prior to the date on which such filings are required, provide to the Company all information with respect to the Policies, the Post-Closing Policies and the Separate Accounts that may be required for the Company to prepare such filings and Tax returns in a timely fashion. However, all such information necessary for the preparation of any federal or state income Tax return will be provided by April 30th following the end of the taxable year. The Administrator, in accordance with and subject to the terms and conditions of Section 3.11 of the ALIC Coinsurance Agreement and
Section 3.10 of the ALIAC Coinsurance Agreement, will pay to the Company on a monthly basis an advance against the Administrator's liabilities for premium Taxes payable by the Company and assessments to the Company by state guaranty or insolvency or similar associations or funds, to the extent that such Taxes and assessments are allocable to Premiums paid on or after the Effective Date. In addition, the Administrator will be responsible for complying with all applicable reporting, withholding and disclosure requirements under the Code and state and local Tax laws with respect to the Policies, the Post-Closing Policies and Separate Accounts, and the Company will cooperate with the Administrator to the extent necessary to allow the Administrator to fulfill its responsibilities.

         Section 2.06.       Compensation.

         (a) The Administrator will, promptly upon the Company's request therefor, (i) compensate the Company for any administrative services it may from time to time, notwithstanding the intention of the parties that the Administrator perform such services to the fullest extent permitted by Applicable Law, be required to perform with respect to the Policies, the Post-Closing Policies and the Separate Accounts, including without limitation, accounting, legal, Tax and regulatory filing services and all Legally Required Company Actions; and (ii) reimburse the Company for any other costs it may reasonably incur with respect to the Policies, the Post-Closing Policies and the Separate Accounts as a result of this Agreement or the reinsurance transactions contemplated by the ALIC Coinsurance Agreement, ALIAC Coinsurance Agreement and NY Modified Coinsurance Agreement. The compensation and reimbursement referred to in this Section 2.06(a) shall be based on the Company's fully-allocated costs, including a proportionate share of corporate overhead, as detailed in invoices to the Administrator.

         (b) The Administrator agrees to perform the Administrative Services with respect to the Policies and Post-Closing Policies (except with respect to the Retained Liabilities) at its own expense and without any rights of reimbursement from the Company, in consideration of the Company having entered into the Asset Purchase Agreement, the ALIC Coinsurance Agreement, the ALIAC Coinsurance Agreement, the NY Modified Coinsurance Agreement and related agreements and for other good and valuable consideration, the receipt of which is hereby acknowledged.

         Section 2.07. Standards. The Administrator acknowledges that the performance of the Administrative Services including, but not limited to, all reporting obligations to the Company and Policyholders required by this Agreement, in an accurate and timely manner is of critical importance to the Company. The Administrator agrees to utilize the Company's standards or such other standards as may be agreed by the Company and the Administrator and to perform the Administrative Services with the skill, diligence and expertise commonly expected from experienced and qualified personnel performing such duties and in conformance with such standards and Applicable Law. The Administrator further agrees to adhere to any written guidelines and procedures regarding Administrative Services as may reasonably be agreed to by the parties from time to time. Without limiting the generality of the foregoing, the Administrator shall administer and service the Policies and Post-Closing Policies in a manner that adheres to all Applicable Laws, the terms and conditions of the Policies and Post-Closing Policies, and the provisions of all actuarial, rating or other filings with Governmental Authorities relating to the Policies and Post-Closing Policies, as applicable, made by the Company prior to the Closing Date or by the Company or the Administrator on the Company's behalf at any time after the Closing Date.

         Section 2.08. Agreements Regarding Use of the Company's Name. The Administrator hereby acknowledges that the Company either directly or by its Affiliates has adopted and is using the names and marks and registrations thereof listed on Schedule 2.08(A) hereto (collectively, the "Licensed Names and Marks") in connection with the Policies and Post-Closing Policies and Separate Accounts subject to this Agreement. The Administrator shall not use the Licensed Names and Marks in any way or manner not specifically authorized in writing by the Company. Subject to the foregoing general limitation, the Company and the Administrator agree as follows:

         (a) The Company hereby grants to the Administrator and the Administrator hereby accepts a temporary, non-exclusive, non-transferable, royalty-free license to use the Licensed Names and Marks in connection with, and for the sole purpose of identifying, the services rendered by the Administrator under this Agreement (such services referred to herein as the "Services"), subject to the terms and conditions set forth in this Agreement. The Administrator shall use the Licensed Names and Marks in such a way as not to confuse third-parties but to put them on notice that the Administrator is the provider and source of the Services.

         (b) The Company shall have the right in its sole discretion to specify and control the quality of the Services performed by the Administrator under the Licensed Names and Marks and the Administrator agrees to maintain at least the same high quality of services as is or has been maintained by the Company under the Licensed Names and Marks. The Administrator shall submit to the Company such evidence as the Company may reasonably require to ensure the Administrator's compliance with the obligations set forth herein. The Administrator shall permit the Company, upon reasonable prior notice, to inspect and audit the
Administrator's business operations at any time during the Administrator's regular business hours in order to assure the Company that the Administrator is observing the terms and conditions of this Section 2.08.

         (c) The Administrator agrees that it will use the Licensed Names and Marks only in accordance with the performance and usage standards established by the Company and communicated to the Administrator including, without limitation, graphic standards as prescribed by the Company. The Company shall have the right to control the form and manner in which the Licensed Names and Marks are used by the Administrator upon or in connection with advertisements, brochures, audio or visual presentations, or any other materials used in the sale or advertising of the Administrator's services. The Administrator agrees, upon request of the Company, to furnish the Company with specimens of all such materials as to which the Company objects in writing if such use is inconsistent with the Company's use prior to the date hereof. The Administrator shall use registered Licensed Names and Marks with proper notice of registration.

         (d) Except as provided herein, the Administrator shall have no right to use any other name or mark of the Company not now or hereafter listed on
Schedule 2.08(A) hereof including, but not limited to, those names, marks and logos listed on Schedule 2.08(B) hereto. The Licensed Names and Marks are intended to be a complete listing of all names, marks and logos exclusive of those marks set forth on Schedule 2.08(B) hereto used in connection with and for the purpose of identifying the Business. The Company will add to Schedule 2.08(A) any names, marks and logos that were inadvertently omitted. No right is granted hereunder for the use of the Licensed Names and Marks in connection with any services other than the Services specified in
Section 2.08(a) above. The Administrator agrees not to use the Licensed Names and Marks in partial form without the prior written consent of the Company, which the Company can withhold at its sole discretion. The Administrator agrees not to adopt or use any service mark, logo or design confusingly similar to the Licensed Names and Marks. It is understood that the Company retains the right, in its sole discretion, to modify the Licensed Names and Marks, upon reasonable prior notice to the Administrator, but the Company shall not materially modify the Licensed Names and Marks if such modification would require regulatory approval of the Administrator's use of the Licensed Names and Marks, without the prior written consent of the Administrator, which consent shall not be unreasonably withheld.

         (e) The Administrator recognizes the value of the goodwill associated with the Licensed Names and Marks and acknowledges that all proprietary rights therein and the goodwill attached thereto belong exclusively to the Company. All uses of the Licensed Names and Marks by the Administrator shall, with respect to service mark ownership only, inure solely to the benefit of the Company and any registration of the Licensed Names and Marks shall be registered in the name of the Company, it being understood that the present license will not in any way affect the ownership by the Company of the Licensed Names and Marks, each of which shall continue to be the exclusive property of the Company. With respect only to those trademarks and service marks listed on Schedule 2.08(A) hereto which have been registered with the U.S. Patent and Trademark Office as of the date of this Agreement ("Registered Marks"), the Administrator acknowledges that the Company owns such Registered Marks. The Company shall, in its own name and at its own expense, maintain appropriate service mark protection for the Licensed Names and Marks. The Administrator shall not at any time during the term of this Agreement or at anytime thereafter do or cause to be done any act contesting the validity of the Licensed Names and Marks, contesting or in any way impairing or tending to impair the Company's entire right, title and interest in the Licensed Names and Marks and the registrations thereof or adversely affecting the value of the Licensed Names and Marks or the reputation and goodwill of the Company. The Administrator shall not represent that it has any right, title or interest in the reputation and good will of the Company. The Administrator shall not represent that it has any right, title or interest in the Licensed Names and Marks other than the rights expressly granted by this Agreement.

         (f) Except as provided in this Agreement, the use of the Licensed Names and Marks by the Administrator shall not create, or be deemed to create, any responsibility or liability on the part of the Company for the acts or omissions of the Administrator.

         (g) Subject to the provisions of Article VI hereof, the Company will indemnify, defend and hold the Administrator harmless from any Loss (as defined in Section 6.03 hereof) that arises in connection with any third-party infringement or similar suit involving the Licensed Names and Marks. With the exception of infringement or similar suits involving the Licensed Names and Marks, the Administrator shall indemnify, defend and hold the Company harmless from any Loss that arises in connection with the Administrator's use of the Licensed Names and Marks. This Section 2.08(g) shall survive the termination of this Agreement.

         (h) The right to institute and prosecute actions for infringement of the Licensed Names and Marks is reserved exclusively to the Company, and the Company shall have the right to join the Administrator in any such actions as a formal party. Any such action shall be conducted at the Company's expense. The Administrator shall promptly notify the Company of any infringement or unauthorized use of the Licensed Names and Marks, of which it is aware, and agrees to assist the Company at the Company's expense in any such action brought by the Company. It is understood, however, that the Company is not obligated to institute and prosecute any such actions in any case in which it, in its sole judgment, may consider it inadvisable to do so.

         (i) The agreements and covenants contained in this Section 2.08 shall continue in effect until such time as this Agreement is terminated pursuant to
Section 7.02. Upon termination of this Agreement, the Administrator shall immediately discontinue all use of the Licensed Names and Marks (but in no event will such use extend beyond sixty (60) days after termination) and shall not thereafter use any names or marks which are similar or likely to cause confusion therewith. Prior to any such termination, the Administrator shall take all action reasonably necessary to effect such discontinuance including, but not limited to, notifying Policyholders, Producers, suppliers, service providers, regulatory agencies, and other relevant Persons of the discontinuance. Upon termination, all of the Administrator's rights to the Licensed Names and Marks shall revert to and continue to reside with and be owned exclusively by the Company.

         (j) The Administrator is granted no rights to use the Licensed Names and Marks, other than those rights specifically described and expressly licensed in this Agreement.

         (k) None of the rights licensed to the Administrator under this Section
2.08 may be assigned, sublicensed or otherwise transferred by the Administrator, nor shall such rights inure to the benefit of any trustee in bankruptcy, receiver or successor of the Administrator, whether by operation of law or otherwise without the prior written consent of the Company, and any assignment, sublicense or other transfer without such consent shall be null and void. The merger of the Administrator with or into another entity shall not constitute an assignment hereunder.

         (l) Without limiting the right of the Company hereto to pursue all other legal and equitable rights available to it for violation of this Section
2.08 by the Administrator or any of its Affiliates, the Administrator acknowledges and agrees that other remedies cannot fully compensate the Company for such a violation by the Administrator or such Affiliates and that the Company shall be entitled to injunctive relief or other equitable remedies to prevent the violation or continuing violation thereof.

                                   ARTICLE III
                           BOOKS AND RECORDS; REPORTS

         Section 3.01. Maintenance of Books and Records. (a) For the duration of this Agreement, the Administrator shall maintain, in machine readable format and at a location to be agreed upon by the Administrator and the Company, books and records of all transactions pertaining to the Policies, Post-Closing Policies and the Separate Accounts, including, but not limited to, any Claims and litigation files submitted or generated in respect of the Policies and Post-Closing Policies and any documents relating thereto, any communications relating to any Policy or Post-Closing Policy, any communication with any Governmental Authority, complaint logs and all data used by the Administrator in the performance of services required under this Agreement. These books and records shall be maintained (i) in accordance with prudent standards of insurance record-keeping; (ii) in accordance with New York Insurance Department Regulation 152 and any and all other Applicable Laws; and (iii) in a format no less accessible than the format in which such books and records are maintained by the Company or its designee on the Closing Date. All books and records pertaining to a Policy or Post-Closing Policy, including those generated by the Administrator after the Closing Date, shall continue to be owned by the Company and shall be made available to the Company, its auditors or other designees, during normal business hours and at any other time on reasonable notice, for review, inspection, examination and reproduction. Upon any termination of this Agreement, all books and records pertaining to Policies or Post-Closing Policies shall be delivered promptly to the Company or such other person or entity as the Company shall designate in writing. All books and records and other information pertaining to Policyholders shall be maintained and processed by the Administrator with due and careful regard for the Policyholder's rights of confidentiality.

         (b) The Administrator shall back up all of its computer files used in the performance of Administrative Services on the same basis as it backs up its computer files used in connection with all of its business at the time such Administrative Services are rendered and shall maintain back-up files in the same fashion.

         (c)  The  Administrator   shall  maintain   facilities  and  procedures
reasonably acceptable to the Company for safekeeping all records used in the performance of Administrative Services.

         (d) The Administrator shall maintain all books and records required to be maintained pursuant to this Section 3.01 in accordance with New York Insurance Department Regulation 152, the provisions of other Applicable Laws, and all applicable provisions of the Asset Purchase Agreement, ALIC Coinsurance Agreement, ALIAC Coinsurance Agreement and NY Modified Coinsurance Agreement and, in any event, until such time as the Company gives written permission for their destruction, which permission shall not be unreasonably withheld if (i) the Policy or Post-Closing Policy to which such books and records relate has been maintained in accordance with such Regulation 152; and (ii) with respect to books and records relating to Taxes, and in addition to compliance with such Regulation 152, all applicable statutes of limitations under applicable Tax laws have expired.

         Section 3.02. Monthly Accounting. Beginning with and after the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement, the Administrator shall provide the Company with a Monthly Accounting as of the end of each calendar month, no later than fifteen (15) Business Days after the end of such month; provided, however, that the first Monthly Accounting shall be provided to the Company no later than fifteen (15) Business Days after the end of the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement and the Administrator shall deliver the final Monthly Accounting no later than fifteen (15) Business Days after the date on which this Agreement terminates in accordance with Article VII hereof, and provided, further, that in the event that subsequent data or calculations require revision of the final Monthly Accounting, the required revision shall be made by the Administrator within five (5) Business Days after the parties mutually agree as to the appropriate revision. The Administrator shall provide such Monthly Accounting in a format that is mutually acceptable to the Company and the Administrator.

                                   ARTICLE IV
                      INABILITY TO PERFORM SERVICES; ERRORS

         Section 4.01. Capacity. The Administrator shall at all times during the term of this Agreement keep and maintain sufficient personnel, appropriately trained, and obtain and maintain all necessary licenses, authorizations, permits and qualifications from Governmental Authorities under Applicable Laws (including, if required, an independent adjuster license) as necessary to perform the Administrative Services in the manner required by this Agreement.

         Section 4.02. Inability to Perform Services. In the event that the Administrator shall be unable to perform services as required by this Agreement for any reason for a period that can reasonably be expected to exceed ten (10) Business Days, the Administrator shall provide notice to the Company of its inability to perform the services and shall cooperate with the Company in obtaining an alternative means of providing such services. The Administrator will be responsible for all costs incurred in restoring services.

         Section 4.03. Errors. The Administrator shall, at its own expense, correct any errors in Administrative Services caused by it within a reasonable time after receiving notice thereof from the Company or other Person. This obligation includes, without limitation, reimbursement to the Separate Accounts and the management investment companies underlying that account for any dilution or other adverse effect due to transactions made effective as of an earlier date, commonly referred to as "breakage."

                                    ARTICLE V
                               REGULATORY MATTERS

         Section 5.01. Responsibilities of the Administrator. Except (i) as otherwise provided by this Agreement; and (ii) with respect to any Legally Required Actions, the Administrator, on behalf of the Company, shall be responsible for all state insurance department and, subject to prior review and approval by the Company, federal and state securities law filings (including, but not limited to, filings of riders and amendments), compliance with all regulatory requirements and the taking of all required actions with respect to Governmental Authorities relating to the Policies, the Post-Closing Policies and Separate Accounts. Nevertheless, if the Company or the Administrator receive notice of, or otherwise become aware of any inquiry, investigation, examination, audit or proceeding by Governmental Authorities, relating to the Policies, the Post-Closing Policies or Separate Accounts, the Company or the Administrator, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith to resolve such matter in a mutually satisfactory manner and shall act reasonably in light of the parties' respective interests in the matter at issue. The parties recognize that, as the issuing companies, ALIC and ALIAC retain ultimate responsibility for the resolution of the matters described in this section. Notwithstanding the immediately preceding sentence, the Administrator shall not be relieved or discharged from any liability or obligation which it has incurred or assumed in connection with such matter under the terms of this Agreement or any of the Asset Purchase Agreement, ALIC Coinsurance Agreement, ALIAC Coinsurance Agreement, NY Modified Coinsurance Agreement or other Ancillary Agreements.

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 6.01. Indemnification by the Company. Subject to any limitation contained in the Asset Purchase Agreement, from and after the Closing Date, ALIC and ALIAC, severally and not jointly, each hereby agrees to indemnify, defend and hold harmless the Administrator and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Administrator Indemnified Parties") from and against all Losses (as hereinafter defined) asserted against, imposed upon or incurred by any Administrator Indemnified Party arising from (a) any breach or nonfulfillment by such Company of, or any failure by such Company to perform, any of the covenants, terms or conditions of, or any of its duties or obligations under, this Agreement; and (b) any enforcement of this indemnity.

         Section 6.02. Indemnification by the Administrator. Subject to any limitation contained in the Asset Purchase Agreement, from and after the Closing Date, the Administrator hereby agrees to indemnify, defend and hold harmless ALIC and ALIAC and their respective directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Company Indemnified Parties") from and against all Losses (as hereinafter defined) asserted against, imposed upon or incurred by any Company Indemnified Party arising from (a) the Administrator's performance of, or failure to perform, the Administrative Services or any other act, error, or omission of the Administrator with respect to the Policies, Post-Closing Policies or the Separate Accounts, whether or not such performance, failure to perform, act, error or omission (i) is willful, intentional, negligent or otherwise, or (ii) conforms to industry standards or any standards of performance set forth herein or otherwise agreed to by the parties hereto, (b) any breach or nonfulfillment by the Administrator of, or any failure by the Administrator to perform, any of the covenants, terms or conditions of, or any of its duties or obligations under, this Agreement, or (c) any enforcement of this indemnity.

         Section 6.03. Certain Definitions and Procedures. As used in this Agreement, "Loss" and/or "Losses" shall mean actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties. In the event either Administrator, on the one hand, and ALIC or ALIAC, on the other hand, shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Sections 9.02, 9.03 and 9.04 of the Asset Purchase Agreement.

                                   ARTICLE VII
                              DURATION; TERMINATION

         Section 7.01. Duration. This Agreement shall commence on the date of its execution and, subject to the applicable Service Effective Date for each Administrative Service, continue until it is terminated under Section 7.02.

         Section 7.02. Termination. (a) Subject to the provisions regarding survivability set forth in Section 9.12 hereof, this Agreement shall terminate:

                       (i) at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination, and consistent with
                             Section 7.02(b) hereof, shall set forth in reasonable detail the procedures for transferring the Administrative Services to the Company or the Company's designee;

                       (ii) automatically upon the recapture of the Policies and Post-Closing Policies by the Company pursuant to Article IX of the ALIC Coinsurance Agreement,
                             Article IX of the ALIAC  Coinsurance  Agreement  or
                             Article   IX  of   the  NY   Modified   Coinsurance
                             Agreement;

                       (iii) automatically  at such time as none of the Policies
                             or Post-Closing Policies remains in force and no further Administrative Services in respect of the Policies, the Post-Closing Policies and the Separate Accounts are required; or

                       (iv) at the option of the Company, upon written notice to the Administrator, on the occurrence of any of the following events:

                             (A) Administrator becomes subject to dissolution, liquidation, conservation, rehabilitation, bankruptcy, statutory reorganization, receivership, compulsory composition, or similar proceedings in any jurisdiction, or if creditors of Administrator take over its management, or if Administrator otherwise enters into any arrangement with creditors, or makes an assignment for the benefit of creditors, or if any significant part of Administrator's undertakings or property is impounded or confiscated by action of any Governmental Authority; or

                             (B)  there is a  material  breach by the
                                  Administrator of any term or condition of this Agreement, that is not cured by the Administrator within thirty (30) days of receipt of written notice from the Company of such breach or act; or

                             (C)  any liability policy or bond required
                                  pursuant to Article VIII of this Agreement is canceled, terminated or substantially revised; or

                             (D) the Administrator is unable to perform the Administrative Services for a period of thirty (30) consecutive days for any reason.

         (b) Following any termination of this Agreement, the Administrator shall cooperate fully with the Company in effecting the prompt transfer of the Administrative Services and all books and records maintained by the Administrator pursuant to Section 3.01 hereof or other applicable provisions of the Asset Purchase Agreement or Ancillary Agreements (or, where appropriate, copies thereof) to the Company or the Company's designee, so that the Company or its designee will be able to perform the services required under this Agreement without interruption following any such termination.

                                  ARTICLE VIII
                                    INSURANCE

         Section 8.01. Liability Insurance. The Administrator shall maintain errors and omissions liability coverages with limits in commercially prudent amounts, to cover any loss arising as a result of any real or alleged negligence, errors or omissions on the part of the Administrator's officers, agents or employees in any aspect of the performance of services under this Agreement.

         Section 8.02. Fidelity Bond. The Administrator shall maintain fidelity bond coverage in a commercially prudent bond amount to cover any loss due to the misdeeds of the Administrator's officers, employees or agents in any aspect of the performance of services under this Agreement.

         Section 8.03. Qualifying Insurers. The Administrator shall obtain the coverages specified in Sections 8.01 and 8.02 hereof from insurers having an A.M. Best Company rating of at least A-, a Standard & Poor's Corporation insurer financial strength rating of at least BBB+, and/or a Moody's Investors Services, Inc. claims-paying ability rating of at least Baa1. In the event that the ratings of an insurer which has issued one or more of the coverages specified in Sections 8.01 and 8.02 are downgraded so that such insurer would no longer qualify to issue such coverage under the provisions of the preceding sentence, the Administrator shall promptly obtain replacement coverage from another insurer that so qualifies.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.01. Headings, Schedules and Exhibits. Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules and Exhibits are a part of this Agreement.

         Section 9.02. Notices. Any and all notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service, or (c) delivered in person to the parties at the following addresses:

                    If to ALIC, to :

                             Aetna Life Insurance Company
                             151 Farmington Avenue
                             Hartford, Connecticut   06156
                             Attention:  Chief Financial Officer

                    If to ALIAC, to :

                             Aetna Life Insurance and Annuity Company
                             151 Farmington Avenue
                             Hartford, CT   06156
                             Attention:  Chief Financial Officer

                    With copies (which shall not constitute notice) to:

                             Aetna Retirement Services, Inc.
                             151 Farmington Avenue
                             Hartford, Connecticut   06156
                             Attention:  General Counsel

                             Lord, Bissell & Brook
                             115 South LaSalle Street
                             Chicago, Illinois   60603
                             Attention:  James R. Dwyer

                    If to the Administrator, to:

                             Lincoln Life & Annuity Company of New York
                             120 Madison Street, Suite 1700
                             Syracuse, New York  13202
                             Attention:  Philip L. Holstein

                    With a copy (which shall not constitute notice) to:

                             Sutherland, Asbill & Brennan LLP
                             1275 Pennsylvania Avenue, N.W.
                             Washington, D.C.  20004
                             Attention: David A. Massey

Either  party may, by notice  given to the other party in  accordance  with this
Section 9.02, designate another address or person for receipt of notices hereunder.

         Section 9.03. Confidentiality. Each of the parties shall maintain the confidentiality of all information related to the Policies and Post-Closing Policies and all other information denominated as confidential by the other party provided to it in connection with this Agreement, and shall not disclose such information to any third parties without prior written consent of the other party, except as may be permitted by Sections 5.18 and 11.02 of the Asset Purchase Agreement.

         Section 9.04. Entire Agreement. This Agreement and the other agreements expressly referred to herein, including the Schedules and Exhibits attached hereto and thereto, (a) supersede all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and (b) contain the sole and entire agreement between the parties with respect to the subject matter hereof.

         Section 9.05. Waiver and Amendments. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Company and the Administrator, respectively.

         Section 9.06. Execution in Counterpart. This Agreement may be executed jointly in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Section 9.07. Limited Authority. The Company and the Administrator are not partners or joint venturers, and no employee or agent of either party shall be considered an employee or agent of the other. The Administrator's authority shall be limited to that which is expressly stated in this Agreement.

         Section 9.08. Assignment. Neither this Agreement nor any right or license hereunder shall be assigned by either of the parties without the prior written approval of the other party.

         Section 9.09. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their permitted successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         Section 9.10. Subcontracting. Except for services subcontracted by the Company as of the Closing Date, the Administrator may not subcontract for the performance of any services that the Administrator is to provide hereunder without prior written approval by the Company, which approval shall not be unreasonably withheld; provided that, the Company hereby agrees that the Administrator may subcontract for the performance of such services to LNLIC.

         Section 9.11. Change in Status. The Administrator shall notify ALIC or ALIAC immediately of any proposed change of control of the Administrator, the adoption of any plan to liquidate, merge or dissolve the Administrator, or of any proceeding or lawsuit which affects the Administrator's ability to perform this Agreement, including, but not limited to, insolvency or rehabilitation proceedings.

         Section 9.12. Survival. The provisions of Sections 3.01, 7.02(b), 9.03, 9.14 and 9.15 and Articles I and VI shall survive the termination of this Agreement.

         Section 9.13. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Company or the Administrator under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         Section 9.14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. ALL ISSUES RELATING TO VENUE AND JURISDICTION SHALL BE GOVERNED BY SECTION 11.07 OF THE ASSET PURCHASE AGREEMENT.

         Section 9.15. Expenses. The Administrator shall be responsible for the payment of all expenses in connection with administering the Policies and Post-Closing Policies from and after the Closing Date.

         Section 9.16. No Prejudice. The parties agree that this Agreement has been jointly negotiated and drafted by the parties hereto and that the terms hereof shall not be construed in favor of or against any party on account of its participation in such negotiations and drafting.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.



                                      AETNA LIFE INSURANCE COMPANY


                                      By:

                                      Name:

                                      Title:


                                      AETNA LIFE INSURANCE AND ANNUITY
                                      COMPANY


                                      By:

                                      Name:

                                      Title:


                                      LINCOLN LIFE & ANNUITY COMPANY OF
                                      NEW YORK


                                      By:

                                      Name:

                                      Title:

                                SCHEDULE 2.08(A)



TRADE NAMES


TRADEMARKS AND SERVICE MARKS

Marks                        Status                  Reg./Set. No. Owner Company

                                SCHEDULE 2.08(B)



TRADE NAMES


TRADEMARKS AND SERVICE MARKS

Marks                        Status                  Reg./Set. No. Owner Company

                                    EXHIBIT K

                                Required Balance

                          AETNA LIFE INSURANCE COMPANY


         The Required Balance with respect to Policies and Post-Closing Policies issued by ALIC as of any date shall be computed as the excess of (a) the par surplus and all liabilities listed below with respect to such Policies and Post-Closing Policies, determined under Connecticut SAP as of such date, over
(b) the aggregate amount of the policy loans (including accrued interest thereon) under such Policies and Post-Closing Policies, determined under Connecticut SAP as of such date.

Liabilities with Respect to Policies and Post-Closing Policies

          Aggregate Reserves for Life Policies
          Supplemental Contracts without Life Contingencies
          Policy and Contract Claims
          Policyholders Dividend Accumulations
          Policyholders Dividends Due and Unpaid
          Premiums Received in Advance
          Liability for Premium and Other Fund Deposits
          Cost of Collection
          Par Surplus


                    AETNA LIFE INSURANCE AND ANNUITY COMPANY

         The Required Balance with respect to the Policies and Post-Closing Policies issued by ALIAC as of any date shall be computed as the excess of (a) all liabilities listed below with respect to such Policies and Post-Closing Policies, determined under Connecticut SAP as of such date, over (b) the aggregate amount of the policy loans (including accrued interest thereon) under such Policies and Post-Closing Policies, determined under Connecticut SAP as of such date.

Liabilities with Respect to Policies and Post-Closing Policies

         Aggregate Reserves for Life Policies
         Policy and Contract Claims
         Premiums Received in Advance
         Liability for Premium and Other Fund Deposits
         Cost of Collection
         Separate Account Liabilities

                                    EXHIBIT L






                            SECURITY TRUST AGREEMENT


                                      among


                  [THE LINCOLN NATIONAL LIFE INSURANCE COMPANY]
                  [LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK],


                   [AETNA LIFE INSURANCE AND ANNUITY COMPANY]
                         [AETNA LIFE INSURANCE COMPANY],


                                       and


                    _________________ BANK AND TRUST COMPANY

                                TABLE OF CONTENTS

Article 1.  DEPOSIT OF ASSETS INTO THE TRUST ACCOUNT.........................1
   1.01......................................................................1
   1.02......................................................................2
   1.03......................................................................2
   1.04......................................................................2
   1.05......................................................................2
   1.06......................................................................3

Article 2.  WITHDRAWAL OF ASSETS  FROM THE TRUST ACCOUNT.....................3
   2.01......................................................................3
   2.02......................................................................3
   2.03......................................................................3
   2.04......................................................................3


Article 3.  FORM OF ASSETS...................................................4
   3.01......................................................................4
   3.02......................................................................4

Article 4.  STATEMENT OF ACCOUNT.............................................4
   4.01......................................................................4
   4.02......................................................................4
   4.03......................................................................5

Article 5.  ELIGIBLE SECURITIES..............................................5
   5.01......................................................................5
   5.02......................................................................5
   5.03......................................................................5
   5.04......................................................................6

Article 6.  GENERAL PROVISIONS RELATING TO THE TRUSTEE.......................6
   6.01......................................................................6
   6.02......................................................................6
   6.03......................................................................6
   6.04......................................................................6
   6.05......................................................................6
   6.06......................................................................7

   6.07......................................................................7
   6.08......................................................................7

Article 7.  TERMINATION......................................................7

Article 8.  MISCELLANEOUS....................................................8
   8.01......................................................................8
   8.02......................................................................8
   8.03......................................................................8
   8.04......................................................................8
   8.05......................................................................8
   8.06......................................................................8
   8.07......................................................................9
   8.08......................................................................9
   8.09......................................................................9

                            SECURITY TRUST AGREEMENT


     THIS AGREEMENT entered into as of this _______ day of _____________, _____ in Hartford, Connecticut by and among [The Lincoln National Life Insurance Company, an Indiana domiciled stock life insurance company][Lincoln Life & Annuity Company of New York, a New York domiciled stock life insurance company] (hereinafter the"Grantor"), [Aetna Life Insurance and Annuity Company][Aetna Life Insurance Company], a Connecticut domiciled stock life insurance company (hereinafter the "Beneficiary"), and , a banking institution existing under the laws of the State of _____________ (hereinafter the "Trustee"), (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes individually referred to as a "Party" and collectively referred to as the "Parties").

                                    WITNESSETH

     WHEREAS, the Beneficiary and the Grantor have entered into a Coinsurance Agreement effective October 1, 1998 (the "Coinsurance Agreement");

     WHEREAS, pursuant to the Coinsurance Agreement, the Grantor desires to convey and transfer to the Trustee for deposit into a trust account such assets as are required to be deposited pursuant to this Agreement; and

     WHEREAS, the Trust Account (as defined below) is intended to be a grantor trust of which the Grantor is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Internal Revenue Code of 1986.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

Article 1.  DEPOSIT OF ASSETS INTO THE TRUST ACCOUNT

     1.01 Grantor hereby establishes a trust account (the "Trust Account") with the Trustee and the Trustee shall administer the Trust Account for the sole use and benefit of the Beneficiary upon the terms and conditions set forth herein. Grantor is concurrently herewith transferring into the Trust Account Assets (as defined below) with a market value equal to $__________ Grantor may periodically deposit additional Assets in the Trust Account.

     1.02 Grantor hereby conveys, grants, transfers, assigns and delivers certain Assets (as hereinafter defined), together with all of the estate, right, title and interest of the Grantor in and to the Assets, to the Trustee to hold in trust in the Trust Account solely for the uses and purposes set forth in this Agreement. The term "Assets" within the meaning of this Agreement shall mean only the following: (a) cash (United States legal tender); (b) cash equivalents; and (c) Eligible Securities (as defined in Section 5.02). All Assets shall be subject to the terms hereof.

     1.03 The Trustee is authorized and shall have the power to receive such Assets as Beneficiary or Grantor from time to time may transfer or remit to or vest in the Trustee or place in such Trustee's hands or under said Trustee's control, and to hold, invest, reinvest and dispose of the same for the uses and purposes and in the manner and according to the provisions herein set forth. All Assets at all times shall be maintained and held in a safe place and in trust, separate and distinct from the Trustee's own assets, and shall be continuously kept at the Trustee's office in the United States located at _________________ _______________________________________________________________________. To
the extent permitted by applicable law, Assets may be held by the Trustee in the Trust Account in book entry form.

     1.04 Upon execution of this Agreement, and from time to time thereafter as required by Beneficiary, Grantor shall, where applicable, execute assignments or endorsements in blank of all of Grantor's right, title and interest in the Assets which are delivered to the Trustee to form a part of the Trust Account so that, whenever necessary, the Beneficiary or the Trustee, upon direction by the Beneficiary, may negotiate Grantor's interest in any such Assets without the consent or the signature of Grantor or any other entity. Any Assets received by the Trustee which are not in such proper negotiable form shall not be accepted by the Trustee and shall be returned to Grantor. The Trustee shall provide written notice of such attempted delivery of non-conforming Assets to the Beneficiary within two (2) business days after the Trustee has determined that such Assets have not been delivered in proper negotiable form. The Grantor shall have five (5) business days after the date on which the non-conforming Assets are rejected by the Trustee in which to redeliver Assets to the Trustee which conform to the requirements of this Section 1.04. In the event Grantor does not redeliver Assets to the Trustee which conform to the requirements of this
Section 1.04 within five (5) business days, the Trustee will take such actions as may be directed by the Beneficiary. In addition, the Trustee may hold Assets deposited in the Trust Account in bearer form or in its own name or that of a nominee.

     1.05 The Grantor may from time to time substitute Assets for any Assets forming a part of the Trust Account, subject to obtaining Beneficiary's prior written consent for each substitution transaction, said consent to be delivered to the Trustee, and so long as upon such substitution, all requirements of this Agreement continue to be satisfied.

     1.06 The Trustee shall furnish to Grantor and Beneficiary notice of any deposits to the Trust Account, or substitutions permitted under Section 1.05, within five (5) days after the occurrence of such event. Such notice shall contain information regarding the transaction being reported and the Asset or Assets affected, including information identifying the issuer, the CUSIP number (if available), and the par amount, interest or coupon rate and payment dates and maturities of any Eligible Securities subject to the deposit, exchange, substitution or withdrawal.

Article 2.  WITHDRAWAL OF ASSETS  FROM THE TRUST ACCOUNT

     2.01 Without notice to the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, upon written notice to the Trustee (the "Withdrawal Notice"), such Assets as are specified in such Withdrawal Notice (including but not limited to any accrued but undistributed Investment Income, as defined in Section 5.04 hereof, on such Assets). Other than the Withdrawal Notice, the Beneficiary need present no statement or document to the Trustee in order to withdraw any Assets, or any portion thereof, from the Trust Account. In the absence of a Withdrawal Notice or other written authorization from the Beneficiary, the Trustee shall allow no withdrawals or substitutions of the Assets, or any portion thereof, from the Trust Account.

     2.02 Upon the Trustee's receipt of the Withdrawal Notice from the Beneficiary referred to in Section 2.01, the Trustee shall immediately take any and all steps reasonably necessary to transfer all right, title and interest in the Assets or any portion thereof held in the Trust Account (including but not limited to any accrued but undistributed Investment Income, as defined in
Section 5.04 hereof, on such Assets), as specified in the Withdrawal Notice, to the Beneficiary or any other party designated by the Beneficiary and shall deliver physical custody of such Assets to the Beneficiary or such other party.

     2.03 The Beneficiary or any other party designated by the Beneficiary to receive any part of the Assets held in the Trust Account shall provide the Trustee with written acknowledgment of receipt of withdrawn Assets.

     2.04 The Trustee shall furnish to the Grantor and the Beneficiary notice of any withdrawals from the Trust Account within one (1) day after the occurrence of such event. Such
                                         - 3 -
notice shall contain the same identifying information pertaining to the Asset or Assets withdrawn from the Trust Account as notices furnished pursuant to
Section 1.06.

Article 3.  FORM OF ASSETS

     3.01 The Grantor shall have good and marketable title to each Asset deposited in the Trust Account, and each such Asset shall when deposited be, and at all times remain, free and clear of all claims, liens, interests, and encumbrances. Concurrent with any deposit of Assets into the Trust Account, Grantor shall furnish to the Trustee all original documentation evidencing the ownership of the deposited Assets.

     3.02 The Trustee shall take reasonable and customary measures to ensure (a) that all Assets, other than cash, deposited with the Trustee pursuant to Article 1 are accompanied by executed assignments or endorsements in blank or (b) that legal title to all Assets requiring assignments has been transferred to the Trustee, in order that the Beneficiary, or the Trustee upon the written direction of the Beneficiary, may whenever necessary negotiate any such Assets without the consent or signature of the Grantor or any other entity. Any executed assignments, endorsements in blank or other instruments which are not part of the Trust Account shall be held and safeguarded by the Trustee, and either be delivered to the Beneficiary (or the party designated by the Beneficiary pursuant to Section 2.03) in conjunction with any withdrawal from the Trust Account, or returned to the Grantor in conjunction with any withdrawal or substitution from the Trust Account authorized by the Beneficiary.

Article 4.  STATEMENT OF ACCOUNT

     4.01 The Trustee shall determine the market value of the Assets in the Trust Account, using its best efforts, on a monthly basis. Such market value determination shall be communicated to the Grantor and the Beneficiary as part of the monthly accounting contemplated by Section 4.02.

     4.02 The Trustee shall furnish to the Grantor and the Beneficiary an accounting relating to the receipt, investment, disbursement of all Assets in the Trust Account (a) upon its inception, (b) as of the end of each calendar month during the term of this Agreement, and (c) upon termination of the Trust Account and this Agreement pursuant to Article 7. Such accounting shall contain the same identifying information pertaining to the Assets held in the Trust Account as of the accounting date as notices furnished pursuant to Section 1.06. Further,
                                       - 4 -
such accounting shall be provided to the Grantor and the Beneficiary no later than ten (10) days after each accounting date.

     4.03 In addition to all other reports and notices which the Trustee is required to provide under this Agreement, the Trustee shall notify the Grantor and the Beneficiary of any demand, claim, action or proceeding, whether pending or threatened, seeking to encumber, attach, garnish or otherwise obtain possession of any of the Assets in the Trust Account (collectively, "Claim") of which it has received actual notice in its capacity as Trustee hereunder. Such notice shall be provided to the Grantor and the Beneficiary without delay after the Trustee has received actual written notice of such Claim. Subject to the Beneficiary's reasonable determination that the Claim is not spurious, the Beneficiary may direct the Grantor in writing to substitute Assets held in Grantor's investment portfolio for any of the Assets held in the Trust Account which the Beneficiary reasonably determines are subject to such Claim; PROVIDED, HOWEVER, that no such substitution may be directed by the Beneficiary if the Claim was the result of the Beneficiary's own conduct. The Grantor shall effect such substitution within five (5) business days after the Grantor receives the Beneficiary's written direction.

Article 5.  ELIGIBLE SECURITIES

     5.01 The responsibility for directing the Trustee to invest and reinvest the Assets in the Trust Account shall be that of the Grantor or its designee and, unless and until directed by the Grantor or its designee, the Trustee shall not be required to take any action with respect to the investment or reinvestment of the Trust Account's Assets; PROVIDED, HOWEVER, that in the absence of any directions from the Grantor or its designee, all cash in the Trust Account shall be invested by the Trustee in a money market mutual fund approved by the Grantor or its designee. The Trustee shall invest and reinvest the Assets held in the Trust Account, or any part thereof, in such cash equivalents or Eligible Securities as directed by the Grantor or its designee in writing.

     5.02 The term "Eligible Securities" as used in this Agreement shall mean and consist only of [insert applicable language for relevant Event of Default from Section 9.4(f) of applicable Coinsurance Agreement].

     5.03 Prior to any withdrawals of Assets from the Trust Account by the Beneficiary, the Grantor shall have the full and unqualified right to vote and exercise consents and to exercise any and all proprietary rights with respect to any Eligible Securities forming a part of the Trust Account except to the extent that any such rights involve or contemplate the withdrawal of Eligible Securities held in the Trust Account.

     5.04 Grantor shall give all notices and take all actions that the Trustee deems appropriate in order to cause any interest, dividends, redemptions, income, capital gains recognized from the sale of Assets or other amounts due or that will become due on Assets in the Trust Account to be paid directly to the Trustee. Any interest, dividends, redemptions, income, capital gains recognized from the sale of Assets or any other taxable income or other amounts paid to or received by the Trustee on Assets held in the Trust Account (collectively, "Investment Income") shall be paid to Grantor (or at the Grantor's option, deposited into an account in the Grantor's name) on the business day following receipt by the Trustee.

Article 6.  GENERAL PROVISIONS RELATING TO THE TRUSTEE

     6.01 The Trustee shall resign in accordance with Section 6.08 if the Trustee ceases to be a member of the Federal Reserve System or if the Trustee becomes a parent, subsidiary or affiliate of the Grantor or the Beneficiary.

     6.02 The Trustee hereby accepts the trust herein created and declared upon the terms herein expressed. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the Trustee's duties hereunder.

     6.03 The Trustee shall be liable for the safekeeping and administration of the Trust Account in accordance with the provisions of this Agreement. The Trustee shall be liable for its own negligence, willful misconduct or lack of good faith or failure to comply with is obligations under this Agreement. The Trustee also shall be liable for the negligence, willful misconduct or lack of good faith of its nominees.

     6.04 Subject to the obligation of Section 6.03, the Trustee shall be fully protected and indemnified by the Grantor when the Trustee acts in accordance with this Agreement, including acting upon any written statement, facsimile transmission, notice, resolution, request, consent, order, certificate, report, appraisal, opinion or other paper or document believed in good faith by the Trustee to be genuine and to have been signed, sent or presented by the proper Party or Parties. All notices to the Trustee (unless otherwise provided therein) shall be deemed to be effective when received by the Trustee.

     6.05 The Trustee shall be entitled to receive as compensation for its services hereunder, an annual fee, computed and payable quarterly, at such rate as may be agreed from time to time in writing among the Grantor and the Trustee, together with the Trustee's reasonable out of pocket expenses. The Grantor shall be solely responsible for the payment of all such fees and expenses of the Trustee. The Trust Account shall not be utilized for the payment of such fees and expenses.

     6.06 The Trustee shall keep full and complete records of the administration of the Trust Account in accordance with all applicable laws, rules and regulations. Upon the written request of the Grantor or the Beneficiary, the Trustee shall promptly permit either the Grantor, the Beneficiary or either of its agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, at any time during regular business hours, any books, documents, papers and records relating to the Trust Account or the Assets held therein.

     6.07 The Trustee shall provide normal security administration services, such as notices of corporate action, redemption notices, tender offers, voting rights, proxies, and covenant violation notices. The Trustee shall provide a copy of any such notice to the Grantor and the Beneficiary, and the Grantor shall have the right to exercise its voting and other rights pursuant to Section
5.03 hereof.

     6.08 The Trustee may resign, by written resignation, effective not less than ninety (90) days after receipt thereof by Grantor and Beneficiary, and the Grantor or the Beneficiary may unilaterally remove the Trustee at any time, without assigning any cause therefor, by delivering to the Trustee a written notice of removal, effective not less than ninety (90) days after receipt thereof by Trustee, and a copy of such notice to the Party not seeking removal; PROVIDED, however, that no such resignation or removal shall be effective until a successor trustee has been jointly appointed by Grantor and the Beneficiary and has accepted such appointment and all Assets in the Trust Account have been duly transferred to such successor trustee. Only banking and trust institutions which (a) are not affiliated with Beneficiary or Grantor, (b) are members of the Federal Reserve System, and (c) have assets in excess of $10 billion shall be eligible to serve as a successor trustee. In case of the appointment of a successor trustee, all of the powers, rights and duties of the Trustee named herein shall survive and continue in the successor trustee and every successor trustee shall succeed to take and have all the estate, powers, rights and duties which belonged to or were held by its predecessor.

Article 7.  TERMINATION

     The Trust Account and this Agreement may be terminated only upon the Grantor and Beneficiary providing the Trustee with joint written notice of their mutual intention to terminate the Trust Account. As soon as practicable but in no event later than ten (10) business days following the receipt of said joint notice, the Trustee shall transfer all Assets remaining in the

     Trust Account in the manner and to the Parties prescribed in the joint notice, at which time all liability of the Trustee with respect to such Assets shall terminate. Unless terminated as provided above in this Article 7, this Agreement shall remain in effect for so long as there are Assets remaining in the Trust Account.

Article 8.  MISCELLANEOUS

     8.01 The, Grantor, the Beneficiary and the Trustee agree that the provisions of and validity and construction of this Agreement and any amendments thereto shall be governed by, and construed in accordance with, the laws of the State of Connecticut without regard to the principles thereof regarding conflicts of laws, and the Trust Account created hereunder shall be administered in accordance with the laws of said State.

     8.02 This Agreement may be amended at any time by written agreement signed by the Grantor and the Beneficiary and delivered to the Trustee; PROVIDED, however, that no such amendment shall be effective to increase the powers, rights or duties of the Trustee without the Trustee's written consent. No waiver of any provision of this Agreement shall be effective unless such waiver is in writing, and then only to the extent specifically stated.

     8.03 In the event any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, such invalidity or unenforceability shall not affect the remaining parts of this Agreement.

     8.04 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument which shall be sufficiently evidenced by one counterpart.

     8.05 This Agreement shall be binding upon the permitted successors and assigns of the Parties hereto, whether by merger, consolidation or otherwise. Without limiting the generality of the foregoing, the terms "Beneficiary" and "Grantor" shall include any successor of the Beneficiary or Grantor by operation of law including, without limitation, any liquidator, rehabilitator, receiver, or conservator of either Beneficiary or Grantor. This Agreement is not subject to any conditions or qualifications outside of this Agreement.

     8.06 This Agreement is intended solely for the benefit of the parties hereto and their permitted successors and assigns, and it is not the intention of the parties to confer any rights as a third-party beneficiary to any other person.
                                         - 8 -

     8.07 The obligations of the Grantor or the Beneficiary under this Agreement shall not be assigned without the consent of the other party; the consent of the Trustee to such an assignment shall not be required.

     8.08 The Grantor, the Beneficiary and the Trustee acknowledge and agree that the Beneficiary does not have an adequate remedy at law for the damage and injury which may result from the Grantor's or the Trustee's breach of this Agreement or their refusal to perform and discharge their respective obligations hereunder. Accordingly, the Parties hereby agree that in the event of any such breach or refusal, Beneficiary shall be entitled to specific performance of this Agreement or to preliminary and permanent injunction or other equitable relief, in addition to such other remedies available to the Beneficiary in law or in equity.

     8.09 Any and all notices or consents required or permitted hereunder shall be in writing and shall be: (a) delivered, (b) sent by overnight express mail or other nationally recognized overnight or same-day delivery service, or (c) sent by certified or registered mail, return receipt requested. Such notice shall be deemed to have been duly given when received by the party entitled to receive the notice at the address set forth below. All notices, directions, requests, demands, acknowledgments and other communications relating to the termination of the Trust Account shall be in writing.

         (a)      If to Beneficiary:

                  [Aetna Life Insurance and Annuity Company]
                  [Aetna Life Insurance Company]
                  151 Farmington Avenue
                  Hartford, Connecticut 06156
                  Attention: Chief Financial Officer

                  With copies (which shall not constitute notice) to:

                  Aetna Retirement Services, Inc.
                  151 Farmington Avenue
                  Hartford, Connecticut 06156
                  Attention: General Counsel

                  Lord, Bissell & Brook
                  115 South LaSalle Street
                  Chicago, Illinois 60603
                  Attention: James R. Dwyer

         (b)      If to Grantor:

                  [The Lincoln National Life Insurance Company
                  1300 South Clinton
                  P.O. Box 1110
                  Fort Wayne, IN 46801
                  Attention: Carl Baker]

                  [Lincoln Life & Annuity Company of New York
                  120 Madison Street, Suite 1700
                  Syracuse, NY 13202
                  Attention: Philip L. Holstein]

                  With a copy (which shall not constitute notice) to:

                  Sutherland, Asbill & Brennan LLP
                  1275 Pennsylvania Avenue, N.W.
                  Washington, D.C. 20004
                  Attention: David A. Massey

         (c)      If to Trustee:

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove set forth.

                                 [THE LINCOLN NATIONAL LIFE INSURANCE COMPANY] [LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK] (Grantor)


                                 By:

                                 Title:


                                 [AETNA LIFE INSURANCE AND ANNUITY COMPANY]
                                 [AETNA LIFE INSURANCE COMPANY]
                                 (Beneficiary)


                                 By:

                                 Title:



                                 (Trustee)

                                 By:

                                 Title:

                                    EXHIBIT P






                         MODIFIED COINSURANCE AGREEMENT

                                   between the

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY


                          (referred to as the Company)

                                       and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                         (referred to as the Reinsurer)





                           Dated as of October 1, 1998

                               INDEX OF SCHEDULES



Schedule 1.1(A)         Policy Forms
Schedule 1.1(B)         Separate Account Assets
Schedule 1.1(C)         Separate Accounts

                                TABLE OF CONTENTS





ARTICLE I
         DEFINITIONS..........................................................2

ARTICLE II
         BASIS OF MODIFIED COINSURANCE AND BUSINESS COINSURED.................7
         2.1      Modified Coinsurance........................................7
         2.2      Reinstatements, Conversions and Exchanges...................7
         2.3      Separate Accounts...........................................8
         2.4      Reserves....................................................8
         2.5      Policy Changes or Reductions................................8

ARTICLE III
         RESERVE ADJUSTMENTS; ACCOUNTINGS.....................................8
         3.1      Ceding Commission...........................................8
         3.2      Monthly Reserve Adjustment..................................9
         3.3      Interest on Accrued for Expense Allowance...................9
         3.4      Payments from Mutual Fund Organizations.....................9
         3.5      Interim Monthly Accountings.................................9
         3.6      Monthly Accountings........................................10
         3.8      Delayed Payments...........................................10
         3.9      Offset Rights..............................................11
         3.10     Third-Party Reinsurance....................................11

ARTICLE IV
         POLICY ADMINISTRATION...............................................11
         4.1      Interim Servicing..........................................11
         4.2      Transfer of Servicing Obligations..........................11
         4.3      Regulatory Matters.........................................11
         4.4      Policy Changes.............................................12

ARTICLE V
         OVERSIGHTS..........................................................12
         5.1      Oversights.................................................12

ARTICLE VI
         CONDITIONS PRECEDENT................................................12
         6.1      Conditions Precedent.......................................12

ARTICLE VII
         DUTY OF COOPERATION.................................................13
         7.1      Cooperation................................................13

ARTICLE VIII
         DAC TAX.............................................................13
         8.1      Election...................................................13

ARTICLE IX
         INDEMNIFICATION AND RECAPTURE.......................................15
         9.1      Reinsurer's Obligation to Indemnify........................15
         9.2      Company's Obligation to Indemnify..........................15
         9.3      Certain Definitions and Procedures.........................15
         9.4      Recapture Rights...........................................16

ARTICLE X
         DISPUTE RESOLUTION..................................................19
         10.1     Other Disputes over Calculations...........................19

ARTICLE XI
         INSOLVENCY..........................................................20
         11.1     Insolvency Clause..........................................20

ARTICLE XII
         DURATION............................................................20
         12.1     Duration...................................................20
         12.2     Reinsurer's Liability......................................20
         12.3     Survival...................................................21

ARTICLE XIII
         MISCELLANEOUS.......................................................21
         13.1     Notices....................................................21
         13.2     Confidentiality............................................22
         13.3     Entire Agreement...........................................22
         13.4     Waivers and Amendments.....................................23
         13.5     No Third Party Beneficiaries...............................23
         13.6     Assignment.................................................23
         13.7     Governing Law..............................................23
         13.8     Counterparts...............................................23
         13.9     Severability...............................................23
         13.10    Schedules, Exhibits and Paragraph Headings.................24
         13.11    Expenses...................................................24
         13.12    No Prejudice...............................................24

                         MODIFIED COINSURANCE AGREEMENT

         THIS MODIFIED COINSURANCE AGREEMENT (the "Agreement") made by and between Aetna Life Insurance and Annuity Company, a Connecticut domiciled stock life insurance company (the "Company") and The Lincoln National Life Insurance Company, an Indiana domiciled stock life insurance company (the "Reinsurer").

         WHEREAS, the Company has issued certain Policies (as defined below);

         WHEREAS, the Company, Aetna Life Insurance Company, a Connecticut domiciled stock life insurance company ("ALIC"), the Reinsurer, and Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York ("LLANY"), have entered into a Second Amended and Restated Asset Purchase Agreement, dated as of May 21, 1998 (the "Asset Purchase Agreement"), pursuant to which the Reinsurer has agreed to reinsure on a 100% basis all of the liabilities arising under the Policies and Post-Closing Policies (as defined below);

         WHEREAS, pursuant to the Asset Purchase Agreement, the Company and the Reinsurer have entered into a certain Coinsurance Agreement of even date herewith (the "Coinsurance Agreement") pursuant to which, the Company has ceded and the Reinsurer has reinsured on a 100% coinsurance basis the general account liabilities arising under the Policies and Post-Closing Policies;

         WHEREAS, pursuant to the Asset Purchase Agreement, the Company and the Reinsurer wish to supplement the Coinsurance Agreement by providing for the reinsurance by the Reinsurer of the Separate Account Liabilities (as defined below) arising under the Policies and Post-Closing Policies on a 100% modified coinsurance basis in order to achieve 100% reinsurance of all the liabilities arising under the Policies and Post-Closing Policies; and

         WHEREAS, the Company desires that the Reinsurer perform certain administrative functions on behalf of the Company with respect to the Policies and Post-Closing Policies, and the Company, ALIC and Reinsurer have entered into an Administrative Services Agreement of even date herewith (the "Administrative Services Agreement") pursuant to which the Reinsurer shall provide such administrative services.

         NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Reinsurer agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

         "Accounting" means an Interim Monthly Accounting or a Monthly Accounting, as applicable.

         "Administrative Services Agreement" means the Administrative Services Agreement by and between the Company, ALIC and the Reinsurer of even date herewith.

         "Affiliate" means, with respect to any Person, at the time in question, any other Person Controlling, Controlled by or under common Control with such Person. "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, the holding of policyholders' proxies by contract other than a commercial contract for goods or non-management services, or otherwise, unless the power is the result of an official position with or corporate office held by the Person. Except as provided otherwise in this Agreement, control is presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing 25% or more of the voting securities of any other Person, or holds or controls sufficient policyholders' proxies, or is entitled by contract or otherwise, to nominate, appoint or to elect the majority of the board of directors or comparable governing body of any other Person.

         "ALIAC" means Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "ALIC" means Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "Ancillary  Agreements"  means  the  various  agreements   collectively
defined as "Ancillary Agreements" in the Asset Purchase Agreement.

         "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

         "Asset Purchase Agreement" means the Second Amended and Restated Asset Purchase Agreement by and among the Company, ALIC, the Reinsurer and LLANY, dated as of May 21, 1998.

         "Books and Records" means the originals or copies of all customer lists, policy information, policy forms and rating plans, disclosure and other documents and filings, including statutory filings, required under all Applicable Laws, administrative records, reinsurance records, claim records, sales records, underwriting records, financial records, Tax records and compliance records in the possession or control of the Company and relating principally to the operation of the Business including, without limitation, any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process, but excluding: (a) the Company's original certificate of incorporation, bylaws, corporate seal, licenses to do business, minute books and other corporate records relating to corporate organization and capitalization;
(b) original Tax and corporate accounting records relating to the Business;  and
(c) any records that are subject to attorney-client privilege.

         "Business" means marketing, issuing and administering the Policies in the United States and the other business activities reasonably related thereto, in each case as currently conducted by the Company or, where so specified herein, as to be conducted by the Reinsurer following the Closing Date.

         "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of Connecticut are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

         "Ceding Commission" means the aggregate ceding allowance payable by the Reinsurer to the Company in connection with the reinsurance of the Policies and hereunder.

         "Closing" means the closing of the transactions contemplated by this Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Coinsurance Agreement" means the Coinsurance Agreement by and between the Company and the Reinsurer of even date herewith and which is entered into in conjunction with this Agreement in order to give full effect to the Asset Purchase Agreement.

         "Commissions"  means  all  commissions,   expense  allowances,  benefit
credits and other fees and compensation payable to Producers.

         "Connecticut  SAP"  means  the  statutory  accounting   principles  and
practices prescribed or permitted by the Insurance Department of the State of Connecticut.

         "Contract Date" means May 21, 1998.

         "Effective Date" means 12:01 a.m. Eastern Time on October 1, 1998.

         "Election Notice" means a notice given by the Company to the Reinsurer with respect to the exercise of recapture remedy pursuant to Section 9.4 hereof.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means any court, administrative or regulatory agency or commission, or other federal, state or local governmental authority or instrumentality or the National Association of Securities Dealers or national securities exchanges having jurisdiction over any party hereto.

         "Interim Monthly Accounting" means a monthly accounting prepared in accordance with Connecticut SAP and delivered by the Company to the Reinsurer in accordance with the provisions of Section 3.5 hereof.

         "LIBOR" means a rate per annum equal to the three month London Interbank Offered Rate as published in The Wall Street Journal, Eastern Edition.

         "LLANY" means Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York.

         "Monthly Accounting" means a monthly accounting prepared in accordance with Connecticut SAP and delivered by the Reinsurer to the Company in accordance with the provisions of Section 3.6 hereof.

         "Monthly  Reserve  Adjustment"  shall  have the  meaning  set  forth in
Section 3.2 hereof.

         "NAIC" means the National Association of Insurance Commissioners.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Policies" means all of the Company's individual variable life insurance policies, together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and agreements in connection therewith) which have been issued by the Company in connection with the Business (in accordance with, and as determined by reference to, the Company's historical practices), which policies shall include, but not be limited to (a) all policies issued on the policy forms included in the list of base codes set forth on Schedule 1.1(A) and which: (i) are effected, bound or issued on or prior to the Effective Date; and (ii) are in force as of the Effective Date; or (iii) are subject to being renewed or reinstated in accordance with their terms on the Effective Date; and (b) all individual variable life insurance policies which are required to be issued by the Company prior to or after the Effective Date following the exercise of conversion rights in accordance with the terms of the individual life policies coinsured by the Reinsurer under the Coinsurance Agreement; provided, however, that Policies shall not include any policies that are coinsured or administered by LLANY pursuant to the applicable Ancillary Agreements.

         "Policyholders" means policyholders, insureds and assignees under the Policies and Post-Closing Policies.

         "Post-Closing Policies" means the individual variable life insurance policies issued by ALIAC after the Effective Date pursuant to Article V of the Asset Purchase Agreement.

         "Premiums"  means  premiums,   considerations,   deposits  and  similar
receipts with respect to the Policies or Post-Closing Policies.

         "Producers" means all LBMs, MGAs, brokers, agents, general agents, COLI specialty brokers, broker-dealers, producers or other Persons who market or produce the Policies and who (a) have been appointed by the Company, and (b) are entitled to receive Commissions from the Company.

         "Recapture Rights" means the right of the Company to recapture the Policies and Post-Closing Policies pursuant to Section 9.4 hereof.

         "Separate Account Assets" means the assets described on Schedule 1.1(B) hereto which constitute the Separate Accounts.

         "Separate Account Liabilities" means the liabilities or obligations arising under the express terms and conditions of the Policies and Post-Closing Policies, to the extent payable out of the Separate Accounts in accordance with the terms of the Policies and the Post-Closing Policies.

         "Separate Account Reserves" means the reserves associated with the Policies and Post-Closing Policies which are held in the Company's Separate Accounts , determined in accordance with Connecticut SAP.

         "Separate Accounts" means the specific separate accounts of the Company identified in Schedule 1.1(C) hereto.

         "Taxes" (or "Tax" as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), including, without limitation, any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premiums, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto.

         "Termination Date" means the date on which this Agreement is terminated in accordance with the terms and conditions of Article XII hereof.

         "Transition Services Agreement" means the Transition Services Agreement among the Company, ALIC, LLANY and the Reinsurer.


                                   ARTICLE II
              BASIS OF MODIFIED COINSURANCE AND BUSINESS COINSURED

         2.1 Modified Coinsurance. Subject to the terms and conditions of this Agreement, the Company hereby cedes or retrocedes, as the case may be, on a modified coinsurance basis to the Reinsurer as of the Effective Date, and the Reinsurer hereby accepts and agrees to indemnity reinsure on a modified coinsurance basis as of the Effective Date, one hundred percent (100%) of the Separate Account Liabilities arising under or relating to the Policies and the Post-Closing Policies. This Agreement shall not continue or create any legal relationship whatsoever between the Reinsurer and Persons who own or are insured under the Policies and the Post-Closing Policies. Except as expressly provided herein, this Agreement does not reinsure any policy written by the Company or the Reinsurer after the Effective Date. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated, reduced or recaptured as provided herein.

         2.2 Reinstatements, Conversions and Exchanges. In no event shall the modified coinsurance provided hereunder with respect to a particular Policy be in force and binding unless such Policy is in force and binding as of the Effective Date; provided, however that the Policies and Post-Closing Policies reinsured shall include (a) all Post-Closing Policies; (b) all lapsed or surrendered Policies or Post-Closing Policies reinstated in accordance with their terms on and after the Effective Date; and (c) all Policies or Post-Closing Policies issued on or after the Effective Date pursuant to any option provided under the terms of any policies coinsured by the Reinsurer pursuant to any Ancillary Agreement for the conversion of such policies to a variable individual life insurance policy. Upon the reinstatement of any lapsed or surrendered Policy or Post-Closing Policy, such Policy or Post-Closing Policy shall be automatically reinsured hereunder.

         2.3 Separate Accounts. (a) For each of the Policies and Post-Closing Policies, the amount to be invested on a variable basis in accordance with the terms of such Policies and Post-Closing Policies shall be held by the Company in the Separate Accounts, and all Premiums or other deposits with respect to such Policies and Post-Closing Policies shall be deposited in the Separate Accounts to the extent required by such Policies and Post-Closing Policies.

                  (b) For each of the Policies and Post-Closing Policies, the amount to be paid with respect to surrenders, loans, death benefits or any other amounts to be paid out of the assets of the Separate Accounts in accordance with the terms of such Policies and Post-Closing Policies shall be paid out of such assets.

         2.4 Reserves. The Company shall retain, control and own the Separate Account Reserves and all Separate Account Assets.

         2.5 Policy Changes or Reductions. In the event of a material change in the provisions and conditions of a Policy or a Post-Closing Policy (provided that such change is not in violation of Section 4.4 hereof), a corresponding change in the related modified coinsurance and any appropriate cash adjustments shall be made consistent with the policy change rules of the Company. If the face amount of a Policy or a Post-Closing Policy is reduced or increased, the amount coinsured by the Reinsurer shall be reduced or increased accordingly.


                                   ARTICLE III
                        RESERVE ADJUSTMENTS; ACCOUNTINGS

         3.1 Ceding Commission. The Reinsurer shall pay to the Company on the Closing Date a Ceding Commission in the amount of $82,987,000. The Ceding Commission shall be credited to the Company as a reduction in the amount of cash or cash equivalents included within the Transferred Assets (as defined in the Coinsurance Agreement) to be transferred by the Company to the Reinsurer pursuant to the Coinsurance Agreement. In accordance with Section 2.4 of this Agreement, there shall be no transfer of Separate Account Reserves or Separate Account Assets at the Closing.

         3.2 Monthly Reserve Adjustment. The "Monthly Reserve Adjustment" for any month shall be an amount equal to the Separate Account Reserves at the end of such month, minus (i) the amount transferred from the Company's general account to the Separate Accounts for the Policies and Post-Closing Policies during such month; plus (ii) the amount transferred from the Separate Accounts to the general account for the Policies and Post-Closing Policies during such month, excluding policy charges and fees deducted from the Separate Accounts for the Policies and Post-Closing Policies; minus (iii) the amount equal to the Separate Account Reserves at the end of the month preceding such calendar month; minus (iv) the amount equal to the sum of all earned investment income and capital gains and losses, realized and unrealized, with respect to the Policies and Post-Closing Policies in the Separate Accounts during such calendar month. On a monthly basis, commencing with the month in which the Closing occurs, an amount equal to the Monthly Reserve Adjustment will be shown as a credit to the Reinsurer on the Accountings required by Sections 3.5 and 3.6 below, if the foregoing formula yields a negative amount, or as a credit to the Company on such Accountings, if the foregoing formula yields a positive amount. The Monthly Reserve Adjustment shall be calculated on a pre-tax basis.

         3.3 Interest on Accrued for Expense Allowance. On a monthly basis, commencing with the month in which the Closing occurs, an amount equal to the pre-tax interest on the preceding month "Accrued for Expense Allowance Recognized in Reserves" (as shown on page 3, line 13A of the NAIC Annual Statement Blank Form for 1997) where the interest rate equals 1/12 x [month end 10-year Treasure rate + 75 basis points] will be shown as a credit to the Company on the Accountings.

         3.4 Payments from Mutual Fund Organizations. On a monthly basis, commencing with the month in which the Closing occurs, an amount equal to the pre-tax amount of any expense reimbursement (other than "soft dollars"), indemnification or revenue-sharing payments made to the Company by any mutual fund organization attributable to the use of such organization's mutual funds as funding vehicles for the Policies or the Post-Closing Policies will be shown as a credit to the Reinsurer on the Accountings.

         3.5 Interim Monthly Accountings. The Company shall provide the Reinsurer with an Interim Monthly Accounting of the Monthly Reserve Adjustment and the amounts contemplated by Sections 3.3 and 3.4 of this Agreement as of the end of each calendar month, no later than fifteen (15) Business Days after the end of such month; provided, however, that the first Interim Monthly Accounting shall be provided to the Reinsurer no later than fifteen (15) Business Days after the end of the month in which the Closing Date fell and the final Interim Monthly Accounting shall be delivered no later than fifteen (15) Business Days after the date on which the Company is no longer providing accounting services under the Transition Services Agreement. The Company shall provide such Accounting in a format that is mutually acceptable to the Company and the Reinsurer.

         3.6 Monthly Accountings. Beginning with and after the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement, the Reinsurer shall provide the Company with a Monthly Accounting of the Monthly Reserve Adjustment and the amounts contemplated by Sections 3.3 and 3.4 of this Agreement as of the end of each calendar month, no later than fifteen (15) Business Days after the end of such month; provided, however, that the first Monthly Accounting shall be provided to the Company no later than fifteen (15) Business Days after the end of the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement and the Reinsurer shall deliver the final Monthly Accounting no later than fifteen (15) Business Days after the Termination Date; provided, further, that in the event that subsequent data or calculations require revision of the final Monthly Accounting, the required revision and any appropriate payments shall be made in cash by the parties five
(5) Business Days after they mutually agree as to the appropriate revision. The Reinsurer shall provide such Accounting in a format that is mutually acceptable to the Company and the Reinsurer.

         3.7 Monthly Payments. If an Accounting reflects a balance due to the party to which the Accounting is delivered, the amount(s) shown as due shall be paid within five (5) Business Days of the delivery of the Accounting. If (a) an Accounting reflects a balance due the party that prepared the Accounting and (b) the party receiving the Accounting does not object to the Accounting within five
(5) Business Days of its delivery, the amount(s) shown as due shall be paid within seven (7) Business Days after the date on which the Accounting was delivered. Any dispute over any amount shown on an Accounting that cannot be amicably resolved by the parties shall be resolved pursuant to the procedures set forth in Article X.

         3.8 Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the three month London Interbank Offering Rate (LIBOR) as published in The Wall Street Journal, Eastern Edition, in effect on the day such payment is due. For purposes of this Section 3.8, a payment will be considered overdue, and such interest will begin to accrue, on the date which is five (5) Business Days after the date such payment is due.

         3.9 Offset Rights. Any debts or credits incurred on and after the Effective Date in favor of or against either the Company or Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

         3.10 Third-Party Reinsurance. In the event the Reinsurer desires to retrocede to any third-party reinsurer (whether or not Affiliated with the Reinsurer) any portion of the Separate Account Liabilities reinsured by it under this Agreement, the Reinsurer shall be responsible for obtaining such retrocessional coverage at its sole expense.

         3.11 Premium Taxes and Assessments. In connection with the Policies and Post-Closing Policies, and except for the DAC tax issues specifically addressed by Article VIII of this Agreement, all matters regarding Taxes or assessments by state guaranty or insolvency or similar associations or funds shall be governed by the Coinsurance Agreement.

                                   ARTICLE IV
                              POLICY ADMINISTRATION

         4.1 Interim Servicing. During the period from the Effective Date through the termination of the Transition Services Agreement with respect to each service provided by the Company thereunder, the Company has agreed to continue to provide certain Policyholder services for the Policies and the Post-Closing Policies.

         4.2 Transfer of Servicing Obligations. On and after the date on which a service is no longer being provided pursuant to the Transition Services Agreement, and pursuant to the Administrative Services Agreement, the Reinsurer has agreed to provide Policyholder service for the Policies, the Post-Closing Policies and the Separate Accounts and to supply to the Company on a timely basis copies of accounting and other records pertaining to such service. The parties hereby agree that the Policies, the Post-Closing Policies and the Separate Accounts shall be administrated pursuant to the Administrative Services Agreement. The Company shall not be obligated to pay any additional monies to Reinsurer for such administrative services.

         4.3 Regulatory Matters. If the Company or the Reinsurer receives notice of, or otherwise becomes aware of any regulatory inquiry, investigation or proceeding relating to the Policies, the Post-Closing Policies or the Separate Accounts, the Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances.

         4.4 Policy Changes. Neither the Company nor the Reinsurer shall make any changes to the Company's policy forms except with the express written consent of the other party (which consent shall not be unreasonably withheld) or if (a) the changes are required by Applicable Law and (b) the Reinsurer gives the Company prior notice in writing of the nature of such required changes in the manner provided by the Administrative Services Agreement.


                                    ARTICLE V
                                   OVERSIGHTS

         5.1 Oversights. Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent. This Agreement shall not become effective unless and until (a) all state insurance regulatory authorities whose approval is required shall have approved this Agreement in writing, and (b) all applicable waiting periods under any federal or state statute or regulation shall have expired or been terminated.

                                   ARTICLE VII
                               DUTY OF COOPERATION

         7.1 Cooperation. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.


                                  ARTICLE VIII
                                     DAC TAX

         8.1 Election. In accordance with Treasury Regulations Section 1.848-2(g)(8), the Company and Reinsurer hereby elect to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

         (a) All uncapitalized terms used herein shall have the meanings set forth in the regulations under Section 848 of the Code.

         (b) The party with net positive consideration under this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of
Section 848(c)(1) of the Code.

         (c) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

         (d) The Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration under this Agreement for the preceding taxable year. This schedule of calculations shall be accompanied by a statement signed by an authorized representative of the Company stating that the Company shall report such net consideration in its federal income tax return for the preceding taxable year.

         (e) The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within thirty (30) days after the date on which the Reinsurer receives the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer shall report the net consideration under this Agreement as determined by the Company in the Reinsurer's federal income tax return for the preceding taxable year.

         (f) If Reinsurer contests the Company's calculation of the net consideration under this Agreement, the parties shall act in good faith to reach an agreement as to the correct amount of net consideration within thirty (30) days after the date on which the Reinsurer submits its alternative calculation. If Reinsurer and the Company reach agreement as to the amount of net consideration under this Agreement, each party shall report such amount in its federal income tax return for the preceding taxable year.

         If, during such period, Reinsurer and the Company are unable to reach agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing reasonably satisfactory to Reinsurer and the Company (who shall not have any material relationship with Reinsurer or the Company), promptly to review (which review shall commence no later than five (5) days after the selection of such independent accountants), this Agreement and the calculations of Reinsurer and the Company for the purpose of calculating the net consideration under this Agreement. In making such calculation, such independent accountants shall consider only those items or amounts in the Company's calculation as to which the Reinsurer has disagreed.

         Such independent accountants shall deliver to Reinsurer and the Company, as promptly as practicable (but no later than sixty (60) days after the commencement of their review), a report setting forth such calculation, which calculation shall result in a net consideration between the amount thereof shown in the Company's calculation delivered pursuant to Section 8.1(d) and the amount thereof shown in Reinsurer's calculation delivered pursuant to Section 8.1(e). Such report shall be final and binding upon Reinsurer and the Company. The fees, costs and expenses of such independent accountant shall be borne (i) by the Company if the difference between the net consideration as calculated by the independent accountants and the Company's calculation delivered pursuant to
Section 8.1(d) is greater than the difference between the net consideration as calculated by the independent accountants and Reinsurer's calculation delivered pursuant to Section 8.1(e), (ii) by the Reinsurer if the first such difference is less than the second such difference, and (iii) otherwise equally by Reinsurer and the Company.

         (g) This election shall be effective for the 1998 taxable year and for all subsequent taxable years for which this Agreement remains in effect.

         (h) Both parties agree to attach a schedule to their respective federal income tax returns for the first taxable year ending after the date on which this election becomes effective which identifies this Agreement as a reinsurance agreement for which an election has been made under Treasury Regulations Section 1.848-2(g)(8).

                                   ARTICLE IX
                          INDEMNIFICATION AND RECAPTURE

         9.1 Reinsurer's Obligation to Indemnify. Subject to any limitation contained in the Asset Purchase Agreement and without prejudice to any indemnity rights under the Coinsurance Agreement, Reinsurer hereby agrees to indemnify, defend and hold harmless the Company and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Company Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Company Indemnified Party arising from: (i) any breach or nonfulfillment by Reinsurer of, or any failure by Reinsurer to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; and (ii) any enforcement of this indemnity.

         9.2 Company's Obligation to Indemnify. Subject to any limitation contained in the Asset Purchase Agreement and without prejudice to any indemnity rights under the Coinsurance Agreement, the Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Reinsurer Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Reinsurer Indemnified Party arising from: (i) any breach or nonfulfillment by the Company of, or any failure by the Company to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; and (ii) any enforcement of this indemnity.

         9.3 Certain Definitions and Procedures. For purposes of this Article IX, "Loss" or "Losses" shall mean actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties. In the event either Reinsurer or the Company shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Sections 9.02, 9.03 and 9.04 of the Asset Purchase Agreement.

         9.4  Recapture Rights.

         (a) Recapture Events. From and after the Closing Date, any of the following occurrences shall constitute an event that entitles the Company to exercise the recapture remedy set forth in this Section 9.4 (individually or collectively, as the context indicates, a "Recapture Event"):

              (i) Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B+, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BB+, and (C) a Moody's Investors Services, Inc. claims-paying ability rating of at least Ba1; or

              (ii) Reinsurer fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31,
                    1997) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) of at least 160 percent; or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio (calculated in accordance with the rules and procedures in effect on the Contract Date) of at least 100 percent; or

              (iii) a petition for insolvency, rehabilitation,
                    conservation, supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction; or

              (iv) this Agreement is terminated in accordance with its terms; or

              (v) within thirty (30) calendar days of the termination of the Administrative Services Agreement in accordance with its terms, (A) Reinsurer does not take all steps necessary to arrange for a third-party administrator acceptable to the Company in its sole discretion, reasonably exercised, to provide all administrative services to be provided pursuant to the terminated Administrative Services Agreement at the cost of Reinsurer or (B) such third-party administrator fails to enter into an administrative service agreement with the Company, satisfactory in form and substance to the Company in its sole discretion, reasonably exercised; or

              (vi)  a Recapture Event occurs pursuant to Section
                    9.07(b)(ix) of the Asset Purchase Agreement; or

              (vii) a Recapture Event occurs  under the Coinsurance
                    Agreement.

The occurrence of any Recapture Event shall entitle the Company to elect recapture remedies hereunder.

         (b)  Notice to The  Company.  The  Reinsurer  shall  provide the
Company with:

              (i)   written notice of any downgrade in the Reinsurer's A.
                    M. Best Company rating or its Standard & Poor's Corporation insurer financial strength rating or its Moody's Investors Services, Inc. claims-paying ability rating within three (3) Business Days after the Reinsurer's receipt of notice of such adjustment;

              (ii)  a written report of the  calculation   of  the
                    Reinsurer's Total Adjusted Capital and Authorized Control Level RBC based on the Risk-Based Capital
                    (RBC) Model Act and/or the rules and procedures in effect as of December 31, 1997 and Standard & Poor's Corporation's capital adequacy ratio (based on the rules and procedures in effect on the Contract Date) as of the end of each calendar quarter within fifteen
                    (15) Business Days after the end of such quarter;

              (iii) written  notice of the  occurrence  of any  Recapture
                    Event  within  two  (2)   Business   Days  after  its
                    occurrence; and

              (iv) not less than annually, a written report, in form reasonably satisfactory to the Company, certifying that no Recapture Event has occurred during the period covered by such report or is continuing as of the last day of such period, together with the appropriate calculations and back up reasonably necessary to substantiate the basis of the Reinsurer's certification.

The Company may, at its own expense, review the Reinsurer's books and records to confirm the risk based capital calculations provided by the Reinsurer pursuant to Section 9.4(b)(ii). In addition, Reinsurer shall (A) cooperate fully with the Company and promptly respond to the Company's inquiries from time to time concerning the Reinsurer's financial condition, operating results and any events, occurrences or other matters which arise on and after the Effective Date and which reasonably relate to the Business or Reinsurer's ability to perform and discharge its obligations under the Asset Purchase Agreement, this Agreement or the Ancillary Agreements and (B) provide to the Company such financial statements, reports, internal control letters and reports prepared by auditors and other third parties, SAS-70 reports and other documents of the Reinsurer as the Company may reasonably request from time to time.

         (c) Recapture. Upon the occurrence of any Recapture Event, the Company may elect to recapture, subject to the terms and conditions set forth below all, but not less than all, of the Policies and the Post-Closing Policies ceded hereunder. The Company shall give the Reinsurer written notice of its election (the "Election Notice") specifying the grounds for the exercise of its remedies pursuant to this Section 9.4, the fact of recapture, and the effective date of recapture. Any recapture by the Company shall not be deemed to have been consummated until (i) the Company has given the Reinsurer an Election Notice pursuant to Section 9.4(c); and (ii) the Company has received payment of the entire Recapture Fee as defined in the Coinsurance Agreement. The Reinsurer shall promptly pay the Company the full amount of the Recapture Fee. Following the consummation of the recapture of Policies and Post-Closing Policies pursuant to this Section 9.4(c), no additional premiums, deposits or other amounts payable under or in connection with such Policies and Post-Closing Policies, including but not limited to all amounts payable to the Reinsurer according to
Article III of this Agreement shall be ceded to the Reinsurer hereunder.

         (d) Resort to Collateral. Notwithstanding the remedies contemplated by this Section 9.4, the other Ancillary Agreements and the Asset Purchase Agreement, the Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under the Asset Purchase Agreement, this Agreement or any other Ancillary Agreement in lieu of exercising the remedies in this Section 9.4, and it shall be no defense to any such claim that the Company might have had recourse to the recapture remedy.

         (e) Certain Remedies. The Company and Reinsurer acknowledge that any damage caused to the Company by reason of the breach by the Reinsurer or any of its successors in interest of this Section 9.4 could not be adequately compensated for in monetary damages alone;

therefore, each party agrees that, in addition to any other remedies at law or otherwise, the Company shall be entitled to specific performance of this Section
9.4 or an injunction to be issued by a court of competent jurisdiction pursuant to Section 13.7 hereof restraining and enjoining any violation of this Section 9.4, in addition to such other equitable or legal remedies as such court may determine. The Company and Reinsurer hereby release, waive and discharge any and all claims and causes of action asserting in any way that any remedy of the Company including, without limitation, the Company's recapture remedy hereunder and under Article IX of the Asset Purchase Agreement is not valid, binding or enforceable. The Company and the Reinsurer are forever estopped and barred from making any such assertion in any context or forum whatsoever.


                                    ARTICLE X
                               DISPUTE RESOLUTION

         10.1 Other Disputes over Calculations. After the Closing Date, any dispute between the parties with respect to the calculation of amounts which are to be calculated, reported, or which may be audited pursuant to this Agreement (other than disputes relating to calculations relating to DAC tax, which shall be resolved in accordance with Article VIII hereof), which cannot be resolved by the parties within sixty (60) calendar days, shall be referred to an independent accounting firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the parties; provided, however, that where the dispute involves an actuarial issue, the dispute shall instead be referred to an independent actuarial firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the parties. There shall be no appeal from the decision made by such firm except that, pursuant to
Section 11.07 of the Asset Purchase Agreement, either party may petition a court having jurisdiction over the parties and subject matter to reduce the arbitrator's decision to judgment. The fees charged by the accounting firm or actuarial firm, as applicable, to resolve the dispute shall be allocated between the Company and the Reinsurer by such firm in accordance with its judgment as to the relative merits of the parties' positions in respect of the dispute.

                                   ARTICLE XI
                                   INSOLVENCY

         11.1 Insolvency Clause. In the event of the insolvency of the Company, all modified coinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the Policies and Post-Closing Policies without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on a Policy or Post-Closing Policy within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.


                                   ARTICLE XII
                                    DURATION

         12.1 Duration. This Agreement shall continue in force until such time that the Reinsurer's liability with respect to all Policies and Post-Closing Policies reinsured hereunder is terminated pursuant to Section 12.2.

         12.2 Reinsurer's Liability. The liability of the Reinsurer under this Agreement with respect to any Policy or Post-Closing Policy will begin simultaneously with that of the Company, but not prior to the Effective Date. The Reinsurer's liability with respect to any Policy will terminate on the earliest of: (a) the date such Policy or Post-Closing Policy is recaptured in accordance with Section 9.4; or (b) the date the Company's liability on such Policy or Post-Closing Policy is terminated in accordance with its terms. Termination of the Reinsurer's liability under clauses (a) and (b) herein is subject to the Company's actual receipt of payments which discharge such liability in full in accordance with the provisions of this Agreement. In no event shall the interpretation of this Section 12.2 imply a unilateral right of the Reinsurer to terminate this Agreement.

         12.3 Survival. Notwithstanding the other provisions of this Article XII, the terms and conditions of Article I, VIII, IX and X and Section 13.2 shall remain in full force and effect after the Termination Date.


                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service or (c) delivered in person to the parties at the following addresses:

                  If to the Company, to:

                           Aetna Life Insurance and Annuity Company
                           151 Farmington Avenue
                           Hartford, Connecticut  06156
                           Attention:  Chief Financial Officer

                  With copies (which shall not constitute notice) to:

                           Aetna Retirement Services, Inc.
                           151 Farmington Avenue
                           Hartford, Connecticut 06156
                           Attention: General Counsel

                           Lord, Bissell & Brook
                           115 South LaSalle Street
                           Chicago, Illinois   60603
                           Attention:  James R. Dwyer

                  If to the Reinsurer, to:

                           The Lincoln National Life Insurance Company
                           1300 South Clinton
                           P.O. Box 1110
                           Fort Wayne, Indiana 46801
                           Attention: Carl Baker


                  With a copy (which shall not constitute notice) to:

                           Sutherland, Asbill & Brennan LLP
                           1275 Pennsylvania Avenue, N.W.
                           Washington, D.C.   20004
                           Attention:  David A. Massey

Either party may change the names or addresses where notice is to be given by providing notice to the other party of such change in accordance with this
Section 13.1.

         13.2 Confidentiality. Each of the parties shall maintain the confidentiality of all information related to the Policies and Post-Closing Policies and all other information denominated as confidential by the other party provided to it in connection with this Agreement, and shall not disclose such information to any third parties without prior written consent of the other party, except as may be permitted by Sections 5.18 and 11.02 of the Asset Purchase Agreement.

         13.3 Entire Agreement. This Agreement, the Coinsurance Agreement, the other Ancillary Agreements, the Asset Purchase Agreement, the other agreements contemplated hereby and thereby, and the Exhibits and the Schedules hereto and thereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto. Except for those matters specifically addressed in Article III of this Agreement, in the event that there is any conflict between the provisions of this Agreement and those of the Coinsurance Agreement, the language of the Coinsurance Agreement shall govern.

         13.4 Waivers and Amendments. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Company and the Reinsurer, respectively.

         13.5 No Third Party Beneficiaries. This Agreement constitutes an indemnity reinsurance agreement solely between the Company and the Reinsurer, and is intended solely for the benefit of the parties hereto and their permitted successors and assigns, and it is not the intention of the parties to confer any rights as a third-party beneficiary to this Agreement upon any other Person as to any other term, condition or provision of this Agreement.

         13.6 Assignment. This Agreement shall not be assigned by either of the parties hereto without the prior written approval of the other party.

         13.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE. ALL ISSUES RELATING TO VENUE AND JURISDICTION SHALL BE GOVERNED BY SECTION 11.07 OF THE ASSET PURCHASE AGREEMENT.

         13.8 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         13.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         13.10 Schedules, Exhibits and Paragraph Headings. Schedules and Exhibits attached hereto are made a part of this Agreement. Paragraph headings are provided for reference purposes only and are not made a part of this Agreement.

         13.11 Expenses. Except as explicitly provided to the contrary herein or in the Asset Purchase Agreement, each party shall be solely responsible for all expenses it incurs in connection with this Agreement or in consummating the transactions contemplated hereby or performing the obligations imposed hereby, including, without limitation, the cost of its attorneys, accountants and other professional advisors.

         13.12 No Prejudice. The parties agree that this Agreement has been jointly negotiated and drafted by the parties hereto and that the terms hereof shall not be construed in favor of or against any party on account of its participation in such negotiations and drafting.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective this ______ day of ______________, 1998.


                                         AETNA LIFE INSURANCE AND
                                         ANNUITY COMPANY


                                         __________________________________
                                         By:

                                         Title:



                                         THE LINCOLN NATIONAL LIFE
                                         INSURANCE COMPANY


                                         __________________________________
                                         By:

                                         Title:

                                    EXHIBIT Q




                         MODIFIED COINSURANCE AGREEMENT

                                   between the

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY


                          (referred to as the Company)

                                       and

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


                         (referred to as the Reinsurer)





                           Dated as of October 1, 1998

                               INDEX OF SCHEDULES



Schedule 1.1(A)        Policy Forms
Schedule 1.1(B)        Separate Account Assets
Schedule 1.1(C)        Separate Accounts

                                TABLE OF CONTENTS





ARTICLE I
         DEFINITIONS..........................................................2

ARTICLE II
         BASIS OF MODIFIED COINSURANCE AND BUSINESS COINSURED.................7
         2.1      Modified Coinsurance........................................7
         2.2      Reinstatements, Conversions and Exchanges...................7
         2.3      Separate Accounts...........................................8
         2.4      Reserves....................................................8
         2.5      Policy Changes or Reductions................................8

ARTICLE III
         RESERVE ADJUSTMENTS; ACCOUNTINGS.....................................8
         3.1      Ceding Commission...........................................8
         3.2      Monthly Reserve Adjustment..................................9
         3.3      Interest on Accrued for Expense Allowance...................9
         3.4      Payments from Mutual Fund Organizations.....................9
         3.5      Interim Monthly Accountings.................................9
         3.6      Monthly Accountings........................................10
         3.8      Delayed Payments...........................................10
         3.9      Offset Rights..............................................11
         3.10     Third-Party Reinsurance....................................11

ARTICLE IV
         POLICY ADMINISTRATION...............................................11
         4.1      Interim Servicing..........................................11
         4.2      Transfer of Servicing Obligations..........................11
         4.3      Regulatory Matters.........................................11
         4.4      Policy Changes.............................................12

ARTICLE V
         OVERSIGHTS..........................................................12
         5.1      Oversights.................................................12

ARTICLE VI
         CONDITIONS PRECEDENT................................................12
         6.1      Conditions Precedent.......................................12

ARTICLE VII
         DUTY OF COOPERATION.................................................13
         7.1      Cooperation................................................13

ARTICLE VIII
         DAC TAX.............................................................13
         8.1      Election...................................................13

ARTICLE IX
         INDEMNIFICATION AND RECAPTURE.......................................15
         9.1      Reinsurer's Obligation to Indemnify........................15
         9.2      Company's Obligation to Indemnify..........................15
         9.3      Certain Definitions and Procedures.........................15
         9.4      Recapture Rights...........................................16

ARTICLE X
         DISPUTE RESOLUTION..................................................19
         10.1     Other Disputes over Calculations...........................19

ARTICLE XI
         INSOLVENCY..........................................................20
         11.1     Insolvency Clause..........................................20

ARTICLE XII
         DURATION............................................................20
         12.1     Duration...................................................20
         12.2     Reinsurer's Liability......................................20
         12.3     Survival...................................................21

ARTICLE XIII
         MISCELLANEOUS.......................................................21
         13.1     Notices....................................................21
         13.2     Confidentiality............................................22
         13.3     Entire Agreement...........................................22
         13.4     Waivers and Amendments.....................................22
         13.5     No Third Party Beneficiaries...............................23
         13.6     Assignment.................................................23
         13.7     Governing Law..............................................23
         13.8     Counterparts...............................................23
         13.9     Severability...............................................23
         13.10    Schedules, Exhibits and Paragraph Headings.................23
         13.11    Expenses...................................................24
         13.12    No Prejudice...............................................24

                         MODIFIED COINSURANCE AGREEMENT

         THIS MODIFIED COINSURANCE AGREEMENT (the "Agreement") made by and between Aetna Life Insurance and Annuity Company, a Connecticut domiciled stock life insurance company (the "Company") and Lincoln Life & Annuity Company of New York, a New York domiciled stock life insurance company (the "Reinsurer").

         WHEREAS, the Company has issued certain Policies (as defined below);

         WHEREAS, the Company, Aetna Life Insurance Company, a Connecticut domiciled stock life insurance company ("ALIC"), the Reinsurer, and The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of the State of Indiana ("LNLIC"), have entered into a Second Amended and Restated Asset Purchase Agreement, dated as of May 21, 1998 (the "Asset Purchase Agreement"), pursuant to which the Reinsurer has agreed to reinsure on a 100% basis all of the liabilities arising under the Policies and Post-Closing Policies (as defined below);

         WHEREAS, pursuant to the Asset Purchase Agreement, the Company and the Reinsurer have entered into a certain Coinsurance Agreement of even date herewith (the "Coinsurance Agreement") pursuant to which, the Company has ceded and the Reinsurer has reinsured on a 100% coinsurance basis the general account liabilities arising under the Policies and Post-Closing Policies;

         WHEREAS, pursuant to the Asset Purchase Agreement, the Company and the Reinsurer wish to supplement the Coinsurance Agreement by providing for the reinsurance by the Reinsurer of the Separate Account Liabilities (as defined below) arising under the Policies and Post-Closing Policies on a 100% modified coinsurance basis in order to achieve 100% reinsurance of all the liabilities arising under the Policies and Post-Closing Policies; and

         WHEREAS, the Company desires that the Reinsurer perform certain administrative functions on behalf of the Company with respect to the Policies and Post-Closing Policies, and the Company, ALIC and Reinsurer have entered into a NY Administrative Services Agreement of even date herewith (the "NY Administrative Services Agreement") pursuant to which the Reinsurer shall provide such administrative services.

         NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Reinsurer agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

         "Accounting" means an Interim Monthly Accounting or a Monthly Accounting, as applicable.

         "Affiliate" means, with respect to any Person, at the time in question, any other Person Controlling, Controlled by or under common Control with such Person. "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, the holding of policyholders' proxies by contract other than a commercial contract for goods or non-management services, or otherwise, unless the power is the result of an official position with or corporate office held by the Person. Except as provided otherwise in this Agreement, control is presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds shareholders' proxies representing 25% or more of the voting securities of any other Person, or holds or controls sufficient policyholders' proxies, or is entitled by contract or otherwise, to nominate, appoint or to elect the majority of the board of directors or comparable governing body of any other Person.

         "ALIAC" means Aetna Life Insurance and Annuity Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "ALIC" means Aetna Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut.

         "Ancillary  Agreements"  means  the  various  agreements   collectively
defined as "Ancillary Agreements" in the Asset Purchase Agreement.

         "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

         "Asset Purchase Agreement" means the Second Amended and Restated Asset Purchase Agreement by and among the Company, ALIC, the Reinsurer and LNLIC, dated as of May 21, 1998.

         "Books and Records" means the originals or copies of all customer lists, policy information, policy forms and rating plans, disclosure and other documents and filings, including statutory filings, required under all Applicable Laws, administrative records, reinsurance records, claim records, sales records, underwriting records, financial records, Tax records and compliance records in the possession or control of the Company and relating principally to the operation of the Business including, without limitation, any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process, but excluding: (a) the Company's original certificate of incorporation, bylaws, corporate seal, licenses to do business, minute books and other corporate records relating to corporate organization and capitalization;
(b) original Tax and corporate accounting records relating to the Business;  and
(c) any records that are subject to attorney-client privilege.

         "Business" means marketing, issuing and administering the Policies in the United States and the other business activities reasonably related thereto, in each case as currently conducted by the Company or, where so specified herein, as to be conducted by the Reinsurer following the Closing Date.

         "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of Connecticut are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

         "Ceding Commission" means the aggregate ceding allowance payable by the Reinsurer to the Company in connection with the reinsurance of the Policies hereunder.

         "Closing" means the closing of the transactions contemplated by this Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Coinsurance Agreement" means the Coinsurance Agreement by and between the Company and the Reinsurer of even date herewith and which is entered into in conjunction with this Agreement in order to give full effect to the Asset Purchase Agreement.

         "Commissions"  means  all  commissions,   expense  allowances,  benefit
credits and other fees and compensation payable to Producers.

         "Connecticut  SAP"  means  the  statutory  accounting   principles  and
practices prescribed or permitted by the Insurance Department of the State of Connecticut.

         "Contract Date" means May 21, 1998.

         "Effective Date" means 12:01 a.m. Eastern Time on October 1, 1998.

         "Election Notice" means a notice given by the Company to the Reinsurer with respect to the exercise of recapture remedy pursuant to Section 9.4 hereof.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means any court, administrative or regulatory agency or commission, or other federal, state or local governmental authority or instrumentality or the National Association of Securities Dealers or national securities exchanges having jurisdiction over any party hereto.

         "Interim Monthly Accounting" means a monthly accounting prepared in accordance with Connecticut SAP and delivered by the Company to the Reinsurer in accordance with the provisions of Section 3.5 hereof.

         "LIBOR" means a rate per annum equal to the three month London Interbank Offered Rate as published in The Wall Street Journal, Eastern Edition.

         "LNLIC" means The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of the State of Indiana.

         "Monthly Accounting" means a monthly accounting prepared in accordance with Connecticut SAP and delivered by the Reinsurer to the Company in accordance with the provisions of Section 3.6 hereof.

         "Monthly  Reserve  Adjustment"  shall  have the  meaning  set  forth in
Section 3.2 hereof.

         "NAIC" means the National Association of Insurance Commissioners.

         "NY  Administrative   Services   Agreement"  means  the  Administrative
Services Agreement by and between the Company, ALIC and the Reinsurer of even date herewith.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Policies" means all of the Company's individual variable life insurance policies, together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and agreements in connection therewith) that were delivered or issued for delivery to policyowners that were New York residents, and which have been issued by the Company in connection with the Business (in accordance with, and as determined by reference to, the Company's historical practices), which policies shall include, but not be limited to (a) all policies issued on the policy forms included in the list of base codes set forth on Schedule 1.1(A) and which: (i) are effected, bound or issued on or prior to the Effective Date; and (ii) are in force as of the Effective Date; or (iii) are subject to being renewed or reinstated in accordance with their terms on the Effective Date; and (b) all individual variable life insurance policies which are required to be issued by the Company prior to or after the Effective Date following the exercise of conversion rights in accordance with the terms of the individual life policies coinsured by the Reinsurer under the Coinsurance Agreement.

         "Policyholders" means policyholders, insureds and assignees under the Policies and Post-Closing Policies.

         "Post-Closing Policies" means the individual variable life insurance policies issued by ALIAC after the Effective Date pursuant to Article V of the Asset Purchase Agreement.

         "Premiums"  means  premiums,   considerations,   deposits  and  similar
receipts with respect to the Policies or Post-Closing Policies.

         "Producers" means all LBMs, MGAs, brokers, agents, general agents, COLI specialty brokers, broker-dealers, producers or other Persons who market or produce the Policies and who (a) have been appointed by the Company, and (b) are entitled to receive Commissions from the Company.

         "Recapture Rights" means the right of the Company to recapture the Policies and Post-Closing Policies pursuant to Section 9.4 hereof.

         "Separate Account Assets " means the assets described on Schedule 1.1(B) hereto which constitute the Separate Accounts.

         "Separate Account Liabilities" means the liabilities or obligations arising under the express terms and conditions of the Policies and Post-Closing Policies, to the extent payable out of the Separate Accounts in accordance with the terms of the Policies and the Post-Closing Policies.

         "Separate Account Reserves" means the reserves associated with the Policies and Post-Closing Policies which are held in the Company's Separate Accounts , determined in accordance with Connecticut SAP.

         "Separate Accounts" means the specific separate accounts of the Company identified in Schedule 1.1(C) hereto.

         "Taxes" (or "Tax" as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), including, without limitation, any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premiums, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto.

         "Termination Date" means the date on which this Agreement is terminated in accordance with the terms and conditions of Article XII hereof.

         "Transition Services Agreement" means the Transition Services Agreement among the Company, ALIC, LNLIC and the Reinsurer.


                                   ARTICLE II
              BASIS OF MODIFIED COINSURANCE AND BUSINESS COINSURED

         2.1 Modified Coinsurance. Subject to the terms and conditions of this Agreement, the Company hereby cedes or retrocedes, as the case may be, on a modified coinsurance basis to the Reinsurer as of the Effective Date, and the Reinsurer hereby accepts and agrees to indemnity reinsure on a modified coinsurance basis as of the Effective Date, one hundred percent (100%) of the Separate Account Liabilities arising under or relating to the Policies and the Post-Closing Policies. This Agreement shall not continue or create any legal relationship whatsoever between the Reinsurer and Persons who own or are insured under the Policies and the Post-Closing Policies. Except as expressly provided herein, this Agreement does not reinsure any policy written by the Company or the Reinsurer after the Effective Date. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated, reduced or recaptured as provided herein.

         2.2 Reinstatements, Conversions and Exchanges. In no event shall the modified coinsurance provided hereunder with respect to a particular Policy be in force and binding unless such Policy is in force and binding as of the Effective Date; provided, however that the Policies and Post-Closing Policies reinsured shall include (a) all Post-Closing Policies; (b) all lapsed or surrendered Policies or Post-Closing Policies reinstated in accordance with their terms on and after the Effective Date; and (c) all Policies or Post-Closing Policies issued on or after the Effective Date pursuant to any option provided under the terms of any policies coinsured by the Reinsurer pursuant to any Ancillary Agreement for the conversion of such policies to a variable individual life insurance policy. Upon the reinstatement of any lapsed or surrendered Policy or Post-Closing Policy, such Policy or Post-Closing Policy shall be automatically reinsured hereunder.

         2.3 Separate Accounts. (a) For each of the Policies and Post-Closing Policies, the amount to be invested on a variable basis in accordance with the terms of such Policies and Post-Closing Policies shall be held by the Company in the Separate Accounts, and all Premiums or other deposits with respect to such Policies and Post-Closing Policies shall be deposited in the Separate Accounts to the extent required by such Policies and Post-Closing Policies.

                  (b) For each of the Policies and Post-Closing Policies, the amount to be paid with respect to surrenders, loans, death benefits or any other amounts to be paid out of the assets of the Separate Accounts in accordance with the terms of such Policies and Post-Closing Policies shall be paid out of such assets.

         2.4 Reserves. The Company shall retain, control and own the Separate Account Reserves and all Separate Account Assets.

         2.5 Policy Changes or Reductions. In the event of a material change in the provisions and conditions of a Policy or a Post-Closing Policy (provided that such change is not in violation of Section 4.4 hereof), a corresponding change in the related modified coinsurance and any appropriate cash adjustments shall be made consistent with the policy change rules of the Company. If the face amount of a Policy or a Post-Closing Policy is reduced or increased, the amount coinsured by the Reinsurer shall be reduced or increased accordingly.


                                   ARTICLE III
                        RESERVE ADJUSTMENTS; ACCOUNTINGS

         3.1 Ceding Commission. The Reinsurer shall pay to the Company on the Closing Date a Ceding Commission in the amount of $6,047,000. The Ceding Commission shall be credited to the Company as a reduction in the amount of cash or cash equivalents included within the Transferred Assets (as defined in the Coinsurance Agreement) to be transferred by the Company to the Reinsurer pursuant to the Coinsurance Agreement. In accordance with Section 2.4 of this Agreement, there shall be no transfer of Separate Account Reserves or Separate Account Assets at the Closing.

         3.2 Monthly Reserve Adjustment. The "Monthly Reserve Adjustment" for any month shall be an amount equal to the Separate Account Reserves at the end of such month, minus (i) the amount transferred from the Company's general account to the Separate Accounts for the Policies and Post-Closing Policies during such month; plus (ii) the amount transferred from the Separate Accounts to the general account for the Policies and Post-Closing Policies during such month, excluding policy charges and fees deducted from the Separate Accounts for the Policies and Post-Closing Policies; minus (iii) the amount equal to the Separate Account Reserves at the end of the month preceding such calendar month; minus (iv) the amount equal to the sum of all earned investment income and capital gains and losses, realized and unrealized, with respect to the Policies and Post-Closing Policies in the Separate Accounts during such calendar month. On a monthly basis, commencing with the month in which the Closing occurs, an amount equal to the Monthly Reserve Adjustment will be shown as a credit to the Reinsurer on the Accountings required by Sections 3.5 and 3.6 below, if the foregoing formula yields a negative amount, or as a credit to the Company on such Accountings, if the foregoing formula yields a positive amount. The Monthly Reserve Adjustment shall be calculated on a pre-tax basis.

         3.3 Interest on Accrued for Expense Allowance. On a monthly basis, commencing with the month in which the Closing occurs, an amount equal to the pre-tax interest on the preceding month "Accrued for Expense Allowance Recognized in Reserves" (as shown on page 3, line 13A of the NAIC Annual Statement Blank Form for 1997) where the interest rate equals 1/12 x [month end 10-year Treasure rate + 75 basis points] will be shown as a credit to the Company on the Accountings.

         3.4 Payments from Mutual Fund Organizations. On a monthly basis, commencing with the month in which the Closing occurs, an amount equal to the pre-tax amount of any expense reimbursement (other than "soft dollars"), indemnification or revenue-sharing payments made to the Company by any mutual fund organization attributable to the use of such organization's mutual funds as funding vehicles for the Policies or the Post-Closing Policies will be shown as a credit to the Reinsurer on the Accountings.

         3.5 Interim Monthly Accountings. The Company shall provide the Reinsurer with an Interim Monthly Accounting of the Monthly Reserve Adjustment and the amounts contemplated by Sections 3.3 and 3.4 of this Agreement as of the end of each calendar month, no later than fifteen (15) Business Days after the end of such month; provided, however, that the first Interim Monthly Accounting shall be provided to the Reinsurer no later than fifteen (15) Business Days after the end of the month in which the Closing Date fell and the final Interim Monthly Accounting shall be delivered no later than fifteen (15) Business Days after the date on which the Company is no longer providing accounting services under the Transition Services Agreement. The Company shall provide such Accounting in a format that is mutually acceptable to the Company and the Reinsurer.

         3.6 Monthly Accountings. Beginning with and after the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement, the Reinsurer shall provide the Company with a Monthly Accounting of the Monthly Reserve Adjustment and the amounts contemplated by Sections 3.3 and 3.4 of this Agreement as of the end of each calendar month, no later than fifteen (15) Business Days after the end of such month; provided, however, that the first Monthly Accounting shall be provided to the Company no later than fifteen (15) Business Days after the end of the first calendar month during which the Company is no longer providing accounting services under the Transition Services Agreement and the Reinsurer shall deliver the final Monthly Accounting no later than fifteen (15) Business Days after the Termination Date; provided, further, that in the event that subsequent data or calculations require revision of the final Monthly Accounting, the required revision and any appropriate payments shall be made in cash by the parties five
(5) Business Days after they mutually agree as to the appropriate revision. The Reinsurer shall provide such Accounting in a format that is mutually acceptable to the Company and the Reinsurer.

         3.7 Monthly Payments. If an Accounting reflects a balance due to the party to which the Accounting is delivered, the amount(s) shown as due shall be paid within five (5) Business Days of the delivery of the Accounting. If (a) an Accounting reflects a balance due the party that prepared the Accounting and (b) the party receiving the Accounting does not object to the Accounting within five
(5) Business Days of its delivery, the amount(s) shown as due shall be paid within seven (7) Business Days after the date on which the Accounting was delivered. Any dispute over any amount shown on an Accounting that cannot be amicably resolved by the parties shall be resolved pursuant to the procedures set forth in Article X.

         3.8 Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the three month London Interbank Offering Rate (LIBOR) as published in The Wall Street Journal, Eastern Edition, in effect on the day such payment is due. For purposes of this Section 3.8, a payment will be considered overdue, and such interest will begin to accrue, on the date which is five (5) Business Days after the date such payment is due.

         3.9 Offset Rights. Any debts or credits incurred on and after the Effective Date in favor of or against either the Company or Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

         3.10 Third-Party Reinsurance. In the event the Reinsurer desires to retrocede to any third-party reinsurer (whether or not Affiliated with the Reinsurer) any portion of the Separate Account Liabilities reinsured by it under this Agreement, the Reinsurer shall be responsible for obtaining such retrocessional coverage at its sole expense.

         3.11 Premium Taxes and Assessments. In connection with the Policies and Post-Closing Policies, and except for the DAC tax issues specifically addressed by Article VIII of this Agreement, all matters regarding Taxes or assessments by state guaranty or insolvency or similar associations or funds shall be governed by the Coinsurance Agreement.

                                   ARTICLE IV
                              POLICY ADMINISTRATION

         4.1 Interim Servicing. During the period from the Effective Date through the termination of the Transition Services Agreement with respect to each service provided by the Company thereunder, the Company has agreed to continue to provide certain Policyholder services for the Policies and the Post-Closing Policies.

         4.2 Transfer of Servicing Obligations. On and after the date on which a service is no longer being provided pursuant to the Transition Services
Agreement, and pursuant to the NY Administrative Services Agreement, the Reinsurer has agreed to provide Policyholder service for the Policies, the Post-Closing Policies and the Separate Accounts and to supply to the Company on a timely basis copies of accounting and other records pertaining to such service. The parties hereby agree that the Policies, the Post-Closing Policies and the Separate Accounts shall be administrated pursuant to the NY Administrative Services Agreement. The Company shall not be obligated to pay any additional monies to Reinsurer for such administrative services.

         4.3 Regulatory Matters. If the Company or the Reinsurer receives notice of, or otherwise becomes aware of any regulatory inquiry, investigation or proceeding relating to the Policies, the Post-Closing Policies or the Separate Accounts, the Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances. The parties recognize that, as the issuing company, the Company retains ultimate responsibility for resolution of the matters described in this Section.

         4.4 Policy Changes. Neither the Company nor the Reinsurer shall make any changes to the Company's policy forms except with the express written consent of the other party (which consent shall not be unreasonably withheld) or if (a) the changes are required by Applicable Law and (b) the Reinsurer gives the Company prior notice in writing of the nature of such required changes in the manner provided by the NY Administrative Services Agreement.


                                    ARTICLE V
                                   OVERSIGHTS

         5.1 Oversights. Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent. This Agreement shall not become effective unless and until (a) all state insurance regulatory authorities whose approval is required shall have approved this Agreement in writing, and (b) all applicable waiting periods under any federal or state statute or regulation shall have expired or been terminated.

                                   ARTICLE VII
                               DUTY OF COOPERATION

         7.1 Cooperation. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.


                                  ARTICLE VIII
                                     DAC TAX

         8.1 Election. In accordance with Treasury Regulations Section 1.848-2(g)(8), the Company and Reinsurer hereby elect to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

         (a) All uncapitalized terms used herein shall have the meanings set forth in the regulations under Section 848 of the Code.

         (b) The party with net positive consideration under this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of
Section 848(c)(1) of the Code.

         (c) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

         (d) The Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration under this Agreement for the preceding taxable year. This schedule of calculations shall be accompanied by a statement signed by an authorized representative of the Company stating that the Company shall report such net consideration in its federal income tax return for the preceding taxable year.

         (e) The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within thirty (30) days after the date on which the Reinsurer receives the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer shall report the net consideration under this Agreement as determined by the Company in the Reinsurer's federal income tax return for the preceding taxable year.

         (f) If Reinsurer contests the Company's calculation of the net consideration under this Agreement, the parties shall act in good faith to reach an agreement as to the correct amount of net consideration within thirty (30) days after the date on which the Reinsurer submits its alternative calculation. If Reinsurer and the Company reach agreement as to the amount of net consideration under this Agreement, each party shall report such amount in its federal income tax return for the preceding taxable year.

         If, during such period, Reinsurer and the Company are unable to reach agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing reasonably satisfactory to Reinsurer and the Company (who shall not have any material relationship with Reinsurer or the Company), promptly to review (which review shall commence no later than five (5) days after the selection of such independent accountants), this Agreement and the calculations of Reinsurer and the Company for the purpose of calculating the net consideration under this Agreement. In making such calculation, such independent accountants shall consider only those items or amounts in the Company's calculation as to which the Reinsurer has disagreed.

         Such independent accountants shall deliver to Reinsurer and the Company, as promptly as practicable (but no later than sixty (60) days after the commencement of their review), a report setting forth such calculation, which calculation shall result in a net consideration between the amount thereof shown in the Company's calculation delivered pursuant to Section 8.1(d) and the amount thereof shown in Reinsurer's calculation delivered pursuant to Section 8.1(e). Such report shall be final and binding upon Reinsurer and the Company. The fees, costs and expenses of such independent accountant shall be borne (i) by the Company if the difference between the net consideration as calculated by the independent accountants and the Company's calculation delivered pursuant to
Section 8.1(d) is greater than the difference between the net consideration as calculated by the independent accountants and Reinsurer's calculation delivered pursuant to Section 8.1(e), (ii) by the Reinsurer if the first such difference is less than the second such difference, and (iii) otherwise equally by Reinsurer and the Company.

         (g) This election shall be effective for the 1998 taxable year and for all subsequent taxable years for which this Agreement remains in effect.

         (h) Both parties agree to attach a schedule to their respective federal income tax returns for the first taxable year ending after the date on which this election becomes effective which identifies this Agreement as a reinsurance agreement for which an election has been made under Treasury Regulations Section 1.848-2(g)(8).

                                   ARTICLE IX
                          INDEMNIFICATION AND RECAPTURE

         9.1 Reinsurer's Obligation to Indemnify. Subject to any limitation contained in the Asset Purchase Agreement and without prejudice to any indemnity rights under the Coinsurance Agreement, Reinsurer hereby agrees to indemnify, defend and hold harmless the Company and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Company Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Company Indemnified Party arising from: (i) any breach or nonfulfillment by Reinsurer of, or any failure by Reinsurer to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; and (ii) any enforcement of this indemnity.

         9.2 Company's Obligation to Indemnify. Subject to any limitation contained in the Asset Purchase Agreement and without prejudice to any indemnity rights under the Coinsurance Agreement, the Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Reinsurer Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Reinsurer Indemnified Party arising from: (i) any breach or nonfulfillment by the Company of, or any failure by the Company to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; and (ii) any enforcement of this indemnity.

         9.3 Certain Definitions and Procedures. For purposes of this Article IX, "Loss" or "Losses" shall mean actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties. In the event either Reinsurer or the Company shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Sections 9.02, 9.03 and 9.04 of the Asset Purchase Agreement.

         9.4      Recapture Rights.

         (a) Recapture Events. From and after the Closing Date, any of the following occurrences shall constitute an event that entitles the Company to exercise the recapture remedy set forth in this Section 9.4 (individually or collectively, as the context indicates, a "Recapture Event"):

                  (i) Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B+, (B) a Standard & Poor's Corporation insurer financial strength rating of at least BB+, and (C) a Moody's Investors Services, Inc. claims-paying ability rating of at least Ba1; or

                  (ii) Reinsurer fails to (A) maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31,
                           1997) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31, 1997) of at least 160 percent; or (B) maintain a Standard & Poor's Corporation's capital adequacy ratio (calculated in accordance with the rules and procedures in effect on the Contract Date) of at least 100 percent; or

                  (iii) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction; or

                  (iv) this Agreement is terminated in accordance with its terms; or

                  (v) within thirty (30) calendar days of the termination of the NY Administrative Services Agreement in accordance with its terms, (A) Reinsurer does not take all steps necessary to arrange for a third-party administrator acceptable to the Company in its sole discretion, reasonably exercised, to provide all administrative services to be provided pursuant to the terminated NY Administrative Services Agreement at the cost of Reinsurer or (B) such third-party administrator fails to enter into an administrative service agreement with the Company, satisfactory in form and substance to the Company in its sole discretion, reasonably exercised; or

                  (vi)     a  Recapture   Event   occurs   pursuant  to  Section
                           9.07(b)(ix) of the Asset Purchase Agreement; or

                  (vii)    a Recapture Event occurs under the Coinsurance
                           Agreement.

The occurrence of any Recapture Event shall entitle the Company to elect recapture remedies hereunder.

         (b) Notice to The Company. The Reinsurer shall provide the Company with:

                  (i)      written notice of any downgrade in the Reinsurer's A.
                           M. Best Company rating or its Standard & Poor's Corporation insurer financial strength rating or its Moody's Investors Services, Inc. claims-paying ability rating within three (3) Business Days after the Reinsurer's receipt of notice of such adjustment;

                  (ii) a written report of the calculation of the Reinsurer's Total Adjusted Capital and Authorized Control Level RBC based on the Risk-Based Capital
                           (RBC) Model Act and/or the rules and procedures in effect as of December 31, 1997 and Standard & Poor's Corporation's capital adequacy ratio (based on the rules and procedures in effect on the Contract Date) as of the end of each calendar quarter within fifteen
                           (15) Business Days after the end of such quarter;

                  (iii)    written  notice of the  occurrence  of any  Recapture
                           Event  within  two  (2)   Business   Days  after  its
                           occurrence; and

                  (iv) not less than annually, a written report, in form reasonably satisfactory to the Company, certifying that no Recapture Event has occurred during the period covered by such report or is continuing as of the last day of such period, together with the appropriate calculations and back up reasonably necessary to substantiate the basis of the Reinsurer's certification.

The Company may, at its own expense, review the Reinsurer's books and records to confirm the risk based capital calculations provided by the Reinsurer pursuant to Section 9.4(b)(ii). In addition, Reinsurer shall (A) cooperate fully with the Company and promptly respond to the Company's inquiries from time to time concerning the Reinsurer's financial condition, operating results and any events, occurrences or other matters which arise on and after the Effective Date and which reasonably relate to the Business or Reinsurer's ability to perform and discharge its obligations under the Asset Purchase Agreement, this Agreement or the Ancillary Agreements and (B) provide to the Company such financial statements, reports, internal control letters and reports prepared by auditors and other third parties, SAS-70 reports and other documents of the Reinsurer as the Company may reasonably request from time to time.

         (c) Recapture. Upon the occurrence of any Recapture Event, the Company may elect to recapture, subject to the terms and conditions set forth below all, but not less than all, of the Policies and the Post-Closing Policies ceded hereunder. The Company shall give the Reinsurer written notice of its election (the "Election Notice") specifying the grounds for the exercise of its remedies pursuant to this Section 9.4, the fact of recapture, and the effective date of recapture. Any recapture by the Company shall not be deemed to have been consummated until (i) the Company has given the Reinsurer an Election Notice pursuant to Section 9.4(c); and (ii) the Company has received payment of the entire Recapture Fee as defined in the Coinsurance Agreement. The Reinsurer shall promptly pay the Company the full amount of the Recapture Fee. Following the consummation of the recapture of Policies and Post-Closing Policies pursuant to this Section 9.4(c), no additional premiums, deposits or other amounts payable under or in connection with such Policies and Post-Closing Policies, including but not limited to all amounts payable to the Reinsurer according to
Article III of this Agreement shall be ceded to the Reinsurer hereunder.

         (d) Resort to Collateral. Notwithstanding the remedies contemplated by this Section 9.4, the other Ancillary Agreements and the Asset Purchase Agreement, the Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under the Asset Purchase Agreement, this Agreement or any other Ancillary Agreement in lieu of exercising the remedies in this Section 9.4, and it shall be no defense to any such claim that the Company might have had recourse to the recapture remedy.

         (e) Certain Remedies. The Company and Reinsurer acknowledge that any damage caused to the Company by reason of the breach by the Reinsurer or any of its successors in interest of this Section 9.4 could not be adequately compensated for in monetary damages alone;

therefore, each party agrees that, in addition to any other remedies at law or otherwise, the Company shall be entitled to specific performance of this Section
9.4 or an injunction to be issued by a court of competent jurisdiction pursuant to Section 13.7 hereof restraining and enjoining any violation of this Section 9.4, in addition to such other equitable or legal remedies as such court may determine. The Company and Reinsurer hereby release, waive and discharge any and all claims and causes of action asserting in any way that any remedy of the Company including, without limitation, the Company's recapture remedy hereunder and under Article IX of the Asset Purchase Agreement is not valid, binding or enforceable. The Company and the Reinsurer are forever estopped and barred from making any such assertion in any context or forum whatsoever.


                                    ARTICLE X
                               DISPUTE RESOLUTION

         10.1 Other Disputes over Calculations. After the Closing Date, any dispute between the parties with respect to the calculation of amounts which are to be calculated, reported, or which may be audited pursuant to this Agreement (other than disputes relating to calculations relating to DAC tax, which shall be resolved in accordance with Article VIII hereof), which cannot be resolved by the parties within sixty (60) calendar days, shall be referred to an independent accounting firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the parties; provided, however, that where the dispute involves an actuarial issue, the dispute shall instead be referred to an independent actuarial firm of national recognized standing (which shall not have any material relationship with the Reinsurer or the Company) mutually agreed to by the parties. There shall be no appeal from the decision made by such firm except that, pursuant to
Section 11.07 of the Asset Purchase Agreement, either party may petition a court having jurisdiction over the parties and subject matter to reduce the arbitrator's decision to judgment. The fees charged by the accounting firm or actuarial firm, as applicable, to resolve the dispute shall be allocated between the Company and the Reinsurer by such firm in accordance with its judgment as to the relative merits of the parties' positions in respect of the dispute.

                                   ARTICLE XI
                                   INSOLVENCY

         11.1 Insolvency Clause. In the event of the insolvency of the Company, all modified coinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the Policies and Post-Closing Policies without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on a Policy or Post-Closing Policy within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.


                                   ARTICLE XII
                                    DURATION

         12.1 Duration. This Agreement shall continue in force until such time that the Reinsurer's liability with respect to all Policies and Post-Closing Policies reinsured hereunder is terminated pursuant to Section 12.2.

         12.2 Reinsurer's Liability. The liability of the Reinsurer under this Agreement with respect to any Policy or Post-Closing Policy will begin simultaneously with that of the Company, but not prior to the Effective Date. The Reinsurer's liability with respect to any Policy will terminate on the earliest of: (a) the date such Policy or Post-Closing Policy is recaptured in accordance with Section 9.4; or (b) the date the Company's liability on such Policy or Post-Closing Policy is terminated in accordance with its terms. Termination of the Reinsurer's liability under clauses (a) and (b) herein is subject to the Company's actual receipt of payments which discharge such liability in full in accordance with the provisions of this Agreement. In no event shall the interpretation of this Section 12.2 imply a unilateral right of the Reinsurer to terminate this Agreement.

         12.3 Survival. Notwithstanding the other provisions of this Article XII, the terms and conditions of Article I, VIII, IX and X and Section 13.2 shall remain in full force and effect after the Termination Date.


                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service or (c) delivered in person to the parties at the following addresses:

                  If to the Company, to:

                           Aetna Life Insurance and Annuity Company
                           151 Farmington Avenue
                           Hartford, Connecticut  06156
                           Attention:  Chief Financial Officer

                  With copies (which shall not constitute notice) to:

                           Aetna Retirement Services, Inc.
                           151 Farmington Avenue
                           Hartford, Connecticut 06156
                           Attention: General Counsel

                           Lord, Bissell & Brook
                           115 South LaSalle Street
                           Chicago, Illinois   60603
                           Attention:  James R. Dwyer

                  If to the Reinsurer, to:

                           Lincoln Life & Annuity Company of New York
                           120 Madison Street, Suite 1700
                           Syracuse, NY 13202
                           Attention: Philip L. Holstein


                  With a copy (which shall not constitute notice) to:

                           Sutherland, Asbill & Brennan LLP
                           1275 Pennsylvania Avenue, N.W.
                           Washington, D.C.   20004
                           Attention:  David A. Massey

Either party may change the names or addresses where notice is to be given by providing notice to the other party of such change in accordance with this
Section 13.1.

         13.2 Confidentiality. Each of the parties shall maintain the confidentiality of all information related to the Policies and Post-Closing Policies and all other information denominated as confidential by the other party provided to it in connection with this Agreement, and shall not disclose such information to any third parties without prior written consent of the other party, except as may be permitted by Sections 5.18 and 11.02 of the Asset Purchase Agreement.

         13.3 Entire Agreement. This Agreement, the Coinsurance Agreement, the other Ancillary Agreements, the Asset Purchase Agreement, the other agreements contemplated hereby and thereby, and the Exhibits and the Schedules hereto and thereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto. Except for those matters specifically addressed in Article III of this Agreement, in the event that there is any conflict between the provisions of this Agreement and those of the Coinsurance Agreement, the language of the Coinsurance Agreement shall govern.

         13.4 Waivers and Amendments. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Company and the Reinsurer, respectively.

         13.5 No Third Party Beneficiaries. This Agreement constitutes an indemnity reinsurance agreement solely between the Company and the Reinsurer, and is intended solely for the benefit of the parties hereto and their permitted successors and assigns, and it is not the intention of the parties to confer any rights as a third-party beneficiary to this Agreement upon any other Person as to any other term, condition or provision of this Agreement.

         13.6 Assignment. This Agreement shall not be assigned by either of the parties hereto without the prior written approval of the other party.

         13.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE. ALL ISSUES RELATING TO VENUE AND JURISDICTION SHALL BE GOVERNED BY SECTION 11.07 OF THE ASSET PURCHASE AGREEMENT.

         13.8 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         13.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         13.10 Schedules, Exhibits and Paragraph Headings. Schedules and Exhibits attached hereto are made a part of this Agreement. Paragraph headings are provided for reference purposes only and are not made a part of this Agreement.

         13.11 Expenses. Except as explicitly provided to the contrary herein or in the Asset Purchase Agreement, each party shall be solely responsible for all expenses it incurs in connection with this Agreement or in consummating the transactions contemplated hereby or performing the obligations imposed hereby, including, without limitation, the cost of its attorneys, accountants and other professional advisors.

         13.12 No Prejudice. The parties agree that this Agreement has been jointly negotiated and drafted by the parties hereto and that the terms hereof shall not be construed in favor of or against any party on account of its participation in such negotiations and drafting.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective this ____ day of _____________, 1998.


                                      AETNA LIFE INSURANCE AND
                                      ANNUITY COMPANY


                                      _________________________________
                                      By:

                                      Title:



                                      LINCOLN LIFE & ANNUITY
                                      COMPANY OF NEW YORK


                                      ________________________________
                                      By:

                                      Title: